The information in this prospectus supplement is subject to completion. These securities may not be sold nor may offers to purchase be accepted prior to the time a final prospectus supplement is delivered. This prospectus supplement is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities, in any jurisdiction where that offer, solicitation or sale is not permitted.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 2004

PROSPECTUS SUPPLEMENT                        (TO PROSPECTUS DATED JUNE 11, 2004)

                          $1,147,860,000 (APPROXIMATE)
           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2004-PWR5
                                    as Issuer

         SERIES 2004-PWR5 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                CLASSES A-1, A-2, A-3, A-4, A-5, X-2, B, C AND D

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  as Depositor

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        NATIONWIDE LIFE INSURANCE COMPANY
                            as Mortgage Loan Sellers

                              -------------------

     We, Bear Stearns Commercial Mortgage Securities Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed above are being offered by this prospectus supplement and the accompanying prospectus. The offered certificates are not obligations of us, any of the mortgage loan sellers, any of our or their respective affiliates or any other person, and are not guaranteed or insured by any person, including any private or governmental insurer.

     The trust fund will consist of a pool of 131 commercial and multifamily first mortgage loans, with an initial mortgage pool balance of approximately
$1,247,674,641.

     The trust fund will issue 23 classes of commercial mortgage pass-through certificates, 9 of which are being offered by this prospectus supplement. The offered certificates will accrue interest from October 1, 2004.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW
CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE S-29 OF
THIS PROSPECTUS SUPPLEMENT AND PAGE 2 IN THE ACCOMPANYING PROSPECTUS.

     This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by our prospectus dated June 11, 2004.

     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               -------------------

     Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Morgan Stanley & Co. Incorporated and Wells Fargo Brokerage
Services, LLC are the underwriters of this offering. Bear, Stearns & Co. Inc.
and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as co-lead and co-bookrunning managers and Morgan Stanley & Co. Incorporated and Wells Fargo
Brokerage Services, LLC will act as co-managers. We will sell the offered certificates to the underwriters, which will sell their respective allotments of those certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about October 19, 2004. We expect to receive from this offering approximately $ in sale proceeds, plus accrued interest on the offered certificates from and including October 1, 2004, before deducting expenses payable by us.

                              -------------------

BEAR, STEARNS & CO. INC.                                    MERRILL LYNCH & CO.

MORGAN STANLEY                               WELLS FARGO BROKERAGE SERVICES, LLC

          The date of this prospectus supplement is October   , 2004.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         Series 2004-PWR5 Commercial Mortgage Pass-Through Certificates
                      Geographic Overview of Mortgage Pool

MASSACHUSETTS                   TENNESSEE                  IDAHO
1 property                      3 properties               1 property
$3,820,059                      $11,294,133                $1,088,231
0.3% of total                   0.9% of total              0.1% of total

CONNECTICUT                     MISSOURI                   UTAH
2 properties                    1 property                 8 properties
$11,428,873                     $3,226,764                 $29,292,564
0.9% of total                   0.3% of total              2.3% of total

RHODE ISLAND                    TEXAS                      NEBRASKA
2 properties                    12 properties              1 property
$20,834,269                     $47,244,723                $14,150,000
1.7% of total                   3.8% of total              1.1% of total

NEW JERSEY                      OKLAHOMA                   IOWA
9 properties                    1 property                 4 properties
$87,791,614                     $2,854,575                 $25,156,725
7.0% of total                   3.8% of total              2.0% of total

DELAWARE                        KANSAS                     MINNESOTA
1 property                      2 properties               3 properties
$15,943,553                     $11,643,275                $5,663,990
1.3% of total                   0.9% of total              0.5% of total

DISTRICT OF COLUMBIA            COLORADO                   WISCONSIN
1 property                      5 properties               1 property
$49,936,265                     $24,372,070                $2,800,000
4.0% of total                   2.0% of total              0.2% of total

MARYLAND                        ARIZONA                    INDIANA
2 properties                    6 properties               4 properties
$59,113,011                     $17,962,455                $16,611,417
4.7% of total                   1.4% of total              1.3% of total

VIRGINIA                        SOUTHERN CALIFORNIA        MICHIGAN
2 properties                    13 properties              4 properties
$100,056,322                    $143,283,119               $38,157,885
8.0% of total                   11.5% of total             3.1% of total

NORTH CAROLINA                  NORTHERN CALIFORNIA        OHIO
6 properties                    19 properties              6 properties
$64,227,045                     $96,863,030                $65,358,393
5.1% of total                   7.8% of total              5.2% of total

SOUTH CAROLINA                  NEVADA                     PENNSYLVANIA
1 property                      1 property                 1 property
$17,371,400                     $9,777,870                 $14,500,000
1.4% of total                   0.8% of total              1.2% of total

GEORGIA                         OREGON                     NEW YORK
3 properties                    1 property                 5 properties
$18,101,015                     $1,623,537                 $75,545,117
1.5% of total                   0.1% of total              6.1% of total

FLORIDA                         ALASKA                     NEW HAMPSHIRE
4 properties                    2 properties               1 property
$27,733,849                     $15,377,184                $12,800,000
2.2% of total                   1.2% of total              1.0% of total

KENTUCKY                        WASHINGTON
1 property                      6 properties
$54,795,000                     $29,875,309
4.4% of total                   2.4% of total

--------------------------------------------------
[ ]  (less than) 1.00% of Cut-Off Date Balance
[ ]  1.00% - 5.00% of Cut-Off Date Balance
[ ]  5.01% - 10.00% of Cut-Off Date Balance
[ ]  (greater than) 10.00% of Cut-Off Date Balance
--------------------------------------------------

                                             THE SUMMIT LOUISVILLE

                                             [PICTURE OMITTED]

                                             Louisville, KY

2941 FAIRVIEW PARK DRIVE

[PICTURE OMITTED]

Falls Church, VA

                                             REISTERTOWN PLAZA

                                             [PICTURE OMITTED]

                                             Baltimore, MD

LINCOLN SQUARE

[PICTURE OMITTED]

Washington, DC

                                             GATEWAY CENTER IV

                                             [PICTURE OMITTED]

                                             Newark, NJ

SYCAMORE PLAZA

[PICTURE OMITTED]

Cincinnati, OH

                                             EVERGREEN A PORTFOLIO -
                                             10730 INTERNATIONAL DRIVE

WORLD APPAREL CENTER                         [PICTURE OMITTED]

[PICTURE OMITTED]                            Various, CA

New York, NY

                                             FULLERTON METROCENTER

                                             [PICTURE OMITTED]

                                             Fullerton, CA

TORREY HIGHLANDS VILLAGE CENTER              NEW HAMPSHIRE TOWER

[PICTURE OMITTED]                            [PICTURE OMITTED]

San Diego, CA                                Manchester, NH

LA JOLLA GALLERIA                            WINSLOW BAY COMMONS

[PICTURE OMITTED]                            [PICTURE OMITTED]

La Jolla, CA                                 Mooresville, NC

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

                              PROSPECTUS SUPPLEMENT
                              ---------------------

Important Notice About Information Presented in this Prospectus Supplement

Servicing of the Mortgage Loans Under the Series 2004-PWR5 Pooling and
   Servicing Agreement.....................................................S-113
Intercreditor and Servicing Arrangements Regarding the Non-Trust-Serviced

Schedule A:       Amortization Schedules..................................Sch -1

Schedule B:       IO Reference Rates......................................Sch -8

Appendix A:       Mortgage Pool Information (Tables).........................A-1

Appendix B:       Certain Characteristics of the Mortgage Loans and

                              --------------------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the offered certificates is provided in two separate documents that progressively provide more detail:

         o   the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

         o   this prospectus supplement, which describes the specific terms of your class of offered certificates.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus before investing in any of the offered certificates.

         No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus supplement or the accompanying prospectus and, if given or made, that information or representation must not be relied upon as having been authorized by us or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates in any jurisdiction to any person to whom it is unlawful to make those offers in that jurisdiction. Neither the delivery of this prospectus supplement nor any sale made under this prospectus supplement shall, under any circumstances, create an implication that the information in this prospectus supplement is correct as of any time subsequent to the date hereof or that there has been no change in our affairs since the date hereof.

         If the description of the offered certificates varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page S-3 and the table of contents in the accompanying prospectus on page ii. You can find the definitions of capitalized terms that are used in this prospectus supplement under the caption
"Glossary" beginning on page S-150 in this prospectus supplement and the definitions of capitalized terms that are used in the accompanying prospectus under the caption "Glossary" beginning on page 108 in the accompanying prospectus.

         In this prospectus supplement, the terms "depositor", "we" and "us"
refer to Bear Stearns Commercial Mortgage Securities Inc.

         The series 2004-PWR5 certificates are not obligations of us or any of our affiliates.

                      WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement, including the accompanying prospectus and a form of this prospectus supplement. The accompanying prospectus and this prospectus supplement do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in the accompanying prospectus and this prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits to the registration statement can be inspected and copied at prescribed rates at the Public Reference Room of the SEC at 450 Fifth Street, N.W.,
Washington, D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of the World Wide Web site is http://www.sec.gov.

                                      S-4

         The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of the accompanying prospectus and this prospectus supplement. Information that we file later with the SEC will automatically update the information in the accompanying prospectus and this prospectus supplement. In all cases, you should rely on the later information over different information included in the accompanying prospectus or this prospectus supplement. We incorporate by reference any future annual, monthly and special reports and proxy materials filed with respect to the trust fund until we terminate offering the offered certificates. We have determined that our financial statements are not material to the offering of any of the offered certificates. See "Financial Information" in the accompanying prospectus. As a recipient of this prospectus supplement, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling: Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue,
New York, New York 10179; Attention: J. Christopher Hoeffel, (212) 272-2000.

                              --------------------

                   NOTICES TO RESIDENTS OF THE UNITED KINGDOM

         The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and,
as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

         The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all
such persons together being referred to as "PCIS Persons" and, together with the
FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

         Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund described in this prospectus supplement and that compensation will not be available under the United Kingdom
Financial Services Compensation Scheme.

                              --------------------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

         Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                              --------------------

                                      S-5

                                     SUMMARY

         The following summary is a short description of the main terms of the offered certificates and the pooled mortgage loans. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the pooled mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus.

                  OVERVIEW OF THE SERIES 2004-PWR5 CERTIFICATES

         The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2004-PWR5 Commercial
Mortgage Pass-Through Certificates. The series 2004-PWR5 certificates will consist of 23 classes. The immediately following table identifies and specifies various characteristics for those classes of series 2004-PWR5 certificates that bear interest.

         SERIES 2004-PWR5 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                                        APPROX. %
                                        APPROX. %        APPROX.        OF INITIAL                INITIAL   WEIGHTED
                                         TOTAL       INITIAL TOTAL      MORTGAGE   PASS-THROUGH    PASS-    AVERAGE     PRINCIPAL /
                         RATINGS         CREDIT     PRINCIPAL BALANCE      POOL         RATE      THROUGH    LIFE        NOTIONAL
CLASS              MOODY'S/FITCH/DBRS    SUPPORT   OR NOTIONAL AMOUNT    BALANCE    DESCRIPTION    RATE     (YEARS)       WINDOW
-----              ------------------    -------   ------------------    -------    -----------    ----     -------       ------

Offered Certificates
A-1                    Aaa/AAA/AAA       12.750%      $   108,000,000     8.656%                      %       2.95     11/04 -  7/09
A-2                    Aaa/AAA/AAA       12.750%      $   157,000,000    12.583%                      %       5.19      7/09 - 11/10
A-3                    Aaa/AAA/AAA       12.750%      $   135,000,000    10.820%                      %       6.69     11/10 -  1/12
A-4                    Aaa/AAA/AAA       12.750%      $    97,000,000     7.774%                      %       8.49      1/12 - 12/13
A-5                    Aaa/AAA/AAA       12.750%      $   591,596,000    47.416%                      %       9.72     12/13 -  9/14
X-2                    Aaa/AAA/AAA         N/A        $ 1,208,110,000        N/A                      %       5.86    10/05 -  10/12
B                       Aa2/AA/AA        10.375%      $    29,632,000     2.375%                      %       9.90      9/14 - 10/14
C                   Aa3/AA-/AA (low)     9.625%       $     9,357,000     0.750%                      %       9.98     10/14 - 10/14
D                        A2/A/A          8.000%       $    20,275,000     1.625%                      %       9.98     10/14 - 10/14

Certificates Not Offered
X-1                    Aaa/AAA/AAA         N/A        $ 1,247,674,641        N/A                      %       8.43     11/04 -  8/24
E                     A3/A-/A (low)      6.875%       $    14,037,000     1.125%                      %       9.98     10/14 - 10/14
F                 Baa1/BBB+/BBB (high)   5.625%       $    15,595,000     1.250%                      %      10.49     10/14 -  7/16
G                     Baa2/BBB/BBB       4.875%       $     9,358,000     0.750%                      %      12.57      7/16 - 3/18
H                  Baa3/BBB-/BBB (low)   3.375%       $    18,715,000     1.500%                      %      14.28      3/18 -  4/19
J                   Ba1/BB+/BB (high)    3.000%       $     4,679,000     0.375%                      %      14.48      4/19 -  4/19
K                       Ba2/BB/BB        2.625%       $     4,679,000     0.375%                      %      14.48      4/19 -  4/19
L                   Ba3/BB-/BB (low)     2.125%       $     6,238,000     0.500%                      %      14.48      4/19 -  4/19
M                    B1/B+/B (high)      1.750%       $     4,679,000     0.375%                      %      14.48      4/19 -  4/19
N                        B2/B/B          1.375%       $     4,679,000     0.375%                      %      14.48      4/19 -  4/19
P                     B3/B-/B (low)      1.125%       $     3,119,000     0.250%                      %      14.48      4/19 -  4/19
Q                          N/A           0.000%       $    14,036,641     1.125%                      %      16.48      4/19 -  8/24

         In reviewing the foregoing table, prospective investors should note that--

         o   The class A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G, H, J, K, L, M,
             N, P and Q certificates will, in the case of each of those classes, bear interest at one of the following rates: (a) a fixed rate per annum (described in the table as "Fixed"); (b) a variable rate
             (described in the table as "WAC Cap") equal to the lesser of (1) a fixed rate per annum, and (2) the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time; (c) a variable rate (described in the table as "WAC")
             equal to the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time; or (d) a variable rate (described in the table as "WAC

                                      S-6

             - X%") equal to the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus a specified percentage.

         o   The class A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G, H, J, K, L, M,
             N, P and Q certificates are the only series 2004-PWR5 certificates with principal balances. The class X-1 and X-2 certificates do not have principal balances. They are interest-only certificates and will accrue interest on a notional amount. The class X-1
             certificates will have a total notional amount equal to the total principal balance of the certificates with principal balances outstanding from time to time. The class X-2 certificates will have a total notional amount equal to the total principal balance of specified classes of those principal balance certificates or components of those classes and those classes or components and their principal balances will vary over time.

         o   The actual total principal balance or notional amount, as
             applicable, of any class of series 2004-PWR5 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

         o   The ratings shown in the table are those of Moody's Investor
             Services, Inc., Fitch, Inc. and Dominion Bond Rating Service, Inc.,
             respectively. The rated final distribution date for the
             certificates is the distribution date in July 2042.

         o   The percentages indicated under the column "Approx. % Total Credit
             Support" with respect to the class A-1, A-2, A-3, A-4 and A-5 certificates represent the approximate credit support for the class
             A-1, A-2, A-3, A-4 and A-5 certificates, collectively.

         o   The pass-through rates for the class , , and certificates will remain fixed at the initial pass-through rate for the respective class. The pass-through rates for the class , , and certificates will equal the lesser of the initial pass-through rate for the respective class and the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time. The pass-through rates for the class , , and certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus a specified percentage. The pass-through rates for the class , , and certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time. The pass-through rates for the class X-1 and X-2
             certificates are variable rates (which are described in the table as "Variable IO") that are described in detail under "Description of the Offered Certificates--Distributions--Calculation of
             Pass-Through Rates" in this prospectus supplement. In the case of the class X-1 and X-2 certificates and each other class of certificates for which the pass-through rate is based upon or equal to the weighted average of the adjusted net mortgage rate of the pooled mortgage loans, the initial pass-through rate listed in the table is approximate. The manner of the calculation of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time is described under the heading
             "Description of the Offered
             Certificates--Distributions--Calculation of Pass-Through Rates" in
             this prospectus supplement.

         o   As to any given class of certificates with a principal balance or notional amount, the weighted average life is the average amount of time in years between the assumed settlement date for the
             certificates and the payment of each dollar of principal or the reduction of each dollar of notional amount (as applicable) of that class of certificates.

         o   As to any given class of certificates with a principal balance, the principal window is the period during which holders of those certificates would receive distributions of principal. As to the class X-1 and X-2 certificates, the notional window is the period during which the notional amount would be reduced.

                                      S-7

         o   The weighted average lives and principal/notional windows presented in the table above have been calculated based on, among others, the assumptions that (i) each pooled mortgage loan with an anticipated repayment date is paid in full on that date, (ii) no pooled mortgage loan is otherwise prepaid prior to maturity (0% CPR),
             (iii) no defaults or losses occur with respect to the pooled mortgage loans and (iv) no extensions of maturity dates of mortgage loans occur. See "Yield and Maturity Considerations--Weighted
             Average Life" in this prospectus supplement.

         o   The series 2004-PWR5 certificates will also include the class R and
             V certificates, which are not presented in the table. The class R and V certificates do not have principal balances or notional amounts and do not accrue interest. The class R and V certificates are not offered by this prospectus supplement.

                                RELEVANT PARTIES

DEPOSITOR...........................  Bear Stearns Commercial Mortgage
                                      Securities Inc. Our principal executive
                                      offices are located at 383 Madison Avenue,
                                      New York, New York 10179, and our
                                      telephone number is (212) 272-2000.

MASTER SERVICERS....................  Prudential Asset Resources, Inc. with respect to those pooled mortgage loans
                                      sold by Prudential Mortgage Capital
                                      Funding, LLC to us for deposit into the
                                      trust fund.

                                      Wells Fargo Bank, National Association
                                      with respect to those pooled mortgage
                                      loans sold by it, Bear Stearns Commercial
                                      Mortgage, Inc. and Nationwide Life
                                      Insurance Company to us for deposit into
                                      the trust fund, except as discussed under
                                      "Intercreditor and Servicing Arrangements
                                      Regarding the Non-Trust-Serviced Pooled
                                      Mortgage Loans" in this prospectus
                                      supplement. Wells Fargo Bank, National
                                      Association also will act as certificate
                                      administrator, tax administrator and
                                      certificate registrar under the series
                                      2004-PWR5 pooling and servicing agreement.

                                      Prudential Asset Resources, Inc., will
                                      also act as servicer report administrator
                                      and in that capacity will be responsible
                                      for the assembly and combination of
                                      various reports prepared by the special
                                      servicer and the other master servicer.

                                      When we refer in this prospectus
                                      supplement to a master servicer in
                                      relation to one or more of the mortgage
                                      loans, we mean the applicable master
                                      servicer for those mortgage loans as
                                      identified above.

SPECIAL SERVICER....................  Midland Loan Services, Inc. with respect to all of the pooled mortgage loans,
                                      except as discussed under "Intercreditor
                                      and Servicing Arrangements Regarding the
                                      Non-Trust-Serviced Pooled Mortgage Loans".

PRIMARY SERVICER....................  Nationwide Life Insurance Company with respect to all of the pooled mortgage
                                      loans sold by it to us for deposit into
                                      the trust fund.

CERTIFICATE ADMINISTRATOR, TAX
ADMINISTRATOR AND CERTIFICATE
REGISTRAR...........................  Wells Fargo Bank, National Association,
                                      which will also act as one of the master
                                      servicers.

                                      S-8

TRUSTEE.............................  LaSalle Bank National Association, a
                                      national banking association.

FISCAL AGENT........................  ABN AMRO Bank N.V.

MORTGAGE LOAN SELLERS...............  Bear Stearns Commercial Mortgage, Inc., as
                                      to 25 pooled mortgage loans, representing
                                      41.9% of the initial mortgage pool
                                      balance.

                                      Prudential Mortgage Capital Funding, LLC,
                                      as to 33 pooled mortgage loans,
                                      representing 27.1% of the initial mortgage
                                      pool balance.

                                      Wells Fargo Bank, National Association, as
                                      to 63 pooled mortgage loans, representing
                                      26.2% of the initial mortgage pool
                                      balance.

                                      Nationwide Life Insurance Company, as to
                                      10 pooled mortgage loans, representing
                                      4.8% of the initial mortgage pool balance.

UNDERWRITERS........................  Bear, Stearns & Co. Inc., Merrill Lynch,
                                      Pierce, Fenner & Smith Incorporated,
                                      Morgan Stanley & Co. Incorporated and
                                      Wells Fargo Brokerage Services, LLC are
                                      the underwriters of this offering. Bear,
                                      Stearns & Co. Inc. and Merrill Lynch,
                                      Pierce, Fenner & Smith Incorporated will
                                      act as co-lead and co-bookrunning managers
                                      and Morgan Stanley & Co. Incorporated and
                                      Wells Fargo Brokerage Services, LLC will
                                      act as co-managers.

SERIES 2004-PWR5 CONTROLLING CLASS
REPRESENTATIVE......................  At any time of determination, the holder of the majority interest in the most
                                      subordinate class of principal balance
                                      certificates that has a total principal
                                      balance at least equal to 25% of its total
                                      initial principal balance (or, if no class
                                      satisfies that condition, the holder of
                                      the majority interest in the most
                                      subordinate class of principal balance
                                      certificates then outstanding) will be
                                      entitled to appoint a representative that
                                      generally will be entitled to--

                                      o  replace the special servicer, and

                                      o  direct the special servicer with
                                         respect to various special servicing
                                         matters as to the pooled mortgage
                                         loans.

                                      Notwithstanding the foregoing, the series
                                      2004-PWR5 controlling class representative
                                      will generally not have the right to
                                      direct any servicing actions relating to
                                      the Lincoln Square mortgage loans or the
                                      World Apparel Center mortgage loans, which
                                      are principally serviced and administered
                                      under the respective pooling and servicing
                                      agreements for two other commercial
                                      mortgage securitizations. However, to the
                                      extent that the trust as the holder of the
                                      related pooled mortgage loans is entitled
                                      to consult with or consent to proposed
                                      actions of the applicable servicer or
                                      special servicer under the respective
                                      other pooling and servicing agreement with
                                      respect to servicing-related actions, then
                                      the series 2004-PWR5 controlling class
                                      representative will generally be entitled
                                      to exercise those rights on behalf of the
                                      trust. See "Servicing of the Mortgage
                                      Loans Under the Series 2004-PWR5 Pooling
                                      and Servicing Agreement--The Series
                                      2004-PWR5 Controlling Class
                                      Representative" and "Intercreditor and
                                      Servicing Arrangements Regarding the
                                      Non-Trust-Serviced Pooled Mortgage Loans".

                                      S-9

                                      It is expected that Citigroup Alternative
                                      Investments LLC will be the initial
                                      representative of the series 2004-PWR5
                                      controlling class.

OTHER NOTEHOLDERS...................  The mortgaged properties identified on
                                      Appendix B to this prospectus supplement
                                      as Lincoln Square and World Apparel Center
                                      each secures both a pooled mortgage loan
                                      and one or more other mortgage loans that
                                      are pari passu in right of payment with
                                      that pooled mortgage loan. Those loan
                                      groups are principally serviced and
                                      administered under the respective pooling
                                      and servicing agreement for two other
                                      commercial mortgage securitizations. In
                                      the case of the Lincoln Square mortgage
                                      loans, one or more parties specified in
                                      the applicable other pooling and servicing
                                      agreement have the right to approve
                                      certain material servicing decisions and
                                      appoint or replace the party that performs
                                      special servicing duties, as well as the
                                      option to purchase one or more of the
                                      loans in that loan group (including the
                                      related pooled mortgage loan) if those
                                      loans become defaulted. In addition, the
                                      trust (as holder of the Lincoln Square
                                      pooled mortgage loan) and the holder of
                                      each Lincoln Square non-pooled pari passu
                                      companion loan have the right to consult
                                      with the master servicer or special
                                      servicer of the Lincoln Square loan group
                                      with respect to certain servicing
                                      decisions. In the case of the World
                                      Apparel Center mortgage loans, one or more
                                      parties specified in the applicable other
                                      pooling and servicing agreement have the
                                      right to appoint or replace the party that
                                      performs special servicing duties, subject
                                      to consultation rights in favor of the
                                      trust as the holder of the related pooled
                                      mortgage loan. In addition, the holders of
                                      the World Apparel Center mortgage loans
                                      representing a majority of the principal
                                      amount of those loans have the right to
                                      consult, direct and/or advise with respect
                                      to material servicing decisions. The
                                      series 2004-PWR5 controlling class
                                      representative will be entitled (with
                                      limited exceptions) to exercise the right
                                      of the trust to be consulted with respect
                                      to the appointment of that special
                                      servicer and the right of the trust to be
                                      a member of that group of majority
                                      holders.

                                      See "Intercreditor and Servicing
                                      Arrangements Regarding the
                                      Non-Trust-Serviced Pooled Mortgage Loans"
                                      in this prospectus supplement.

                                      Notwithstanding the foregoing, references
                                      in this prospectus supplement to the
                                      applicable master servicer and the special
                                      servicer will mean the applicable master
                                      servicer and the special servicer,
                                      respectively, under the series 2004-PWR5
                                      pooling and servicing agreement unless the
                                      context clearly indicates otherwise.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE........................  The pooled mortgage loans will be considered part of the trust fund as of
                                      their respective cut-off dates. The
                                      cut-off date with respect to each pooled
                                      mortgage loan is the due date for the
                                      monthly debt service payment that is due
                                      in October 2004 (or, in the case of any
                                      mortgage loan that has its first due date
                                      in November 2004, the date that would have
                                      been its due date in October 2004 under
                                      the terms of such mortgage loan if a
                                      monthly payment were scheduled to be due
                                      in such month). All payments and
                                      collections received on the pooled
                                      mortgage loans after their respective
                                      cut-off dates, excluding any payments or

                                      S-10

                                      collections that represent amounts due on
                                      or before that date, will belong to the
                                      trust fund.

ISSUE DATE..........................  The date of initial issuance for the series 2004-PWR5 certificates will be on
                                      or about October 19, 2004.

DETERMINATION DATE..................  The monthly cut-off for information regarding the pooled mortgage loans that
                                      must be reported to the holders of the
                                      series 2004-PWR5 certificates on any
                                      distribution date will be the close of
                                      business on the determination date in the
                                      same calendar month as that distribution
                                      date. In any given calendar month, the
                                      determination date will be the fifth
                                      business day prior to the related
                                      distribution date.

DISTRIBUTION DATE...................  Distributions on the series 2004-PWR5 certificates are scheduled to occur on the
                                      11th calendar day of each month, or, if
                                      that day is not a business day, then the
                                      next succeeding business day, commencing
                                      in November 2004.

RECORD DATE.........................  The record date for each monthly distribution on the series 2004-PWR5
                                      certificates will be the last business day
                                      of the prior calendar month, except as may
                                      otherwise be set forth in this prospectus
                                      supplement with regard to final
                                      distributions.

COLLECTION PERIOD...................  Amounts available for distribution on the series 2004-PWR5 certificates on any
                                      distribution date will depend on the
                                      payments and other collections received on
                                      or with respect to the pooled mortgage
                                      loans during the related collection
                                      period, and any advances of payments due
                                      (without regard to grace periods) on or
                                      with respect to the pooled mortgage loans
                                      in the month in which the distribution
                                      date occurs. In general, each collection
                                      period--

                                      o  will relate to a particular
                                         distribution date,

                                      o  will be approximately one month long,

                                      o  will begin when the prior collection
                                         period ends or, in the case of the
                                         first collection period, will begin as
                                         of the respective cut-off dates for the
                                         mortgage loans, and

                                      o  will end at the close of business on
                                         the determination date immediately
                                         preceding the related distribution
                                         date.

INTEREST ACCRUAL PERIOD.............  The interest accrual period for each distribution date will be the calendar
                                      month immediately preceding the month in
                                      which that distribution date occurs.

ASSUMED FINAL DISTRIBUTION DATES....  The distribution date on which each class of offered certificates is expected to be
                                      paid in full, assuming no delinquencies,
                                      losses, modifications, extensions of
                                      maturity dates, repurchases or, except as
                                      contemplated by the next sentence,
                                      prepayments of the pooled mortgage loans
                                      after the initial issuance of the
                                      certificates, is set forth opposite that
                                      class in the table below. For purposes of
                                      the table, each pooled mortgage loan with
                                      an anticipated repayment date is assumed
                                      to repay in full on its anticipated
                                      repayment date.

                                      S-11

                                                                  MONTH OF
                                                               ASSUMED FINAL
                                      CLASS                  DISTRIBUTION DATE
                                      -----                  -----------------
                                       A-1                       July 2009
                                       A-2                     November 2010
                                       A-3                      January 2012
                                       A-4                     December 2013
                                       A-5                     September 2014
                                       X-2                      October 2012
                                        B                       October 2014
                                        C                       October 2014
                                        D                       October 2014

RATED FINAL DISTRIBUTION DATE.......  The ratings of each class of offered certificates address the likelihood of the
                                      timely payment of interest and the
                                      ultimate payment of principal, if any, due
                                      on the certificates of that class on or
                                      before the distribution date in July 2042.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL.............................  The trust fund will issue 23 classes of the series 2004-PWR5 certificates with an
                                      approximate total principal balance at
                                      initial issuance equal to $1,247,674,641.
                                      Only the class A-1, A-2, A-3, A-4, A-5,
                                      X-2, B, C and D certificates are being
                                      offered by this prospectus supplement. The
                                      remaining classes of the series 2004-PWR5
                                      certificates (other than the class R and V
                                      certificates) will be offered separately
                                      in a private offering.

DENOMINATIONS.......................  We intend to deliver the offered certificates in minimum denominations of
                                      $1,000,000, in the case of the class X-2
                                      certificates, $25,000, in the case of the
                                      class A-1, A-2, A-3, A-4 and A-5
                                      certificates, and $100,000, in the case of
                                      the class B, C and D certificates.
                                      Investments in excess of the minimum
                                      denominations may be made in multiples of
                                      $1.

CLEARANCE AND SETTLEMENT............  You will hold your offered certificates in book-entry form through The Depository
                                      Trust Company, in the United States, or
                                      Clearstream Banking, societe anonyme or
                                      Euroclear Bank as operator of The
                                      Euroclear System, in Europe. As a result,
                                      you will not receive a fully registered
                                      physical certificate representing your
                                      interest in any offered certificate,
                                      except under the limited circumstances
                                      described under "Description of the
                                      Certificates--Book-Entry Registration and
                                      Definitive Certificates" in the
                                      accompanying prospectus.

CERTIFICATE PRINCIPAL BALANCES
AND CERTIFICATE NOTIONAL
AMOUNTS.............................  The class A-1, A-2, A-3, A-4, A-5, B, C,
                                      D, E, F, G, H, J, K, L, M, N, P and Q
                                      certificates will be the series 2004-PWR5
                                      certificates with principal balances and
                                      are sometimes referred to as the series
                                      2004-PWR5 principal balance certificates.
                                      The table appearing under the caption
                                      "--Overview of the Series 2004-PWR5
                                      Certificates" above identifies the
                                      approximate total principal balance of
                                      each class of series 2004-PWR5 principal
                                      balance certificates at initial issuance,
                                      subject to a variance which depends on,
                                      among other things, the actual size of the

                                      S-12

                                      initial mortgage pool balance. The actual
                                      size of the initial mortgage pool balance
                                      is subject to a variance of plus or minus
                                      5%. The total principal balance of each
                                      class of series 2004-PWR5 principal
                                      balance certificates will be reduced on
                                      each distribution date by the amount of
                                      any distributions of principal actually
                                      made on, and any losses actually allocated
                                      to, that class of certificates on that
                                      distribution date.

                                      The class X-1 and X-2 certificates will
                                      not have principal balances and the
                                      holders of those classes will not be
                                      entitled to distributions of principal.
                                      For purposes of calculating the amount of
                                      accrued interest with respect to those
                                      certificates, however, each of those
                                      classes will have a notional amount. The
                                      table appearing under the caption
                                      "--Overview of the Series 2004-PWR5
                                      Certificates" above identifies the
                                      approximate total notional amount of the
                                      class X-1 and X-2 certificates at initial
                                      issuance, subject to a variance which
                                      depends on, among other things, the actual
                                      size of the initial mortgage pool balance.
                                      The actual size of the initial mortgage
                                      pool balance is subject to a variance of
                                      plus or minus 5%.

                                      The total notional amount of the class X-1
                                      certificates will equal the total
                                      principal balance of the series 2004-PWR5
                                      principal balance certificates outstanding
                                      from time to time. The total notional
                                      amount of the class X-1 certificates will
                                      be reduced on each distribution date by
                                      the amount of any distributions of
                                      principal actually made on, and any losses
                                      actually allocated to, any class of series
                                      2004-PWR5 principal balance certificates
                                      on that distribution date.

                                      The total notional amount of the class X-2
                                      certificates for any interest accrual
                                      period will equal the sum of the principal
                                      balances of one or more classes of series
                                      2004-PWR5 principal balance certificates
                                      or designated components of those classes
                                      and those classes and components and their
                                      principal balances will vary over time. We
                                      describe the classes of series 2004-PWR5
                                      principal balance certificates and
                                      designated components of those classes
                                      that will form a part of the total
                                      notional amount of the class X-2
                                      certificates for each interest accrual
                                      period under "Description of the Offered
                                      Certificates--Certificate Principal
                                      Balances and Certificate Notional Amounts"
                                      in this prospectus supplement. In addition
                                      to any scheduled reductions of the total
                                      notional amount of the class X-2
                                      certificates described in that section,
                                      the total notional amount of the class X-2
                                      certificates will be reduced on each
                                      distribution date by the amount of any
                                      distributions of principal actually made
                                      on, and any losses actually allocated to,
                                      any class of series 2004-PWR5 principal
                                      balance certificates or related component,
                                      to the extent that it forms a part of the
                                      total notional amount of the class X-2
                                      certificates for that distribution date as
                                      described under "Description of the
                                      Offered Certificates--Certificate
                                      Principal Balances and Certificate
                                      Notional Amounts". In any event, however,
                                      the total notional amount of the class X-2
                                      certificates will be zero, and the class
                                      X-2 certificates will not accrue interest,
                                      at all times following the interest
                                      accrual period related to the October 2012
                                      distribution date.

PASS-THROUGH RATES..................  The class A-1, A-2, A-3, A-4, A-5, X-2, B,
                                      C, D, X-1, E, F, G, H, J, K, L, M, N, P
                                      and Q certificates will be the series
                                      2004-PWR5 certificates

                                      S-13

                                      that bear interest and are sometimes
                                      referred to as the series 2004-PWR5
                                      interest-bearing certificates. The table
                                      appearing under the caption "--Overview of
                                      the Series 2004-PWR5 Certificates" above
                                      provides the indicated information
                                      regarding the pass-through rate at which
                                      each of those classes of the series
                                      2004-PWR5 certificates will accrue
                                      interest.

                                      The pass-through rates for the class     ,
                                             ,   and   certificates will, in the
                                      case of each of these classes, be fixed at
                                      the rate per annum identified in the table
                                      appearing under the caption "--Overview of
                                      the Series 2004-PWR5 Certificates" above
                                      as the initial pass-through rate for that
                                      class.

                                      The pass-through rates for the class     ,
                                      and       certificates will, in the case
                                      of each of these classes, be a variable
                                      rate that, with respect to any interest
                                      accrual period, is equal to the lesser of:

                                      o  the fixed rate per annum otherwise
                                         applicable to that class of
                                         certificates and identified in the
                                         table appearing under the caption
                                         "--Overview of the Series 2004-PWR5
                                         Certificates" above as the initial
                                         pass-through rate for that class; and

                                      o  the weighted average of the adjusted
                                         net mortgage interest rates on the
                                         pooled mortgage loans for the related
                                         distribution date.

                                      The pass-through rates for the class     ,
                                           and     certificates will, in the
                                      case of each of these classes, be a
                                      variable rate that, with respect to any
                                      interest accrual period, is equal to a
                                      weighted average of the adjusted net
                                      mortgage interest rates on the pooled
                                      mortgage loans for the related
                                      distribution date minus   %,   % and    %,
                                      respectively.

                                      The pass-through rates for the class     ,
                                           and         certificates will, in the
                                      case of each of these classes, be a
                                      variable rate that, with respect to any
                                      interest accrual period, is equal to a
                                      weighted average of the adjusted net
                                      mortgage interest rates on the pooled
                                      mortgage loans for the related
                                      distribution date.

                                      The weighted average of the adjusted net
                                      mortgage interest rates on the pooled
                                      mortgage loans from time to time will be
                                      calculated in the manner described under
                                      the heading "Description of the Offered
                                      Certificates--Distributions--Calculation
                                      of Pass-Through Rates" in this prospectus
                                      supplement. See also "Glossary--Weighted
                                      Average Pool Pass-Through Rate".

                                      The pass-through rate for the class X-1
                                      certificates for each interest accrual
                                      period will equal the weighted average of
                                      certain strip rates applicable to the
                                      respective classes of series 2004-PWR5
                                      principal balance certificates or to
                                      designated components of those classes,
                                      with the relevant weighting to be done
                                      based upon the relative sizes of those
                                      classes or components. The pass-through
                                      rate for the class X-2 certificates, for
                                      each interest accrual period through and
                                      including the interest accrual period
                                      related to the October 2012 distribution
                                      date, will equal the weighted average of
                                      certain respective strip rates applicable
                                      to certain classes of series 2004-PWR5
                                      principal balance

                                      S-14

                                      certificates or designated components of
                                      those classes that in either case form a
                                      part of the total notional amount of the
                                      class X-2 certificates outstanding
                                      immediately prior to the related
                                      distribution date, with the relevant
                                      weighting to be done based upon the
                                      relative sizes of those classes or
                                      components. We describe the strip rates
                                      applicable to the calculation of the
                                      pass-through rates for the class X-1 and
                                      X-2 certificates under "Description of the
                                      Offered Certificates--Distributions--
                                      Calculation of Pass-Through Rates" in this
                                      prospectus supplement.

DISTRIBUTIONS

A. GENERAL..........................  The certificate administrator will make distributions of interest and, if and when
                                      applicable, principal on the classes of
                                      series 2004-PWR5 certificates, first, on
                                      the class A-1, A-2, A-3, A-4, A-5, X-1 and
                                      X-2 certificates and then on the other
                                      classes of certificates in order of their
                                      alphabetical designation. Allocation of
                                      interest distributions among the class
                                      A-1, A-2, A-3, A-4, A-5, X-1 and X-2
                                      certificates will be pro rata based on the
                                      respective amounts of interest
                                      distributable on each of those classes.
                                      Allocation of principal distributions
                                      among the class A-1, A-2, A-3, A-4 and A-5
                                      certificates is described under
                                      "--Distributions of Principal" below. The
                                      class X-1 and X-2 certificates do not have
                                      principal balances and do not entitle
                                      their holders to distributions of
                                      principal.

                                      See "Description of the Offered
                                      Certificates--Distributions--Priority of
                                      Distributions" in this prospectus
                                      supplement.

B. DISTRIBUTIONS OF INTEREST........  Each class of series 2004-PWR5 certificates, other than the class R and V
                                      certificates, will bear interest. With
                                      respect to each interest-bearing class,
                                      interest will accrue during each interest
                                      accrual period based upon:

                                      o  the pass-through rate for that class
                                         and interest accrual period;

                                      o  the total principal balance or notional
                                         amount, as the case may be, of that
                                         class outstanding immediately prior to
                                         the related distribution date; and

                                      o  the assumption that each year consists
                                         of twelve 30-day months.

                                      A whole or partial prepayment on a pooled
                                      mortgage loan, whether made by the related
                                      borrower or resulting from the application
                                      of insurance proceeds and/or condemnation
                                      proceeds, may not be accompanied by the
                                      amount of one full month's interest on the
                                      prepayment. As and to the extent described
                                      under "Description of the Offered
                                      Certificates--Distributions--Interest
                                      Distributions" in this prospectus
                                      supplement, prepayment interest shortfalls
                                      may be allocated to reduce the amount of
                                      accrued interest otherwise payable to the
                                      holders of all the series 2004-PWR5
                                      principal balance certificates on a pro
                                      rata basis.

                                      On each distribution date, subject to
                                      available funds and the distribution
                                      priorities described under "--General"
                                      above, you will be entitled to receive
                                      your proportionate share of all unpaid
                                      distributable interest

                                      S-15

                                      accrued with respect to your class of
                                      offered certificates through the end of
                                      the related interest accrual period.

                                      See "Description of the Offered
                                      Certificates--Distributions--Interest
                                      Distributions" and "--Priority of
                                      Distributions" in this prospectus
                                      supplement.

C.  DISTRIBUTIONS OF PRINCIPAL......  Subject to--

                                      o  available funds,

                                      o  the distribution priorities described
                                         under "--General" above, and

                                      o  the reductions of principal balances
                                         described under "--Reductions of
                                         Certificate Principal Balances in
                                         Connection with Losses and Expenses"
                                         below,

                                      the holders of each class of offered
                                      certificates will be entitled to receive a
                                      total amount of principal over time equal
                                      to the total principal balance of their
                                      particular class at initial issuance.

                                      The certificate administrator must make
                                      principal distributions in a specified
                                      sequential order to ensure that:

                                      o  no payments of principal will be made
                                         to the holders of the class B, C, D, E,
                                         F, G, H, J, K, L, M, N, P and Q
                                         certificates until, in the case of each
                                         of those classes, the total principal
                                         balance of all more senior classes of
                                         series 2004-PWR5 certificates is
                                         reduced to zero; and

                                      o  except as described in the following
                                         paragraph, no distributions of
                                         principal will be made with respect to
                                         the class A-5 certificates until the
                                         total principal balance of the class
                                         A-1, A-2, A-3 and A-4 certificates is
                                         reduced to zero, no distributions of
                                         principal will be made with respect to
                                         the class A-4 certificates until the
                                         total principal balance of the class
                                         A-1, A-2 and A-3 certificates is
                                         reduced to zero, no distributions of
                                         principal will be made with respect to
                                         the class A-3 certificates until the
                                         total principal balance of the class
                                         A-1 and A-2 certificates is reduced to
                                         zero and no distributions of principal
                                         will be made with respect to the class
                                         A-2 certificates until the total
                                         principal balance of the class A-1
                                         certificates is reduced to zero, all as
                                         described in this prospectus supplement
                                         under "Description of the Offered
                                         Certificates -- Distributions --
                                         Principal Distributions".

                                      Because of losses on the pooled mortgage
                                      loans, and/or default-related or other
                                      unanticipated expenses of the trust fund,
                                      the total principal balance of the class
                                      B, C, D, E, F, G, H, J, K, L, M, N, P and
                                      Q certificates could be reduced to zero at
                                      a time when two or more of the class A-1,
                                      A-2, A-3, A-4 and A-5 certificates remain
                                      outstanding. Under those circumstances,
                                      any distributions of principal on the
                                      class A-1, A-2, A-3, A-4 and A-5
                                      certificates will be made on a pro rata

                                      S-16

                                      basis in accordance with the relative
                                      sizes of their respective principal
                                      balances at the time of the distribution.

                                      The total distributions of principal to be
                                      made on the series 2004-PWR5 certificates
                                      on any distribution date will, in general,
                                      be a function of--

                                      o  the amount of scheduled payments of
                                         principal due or, in cases involving
                                         balloon loans that remain unpaid after
                                         their stated maturity dates and
                                         mortgage loans as to which the related
                                         mortgaged properties have been acquired
                                         on behalf of (or partially on behalf
                                         of) the trust fund, deemed due, on the
                                         pooled mortgage loans during the same
                                         calendar month in which the subject
                                         distribution date occurs, which
                                         payments are either received as of the
                                         end of the related collection period or
                                         advanced by the applicable master
                                         servicer, the trustee or the fiscal
                                         agent, as applicable, and

                                      o  the amount of any prepayments and other
                                         unscheduled collections of previously
                                         unadvanced principal with respect to
                                         the pooled mortgage loans that are
                                         received during the related collection
                                         period.

                                      However, the amount of principal otherwise
                                      distributable on the certificates on any
                                      distribution date will be reduced by
                                      amounts paid or reimbursed from principal
                                      collections or advances in respect of (1)
                                      advances determined to have become
                                      nonrecoverable, (2) advances that remain
                                      unreimbursed immediately following the
                                      modification of a mortgage loan and its
                                      return to performing status, (3) certain
                                      special servicing compensation and (4)
                                      certain other expenses.

                                      The class X-1 and X-2 certificates do not
                                      entitle their holders to any distributions
                                      of principal.

                                      See "Description of the Offered
                                      Certificates--Distributions--Principal
                                      Distributions" and "--Priority of
                                      Distributions" in this prospectus
                                      supplement.

D.  DISTRIBUTIONS OF YIELD MAINTENANCE
      CHARGES AND OTHER PREPAYMENT
      PREMIUMS......................  Any yield maintenance charge or prepayment premium collected in respect of a pooled
                                      mortgage loan generally will be
                                      distributed, in the proportions described
                                      in this prospectus supplement, to the
                                      holders of the class X-1 and/or X-2
                                      certificates and/or to the holders of any
                                      class A-1, A-2, A-3, A-4, A-5, B, C, D, E,
                                      F, G and/or H certificates then entitled
                                      to receive distributions of principal. See
                                      "Description of the Offered
                                      Certificates--Distributions--Distributions
                                      of Yield Maintenance Charges and
                                      Prepayment Premiums" in this prospectus
                                      supplement.

REDUCTIONS OF CERTIFICATE PRINCIPAL
BALANCES IN CONNECTION WITH
LOSSES AND EXPENSES.................  Because of losses on the pooled mortgage loans and/or default-related and other
                                      unanticipated expenses of the trust fund,
                                      the total principal

                                      S-17

                                      balance of the mortgage pool, net of
                                      advances of principal, may fall below the
                                      total principal balance of the series
                                      2004-PWR5 certificates. If and to the
                                      extent that those losses and expenses
                                      cause such a deficit to exist following
                                      the distributions made on the series
                                      2004-PWR5 certificates on any distribution
                                      date, then the principal balances of the
                                      series 2004-PWR5 principal balance
                                      certificates generally will be
                                      sequentially reduced (without accompanying
                                      principal distributions) in the reverse
                                      order of alphabetical designation (first,
                                      class Q, then class P and so on), until
                                      that deficit is eliminated. Any reduction
                                      of the total principal balance of the
                                      class A certificates will be allocated
                                      among the class A-1, A-2, A-3, A-4 and A-5
                                      certificates on a pro rata basis in
                                      accordance with the relative sizes of
                                      those principal balances at the time of
                                      the reduction.

                                      See "Description of the Offered
                                      Certificates--Reductions of Certificate
                                      Principal Balances in Connection with
                                      Realized Losses and Additional Trust Fund
                                      Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS...............  With respect to the pooled mortgage loans for which it is the applicable master
                                      servicer, each master servicer will be
                                      required to make advances with respect to
                                      any delinquent scheduled monthly payments,
                                      other than balloon payments, of principal
                                      and/or interest and to make advances for
                                      the pooled mortgage loans that are balloon
                                      loans and become defaulted upon their
                                      maturity dates, on the same amortization
                                      schedule as if the maturity date had not
                                      occurred. The trustee must make any of
                                      those advances that a master servicer is
                                      required, but fails, to make, and the
                                      fiscal agent must make any of those
                                      advances that the trustee is required, but
                                      fails, to make. Any party that makes an
                                      advance will be entitled to be reimbursed
                                      for that advance, together with interest
                                      at the prime lending rate described more
                                      fully in this prospectus supplement.
                                      However, interest will commence accruing
                                      on any monthly debt service advance made
                                      in respect of a scheduled monthly debt
                                      service payment only on the date on which
                                      any applicable grace period for that
                                      payment expires.

                                      Notwithstanding the foregoing, none of the
                                      master servicers, the trustee or the
                                      fiscal agent will be required to make any
                                      advance that it or the special servicer
                                      determines, in its reasonable good faith
                                      judgment, will not be recoverable
                                      (together with interest on the advance)
                                      from proceeds of the related mortgage
                                      loan. Absent bad faith, the determination
                                      by any authorized person that an advance
                                      constitutes a nonrecoverable advance as
                                      described above will be conclusive and
                                      binding. In the case of the Lincoln Square
                                      and World Apparel Center pooled mortgage
                                      loans, each of which has one or more
                                      associated non-pooled pari passu companion
                                      loans that are included or are anticipated
                                      to be included in other commercial
                                      mortgage securitizations, the parties to
                                      each applicable pooling and servicing
                                      agreement for each mortgage loan included
                                      in the related group of loans will be
                                      entitled or required to make independent
                                      determinations with respect to
                                      recoverability. The applicable master
                                      servicer for the Lincoln Square pooled
                                      mortgage loan will be prohibited from
                                      making debt service advances on that
                                      pooled mortgage loan if a
                                      nonrecoverability determination is made by
                                      an

                                      S-18

                                      authorized party to any of the other
                                      securitizations with respect to the
                                      Lincoln Square non-pooled pari passu
                                      companion loans.

                                      In addition, a designated servicer must
                                      obtain an appraisal or conduct an internal
                                      valuation of the mortgaged property
                                      securing a pooled mortgage loan following
                                      a material default or the occurrence of
                                      certain other events described in this
                                      prospectus supplement. Based upon the
                                      results of such appraisal, the amount
                                      otherwise required to be advanced with
                                      respect to interest on that pooled
                                      mortgage loan may be reduced as described
                                      under the heading "Description of the
                                      Offered Certificates--Advances of
                                      Delinquent Monthly Debt Service Payments"
                                      in this prospectus supplement. Due to the
                                      distribution priorities, any reduction in
                                      advances will reduce the funds available
                                      to pay interest on the most subordinate
                                      interest-bearing class of series 2004-PWR5
                                      certificates then outstanding.

                                      See "Servicing of the Mortgage Loans Under
                                      the Series 2004-PWR5 Pooling and Servicing
                                      Agreement--Required Appraisals" in this
                                      prospectus supplement and "Description of
                                      the Certificates--Advances in Respect of
                                      Delinquencies" in the accompanying
                                      prospectus.

EARLY TERMINATION...................  The trust fund may be terminated and therefore the series 2004-PWR5
                                      certificates may be retired early by
                                      certain designated entities when the total
                                      outstanding principal balance of the
                                      pooled mortgage loans, net of advances of
                                      principal, is reduced to 1.0% or less of
                                      the initial mortgage pool balance.

                                 THE TRUST FUND

CREATION OF THE TRUST FUND..........  We will use the net proceeds from the issuance and sale of the series 2004-PWR5
                                      certificates as the consideration to
                                      purchase the mortgage loans that will back
                                      those certificates from the mortgage loan
                                      sellers. Promptly upon acquisition, we
                                      will transfer those mortgage loans to the
                                      trust fund in exchange for the series
                                      2004-PWR5 certificates. In this prospectus
                                      supplement, we sometimes refer to those
                                      mortgage loans as pooled mortgage loans.

GENERAL CONSIDERATIONS..............  When reviewing the information that we have included in this prospectus
                                      supplement with respect to the pooled
                                      mortgage loans, please note that--

                                      o  All numerical information provided with
                                         respect to the pooled mortgage loans is
                                         provided on an approximate basis.

                                      o  All weighted average information
                                         provided with respect to the pooled
                                         mortgage loans or any sub-group of
                                         pooled mortgage loans reflects a
                                         weighting based on their respective
                                         cut-off date principal balances. We
                                         will transfer the cut-off date
                                         principal balance for each of the
                                         pooled mortgage loans to the trust
                                         fund. We show the cut-off date
                                         principal balance for each of the
                                         pooled mortgage loans on Appendix B to
                                         this prospectus supplement.

                                      S-19

                                      o  In presenting the cut-off date
                                         principal balances of the mortgage
                                         loans, we have assumed that all
                                         scheduled payments of principal and/or
                                         interest due on the mortgage loans on
                                         or before the cut-off date are timely
                                         made.

                                      o  Some of the pooled mortgage loans are
                                         evidenced by multiple promissory notes.

                                      o  Some of the pooled mortgage loans are
                                         cross-collateralized and
                                         cross-defaulted with one or more other
                                         pooled mortgage loans. Except as
                                         otherwise indicated, when a pooled
                                         mortgage loan is cross-collateralized
                                         and cross-defaulted with another pooled
                                         mortgage loan, we present the
                                         information regarding those pooled
                                         mortgage loans as if each of them was
                                         secured only by the related mortgaged
                                         property identified on Appendix B to
                                         this prospectus supplement. None of the
                                         mortgage loans in the trust fund will
                                         be cross-collateralized with any
                                         mortgage loan that is not in the trust
                                         fund (except as described in this
                                         prospectus supplement with respect to
                                         (i) the Lincoln Square pooled mortgage
                                         loan, (ii) the World Apparel Center
                                         pooled mortgage loan and (iii) the four
                                         (4) pooled mortgage loans, which four
                                         (4) pooled mortgage loans together
                                         represent 1.8% of the initial mortgage
                                         pool balance, that are each secured by
                                         a mortgage that also secures a
                                         non-pooled mortgage loan that is
                                         subordinate in right of payment to that
                                         pooled mortgage loan and has a
                                         principal balance of not more than 6.3%
                                         of the principal balance of that pooled
                                         mortgage loan).

                                      o  In some cases, an individual pooled
                                         mortgage loan is secured by multiple
                                         mortgaged properties (other than
                                         through cross-collateralization and
                                         cross-default). For purposes of
                                         providing property-specific
                                         information, an allocated loan amount
                                         has been assigned to each of the
                                         related mortgaged properties based upon
                                         one or more of the following--

                                             1. relative appraised values,

                                             2. relative underwritten net cash
                                                flow,

                                             3. prior allocations reflected in
                                                the related loan documents, or

                                             4. relative acquisition costs.

                                      o  When information with respect to the
                                         mortgaged properties is expressed as a
                                         percentage of the initial mortgage pool
                                         balance, the percentages are based in
                                         each case upon--

                                             1. if the related pooled mortgage
                                                loan is either secured by only
                                                one mortgaged property or
                                                cross-collateralized with one or
                                                more other pooled mortgage
                                                loans, the cut-off date
                                                principal balance of the related
                                                pooled mortgage loan, or

                                             2. if the related pooled mortgage
                                                loan is secured by multiple
                                                mortgaged properties (other than
                                                through cross-collateralization
                                                and cross-default with one or
                                                more other pooled mortgage
                                                loans),

                                      S-20

                                                an allocated portion of the
                                                cut-off date principal balance
                                                of the related mortgage loan as
                                                described above.

                                      o  If a pooled mortgage loan is secured by
                                         multiple parcels of real property and
                                         the operation or management of those
                                         parcels so warranted, those parcels may
                                         be presented as a single parcel of real
                                         property.

                                      o  With respect to the Lincoln Square
                                         pooled mortgage loan and the World
                                         Apparel Center pooled mortgage loan,
                                         each of which has related non-pooled
                                         pari passu companion loans, we present
                                         loan-to-value ratios, debt service
                                         coverage ratios and loan per net
                                         rentable square foot or unit, as
                                         applicable, in this prospectus
                                         supplement in a manner that reflects
                                         the aggregate indebtedness evidenced by
                                         the pooled mortgage loan and its
                                         related non-pooled pari passu companion
                                         loans.

                                      o  With respect to the four pooled
                                         mortgage loans, which four pooled
                                         mortgage loans together represent 1.8%
                                         of the initial mortgage pool balance,
                                         that are each secured by a mortgage
                                         that also secures a non-pooled mortgage
                                         loan that is subordinate in right of
                                         payment to that pooled mortgage loan
                                         and has a principal balance of not more
                                         than 6.3% of the principal balance of
                                         that pooled mortgage loan, we present
                                         loan-to-value ratios, debt service
                                         coverage ratios and loan per net
                                         rentable square foot or unit, as
                                         applicable, in this prospectus
                                         supplement in a manner that reflects
                                         only that pooled mortgage loan without
                                         regard to the related non-pooled
                                         subordinate mortgage loan.

                                      o  Whenever we refer to a particular
                                         mortgaged property by name, we mean the
                                         property identified by that name on
                                         Appendix B to this prospectus
                                         supplement.

                                      o  Statistical information regarding the
                                         pooled mortgage loans may change prior
                                         to the date of initial issuance of the
                                         offered certificates due to changes in
                                         the composition of the mortgage pool
                                         prior to that date.

PAYMENT TERMS.......................  Each of the pooled mortgage loans currently accrues interest at the annual
                                      rate specified with respect to that
                                      mortgage loan on Appendix B to this
                                      prospectus supplement. Except as otherwise
                                      described below with respect to pooled
                                      mortgage loans that have anticipated
                                      repayment dates, the mortgage interest
                                      rate for each pooled mortgage loan is, in
                                      the absence of default, fixed for the
                                      remaining term of the loan.

                                      All of the pooled mortgage loans provide
                                      for scheduled payments of principal and/or
                                      interest to be due monthly.

                                      One hundred and twenty-one (121) of the
                                      pooled mortgage loans, representing 95.2%
                                      of the initial mortgage pool balance, are
                                      balloon mortgage loans that provide for:

                                      o  an amortization schedule that is
                                         significantly longer than its original
                                         term to stated maturity (or anticipated
                                         repayment date)

                                      S-21

                                         or, alternatively, for no amortization
                                         prior to maturity (or the anticipated
                                         repayment date); and

                                      o  a substantial payment of principal on
                                         its maturity date (unless the mortgage
                                         loan has an anticipated repayment date)
                                         generally equal to 5% or more of the
                                         original mortgage loan amount.

                                      Six (6) of the balloon mortgage loans
                                      referred to in the preceding paragraph,
                                      representing 14.0% of the initial mortgage
                                      pool balance, provide for no amortization
                                      and for payments of interest only for
                                      their entire terms to maturity (or
                                      anticipated repayment date); and fourteen
                                      (14) of the balloon mortgage loans
                                      referred to in the preceding paragraph,
                                      representing 19.2% of the initial mortgage
                                      pool balance, provide for initial
                                      interest-only periods that expire 3 to 36
                                      months following their respective
                                      origination dates (and in one of these
                                      cases, representing 1.5% of the initial
                                      mortgage pool balance, the initial
                                      interest-only period will have expired as
                                      of the related cut-of date).

                                      Twelve (12) of the pooled mortgage loans
                                      referred to in the second preceding
                                      paragraph, representing 16.2% of the
                                      initial mortgage pool balance, are "ARD"
                                      or "hyperamortizing" loans that provide
                                      material incentives to, but do not
                                      require, the related borrower to pay the
                                      mortgage loan in full by a specified date
                                      prior to stated maturity. We consider that
                                      date to be the anticipated repayment date
                                      for the mortgage loan. Because of these
                                      incentives, we consider the ARD loans also
                                      to be balloon loans. One (1) of the ARD
                                      loans, representing 0.4% of the initial
                                      mortgage pool balance, provides for no
                                      amortization prior to the related
                                      anticipated repayment date and for
                                      payments of interest only for its entire
                                      term to anticipated repayment date. All of
                                      the pooled mortgage loans described in
                                      this paragraph are included in the pooled
                                      mortgage loans described in the two
                                      preceding paragraphs.

                                      Ten (10) of the pooled mortgage loans,
                                      representing 4.8% of the initial pool
                                      balance, are fully-amortizing mortgage
                                      loans that are scheduled to have less than
                                      5% of their original principal balances
                                      due at their stated maturities.

                                      The mortgage loans secured by the
                                      mortgaged property identified on Appendix
                                      B to this prospectus supplement as Lincoln
                                      Square are comprised of the pooled
                                      mortgage loan with an outstanding
                                      principal balance as of the cut-off date
                                      of $49,936,265 and two non-pooled pari
                                      passu companion loans with outstanding
                                      principal balances as of the cut-off date
                                      of $59,923,518 and $49,936,265,
                                      respectively. The Lincoln Square pooled
                                      mortgage loan (which is one of the ARD
                                      loans described above) will amortize until
                                      its anticipated repayment date as set
                                      forth on Schedule A to this prospectus
                                      supplement. After its anticipated
                                      repayment date, if not paid on such date,
                                      the Lincoln Square pooled mortgage loan
                                      will hyperamortize for its remaining term.
                                      See Schedule A to this prospectus
                                      supplement for the amortization schedule
                                      for the Lincoln Square pooled mortgage
                                      loan.

                                      The mortgage loans secured by the
                                      mortgaged property identified on Appendix
                                      B to this prospectus supplement as World
                                      Apparel Center are comprised of the pooled
                                      mortgage loan with an outstanding
                                      principal balance as of the cut-off date
                                      of $37,230,000 and three non-pooled pari

                                      S-22

                                      passu companion loans with outstanding
                                      principal balances as of the related
                                      cut-off date of $73,000,000, $73,000,000
                                      and $35,770,000, respectively. The World
                                      Apparel Center pooled mortgage loan
                                      provides for an initial interest-only
                                      period that expires 36 months following
                                      the related origination date (or 33 months
                                      following the related cut-off date), and
                                      will amortize thereafter until its
                                      maturity date according to a 360-month
                                      amortization term.

                                      Some of the pooled mortgage loans may, in
                                      each case, provide for a recast of the
                                      amortization schedule and an adjustment of
                                      the monthly debt service payments on the
                                      mortgage loan upon application of
                                      specified amounts of condemnation proceeds
                                      or insurance proceeds to pay the related
                                      unpaid principal balance. Some of the
                                      pooled mortgage loans that are secured by
                                      multiple mortgaged properties and that
                                      permit partial prepayments of the
                                      individual or aggregate indebtedness in
                                      connection with releases of individual
                                      properties also provide for a recast of
                                      the amortization and an adjustment of the
                                      monthly debt service payments on the
                                      mortgage loan(s) upon any such prepayment
                                      and release.

DELINQUENCY STATUS..................  None of the mortgage loans that we intend to include in the trust fund will be, or
                                      will have been, 30 days or more delinquent
                                      in respect of any monthly debt service
                                      payment as of the cut-off date or at any
                                      time during the 12-month period preceding
                                      the cut-off date.

PREPAYMENT/DEFEASANCE PROVISIONS....  As of their respective cut-off dates, all of the pooled mortgage loans restrict
                                      voluntary principal prepayments as
                                      follows:

                                      o  Eighty-three (83) pooled mortgage
                                         loans, representing 66.8% of the
                                         initial mortgage pool balance, prohibit
                                         voluntary principal prepayments for a
                                         period ending on a date determined by
                                         the related mortgage loan documents
                                         (which may be the maturity date), which
                                         period is referred to in this
                                         prospectus supplement as a lock-out
                                         period, but permit the related
                                         borrower, after an initial period of at
                                         least two years following the date of
                                         issuance of the series 2004-PWR5
                                         certificates, to defease the pooled
                                         mortgage loan by pledging certain
                                         government securities and obtaining the
                                         release of the mortgaged property from
                                         the lien of the mortgage.

                                      o  Seventeen (17) pooled mortgage loans,
                                         representing 21.2% of the initial
                                         mortgage pool balance, prohibit
                                         voluntary principal prepayments during
                                         a lock-out period, and following the
                                         lock-out period provide for prepayment
                                         premiums or yield maintenance charges
                                         calculated on the basis of the greater
                                         of a yield maintenance formula and 1%
                                         of the amount prepaid.

                                      o  Twenty-seven (27) pooled mortgage
                                         loans, representing 6.7% of the initial
                                         mortgage pool balance, prohibit
                                         voluntary principal prepayments during
                                         a lock-out period, and following the
                                         lock-out period provide for a
                                         prepayment premium or yield maintenance
                                         charge calculated on the basis of the
                                         greater of a yield maintenance formula
                                         and 1% of the amount prepaid, and also
                                         permit the related borrower, after an
                                         initial period of at least

                                      S-23

                                         two years following the date of the
                                         issuance of the series 2004-PWR5
                                         certificates, to defease the pooled
                                         mortgage loan by pledging certain
                                         government securities and obtaining the
                                         release of the mortgaged property from
                                         the lien of the mortgage.

                                      o  Three (3) of the pooled mortgage loans,
                                         representing 1.3% of the initial
                                         mortgage pool balance, permit
                                         prepayment in whole (but not in part)
                                         at any time with the payment of a
                                         prepayment premium or yield maintenance
                                         charge calculated on the basis of the
                                         greater of a yield maintenance formula
                                         and 1% of the amount prepaid.

                                      o  One (1) pooled mortgage loan secured by
                                         the mortgaged property identified on
                                         Appendix B to this prospectus
                                         supplement as Lincoln Square and
                                         representing 4.0% of the initial
                                         mortgage pool balance, prohibits
                                         voluntary prepayment during a lock-out
                                         period of 37 payments following
                                         origination, and following the lock-out
                                         period allows the borrower to defease
                                         the pooled mortgage loan by pledging
                                         certain government securities and
                                         obtaining the release of the mortgaged
                                         property from the lien of the mortgage;
                                         provided that the pooled mortgage loan
                                         may be prepaid in whole but not in part
                                         on and after the 175th payment date
                                         following origination with the payment
                                         of a yield maintenance charge; provided
                                         further that if the date that is three
                                         years from the first payment date has
                                         occurred, but the date that is two
                                         years from the startup day for the
                                         REMIC trust within the meaning of
                                         Section 860G(a)(9) of the Code has not
                                         occurred, the debt may be prepaid in
                                         whole (but not in part) prior to the
                                         175th payment date following
                                         origination upon payment of an amount
                                         equal to the greater of (a) a yield
                                         maintenance charge and (b) one percent
                                         (1%) of the outstanding principal
                                         balance of the pooled mortgage loan as
                                         of the prepayment date. The Lincoln
                                         Square pooled mortgage loan is freely
                                         prepayable on and after its anticipated
                                         repayment date.

                                      See, however, "Description of the Mortgage
                                      Pool--Certain Characteristics of the
                                      Mortgage Pool--Cross-Collateralized
                                      Mortgage Loans and Multi-Property Mortgage
                                      Loans (and Related Collateral
                                      Substitution, Partial Release or Partial
                                      Defeasance Provisions); Mortgage Loans
                                      With Affiliated Borrowers" and
                                      "--Releases" in this prospectus
                                      supplement.

ADDITIONAL STATISTICAL INFORMATION

A.  GENERAL CHARACTERISTICS.........  The mortgage pool will have the following general characteristics as of the cut-off
                                      date:

                         Initial mortgage pool balance (+/-5%).. $1,247,674,641
                         Number of pooled mortgage loans........            131
                         Number of mortgaged properties.........            146

                                      S-24

                         Largest cut-off date principal balance.    $74,000,000
                         Smallest cut-off date principal balance       $993,634
                         Average cut-off date principal balance.     $9,524,234

                         Highest mortgage interest rate.........        7.5600%
                         Lowest mortgage interest rate..........        4.2220%
                         Weighted average mortgage interest rate        5.7749%

                         Longest original term to maturity or
                            anticipated repayment date..........       240 mos.
                         Shortest original term to maturity or
                            anticipated repayment date..........        60 mos.
                         Weighted average original term to
                            maturity or anticipated repayment
                            date................................       116 mos.

                         Longest remaining term to maturity or
                            anticipated repayment date..........       238 mos.
                         Shortest remaining term to maturity or
                            anticipated repayment date..........        52 mos.
                         Weighted average remaining term to
                            maturity or anticipated repayment
                            date................................       113 mos.

                         Highest debt service coverage ratio,
                            based on underwritten net cash flow.          3.24x
                         Lowest debt service coverage ratio,
                            based on underwritten net cash flow.          1.10x
                         Weighted average debt service coverage
                            ratio, based on underwritten net
                            cash flow...........................          1.63x

                         Highest cut-off date loan-to-appraised
                            value ratio.........................          80.4%
                         Lowest cut-off date loan-to-appraised
                            value ratio.........................          30.1%
                         Weighted average cut-off date
                            loan-to-appraised value ratio.......          67.2%

B. STATE CONCENTRATIONS.............  The table below shows the number of, and percentage of the initial mortgage pool
                                      balance secured by, mortgaged properties
                                      located in the indicated states or
                                      regions:

                                      S-25

                                                         NUMBER OF  % OF INITIAL
                                                         MORTGAGED     MORTGAGE
                                       STATE/REGION     PROPERTIES  POOL BALANCE
                                       ------------     ----------  ------------
                                 California............     32          19.2%
                                      Southern CA......     13          11.5%
                                      Northern CA......     19           7.8%
                                 Virginia..............      2           8.0%
                                 New Jersey............      9           7.0%
                                 New York..............      5           6.1%
                                 Ohio..................      6           5.2%
                                 North Carolina........      6           5.1%

                                      The remaining mortgaged properties are
                                      located throughout 30 other states and the
                                      District of Columbia. No more than 5.0% of
                                      the initial mortgage pool balance is
                                      secured by mortgaged properties located in
                                      any of those other jurisdictions. Northern
                                      California includes areas with zip codes
                                      above 93600 and Southern California
                                      includes areas with zip codes of 93600 and
                                      below.

C. PROPERTY TYPES...................  The table below shows the number of, and percentage of the initial mortgage pool
                                      balance secured by, mortgaged properties
                                      operated primarily for each indicated
                                      purpose:

                                                         NUMBER OF  % OF INITIAL
                                                         MORTGAGED    MORTGAGE
                                      PROPERTY TYPES    PROPERTIES  POOL BALANCE
                                      --------------    ----------  ------------
                                 Retail................     51          39.4%
                                 Office................     26          33.1%
                                 Industrial............     22           8.2%
                                 Multifamily...........     14           5.6%
                                 Hospitality...........      8           4.8%
                                 Self-Storage..........     10           2.9%
                                 Manufactured Housing
                                    Community..........      6           2.2%
                                 Ground Leased Land....      3           2.0%
                                 Mixed Use.............      4           0.9%
                                 Other.................      2           0.8%

                                      S-26

D. ENCUMBERED INTERESTS.............  The table below shows the number of, and percentage of the initial mortgage pool
                                      balance secured by, mortgaged properties
                                      for which the encumbered interest is as
                                      indicated:

                                                          NUMBER OF % OF INITIAL
                                                          MORTGAGED   MORTGAGE
                                    ENCUMBERED INTEREST  PROPERTIES POOL BALANCE
                                    -------------------  -----------------------
                                 Fee(1).................    139         93.0%
                                 Leasehold..............      5          5.2%
                                 Fee in part and
                                    leasehold in part...      2          1.8%

                                     (1) Includes mortgaged properties for
                                         which the borrower's interest consists
                                         of overlapping fee and leasehold
                                         interests.

        ADDITIONAL ASPECTS OF THE OFFERED CERTIFICATES AND THE TRUST FUND

FEDERAL TAX STATUS..................  Elections will be made to treat designated portions of the trust fund as three
                                      separate "real estate mortgage investment
                                      conduits" or "REMICs" under Sections 860A
                                      through 860G of the Internal Revenue Code.
                                      Those REMICs will exclude collections of
                                      additional interest accrued and deferred
                                      as to payment with respect to each
                                      mortgage loan with an anticipated
                                      repayment date that remains outstanding
                                      past that date, which collections will
                                      constitute a grantor trust for federal
                                      income tax purposes.

                                      The offered certificates will constitute
                                      "regular interests" in a REMIC. The
                                      offered certificates generally will be
                                      treated as newly originated debt
                                      instruments for federal income tax
                                      purposes. This means that you will be
                                      required to report income on your
                                      certificates in accordance with the
                                      accrual method of accounting, regardless
                                      of your usual method of accounting. The
                                      offered certificates will not represent
                                      any interest in the grantor trust referred
                                      to above.

                                      We anticipate that the class and class
                                      certificates will be treated as having
                                      been issued with more than a de minimis
                                      amount of original issue discount, that
                                      the class and class certificates will be
                                      treated as having been issued with a de
                                      minimis amount of original issue discount
                                      and that the class and class certificates
                                      will be issued at a premium. When
                                      determining the rate of accrual of
                                      original issue discount and market
                                      discount and the amortization of premium,
                                      for federal income tax purposes, the
                                      prepayment assumption will be that,
                                      subsequent to the date of any
                                      determination--

                                      o  the pooled mortgage loans with
                                         anticipated repayment dates will, in
                                         each case, be paid in full on that
                                         date,

                                      o  no pooled mortgage loan will otherwise
                                         be prepaid prior to maturity, and

                                      o  there will be no extension of the
                                         maturity of any pooled mortgage loan.

                                      S-27

                                      However, no representation is made as to
                                      the actual rate at which the pooled
                                      mortgage loans will prepay, if at all.

                                      For a more detailed discussion of United
                                      States federal income tax aspects of
                                      investing in the offered certificates, see
                                      "Material Federal Income Tax Consequences"
                                      in this prospectus supplement and in the
                                      accompanying prospectus.

ERISA...............................  The offered certificates are generally eligible for purchase by employee benefit
                                      plans, subject to certain considerations
                                      discussed in the sections in this
                                      prospectus supplement and the accompanying
                                      prospectus titled "ERISA Considerations".

                                      You should refer to sections in this
                                      prospectus supplement and the accompanying
                                      prospectus titled "ERISA Considerations".
                                      If you are a benefit plan fiduciary
                                      considering purchase of any offered
                                      certificates you should, among other
                                      things, consult with your counsel to
                                      determine whether all required conditions
                                      have been satisfied.

LEGAL INVESTMENT....................  The offered certificates will not constitute "mortgage related securities"
                                      for purposes of the Secondary Mortgage
                                      Market Enhancement Act of 1984, as
                                      amended.

                                      No representations are made as to the
                                      proper characterization of the offered
                                      certificates for legal investment,
                                      financial institution regulatory or other
                                      purposes, or as to the ability of
                                      particular investors to purchase the
                                      offered certificates under applicable
                                      legal investment or other restrictions. If
                                      your investment activities are subject to
                                      legal investment laws and regulations,
                                      regulatory capital requirements, or review
                                      by regulatory authorities, then you may be
                                      subject to restrictions on investment in
                                      the offered certificates. You should
                                      consult your own legal advisors for
                                      assistance in determining the suitability
                                      of and consequences to you of the
                                      purchase, ownership, and sale of the
                                      offered certificates. See "Legal
                                      Investment" herein and in the accompanying
                                      prospectus.

RATINGS.............................  The ratings for the offered certificates shown in the table appearing under the
                                      caption "--Overview of the Series
                                      2004-PWR5 Certificates" above are those of
                                      Moody's Investors Service, Inc., Fitch,
                                      Inc. and Dominion Bond Rating Service,
                                      Inc., respectively. It is a condition to
                                      their issuance that the respective classes
                                      of offered certificates receive credit
                                      ratings no lower than those shown in that
                                      table.

                                      The ratings of the offered certificates
                                      address the timely payment of interest and
                                      the ultimate payment of principal, if any,
                                      on or before the rated final distribution
                                      date. A security rating is not a
                                      recommendation to buy, sell or hold
                                      securities and the assigning rating agency
                                      may revise or withdraw its rating at any
                                      time.

                                      For a description of the limitations of
                                      the ratings of the offered certificates,
                                      see "Ratings" in this prospectus
                                      supplement.

                                      S-28

                                  RISK FACTORS

         You should carefully consider the risks described below and those described in the accompanying prospectus under "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.

RISKS RELATED TO THE OFFERED CERTIFICATES

THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON
YOUR CERTIFICATES.

         If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

SUBORDINATION OF THE CLASS B, C AND D CERTIFICATES WILL AFFECT THE TIMING OF
PAYMENTS AND THE APPLICATION OF LOSSES ON THOSE CERTIFICATES.

         If you purchase class B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive distributions after, and must bear the effects of losses on the pooled mortgage loans before, the holders of those other classes of offered certificates.

         When making an investment decision, you should consider, among other things--

         o   the distribution priorities of the respective classes of the series
             2004-PWR5 certificates,

         o   the order in which the principal balances of the respective classes of the series 2004-PWR5 certificates with principal balances will be reduced in connection with losses and default-related
             shortfalls, and

         o   the characteristics and quality of the pooled mortgage loans.

A DISPROPORTIONATELY HIGH RATE OF PREPAYMENTS ON POOLED MORTGAGE LOANS WITH
RELATIVELY HIGH MORTGAGE INTEREST RATES MAY ADVERSELY AFFECT THE YIELD ON THE
CLASS    ,     ,     ,    AND     CERTIFICATES.

         The pass-through rate on the class    ,    ,    , and certificates is
based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time. If you
purchase class    ,    ,    ,    or certificates, the pass-through rate
(and, accordingly, the yield) on your offered certificates could (or, in the
case of the class    ,    ,    and certificates, will) be adversely affected if
pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates. In addition, the pass-through rate for, and the yield on, the class X-2 certificates will vary with changes in the relative sizes of the total principal balances of the respective classes of series 2004-PWR5 principal balance certificates, or the designated portions of those total principal balances, that make up the total notional amount of the class X-2 certificates.

THE YIELDS TO MATURITY ON THE OFFERED CERTIFICATES DEPEND ON A NUMBER OF FACTORS
THAT CANNOT BE PREDICTED WITH ANY CERTAINTY.

         The yield on your offered certificates will depend on, among other things--

         o   the price you paid for your offered certificates, and

                                      S-29

         o   the rate, timing and amount of distributions on your offered certificates.

         The rate, timing and amount of distributions on your offered certificates will depend on--

         o   the pass-through rate for, and the other payment terms of, your offered certificates,

         o   the rate and timing of payments and other collections of principal on the pooled mortgage loans,

         o   the rate and timing of defaults, and the severity of losses, if any, on the pooled mortgage loans,

         o   the rate and timing of reimbursements made to the master servicers, the special servicer, the trustee or the fiscal agent for
             nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

         o   the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2004-PWR5 certificates, and

         o   servicing decisions with respect to the pooled mortgage loans.

         These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

         If you purchase class X-2 certificates, your yield to maturity will be highly sensitive to the rate and timing of principal payments on the pooled mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the total principal balance of the Class A-1, A-2, A-3, A-4, A-5,
B, C, D, E, F, G, H, J, K or L certificates may result in a reduction in the total notional amount of the class X-2 certificates. Accordingly, if principal payments on the pooled mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X-2 certificates may be lower than that assumed at the time of purchase.

INCORRECT ASSUMPTIONS REGARDING PRINCIPAL PAYMENTS AND PREPAYMENTS MAY LEAD TO A
LOWER THAN EXPECTED YIELD ON YOUR INVESTMENT.

         In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the pooled mortgage loans to be used.

         If you purchase your offered certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.
Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Insofar as the principal (if any) of your offered certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your offered certificates.

         Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

         Additionally, borrowers under certain mortgage loans may be permitted to prepay in part to avoid an event of default or a cash trap period triggered by low debt service coverage ratios. See "Description of the Mortgage
Pool-Voluntary Prepayment Provisions" in this prospectus supplement.

                                      S-30

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT.

         If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced by the pooled mortgage loans and those additional losses result in a reduction of the total distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance or notional amount of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

         Delinquencies on the pooled mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. In addition, if the debt service advances and/or servicing advances are made with respect to a pooled mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month. Even if losses on the pooled mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related pooled mortgage loan, which could result in an acceleration of payments to the series 2004-PWR5 certificateholders. In addition, losses on the pooled mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining pooled mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

THE PAYMENT OF EXPENSES OF THE TRUST FUND MAY REDUCE THE AMOUNT OF DISTRIBUTIONS
ON YOUR OFFERED CERTIFICATES.

         As described in this prospectus supplement, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund is not entitled to reimbursement from any person or entity.
Shortfalls in available funds will result from the payment of these expenses and those shortfalls will generally be borne as described under "Description of the
Offered Certificates" in this prospectus supplement. The payment of the expenses of the trust fund may result in shortfalls on one or more classes of offered certificates in any particular month even if those shortfalls do not ultimately become realized as losses on those offered certificates.

YOU WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THE POOLED MORTGAGE
LOANS AND THE PARTIES WITH CONTROL OVER THE SERVICING OF THE POOLED MORTGAGE
LOANS MAY HAVE INTERESTS THAT CONFLICT WITH YOUR INTERESTS.

         Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund, and your offered certificates generally do not entitle you to vote, except with respect to specified actions set forth in the series 2004-PWR5 pooling and servicing agreement. Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests. See "Servicing of the Mortgage Loans Under the
Series 2004-PWR5 Pooling and Servicing Agreement--The Series 2004-PWR5
Controlling Class Representative" and "Intercreditor and Servicing Arrangements
Regarding the Non-Trust-Serviced Pooled Mortgage Loans" in this prospectus supplement.

IF A MASTER SERVICER OR THE SPECIAL SERVICER PURCHASES SERIES 2004-PWR5
CERTIFICATES OR IF IT SERVICES NON-POOLED PARI PASSU COMPANION LOANS, A CONFLICT
OF INTEREST COULD ARISE BETWEEN ITS DUTIES AND ITS INTERESTS IN THE SERIES
2004-PWR5 CERTIFICATES.

         A master servicer or the special servicer or an affiliate thereof may purchase series 2004-PWR5 certificates. The purchase of series 2004-PWR5 certificates by a master servicer or the special servicer could cause a conflict between its

                                      S-31

duties under the series 2004-PWR5 pooling and servicing agreement and its interest as a holder of a series 2004-PWR5 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2004-PWR5 certificates. Furthermore, the master servicers and the special servicer have each advised us that they intend to continue to service existing and new commercial and multifamily mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, certain of the mortgage loans in the trust fund and the related mortgaged properties. To the extent that overlap exists, the interests of the master servicers, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. However, under the series 2004-PWR5 pooling and servicing agreement, the master servicers and the special servicer are each required to service the mortgage loans for which it is responsible in accordance with the Servicing
Standard.

VARIOUS OTHER CONFLICTS OF INTEREST MAY HAVE AN ADVERSE EFFECT ON YOUR OFFERED
CERTIFICATES.

         Conflicts Between Various Classes of Certificateholders and Lenders. In
the case of the pooled mortgage loans other than the Lincoln Square and World
Apparel Center pooled mortgage loans (which are primarily serviced and administered under pooling and servicing agreements for other commercial mortgage securitizations), the special servicer is given considerable latitude in determining when and how to liquidate or modify those pooled mortgage loans if they become defaulted and the series 2004-PWR5 controlling class representative is entitled to replace the special servicer and consent to various actions of the special servicer in connection with those pooled mortgage loans. In the case of the Lincoln Square mortgage loans, the applicable special servicer under the BSCMSI Series 2004-PWR4 Pooling and Servicing Agreement
(under which those mortgage loans are principally serviced and administered) is given considerable latitude in determining when and how to liquidate or modify those pooled mortgage loans if they become defaulted loans; the "controlling class" under the BSCMSI Series 2004-PWR4 Pooling and Servicing Agreement, or a
representative on its behalf, generally is entitled to replace that special servicer and consent to various actions of that special servicer in connection with those mortgage loans; the trust as the holder of the Lincoln Square pooled mortgage loan has various consultation (but not approval) rights associated with those actions; and the series 2004-PWR5 controlling class representative will be entitled to exercise those consultation rights on behalf of the trust. In the case of the World Apparel Center mortgage loans, the applicable special servicer under the JPMC Series 2004-LN2 Pooling and Servicing Agreement (under which those mortgage loans are principally serviced and administered) is given considerable latitude in determining when and how to liquidate or modify those pooled mortgage loans if they become defaulted loans; the "directing certificateholder" under the JPMC Series 2004-LN2 Pooling and Servicing
Agreement generally is entitled to replace that special servicer under that pooling and servicing agreement, subject to consultation (but not approval)
rights in favor of the trust as the holder of the related pooled mortgage loan
(among other persons); the holders of a majority in principal amount of those mortgage loans, or representatives on their behalf, are generally entitled to consult, direct or advise with respect to various actions of that special servicer in connection with those mortgage loans; the series 2004-PWR5 controlling class representative will be entitled to exercise any such consultation, direction or advice rights that exist in favor of the trust as the holder of the World Apparel Center pooled mortgage loan; and the applicable pooling and servicing agreement for each World Apparel Center non-pooled pari passu companion loan included or to be included in a commercial mortgage securitization provides or is anticipated to provide that the "controlling class representative", "directing certificateholder", "operating advisor" or other similar party under that pooling and servicing agreement will be entitled to exercise any such consultation, direction or advice rights that exist in favor of that securitization as the holder of the related World Apparel Center non-pooled pari passu companion loan. See "Servicing of the Mortgage Loans Under the Series 2004-PWR5 Pooling and Servicing Agreement", "Intercreditor and
Servicing Arrangements Regarding the Non-Trust-Serviced Pooled Mortgage Loans"
and Appendix D to this prospectus supplement. The "controlling class certificateholder", "directing certificateholder", "operating advisor" or other similar party for the securitizations in which the Lincoln Square and World
Apparel Center non-pooled pari passu companion loans are or may be included are determined or are anticipated to be determined under the related pooling and servicing agreement in a manner that is similar to the manner in which the series 2004-PWR5 controlling class representative is determined under the series
2004-PWR5 pooling and servicing agreement. The series 2004-PWR5 controlling class representative and/or the other controlling class representatives, directing certificateholders, operating advisors or similar parties described above may have interests that differ, perhaps materially, from yours. For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect the series 2004-PWR5 controlling class representative and the other controlling class representatives or similar parties

                                      S-32

described above to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion. None of them will have any liability for acting solely in their own interests.

         Conflicts Between the Trust Fund and the Mortgage Loan Sellers and
Their Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand.

         Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire or sell properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. Additionally, the proceeds of certain of the pooled mortgage loans were used to refinance debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or may have had equity investments in the borrowers
(or in the owners of the borrowers) or mortgaged properties under certain of the pooled mortgage loans. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the offered certificates.

         Conflicts Between Managers and the Borrowers. Substantially all of the
property managers for the mortgaged properties securing the pooled mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the pooled mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2004-PWR5 CERTIFICATEHOLDERS
EVEN IF YOU DO NOT AGREE WITH THOSE ACTIONS.

         In some circumstances, the consent or approval of the holders of a specified percentage of the series 2004-PWR5 certificates will be required to direct, consent to or approve certain actions, including amending the series
2004-PWR5 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2004-PWR5 certificates regardless of whether you agree with that consent or approval.

LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT
FOR YOU TO RESELL YOUR OFFERED CERTIFICATES AT ALL OR AT THE PRICE YOU WANT.

         There currently is no secondary market for the offered certificates.
Although the underwriters (exclusive of Wells Fargo Brokerage Services, LLC)
have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, we cannot assure you that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

BECAUSE THE OFFERED CERTIFICATES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE
EXERCISED INDIRECTLY AND THERE MAY BE OTHER ADVERSE CONSEQUENCES.

         Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for
The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. For more detailed information, you should refer to the following sections in the accompanying prospectus:

                                      S-33

         (1) "Risk Factors--If your certificates are issued in book-entry form, you will only be able to exercise your rights indirectly through
             DTC and you may also have limited access to information regarding those certificates"; and

         (2) "Description of the Certificates--Book-Entry Registration and
             Definitive Certificates".

RISKS RELATED TO THE MORTGAGE LOANS

EACH OF THE VARIOUS TYPES OF MORTGAGED PROPERTIES ARE SUBJECT TO UNIQUE RISKS
WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES.

         Mortgaged properties representing security for 39.4%, 33.1%, 8.2%,
5.6%, 4.8%, 2.9%, 2.2%, 2.0%, 0.9% and 0.8% of the initial mortgage pool balance are fee and/or leasehold interests in retail, office, industrial, multifamily, hospitality, self storage facility, manufactured housing community, ground leased land, mixed use and other properties, respectively. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

         (1) "Risk Factors--Risks Relating to the Mortgage Loans"; and

         (2) "Description of the Trust Funds--Mortgage Loans".

THE REPAYMENT OF A MULTIFAMILY OR COMMERCIAL MORTGAGE LOAN IS DEPENDENT ON THE
CASH FLOW PRODUCED BY THE CORRESPONDING MORTGAGED PROPERTY, WHICH CAN BE
VOLATILE AND INSUFFICIENT TO ALLOW TIMELY PAYMENT ON YOUR OFFERED CERTIFICATES.

         The mortgage loans that we intend to include in the trust fund are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.

         Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

         The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Substantially all of the mortgage loans that we intend to include in the trust fund were originated within twelve months prior to the cut-off date. Consequently, the mortgage loans should be considered not to have a long-standing payment history.

         The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

         o   the age, design and construction quality of the property;

         o   perceptions regarding the safety, convenience and attractiveness of the property;

         o   the proximity and attractiveness of competing properties;

         o   the adequacy of the property's management and maintenance;

         o   increases in operating expenses (including but not limited to insurance premiums) at the property and in relation to competing properties;

         o   an increase in the capital expenditures needed to maintain the property or make improvements;

         o   the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

                                      S-34

         o   a decline in the financial condition of a major tenant;

         o   an increase in vacancy rates; and

         o   a decline in rental rates as leases are renewed or entered into with new tenants.

         Other factors are more general in nature, such as:

         o   national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and
             unemployment rates);

         o   local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

         o   demographic factors;

         o   decreases in consumer confidence;

         o   changes in consumer tastes and preferences; and

         o   retroactive changes in building codes.

         The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

         o   the length of tenant leases;

         o   the creditworthiness of tenants;

         o   the level of tenant defaults;

         o   the ability to convert an unsuccessful property to an alternative use;

         o   new construction in the same market as the mortgaged property;

         o   rent control laws;

         o   the number and diversity of tenants;

         o   the rate at which new rentals occur; and

         o   the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

         A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

                                      S-35

NON-RECOURSE LOANS LIMIT REMEDIES FOLLOWING BORROWER DEFAULT.

         The mortgage loans that will back the offered certificates are generally non-recourse loans. Therefore, recourse generally may be had only against the specific mortgaged property securing the subject pooled mortgage loan and any other assets that may have been pledged to secure the subject pooled mortgage loan, which may or may not be sufficient to repay that pooled mortgage loan in full. Consequently, the repayment of each pooled mortgage loan will be primarily dependent upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that mortgaged property.

         Even in cases where the related loan documents provide for recourse against the borrower, a guarantor or another entity, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default with respect to any pooled mortgage loan.

         No mortgage loan that we intend to include in the trust fund is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by us, any mortgage loan seller, either master servicer, the special servicer, the trustee, the certificate administrator, the fiscal agent, any underwriter or any of their respective affiliates.

THE CONCENTRATION OF LOANS AND NUMBER OF LOANS WITH THE SAME OR RELATED
BORROWERS INCREASES THE POSSIBILITY OF LOSS ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES.

         The effect of mortgage pool loan losses will be more severe:

         o   if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

         o   if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

         The largest of the pooled mortgage loans or group of
cross-collateralized and cross-defaulted pooled mortgage loans is the 2941
Fairview Park Drive pooled mortgage loan, which represents 5.9% of the initial mortgage pool balance. The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans in the aggregate represent 35.6% of the initial mortgage pool balance. Each of the other pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans represents no greater than 2.1% of the initial mortgage pool balance.

         In addition, eight (8) groups of mortgage loans, in the aggregate representing twenty-one (21) individual pooled mortgage loans (two (2) groups composed of four (4) pooled mortgage loans; one (1) group composed of three (3)
pooled mortgage loans; and five (5) groups composed of two (2) pooled mortgage loans each) were made to borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of those eight (8) groups represent 9.2%, 2.9%, 1.8%,
0.9%, 0.6%, 0.5%, 0.4% and 0.4%, respectively, of the initial mortgage pool balance. These groups are in addition to the sole group of cross-collateralized pooled mortgage loans.

LIMITATIONS ON THE ENFORCEABILITY OF MULTI-BORROWER/MULTI-PROPERTY ARRANGEMENTS
MAY HAVE AN ADVERSE EFFECT ON RECOURSE IN THE EVENT OF A DEFAULT ON A MORTGAGE
LOAN.

         The trust fund will include some mortgage loans and groups of cross-collateralized mortgage loans that, in each case, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan or group of cross-collateralized mortgage loans.

                                      S-36

         Arrangements whereby multiple borrowers grant their respective mortgaged properties as security for a mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

         o   the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

         o   the person:

             (1) was insolvent at the time of the incurrence of the obligation or transfer, or

             (2) was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person's assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

             (3) intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as those debts matured.

         Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

         o   the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property for the equal benefit of the other related borrowers; and

         o   the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

         We cannot assure you that a lien granted by a borrower on its mortgaged property to secure a multi-borrower/multi-property mortgage loan or group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

         In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan. See
"Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool"
in this prospectus supplement for more information regarding any multi-property mortgage loans in the trust fund.

STATE AND FEDERAL LAWS APPLICABLE TO FORECLOSURE ACTIONS MAY AFFECT THE TIMING
OF PAYMENTS ON YOUR CERTIFICATES.

         The ability to realize upon the pooled mortgage loans may be limited by the application of state laws. For example, some states, including California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any pooled mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted)
before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on the pooled mortgage loans.

                                      S-37

CONVERTING COMMERCIAL PROPERTIES TO ALTERNATIVE USES MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES; AND LIMITED
ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE LIQUIDATION VALUE OF A
MORTGAGED PROPERTY.

         Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.
This is because:

         o   converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

         o   zoning, land use or other restrictions also may prevent alternative uses.

         The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See
"--Mortgaged Properties that are Not In Compliance with Zoning and Building Code
Requirements and Use Restrictions Could Adversely Affect Payments on Your
Certificates" in this prospectus supplement.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN THERE IS NO CHANGE IN CURRENT
OPERATING INCOME.

         Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

         o   changes in governmental regulations, fiscal policy, zoning or tax laws;

         o   potential environmental legislation or liabilities or other legal liabilities;

         o   proximity and attractiveness of competing properties;

         o   new construction of competing properties in the same market;

         o   convertibility of a mortgaged property to an alternative use;

         o   the availability of refinancing; and

         o   changes in interest rate levels.

TENANT CONCENTRATION INCREASES THE RISK THAT CASH FLOW WILL BE INTERRUPTED WHICH
COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

         A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Twenty-two (22)
of the mortgaged properties, representing security for 9.9% of the initial mortgage pool balance, are leased to single tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

         o   the financial effect of the absence of rental income may be severe;

         o   more time may be required to re-lease the space; and

         o   substantial capital costs may be incurred to make the space appropriate for replacement tenants.

                                      S-38

         Additionally, some of the tenants at the mortgaged properties
(including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to the related maturity date or anticipated repayment date. See Appendix A to this prospectus supplement. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related pooled mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

         Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

         In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

         For further information with respect to tenant concentrations, see
Appendix B to this prospectus supplement.

RENEWAL, TERMINATION, EXPIRATION OF LEASES AND RELETTING ENTAILS RISKS THAT MAY
ADVERSELY AFFECT YOUR INVESTMENT.

         Repayment of pooled mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties securing the pooled mortgage loans may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations. In addition, certain of the mortgaged properties securing the pooled mortgage loans may be leased to either a single or other significant tenant with a lease termination option date or lease expiration date that is prior to the maturity date or anticipated repayment date of such mortgage loan.

         In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. This "dark"
space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

         In the case of certain pooled mortgage loans, 100% of the tenant leases at the mortgaged property may expire at various times prior to the loan's maturity date, including single tenant properties whose sole tenant lease may expire prior to the loan's maturity date. See Appendix B to this prospectus supplement for the lease expiration dates for the three largest tenants (or, if applicable, single tenant) at the related mortgaged property. We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Income from and the market value of the mortgaged properties securing the pooled mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. In addition, certain tenants at the mortgaged properties securing the pooled mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor tenant ceases operations at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. A tenant's lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

         If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.

         Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.
Fifty (50) of the mortgage loans, representing security for 53.0% of the initial mortgage pool balance (excluding multifamily, manufactured housing community, self-storage and hospitality properties), as of the cut-off date have either upfront and/or

                                      S-39

continuing reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds
(if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

         If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

         See Appendix A, Appendix B and Appendix C to this prospectus supplement for additional information regarding the occupancy or leasing percentages at the mortgaged properties. The Percent Leased presented in that Appendix B and
Appendix C for each mortgaged property should not be construed as a statement that the relevant units, area or pads are occupied.

A CONCENTRATION OF MORTGAGED PROPERTIES IN ONE OR MORE GEOGRAPHIC AREAS REDUCES
DIVERSIFICATION AND MAY INCREASE THE RISK THAT YOUR CERTIFICATES MAY NOT BE PAID
IN FULL.

         Mortgaged properties located in California, Virginia, New Jersey, New
York, Ohio and North Carolina represent approximately 19.2%, 8.0%, 7.0%, 6.1%,
5.2% and 5.1%, respectively, by initial mortgage pool balance. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In some historical periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors, e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts also may adversely affect the mortgaged properties.
For example, mortgaged properties located in California, Texas and Florida may be more susceptible to certain hazards (such as earthquakes, widespread fires or hurricanes) than properties in other parts of the country.

PRIOR BANKRUPTCIES MAY BE RELEVANT TO FUTURE PERFORMANCE.

         There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions in the past. If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the
Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents.

TENANT BANKRUPTCIES MAY ADVERSELY AFFECT THE INCOME PRODUCED BY THE MORTGAGED
PROPERTIES AND MAY ADVERSELY AFFECT THE PAYMENTS ON YOUR CERTIFICATES.

         The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

                                      S-40

ENVIRONMENTAL CONDITIONS OF THE MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND
TO LIABILITY UNDER FEDERAL AND STATE LAWS, REDUCING THE VALUE AND CASH FLOW OF
THE MORTGAGED PROPERTIES, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR OFFERED
CERTIFICATES.

         The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the pooled mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials.
In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

         The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

         In addition, under certain circumstances, a lender (such as the trust)
could be liable for the costs of responding to an environmental hazard.

         Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "Description of the Mortgage Pool--Assessments of Property Value
and Condition--Environmental Insurance", all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification.

         In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

         o   an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

         o   a responsible third party was identified as being responsible for the remediation; or

         o   the related originator of the pooled mortgage loan generally required the related borrower:

             (a) to take investigative and/or remedial action; or

             (b) to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remediation; or

             (c) to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

                                      S-41

             (d) to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

             (e) to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of
                 environmental insurance) or provide an indemnity from an
                 individual or an entity.

         Some borrowers under the pooled mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

         In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

         In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Raytheon R&D
Facility and representing 1.1% of the initial mortgage pool balance, prior to its acquisition by the borrower, the mortgaged property was owned by Raytheon
Company ("Raytheon", rated "Baa3" by Moody's and "BBB-" by S&P and Fitch), a
"large quantity generator" of hazardous wastes under the Resource Conservation and Recovery Act. Environmental reports indicated that the groundwater at the mortgaged property was impacted with chlorinated solvents and other contaminants and that the groundwater on and off the mortgaged property was impacted with
TCEs in excess of the State of California's maximum contaminant levels. Raytheon has been identified as the responsible party to address remediation and monitoring of such chlorinated solvents, TCEs and other contaminants and is undertaking additional subsurface activities offsite to determine the extent of the contamination. In light of the property condition, and to mitigate any related environmental liability, Raytheon has agreed to indemnify the borrower with respect to environmental contamination at the mortgaged property caused by
Raytheon, and Raytheon separately has agreed that such indemnity will accrue to the benefit of the lender and its successors and assigns. There can be no assurance that such indemnity agreement will be enforceable or that Raytheon will have sufficient funds to pay all amounts covered by its indemnity agreement. In addition, the borrower has obtained a "Pollution Liability Policy"
covering known conditions and the lender, its successors and assigns are named insureds under the endorsement to the policy. The policy has a 10-year term which expires on August 26, 2014, with a coverage limit of $5 million. Pursuant to the terms of the policy, the insured is required to spend $50,000 to enforce the indemnity agreement against Raytheon before coverage under the policy is available, subject to a $25,000 deductible.

         In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as the 100 Route
46 property, which mortgaged property secures 1.3% of the initial mortgage pool balance, site remediation related to the removal of underground storage tanks is currently ongoing with oversight by the New Jersey Department of Environmental
Protection. Benzene contaminated soil and groundwater is being addressed by removal of the soil and natural attenuation of the groundwater. Additionally, further investigation is recommended into two additional areas of suspected contamination identified by a contractor during installation of a water line.
The environmental report indicated that in similar cases, provided no additional contamination is identified, costs to achieve a "no further action" status could be in the range of $300,000 to $500,000 and take several years and assumes that no active remediation would be required with respect to groundwater. An escrow in the amount of $1,850,000 has been established solely for the completion of the remediation. In addition, the related borrower has provided a Chubb Group of
Insurance Companies secured creditor environmental insurance policy (lesser of loan balance) with a $2,000,000 limit of liability expiring on October 1, 2018.

         Forty-seven (47) mortgaged properties, securing 15.5% of the initial mortgage pool balance, are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy. In each such case, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or (in the case of forty-three (43) of those mortgaged properties, representing 12.5% of the initial mortgage pool balance) was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. We describe the secured creditor impaired property policies,

                                      S-42

environmental insurance policies and pollution limited liability environmental impairment policies under "Description of the Mortgage Pool--Assessments of
Property Value and Condition--Environmental Insurance" in this prospectus supplement.

         We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

         o   future laws, ordinances or regulations will not impose any material environmental liability; or

         o   the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties
             (such as underground storage tanks).

         Portions of some of the mortgaged properties securing the pooled mortgage loans may include tenants who operate on-site dry-cleaners and gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related pooled mortgage loan.

         Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of the related pooled property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to series 2004-PWR5 certificateholders.

IF A BORROWER IS UNABLE TO REPAY ITS LOAN ON ITS MATURITY DATE OR DOES NOT REPAY
ITS LOAN ON ANY ANTICIPATED REPAYMENT DATE, YOU MAY EXPERIENCE A LOSS OR DELAY
IN PAYMENTS ON YOUR CERTIFICATES.

         As described in this prospectus supplement, approximately 95.2% of the pooled mortgage loans are balloon mortgage loans, including approximately 16.2%
of the pooled mortgage loans that provide material incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the related pooled mortgage loan or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan in full with interest. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

         o   the availability of, and competition for, credit for commercial properties;

         o   prevailing interest rates;

         o   the fair market value of the related mortgaged property;

         o   the borrower's equity in the related mortgaged property;

         o   the borrower's financial condition;

                                      S-43

         o   the operating history and occupancy level of the mortgaged property;

         o   tax laws; and

         o   prevailing general and regional economic conditions.

         The availability of funds in the credit markets fluctuates over time.

         None of the mortgage loan sellers, any party to the series 2004-PWR5 pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED PROPERTY.

         The pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Lincoln Square and
World Apparel Center are each part of a group of mortgage loans that are all secured by the same mortgage on the related mortgaged property or properties.
The borrowers under the Lincoln Square pooled mortgage loan and some of the other mortgage loans or their affiliates have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower. In addition, the pooled mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property or other obligations in the ordinary course of business relating to the mortgaged property. See "Description of the Mortgage Pool - Certain
Characteristics of the Mortgage Pool - Pari Passu, Subordinate and Other
Financing" and Appendix B to this prospectus supplement. Except as described in that section, we make no representation with respect to the pooled mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

         In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by this borrower. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

         When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date.
Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

         Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

                                      S-44

         Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS RELATING TO A BORROWER CAN RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION OF THE RELATED MORTGAGE LOAN AND CAN OTHERWISE
IMPAIR REPAYMENT OF THE RELATED MORTGAGE LOAN.

         Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

         o   grant a debtor a reasonable time to cure a payment default on a mortgage loan;

         o   reduce monthly payments due under a mortgage loan;

         o   change the rate of interest due on a mortgage loan; or

         o   otherwise alter the mortgage loan's repayment schedule.

         Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lock-box arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

         As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

         Eight (8) groups of mortgage loans, representing 9.2%, 2.9%, 1.8%,
0.9%, 0.6%, 0.5%, 0.4% and 0.4%, respectively, of the initial mortgage pool balance and together representing twenty-one (21) individual pooled mortgage loans, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. These groups are in addition to the sole group of cross-collateralized pooled mortgage loans. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related pooled mortgage loans.

         As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

         A number of the borrowers under the pooled mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership.
The

                                      S-45

dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

         With respect to a number of the pooled mortgage loans, the borrowers own the related mortgaged property as tenants in common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related pooled mortgage loan. Not all tenants in common for all pooled mortgage loans are special purpose entities.

         We cannot assure you that any principal or affiliate of any borrower under a pooled mortgage loan has not been a party to any bankruptcy proceeding.

BORROWERS THAT ARE NOT BANKRUPTCY REMOTE ENTITIES MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS MAY ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

         While many of the borrowers under the pooled mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the pooled mortgage loans are not special purpose entities. Additionally, most borrowers under the pooled mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

THE OPERATION OF COMMERCIAL PROPERTIES IS DEPENDENT UPON SUCCESSFUL MANAGEMENT.

         The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

         o   responding to changes in the local market;

         o   planning and implementing the rental structure;

         o   operating the property and providing building services;

         o   managing operating expenses; and

         o   assuring that maintenance and capital improvements are carried out in a timely fashion.

         Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

         A property manager, by controlling costs, providing appropriate service to tenants and overseeing property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value.
On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

         We make no representation or warranty as to the skills of any present or future managers with respect to the mortgaged properties securing the pooled mortgage loans. Additionally, we cannot assure you that any of those property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE.

         Provisions in the pooled mortgage loans requiring yield maintenance charges or Lock-out Periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the pooled mortgage loans requiring yield

                                      S-46

maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a pooled mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a pooled mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

         Additionally, although the collateral substitution provisions in the pooled mortgage loans related to defeasance do not have the same effect on the series 2004-PWR5 certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS RISKS THAT COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

         Most of the mortgage loans that we intend to include in the trust fund do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

         Although many of the mortgage loans that we intend to include in the trust fund require that funds be put aside for specific reserves, certain of those mortgage loans do not require any reserves. Furthermore, we cannot assure you that any such reserve amounts that do or may exist at any time will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any pooled mortgage loan:

         o   a title insurer will have the ability to pay title insurance claims made upon it;

         o   the title insurer will maintain its present financial strength; or

         o   a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES THAT ARE NOT IN COMPLIANCE WITH ZONING AND BUILDING CODE
REQUIREMENTS AND USE RESTRICTIONS COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

         Noncompliance with zoning and building codes may cause the borrower with respect to any pooled mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the pooled mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

         Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a

                                      S-47

permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related pooled mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related pooled mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty.
If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

         In addition, certain mortgaged properties may be subject to zoning, land use or building restrictions in the future. In this respect, certain of the mortgaged properties are subject to historical landmark designations, which restrict the ability of the related owners to alter the structures.

         Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower's right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loans.

CONDEMNATIONS WITH RESPECT TO MORTGAGED PROPERTIES COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.

         From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the pooled mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related pooled mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related pooled mortgage loan.
Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

         The mortgaged properties securing the pooled mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related loan documents. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

         Some of the mortgaged properties securing the pooled mortgage loans are located in California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans that we intend to include in the trust fund generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

         With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that (i) the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located and (ii) in certain cases the borrower is permitted to self-insure for that coverage subject to the borrower's owner satisfying certain minimum net worth requirements or having an investment grade rating and satisfying maximum leverage limits on its real

                                      S-48

estate portfolio) or (b) the borrowers are required to provide such additional insurance coverage as a lender (such as the trust) may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those mortgaged properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. Such policies may also not provide coverage for biological, chemical or nuclear events.

         Some of the mortgaged properties securing the pooled mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

         After the September 11, 2001 terrorist attacks in New York City, the
Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers ninety percent
(90%) of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate December 31, 2005. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if such exclusion exempts losses that would otherwise be subject to the act; provided, that an insurer may reinstate such a terrorism exclusion if the insured either (a) authorized such reinstatement in writing or (b) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

         The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts purely of domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies.
Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and copayment provisions thereof.
Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration of the federal program, there is no assurance that subsequent terrorism legislation would be passed.

         As a result of these factors, the amount available to make distributions on your certificates could be reduced.

PROPERTY INSPECTIONS AND ENGINEERING REPORTS MAY NOT REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON A MORTGAGED PROPERTY.

         Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the pooled mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee's satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been

                                      S-49

reserved to remedy the material condition. Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the series 2004-PWR5 certificates.

APPRAISALS MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED PROPERTIES.

         In general, in connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, the values of the mortgaged properties securing the pooled mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix A and Appendix B to this prospectus supplement. In each case the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the pooled mortgage loans.

         The appraisals for certain of the mortgaged properties state a
"stabilized value" as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value has been used in the calculation of the loan-to-value ratios in this prospectus supplement only in cases where such events have occurred.

THE OPERATION OF A MORTGAGED PROPERTY FOLLOWING FORECLOSURE MAY AFFECT THE TAX
STATUS OF THE TRUST FUND AND MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         If the trust fund acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates may be reduced. The special servicer may permit the trust fund to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

         In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2004-PWR5 certificateholders.

TENANT LEASES MAY HAVE PROVISIONS THAT COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

         In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                                      S-50

         Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights (such as a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

LITIGATION ARISING OUT OF ORDINARY BUSINESS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

         There may be pending or threatened legal proceedings against the borrowers, the sponsors and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates arising out of their ordinary course of business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

         With respect to the mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Sussex Industrial, and representing 1.1% of the initial mortgage pool balance, one of the borrower principals is a defendant in an action brought by the United States in connection with an alleged conspiracy to evade and failure to pay excise taxes on the domestic sale of freon. The trial is currently scheduled to commence in
January 2005 in the U.S. District Court, Eastern District of New York. At
origination, the originator required that this principal, who is also a guarantor of the nonrecourse carveouts, provide a letter of credit with a face amount of $1,400,000 as additional security for the related mortgage loan; the letter of credit may be drawn down upon the occurrence of an event of default under the related mortgage loan so long as the action against this principal has not been dismissed. We cannot assure you that any such litigation, if adversely determined, would not have a material adverse effect on your certificates.

         In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as the Northern
NJ Portfolio and representing 1.3% of the initial mortgage pool balance, according to published reports, Charles Kushner, the former sole director and shareholder of the managing member of the borrower and currently an approximately 11% limited partner of the managing member of the borrower, pled guilty on August 18, 2004 to 16 counts of assisting in the filing of false tax returns, one count of retaliating against a cooperative witness and one count of making false statements to the Federal Election Committee. Mr. Kushner is reported to have resigned from his post as the chairman of the Kushner
Companies. According to published reports, the terms of the plea agreement call for him to serve 18 to 24 months in prison. Despite Mr. Kushner's position solely as a limited partner, we cannot assure you that Mr. Kushner's guilty plea and any resulting sentence would not have an adverse effect on the performance of the related mortgaged property or the pooled mortgage loan.

         In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 2941 Fairview
Park Drive and representing 5.9% of the initial mortgage pool balance, a former business partner of a borrower principal who was a prior manager of the related mortgaged property has a suit pending against the borrower and the principal of the borrower relating to, among other things, claims for estimated management fees under a prior management agreement which in the aggregate total approximately $3.6 million dollars. The principals of the borrower have certain counterclaims pending and the costs of expenses, as well as losses in connection with an adverse outcome, of this litigation have been guaranteed by the guarantor of the non-recourse carve-outs under the related pooled mortgage loan.

THE COSTS OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY
ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN.

         Under the Americans with Disabilities Act of 1990, public
accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the
Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related pooled mortgage loan would be reduced.

                                      S-51

LOANS SECURED BY MORTGAGES ON A LEASEHOLD INTEREST WILL SUBJECT YOUR INVESTMENT
TO A RISK OF LOSS UPON A LEASE DEFAULT.

         In the case of seven (7) mortgaged properties, with an aggregate allocated loan amount representing 7.0% of the initial mortgage pool balance, the borrower's interest consists solely, or in material part, of a leasehold interest under a ground lease. These mortgaged properties consist of the mortgaged properties identified on Appendix B to this prospectus supplement as
Fullerton Metrocenter, New Castle Marketplace, BJ's Wholesale Club at
Quartermaster Plaza, Citiwide Storage, 3807 Wilshire Boulevard, Plaza 5400 and
Scholar's Quad Apartments.

         Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security. Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

         Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the ground lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower's position under the lease only if the ground lease specifically grants the lender such right. If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.
In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

         Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease.
These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

         The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS.

         With respect to certain of the pooled mortgage loans, the related mortgaged property consists of the related borrower's interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.

                                      S-52

Consequently, servicing and realizing upon the collateral described above could subject the series 2004-PWR5 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

TENANCIES IN COMMON MAY HINDER RECOVERY.

         Twenty-five (25) of the pooled mortgage loans, representing 11.3% of the initial mortgage pool balance, have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition)
such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related pooled mortgage loans may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In some cases, the related tenant in common borrower waived its right to partition, reducing the risk of partition.
However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related pooled mortgage loan documents provide for full recourse to the related tenant in common borrower and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant in common files for partition. In some cases, the related borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure.

THE RECORDING OF THE MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE
CERTIFICATES.

         The mortgages or assignments of mortgage for some of the pooled mortgage loans have been or may be recorded in the name of Mortgage Electronic
Registration Systems, Inc. or MERS, solely as nominee for the lender and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the
Trustee, then any related expenses will be paid by the Trust and will reduce the amount available to pay principal of and interest on the certificates.

         The recording of mortgages in the name of MERS is a fairly recent practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosures sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certi?cateholders and increase the amount of losses on the pooled mortgage loans.

OTHER RISKS

TERRORIST ATTACKS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND
PAYMENTS ON THE UNDERLYING MORTGAGE LOANS.

         Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the pooled mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere and the nature and extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize.

                                      S-53

ADDITIONAL RISKS

         See "Risk Factors" in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

         From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

         This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         We, Bear Stearns Commercial Mortgage Securities Inc., were incorporated in the State of Delaware on April 20, 1987. Our principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Our telephone number is
(212) 272-2000. We do not have, nor is it expected in the future that we will have, any significant assets.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

         The series 2004-PWR5 certificates will be issued on the Issue Date pursuant to the series 2004-PWR5 pooling and servicing agreement. Some of the provisions of the offered certificates and the series 2004-PWR5 pooling and servicing agreement are described in this "Description of the Offered
Certificates" section of this prospectus supplement. For additional detailed information regarding the terms of the series 2004-PWR5 pooling and servicing agreement and the offered certificates, you should refer to the section in this prospectus supplement titled "Servicing of the Mortgage Loans Under the Series
2004-PWR5 Pooling and Servicing Agreement" and to the sections in the accompanying prospectus titled "Description of the Certificates" and
"Description of the Pooling and Servicing Agreements".

         The series 2004-PWR5 certificates collectively will represent the entire beneficial ownership interest in a trust fund consisting primarily of:

         o   the pooled mortgage loans;

         o   any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

         o   the loan documents for the pooled mortgage loans (insofar as they are required to be delivered to the trustee);

         o   certain rights granted initially to us under the mortgage loan purchase agreements;

                                      S-54

         o   any REO Properties acquired by or on behalf of the trust fund with respect to defaulted pooled mortgage loans (but, in the case of any mortgage loan secured by a mortgaged property identified on
             Appendix B to this prospectus supplement as Lincoln Square and
             World Apparel Center and in the case of the A/B Mortgage Loans, only to the extent of the trust fund's interest therein); and

         o   those funds or assets as from time to time are deposited in each master servicer's collection account described under "Servicing of the Mortgage Loans Under the Series 2004-PWR5 Pooling and Servicing
             Agreement--Collection Accounts" in this prospectus supplement, the special servicer's REO account as described under "Servicing of the
             Mortgage Loans Under the Series 2004-PWR5 Pooling and Servicing
             Agreement--REO Account", the certificate administrator's
             distribution account described under "--Distribution Account" below or the certificate administrator's interest reserve account described under "--Interest Reserve Account" below.

         The series 2004-PWR5 certificates will include the following classes:

         o   the A-1, A-2, A-3, A-4, A-5, X-2, B, C and D classes, which are the classes of series 2004-PWR5 certificates that are offered by this prospectus supplement, and

         o   the X-1, E, F, G, H, J, K, L, M, N, P, Q, R and V classes, which are the classes of series 2004-PWR5 certificates that--

             1.  will be retained or privately placed by us, and

             2.  are not offered by this prospectus supplement.

         It is expected that Citigroup Alternative Investments LLC will acquire several non-offered classes of the series 2004-PWR5 certificates, including the class Q certificates.

CERTIFICATE PRINCIPAL BALANCES AND CERTIFICATE NOTIONAL AMOUNTS

         The class A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G, H, J, K, L, M, N,
P and Q certificates are the only series 2004-PWR5 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the subject certificate is entitled over time out of payments and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to that certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the pooled mortgage loans and default-related and otherwise unanticipated trust fund expenses. Notwithstanding the provisions described above, the principal balance of a principal balance certificate may be restored under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances. See
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" below.

         The class X-1 and X-2 certificates will not have principal balances.
For purposes of calculating the amount of accrued interest with respect to those certificates, however, each of those classes will have a notional amount. The initial notional amounts of the class X-1 and X-2 certificates are shown in the table appearing under the caption "Summary--Overview of the Series 2004-PWR5
Certificates" in this prospectus supplement. The actual notional amounts of the class X-1 and X-2 certificates at initial issuance may be larger or smaller than the amounts shown in that table, depending on, among other things, the actual size of the initial mortgage pool balance.

         The total notional amount of the class X-1 certificates will equal the total principal balance of the class A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G,
H, J, K, L, M, N, P and Q certificates outstanding from time to time.

         The total notional amount of the Class X-2 certificates will equal:

                                      S-55

         o   during the period from the Issue Date through and including the distribution date in October 2005, the sum of (a) the lesser of
             $94,949,000 and the total principal balance of the class A-1 certificates outstanding from time to time and (b) the total principal balance of the class A-2, A-3, A-4, A-5, B, C, D, E, F,
             G, H, J, K and L certificates outstanding from time to time;

         o   during the period following the distribution date in October 2005 through and including the distribution date in October 2006, the sum of (a) the lesser of $36,063,000 and the total principal balance of the class A-1 certificates outstanding from time to time and (b) the total principal balance of the class A-2, A-3, A-4,
             A-5, B, C, D, E, F, G, H, J, K and L certificates outstanding from time to time;

         o   during the period following the distribution date in October 2006 through and including the distribution date in October 2007, the sum of (a) the lesser of $131,883,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the total principal balance of the class A-3, A-4, A-5,
             B, C, D, E, F and G certificates outstanding from time to time and
             (c) the lesser of $12,498,000 and the total principal balance of the class H certificates outstanding from time to time;

         o   during the period following the distribution date in October 2007 through and including the distribution date in October 2008, the sum of (a) the lesser of $73,349,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the total principal balance of the class A-3, A-4, A-5,
             B, C, D and E certificates outstanding from time to time and (c)
             the lesser of $14,870,000 and the total principal balance of the class F certificates outstanding from time to time;

         o   during the period following the distribution date in October 2008 through and including the distribution date in October 2009, the sum of (a) the lesser of $59,203,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the total principal balance of the class A-4, A-5, B, C and D certificates outstanding from time to time and (c) the lesser of $8,342,000 and the total principal balance of the class E certificates outstanding from time to time;

         o   during the period following the distribution date in October 2009 through and including the distribution date in October 2010, the sum of (a) the lesser of $10,506,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the total principal balance of the class A-4, A-5, B and
             C certificates outstanding from time to time and (c) the lesser of
             $11,296,000 and the total principal balance of the class D certificates outstanding from time to time;

         o   during the period following the distribution date in October 2010 through and including the distribution date in October 2011, the sum of (a) the lesser of $557,594,000 and the total principal balance of the class A-5 certificates outstanding from time to time, (b) the total principal balance of the class B certificates outstanding from time to time and (c) the lesser of $5,429,000 and the total principal balance of the class C certificates outstanding from time to time;

         o   during the period following the distribution date in October 2011 through and including the distribution date in October 2012, the sum of (a) the lesser of $514,926,000 and the total principal balance of the class A-5 certificates outstanding from time to time and (b) the lesser of $22,432,000 and the total principal balance of the class B certificates outstanding from time to time; and

         o   following the distribution date occurring in October 2012, $0.

         The principal balances of the class M, N, P and Q certificates will not be represented (in whole or in part) in the notional amount of the class X-2 certificates at any time.

         The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

                                      S-56

         The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that are ARD Loans.

         In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any principal balance certificate from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of principal balance certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's report.

DISTRIBUTION ACCOUNT

         General. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the series
2004-PWR5 certificates and from which it will make those distributions. That distribution account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies Moody's, Fitch and DBRS standards for securitizations similar to the one involving the offered certificates.

         Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

         o   All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund that are then on deposit in that master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

             1.  monthly debt service payments due on a due date in a month subsequent to the month in which the subject distribution date occurs;

             2.  payments and other collections received by or on behalf of the trust fund after the end of the related collection period;

             3.  Authorized Collection Account Withdrawals, including--

                 (a) amounts payable to a master servicer or the special
                     servicer as indemnification or as compensation, including
                     master servicing fees, special servicing fees, workout
                     fees, liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on advances, late payment charges and Default Interest,

                 (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

                 (c) amounts payable with respect to other trust fund expenses;
                     and

                 (d) amounts deposited in that master servicer's collection account in error.

         o   Any advances of delinquent monthly debt service payments made by that master servicer with respect to those pooled mortgage loans for which it is the applicable master servicer for that
             distribution date.

         o   Any payments made by that master servicer to cover Prepayment
             Interest Shortfalls incurred with respect to those pooled mortgage loans for which it is the applicable master servicer during the related collection period.

         See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2004-PWR5 Pooling and
Servicing Agreement--Collection Accounts" and "--Servicing and Other
Compensation and Payment of Expenses" in this prospectus supplement.

                                      S-57

         With respect to the distribution date that occurs during March in any calendar year subsequent to 2004, the certificate administrator will be required to transfer from the interest reserve account, which we describe under
"--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360
Basis.

         The certificate administrator may, at its own risk, invest funds held in the distribution account in Permitted Investments, which are described in the
Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

         Withdrawals. The certificate administrator may from time to time make withdrawals from the distribution account for any of the following purposes:

         o   to make distributions on the series 2004-PWR5 certificates;

         o   to pay itself, the tax administrator, the servicer report
             administrator and the trustee monthly fees that are described under
             "--Matters Regarding the Certificate Administrator, the Tax
             Administrator, the Trustee and the Fiscal Agent" and "--Reports to
             Certificateholders; Available Information" below;

         o   to pay any indemnities and reimbursements owed to itself, the tax administrator, the trustee, the fiscal agent and various related persons as described under "--Matters Regarding the Certificate
             Administrator, the Tax Administrator, the Trustee and the Fiscal
             Agent" below;

         o   to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2004-PWR5 pooling and servicing agreement;

         o   to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Material Federal Income Tax Consequences--Taxes that May Be Imposed on the REMIC Pool--Prohibited Transactions" in
             the accompanying prospectus and "Servicing of the Mortgage Loans
             Under the Series 2004-PWR5 Pooling and Servicing Agreement--REO
             Account" in this prospectus supplement;

         o   to pay itself net investment earnings earned on funds in the distribution account for each collection period;

         o   to pay for the cost of recording the series 2004-PWR5 pooling and servicing agreement;

         o   with respect to each distribution date during February of any year subsequent to 2004 and each distribution date during January of any year subsequent to 2004 that is not a leap year, to transfer to the certificate administrator's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans that accrue interest on an
             Actual/360 Basis;

         o   to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

         o   to clear and terminate the distribution account upon the
             termination of the series 2004-PWR5 pooling and servicing
             agreement.

INTEREST RESERVE ACCOUNT

         The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies Moody's, Fitch and DBRS standards for securitizations similar to the one involving the offered certificates. The certificate administrator may, at its own risk, invest funds held in the interest reserve account in

                                      S-58

Permitted Investments, which are described in the Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

         During January, except in a leap year, and February of each calendar year subsequent to 2004, the certificate administrator must, on or before the distribution date in that month, withdraw from the distribution account and deposit in the interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal
Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include
Post-ARD Additional Interest.

         During March of each calendar year subsequent to 2004, the certificate administrator must, on or before the distribution date in that month, withdraw from the interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360
Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available
Distribution Amount for the distribution date during the month of transfer.

DISTRIBUTIONS

         General. On each distribution date, the certificate administrator will, subject to the exception described in the next sentence, make all distributions required to be made on the series 2004-PWR5 certificates on that distribution date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest to the registered holder of any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

         Distributions made to a class of series 2004-PWR5 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

         In order for a series 2004-PWR5 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs.
Otherwise, that certificateholder will receive its distributions by check mailed to it.

         Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Delivery, Form and Denomination" below.

         If, in connection with any distribution date, the certificate administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the certificate administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but there can be no assurance that DTC will be able to do so. The certificate administrator, the master servicers, the special servicer, the trustee and the fiscal agent will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to series 2004-PWR5 certificateholders. In addition, if the certificate administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the certificate administrator will be entitled to reimbursement from the trust. Any such reimbursement will constitute "Additional Trust Fund Expenses".

         Interest Distributions. All of the classes of the series 2004-PWR5 certificates will bear interest, except for the R and V classes.

                                      S-59

         With respect to each interest-bearing class of the series 2004-PWR5 certificates, interest will accrue during each interest accrual period based upon:

         o   the pass-through rate for that class and interest accrual period;

         o   the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

         o   the assumption that each year consists of twelve 30-day months.

         On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under "--Priority of
Distributions" below, the holders of each interest-bearing class of the series
2004-PWR5 certificates will be entitled to receive--

         o   the total amount of interest accrued during the related interest accrual period (and any distributable interest that remains unpaid from prior distribution dates) with respect to that class of certificates, reduced by

         o   the portion of any Net Aggregate Prepayment Interest Shortfall (if
             any) for that distribution date that is allocable to that class of series 2004-PWR5 certificates.

         In addition, if any class of principal balance certificates experiences the restoration of its principal balance on any distribution date under the limited circumstances that we describe under "--Reductions of Certificates
Principal Balances in Connection with Realized Losses and Additional Trust Funds
Expenses" below, then that class will also be entitled (also subject to the
Available Distribution Amount for that distribution date and the distribution priorities described under "--Priority of Distributions" below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that class in effect from time to time.

         If the holders of any interest-bearing class of the series 2004-PWR5 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraphs, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available Distribution Amount for those future distribution dates and the distribution priorities described under
"--Priority of Distributions" below.

         No portion of any Net Aggregate Prepayment Interest Shortfall for any
distribution date will be allocable to the class X-1 or class X-2 certificates.
The portion of any Net Aggregate Prepayment Interest Shortfall for any
distribution date that is allocable to any particular class of series 2004-PWR5 principal balance certificates will equal the product of--

         o   the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

         o   a fraction--

             1.  the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

             2.  the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the series 2004-PWR5 principal balance certificates.

         Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2004-PWR5 certificates for the initial interest accrual period is shown in the table appearing under the caption
"Summary--Overview of the Series 2004-PWR5 Certificates" in this prospectus supplement.

                                      S-60

         The pass-through rates for the class     ,     ,    and    certificates
for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to the subject class for the initial interest accrual period.

         The pass-through rates for the class    ,    ,    ,    ,    ,    ,    ,
   ,    ,    ,    ,    and   certificates for each subsequent interest accrual
period will, in the case of each of these classes, equal the lesser of:

         o   the pass-through rate applicable to that class of certificates for the initial interest accrual period, and

         o   the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period.

         The pass-through rates applicable to the class    ,    ,    and
certificates for each interest accrual period will, in the case of each of those classes, equal the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period, minus a specified percentage. In the case of the class certificates, that percentage is %, in the
case of the class certificates, that percentage is    % and in the case of the
class certificates, that percentage is    %.

         The pass-through rate applicable to the class    ,    ,    and
certificates for each interest accrual period will equal the Weighted Average
Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period.

         The pass-through rate for the class X-2 certificates, for each interest accrual period through and including the interest accrual period related to the
October 2012 distribution date, will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the class X-2 certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2004-PWR5 principal balance certificates. If all or a designated portion of the total principal balance of any class of series 2004-PWR5 principal balance certificates is identified under "--Certificate Principal
Balances and Certificate Notional Amounts" above as being part of the total notional amount of the class X-2 certificates immediately prior to any distribution date, then that total principal balance (or designated portion thereof) will represent a separate component of the total notional amount of the class X-2 certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period related to the October 2012 distribution date, on any particular component of the total notional amount of the class X-2 certificates immediately prior to the related distribution date, the applicable class X-2 Strip Rate will equal the excess, if any, of:

         o   the lesser of (a) the reference rate specified on Schedule B for such interest accrual period and (b) the Weighted Average Pool
             Pass-Through Rate for the related distribution date that
             corresponds to such interest accrual period, over

         o   the pass-through rate in effect during such interest accrual period for the class of series 2004-PWR5 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

         Following the interest accrual period related to the October 2012 distribution date, the class X-2 certificates will cease to accrue interest. In connection therewith, the class X-2 certificates will have a 0% pass-through rate for the interest accrual period related to the November 2012 distribution date and for each interest accrual period thereafter.

         The pass-through rate for the class X-1 certificates for any interest accrual period will equal the weighted average of the respective strip rates
(the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the class X-1 certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components.
Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2004-PWR5 principal balance certificates. In general, the total principal balance of each class of series 2004-PWR5 principal balance certificates will constitute a separate component of the total notional amount of the class X-1 certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2004-PWR5 principal balance certificates is

                                      S-61

identified under "--Certificate Principal Balances and Certificate Notional
Amounts" above as being part of the total notional amount of the class X-2 certificates immediately prior to any distribution date, then that identified portion of such total principal balance will also represent a separate component of the total notional amount of the class X-1 certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-1 certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period related to the October 2012 distribution date, on any particular component of the total notional amount of the class X-1 certificates immediately prior to the related distribution date, the applicable class X-1
Strip Rate will be calculated as follows:

             1.  if such particular component consists of the entire total principal balance of any class of series 2004-PWR5 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class X-2 certificates immediately prior to the related distribution date, then the applicable class X-1 Strip
                 Rate will equal the excess, if any, of (a) the Weighted Average
                 Pool Pass-Through Rate for the related distribution date, over
                 (b) the greater of (i) the reference rate specified on Schedule
                 B for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of series 2004-PWR5 principal balance certificates;

             2.  if such particular component consists of a designated portion
                 (but not all) of the total principal balance of any class of series 2004-PWR5 principal balance certificates, and if such designated portion of such total principal balance also
                 constitutes a component of the total notional amount of the class X-2 certificates immediately prior to the related
                 distribution date, then the applicable class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Pool
                 Pass-Through Rate for the related distribution date, over (b)
                 the greater of (i) the reference rate specified on Schedule B for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of series 2004-PWR5 principal balance certificates;

             3.  if such particular component consists of the entire total principal balance of any class of series 2004-PWR5 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class X-2 certificates immediately prior to the related distribution date, then the applicable class X-1 Strip Rate will equal the excess, if any, of (a) the
                 Weighted Average Pool Pass-Through Rate for the related
                 distribution date, over (b) the pass-through rate in effect during such interest accrual period for such class of series
                 2004-PWR5 principal balance certificates; and

             4.  if such particular component consists of a designated portion
                 (but not all) of the total principal balance of any class of series 2004-PWR5 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class X-2 certificates immediately prior to the related
                 distribution date, then the applicable class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Pool
                 Pass-Through Rate for the related distribution date, over (b)
                 the pass-through rate in effect during such interest accrual period for such class of series 2004-PWR5 principal balance certificates.

         For purposes of accruing interest on the class X-1 certificates during each interest accrual period subsequent to the interest accrual period related to the October 2012 distribution date, the total principal balance of each class of series 2004-PWR5 principal balance certificates will constitute a single separate component of the total notional amount of the class X-1 certificates, and the applicable class X-1 Strip Rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the
Weighted Average Pool Pass-Through Rate for the related distribution date, over
(b) the pass-through rate in effect during such interest accrual period for the class of series 2004-PWR5 principal balance certificates whose principal balance makes up such component. Under no circumstances will any class X-1 Strip Rate be less than zero.

         The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any pooled mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the special servicer.

                                      S-62

         The class R and V certificates are not interest-bearing certificates and will not have pass-through rates.

         Principal Distributions. Subject to the relevant Available Distribution
Amount and the priority of distributions described under "--Priority of
Distributions" below, the total amount of principal payable with respect to each class of the series 2004-PWR5 principal balance certificates on each distribution date will equal that class's allocable share of the Principal
Distribution Amount for that distribution date.

         In general, the portion of the Principal Distribution Amount that will be allocated to the class A-1, A-2, A-3, A-4 and A-5 certificates on each distribution date will equal:

         o   in the case of the class A-1 certificates, the lesser of--

             1.  the Principal Distribution Amount for that distribution date,
                 and

             2.  the total principal balance of the class A-1 certificates immediately prior to that distribution date;

         o   in the case of the class A-2 certificates, the lesser of--

             1.  the Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-1 certificates as described in the preceding bullet and paid to the holders thereof on that distribution date, and

             2.  the total principal balance of the class A-2 certificates immediately prior to that distribution date;

         o   in the case of the class A-3 certificates, the lesser of--

             1.  the Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-1 and A-2 certificates as described in the preceding bullets and paid to the holders thereof on that distribution date, and

             2.  the total principal balance of the class A-3 certificates immediately prior to that distribution date;

         o   in the case of the class A-4 certificates, the lesser of--

             1.  the Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-1, A-2 and A-3 certificates as described in the
                 preceding bullets and paid to the holders thereof on that
                 distribution date, and

             2.  the total principal balance of the class A-4 certificates immediately prior to that distribution date; and

         o   in the case of the class A-5 certificates, the lesser of--

             1.  the Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-1, A-2, A-3 and A-4 certificates as described in the preceding bullets and paid to the holders thereof on that
                 distribution date, and

             2.  the total principal balance of the class A-5 certificates immediately prior to that distribution date.

However, if two or more classes of class A certificates are outstanding as of any Class A Principal Distribution Cross-Over Date or, in any event, as of the final distribution date for the series 2004-PWR5 certificates, then the
Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocable between the A-1, A-2, A-3, A-4 and A-5 classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to its total principal balance.

         While the class A-1, A-2, A-3, A-4 and/or A-5 certificates are outstanding, no portion of the Principal Distribution Amount for any distribution date will be allocated to any other class of series 2004-PWR5 certificates.

                                      S-63

         Following the retirement of the class A-1, A-2, A-3, A-4 and A-5 certificates, the Principal Distribution Amount for each distribution date will be allocated to the respective other classes of principal balance certificates in order of their alphabetical designation, in each case up to the lesser of--

         o   the portion of that Principal Distribution Amount that remains unallocated, and

         o   the total principal balance of the subject class immediately prior to that distribution date.

         In no event will the holders of any such other class of principal balance certificates be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2004-PWR5 certificates, if any, with an earlier alphabetical designation is reduced to zero.

         To the extent that a master servicer, the trustee or the fiscal agent reimburses itself for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan that remains unreimbursed following its modification and return to performing status, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the mortgage pool, the Principal Distribution Amount for the related Distribution Date will be reduced by the amount of such reimbursement. See "--Advances of Delinquent Monthly Debt Service Payments"
below and "Servicing of the Mortgage Loans Under the Series 2004-PWR5 Pooling
and Servicing Agreement--Servicing and Other Compensation and Payment of
Expenses".

         Loss Reimbursement Amounts. As discussed under "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below, the total principal balance of any class of series
2004-PWR5 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series
2004-PWR5 principal balance certificates, then, subject to the relevant
Available Distribution Amount and the priority of distributions described under
"--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a restoration of the total principal balance of that class under the limited circumstances described herein with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).

         Priority of Distributions. On each distribution date, the certificate administrator will apply the Available Distribution Amount for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount:

     ORDER OF             RECIPIENT
   DISTRIBUTION       CLASS OR CLASSES          TYPE AND AMOUNT OF DISTRIBUTION
   ------------       ----------------          -------------------------------

        1st             A-1, A-2, A-3,          Interest up to the total
                        A-4, A-5, X-1           interest distributable on those
                           and X-2              classes, pro rata based on the
                                                total interest distributable on
                                                each such class

        2nd             A-1, A-2, A-3,          Principal up to the total
                         A-4 and A-5            principal distributable on those
                                                classes, allocable as between
                                                those classes as described above
                                                under "--Principal
                                                Distributions"

        3rd             A-1, A-2, A-3,          Reimbursement up to the loss
                         A-4 and A-5            reimbursement amounts for those
                                                classes, pro rata based on the
                                                loss reimbursement amount for
                                                each such class
--------------------------------------------------------------------------------

                                      S-64

     ORDER OF             RECIPIENT
   DISTRIBUTION       CLASS OR CLASSES          TYPE AND AMOUNT OF DISTRIBUTION
   ------------       ----------------          -------------------------------

        4th           B, C, D, E, F, G,         For each indicated class,
                      H, J, K, L, M, N,         interest up to the total
                           P and Q              interest distributable for that
                                                class, then principal up to the
                                                total principal distributable on
                                                that class until the principal
                                                balance of that class is reduced
                                                to zero and then reimbursement
                                                up to the loss reimbursement
                                                amount for that class (in that
                                                order), with no such
                                                distributions to be made on that
                                                class until all the
                                                distributions described in this
                                                statement have been made to all
                                                other indicated classes with an
                                                earlier alphabetical designation
                                                (if any)
--------------------------------------------------------------------------------
        5th                    R                Any remaining portion of the
                                                Available Distribution Amount

         In general, distributions of principal will be made to the class A-1,
A-2, A-3, A-4 and A-5 certificates as described above under "--Principal
Distributions". However, on and after the Class A Principal Distribution
Cross-Over Date, and in any event on the final distribution date for the series
2004-PWR5 certificates, the certificate administrator will make distributions of principal on the class A-1, A-2, A-3, A-4 and A-5 certificates on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

         References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2004-PWR5 principal balance certificates for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" below.

         Distributions of Yield Maintenance Charges and Prepayment Premiums. If
any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance Charge or Prepayment
Premium (net of liquidation fees payable therefrom) to the holders of any class
A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G or H certificates that are entitled to payments of principal on that distribution date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

         o   the full amount of that Yield Maintenance Charge or Prepayment
             Premium (net of liquidation fees payable therefrom), multiplied by

         o   a fraction, which in no event may be greater than 1.0 or less than
             0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the discount rate (provided that if the denominator of such fraction is equal to zero, such fraction shall be deemed to equal 0.0), and further multiplied by

         o   a fraction, the numerator of which is equal to the amount of principal distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the aggregate amount of principal distributed to the holders of all the series 2004-PWR5 principal balance certificates on that
             distribution date.

         On each distribution date that occurs before the ____________
distribution date, the certificate administrator will pay % of any remaining portion of that Yield Maintenance Charge or Prepayment Premium to the holders of the class X-1 certificates and % of any such remaining portion to the holders of the class X-2 certificates. On the ____________ distribution date and each distribution date thereafter, the certificate administrator will pay 100% of any remaining portion of that Yield Maintenance Charge or Prepayment Premium to the holders of the class X-1 certificates.

                                      S-65

         The relevant discount rate applicable to any class of certificates with respect to any pooled mortgage loan that is prepaid will equal--

         o   if a discount rate was used in the calculation of the applicable
             Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, that discount rate, converted
             (if necessary) to a monthly equivalent yield, and

         o   if a discount rate was not used in the calculation of the
             applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, the yield calculated by the linear interpolation of the yields, as reported in Federal
             Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/treasury constant maturities"
             for the week ending prior to the date of the relevant prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date
             (in the case of a pooled mortgage loan that is not an ARD Loan) or the anticipated repayment date (in the case of a pooled mortgage loan that is an ARD Loan) of that pooled mortgage loan, such interpolated treasury yield converted to a monthly equivalent yield.

         For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

         See "Risk Factors--Provisions Requiring Yield Maintenance Charges or
Defeasance Provisions May Not Be Enforceable" and "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Voluntary Prepayment
Provisions" in this prospectus supplement.

         Distributions of Post-ARD Additional Interest. The holders of the class
V certificates will be entitled to all amounts, if any, collected on the ARD
Loans in the trust fund and applied as Post-ARD Additional Interest. It is expected that Citigroup Alternative Investments LLC will be the initial holder of the class V certificates.

TREATMENT OF REO PROPERTIES

         Notwithstanding that any mortgaged property or an interest therein may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

         o   distributions on the series 2004-PWR5 certificates,

         o   allocations of Realized Losses and Additional Trust Fund Expenses
             to the series 2004-PWR5 certificates, and

         o   the amount of all fees payable to the applicable master servicer, the special servicer, the certificate administrator, the servicer report administrator and the trustee under the series 2004-PWR5 pooling and servicing agreement.

         In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the
Principal Distribution Amount for each distribution date.

         Operating revenues and other proceeds from an REO Property will be applied--

         o   first, to pay - or to reimburse the applicable master servicer, the special servicer, the certificate administrator and/or the trustee for the payment of - any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO
             Property, and

         o   thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

                                      S-66

         To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the applicable master servicer, the trustee or the fiscal agent, as applicable, will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

         As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the pooled mortgage loans may decline below the total principal balance of the series 2004-PWR5 certificates. If this occurs following the distributions made to the series 2004-PWR5 certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the mortgage pool (see "--Advances of Delinquent
Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2004-PWR5 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses"), the respective total principal balances of the series 2004-PWR5 principal balance certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2004-PWR5 certificates equals the total Stated Principal
Balance of the pooled mortgage loans that will be outstanding immediately following that distribution date.

     ORDER OF ALLOCATION                              CLASS
     -------------------                              -----
             1st                                        Q
             2nd                                        P
             3rd                                        N
             4th                                        M
             5th                                        L
             6th                                        K
             7th                                        J
             8th                                        H
             9th                                        G
            10th                                        F
            11th                                        E
            12th                                        D
            13th                                        C
            14th                                        B
            15th                           A-1, A-2, A-3, A-4 and A-5
                                             pro rata based on total
                                         outstanding principal balances

         The above-described reductions in the total principal balances of the respective classes of the series 2004-PWR5 certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or
Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2004-PWR5 certificates. In general, certain Additional Trust Fund Expenses will result in a shortfall in the payment of interest on one or more subordinate classes of the series 2004-PWR5 certificates. However, unless and until collections of principal on the pooled mortgage loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the pooled mortgage loans and the series 2004-PWR5 certificates.

         The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

         o   the outstanding principal balance of the pooled mortgage loan as of the date of liquidation, together with--

             1.  all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the calendar month on which the related net liquidation proceeds, if any, would be
                 distributable to series 2004-

                                      S-67

                 PWR5 certificateholders, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD
                 Additional Interest, and

             2.  all related unreimbursed servicing advances and unpaid liquidation expenses and certain special servicing fees,
                 liquidation fees and/or workout fees incurred on the mortgage loan, and interest on advances made in respect of the mortgage loan, that resulted in shortfalls to investors and not
                 otherwise considered a Realized Loss, over

         o   the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

         If any of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer, the special servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will generally be recognized as a Realized Loss over time).

         Any reimbursements of advances determined to be nonrecoverable, and any payments of special servicing fees, workout fees, liquidation fees and/or advance interest, that are made in any collection period from the principal portion of debt service advances and collections of principal on the mortgage pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see "--Advances of Delinquent Monthly Debt
Service Payments" below and "Servicing of the Mortgage Loans Under the Series
2004-PWR5 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses") will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the mortgage pool and the total principal balance of the series 2004-PWR5 certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the series 2004-PWR5 principal balance certificates on the distribution date for that collection period. However, if the Principal Distribution Amount for any
distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to a master servicer, the trustee or the fiscal agent from advances or collections in respect of principal thereby resulting in a deficit described above and (iii)
were subsequently recovered, then the principal balances of the series 2004-PWR5 certificates will, in general, be restored (in sequential order of class designation) to the extent of the lesser of such amount and the amount of
Realized Losses previously allocated thereto.

         The reimbursement of advances on worked-out loans from advances or collections of principal on the mortgage pool (see "--Advances of Delinquent
Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2004-PWR5 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses") during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate
Stated Principal Balance of the mortgage pool and the total principal balance of the series 2004-PWR5 certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the series 2004-PWR5 principal balance certificates on such distribution date
(although an allocation may subsequently be made if the amount reimbursed to the applicable master servicer, the special servicer, the trustee or the fiscal agent ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

         The following items are some examples of Additional Trust Fund
Expenses:

         o   any special servicing fees, workout fees and liquidation fees paid to the special servicer that are not otherwise allocated as a
             Realized Loss;

         o   any interest paid to a master servicer, the special servicer, the trustee or the fiscal agent with respect to unreimbursed advances;

         o   the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;

                                      S-68

         o   any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

             1.  any reimbursements and indemnification to the certificate administrator, the trustee, the fiscal agent and certain
                 related persons, as described under "--Matters Regarding the
                 Certificate Administrator, the Tax Administrator, the Trustee
                 and the Fiscal Agent" below,

             2.  any reimbursements and indemnification to the master servicers, the special servicer and us, as described under "Description of the Pooling and Servicing Agreements--Some Matters Regarding
                 the Servicer and the Depositor" in the accompanying prospectus,
                 and

             3.  any federal, state and local taxes, and tax-related expenses payable out of assets of the trust fund, as described under
                 "Material Federal Income Tax Consequences--Taxes That May Be
                 Imposed on the REMIC Pool--Prohibited Transactions" in the
                 accompanying prospectus;

         o   rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2004-PWR5 pooling and servicing agreement or by the related mortgage loan seller pursuant to the mortgage loan purchase agreement to which it is a party; and

         o   any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan, as described under "Servicing of the
             Mortgage Loans Under the Series 2004-PWR5 Pooling and Servicing
             Agreement--Procedures with Respect to Defaulted Mortgage Loans" in this prospectus supplement.

         Any expenses under the Non-Trust Servicing Agreement that are similar to Additional Trust Fund Expenses and that relate to the applicable
Non-Trust-Serviced Pooled Mortgage Loan are to be paid pro rata, out of collections on, and other proceeds of, such Non-Trust-Serviced Pooled Mortgage
Loan and the related Non-Pooled Pari Passu Companion Loan, thereby potentially resulting in a loss to the trust fund.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

         Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and
Default Interest, and assumed monthly debt service payments (as described below), in each case net of master servicing fees (and, in the case of each
Non-Trust-Serviced Pooled Mortgage Loan, the rate at which any similar fees under that agreement accrue under the related Non-Trust Servicing Agreement), that--

         o   were due or deemed due, as the case may be, during the same calendar month in which the subject distribution date occurs, with respect to the pooled mortgage loans (including, if applicable, the
             Non-Trust Serviced Pooled Mortgage Loans) as to which it is the applicable master servicer, and

         o   were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

         The advancing obligations of the applicable master servicer described above for any distribution date will apply as described above with respect to scheduled monthly debt service payments or assumed monthly debt service payments due or deemed due in the applicable calendar month, even if those payments are not due or deemed due until after the end of the collection period that ends in that calendar month.

         Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any pooled mortgage loan (or, with respect to a Non-Trust-Serviced Pooled Mortgage Loan, if the applicable master servicer under the series 2004-PWR5 pooling and servicing agreement has received notice or a report from the comparable party under the related Non-Trust
Servicing Agreement of the existence of an Appraisal Reduction Amount as calculated under the respective Non-Trust Servicing Agreement), then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that pooled mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any monthly debt service advance required to

                                      S-69

be made with respect to any pooled mortgage loan as to which there exists an
Appraisal Reduction Amount, will equal the product of--

         o   the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

         o   a fraction--

             1.  the numerator of which is equal to the Stated Principal Balance of the pooled mortgage loan, net of the Appraisal Reduction
                 Amount, and

             2.  the denominator of which is equal to the Stated Principal
                 Balance of the pooled mortgage loan.

         With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2004-PWR5 pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2004-PWR5 certificates on that distribution date.

         If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee--or, if the trustee fails, the fiscal agent--will be obligated to make that advance, subject to a determination of recoverability.

         The master servicers, the trustee and the fiscal agent will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the pooled mortgage loan as to which the advance was made. None of the master servicers, the trustee or the fiscal agent will be obligated to make any monthly debt service advance that it or the special servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related pooled mortgage loan. If a master servicer, the trustee or the fiscal agent makes any monthly debt service advance that it or the special servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related pooled mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the pooled mortgage loans and any REO Properties in the trust fund on deposit in the respective master servicers' collection accounts from time to time. In making such recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, to estimate and consider
(among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. The trustee and fiscal agent will be entitled to conclusively rely on any recoverability determination made by a master servicer or the special servicer.

         The applicable master servicer for the Lincoln Square Pooled Mortgage
Loan and each comparable party with respect to each securitization of a Lincoln
Square Non-Pooled Pari Passu Companion Loan pursuant to which rated securities were or are subsequently issued may independently make its own decision as to the nonrecoverability of any debt service advance in respect of its loan and provide notice and supporting documentation with respect to any nonrecoverability determination that it makes. If such master servicer or comparable party makes a determination that a debt service advance on a Lincoln
Square mortgage loan would be nonrecoverable, then neither the applicable master servicer nor any other comparable party may make such an advance with respect to its respective Lincoln Square mortgage loan (unless all such parties have consulted with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance). The applicable master servicer for the World Apparel Center Pooled Mortgage Loan and
each comparable party with respect to each securitization of a World Apparel
Center Non-Pooled Pari Passu Companion Loan pursuant to which rated securities were or are subsequently issued must independently make its own decision as to the nonrecoverability of any debt service advance in respect of its loan and provide notice and supporting documentation with respect to any nonrecoverability determination that it makes. No such party will be required to refrain from making a debt service advance on a World Apparel Center mortgage loan because of a nonrecoverability determination

                                      S-70

that is made by another such party. See "Description of the
Certificates--Advances in Respect of Delinquencies" in the accompanying prospectus. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

         Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement;
provided that, except in extraordinary circumstances, Moody's will be provided with at least 15 days notice before any reimbursement of a nonrecoverable advance will be made from general collections other than collections or advances of principal. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) to one or more future collection periods. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise payable on the series 2004-PWR5 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses") to reduce the total principal balance of the series
2004-PWR5 certificates on that distribution date.

         Additionally, in the event that any monthly debt service advance
(including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer, the trustee or the fiscal agent will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under "Servicing of the Mortgage
Loans Under the Series 2004-PWR5 Pooling and Servicing Agreement--Servicing and
Other Compensation and Payment of Expenses" (thereby reducing the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer, the trustee, or the fiscal agent, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution
Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer, the trustee or the fiscal agent ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

         The master servicers, the trustee and the fiscal agent will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires. Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street
Journal, as that prime rate may change from time to time.

                                      S-71

         Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers'
collection accounts, thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

         For information involving servicing advances that is similar to the information presented in the preceding four paragraphs with respect to monthly debt service advances, see "Servicing of the Mortgage Loans Under the Series
2004-PWR5 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses--Payment of Expenses; Servicing Advances" below.

         A monthly debt service payment will be assumed to be due with respect to:

         o   each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs (or, in the case of the World Apparel
             Center Pooled Mortgage Loan, which has a maturity date occurring shortly after the end of the collection period in the related month, beyond such maturity date) and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

         o   each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property or any interest therein remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments that are required to be made from the application of excess cash flow.

         None of the master servicers, the trustee or the fiscal agent is required to make any monthly debt service advances with respect to any
Non-Pooled Pari Passu Companion Loans.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

         Certificate Administrator Reports. Based solely on monthly reports prepared by the master servicers and the special servicer and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a series 2004-PWR5 certificate, the parties to the series
2004-PWR5 pooling and servicing agreement and any other designee of the depositor, a report setting forth, among other things:

         1.  the amount of the distribution on the distribution date to the holders of each class of principal balance certificates in reduction of the principal balance of the certificates;

         2.  the amount of the distribution on the distribution date to the holders of each class of interest-bearing certificates allocable to the interest distributable on that class of certificates;

         3.  the aggregate amount of debt service advances made in respect of the mortgage pool for the distribution date;

                                      S-72

         4.  the aggregate amount of compensation paid to the certificate administrator, the trustee and the servicer report administrator and servicing compensation paid to the master servicers and the special servicer during the related collection period;

         5.  the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after the
             distribution date;

         6.  the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related collection period;

         7.  the number and aggregate principal balance of pooled mortgage loans
             (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C)
             delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

         8.  the value of any REO Property included in the trust fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

         9.  the Available Distribution Amount for the distribution date;

         10. the amount of the distribution on the distribution date to the holders of any class of certificates allocable to Yield Maintenance
             Charges and/or Prepayment Premiums;

         11. the total interest distributable for each class of interest-bearing certificates for the distribution date;

         12. the pass-through rate in effect for each class of interest-bearing certificates for the interest accrual period related to the current distribution date and for the next succeeding interest accrual period;

         13. the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing
             prepayments and other unscheduled collections in respect of principal;

         14. the total outstanding principal balance or notional amount, as the case may be, of each class of certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of
             Realized Losses and Additional Trust Fund Expenses;

         15. the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis, the aggregate amount of Appraisal Reduction Amounts effected in connection with the distribution date and the aggregate amount of
             Appraisal Reduction Amounts as of the distribution date;

         16. the number and related principal balances of any mortgage loans extended or modified during the related collection period on a loan-by-loan basis;

         17. the amount of any remaining unpaid interest shortfalls for each class of interest-bearing certificates as of the close of business on the distribution date;

         18. a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related collection period and the amount and the type of principal prepayment occurring;

         19. the amount of the distribution on the distribution date to the holders of each class of certificates in reimbursement of Realized
             Losses and Additional Trust Fund Expenses previously allocated thereto;

         20. the aggregate unpaid principal balance of the pooled mortgage loans outstanding as of the close of business on the related
             Determination Date;

         21. with respect to any mortgage loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available
             Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

                                      S-73

         22. with respect to any REO Property included in the trust as to which the special servicer determined that all payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related collection period, (A) the loan number of the related pooled mortgage loan, (B) the aggregate of all
             Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the related REO mortgage loan in connection with that determination;

         23. the aggregate amount of interest on monthly debt service advances in respect of the mortgage loans paid to the master servicers, the trustee and/or the fiscal agent since the prior distribution date;

         24. the aggregate amount of interest on servicing advances in respect of the mortgage loans paid to the master servicers, the special servicer, the trustee and/or the fiscal agent since the prior distribution date;

         25. a loan by loan listing of any mortgage loan which was defeased during the related collection period;

         26. the amounts of any excess liquidation proceeds held in the trustee's account designated for such excess liquidation proceeds;
             and

         27. the amount of the distribution on the distribution date to the holders of the class R certificates.

         Servicer Report Administrator. One master servicer, called the servicer report administrator, will be responsible for the assembly and combination of various reports prepared by the other master servicer and the special servicer.
The servicer report administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.0005% per annum on the Stated
Principal Balance of each subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The servicer report administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

         Book-Entry Certificates. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus for information regarding the ability of holders of offered certificates in book-entry form to obtain access to the reports of the certificate administrator.

         Information Available Electronically. The certificate administrator will, and each master servicer may, make the certificate administrator's or that master servicer's, as the case may be, reports available to holders and beneficial owners of the series 2004-PWR5 certificates each month via the certificate administrator's and/or that master servicer's internet website. In addition, the certificate administrator will also make mortgage loan information, as presented in the standard Commercial Mortgage Securities
Association investor reporting package formats, available to holders and beneficial owners of the series 2004-PWR5 certificates via the certificate administrator's internet website. The certificate administrator's internet website will initially be located at "www.ctslink.com/cmbs". For assistance with the certificate administrator's internet website, holders and beneficial owners of the series 2004-PWR5 certificates may call (301) 815-6600.

         The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

         The certificate administrator and each master servicer may require registration and the acceptance of a disclaimer, as well as, in certain cases, an agreement to keep the subject information confidential, in connection with providing access to that party's internet website. The certificate administrator will not be liable for the dissemination of information by it in accordance with the series 2004-PWR5 pooling and servicing agreement.

         Other Information. The series 2004-PWR5 pooling and servicing agreement will obligate the trustee, the certificate administrator or both of them, as applicable, to make available or cause to be made available at its respective offices (or those of a document custodian), during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of a series 2004-PWR5 certificate or any person identified to the trustee, the certificate administrator or any document custodian, as applicable, as a prospective transferee of a series 2004-PWR5 certificate or any interest in that certificate, originals or copies, in paper or electronic form, of various documents related to the assets of the trust fund and the administration of the trust fund. Those documents include (among other things) the mortgage files for the pooled mortgage loans; the series 2004-PWR5 pooling and servicing agreement and any amendments thereof; the Non-Trust Servicing

                                      S-74

Agreement and any amendments thereof; the monthly reports of the certificate administrator; the mortgage loan purchase agreements pursuant to which we purchased the pooled mortgage loans; the annual compliance certificates and annual accountants reports delivered by the master servicers and special servicer; and any officer's certificates or notices of determination that any advance constitutes a nonrecoverable advance. You should assume that the trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

         In connection with providing access to or copies of the items described above and under "Information Available Electronically" above, the trustee, the master servicer, the certificate administrator or any document custodian, as the case may be, may require:

         o   in the case of a registered holder or beneficial owner of a series
             2004-PWR5 certificate, a written confirmation executed by the requesting person or entity generally to the effect that the person or entity is a registered holder or beneficial owner of a series
             2004-PWR5 certificate and will keep confidential any of the information that has not been filed with the SEC; and

         o   in the case of a prospective purchaser of a series 2004-PWR5 certificate or any interest in a series 2004-PWR5 certificate, confirmation executed by the requesting person or entity generally to the effect that the person or entity is a prospective purchaser of a series 2004-PWR5 certificate or an interest in a series
             2004-PWR5 certificate, is requesting the information for use in evaluating a possible investment in that certificate and will keep confidential any of the information that has not been filed with the SEC.

VOTING RIGHTS

         99.0% of the voting rights will be allocated to the holders of the class A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G, H, J, K, L, M, N, P and Q
certificates, in proportion to the respective total principal balances of those classes; 1.0% of the voting rights will be allocated to the holders of the class
X-1 and X-2 certificates, in proportion to the respective total notional amounts of those classes; and 0% of the voting rights will be allocated to the holders of the class R and V certificates. Voting rights allocated to a class of series
2004-PWR5 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

DELIVERY, FORM AND DENOMINATION

         General. We intend to deliver the offered certificates in minimum denominations of $1,000,000, in the case of the class X-2 certificates, $25,000, in the case of the class A-1, A-2, A-3, A-4 and A-5 certificates, and $100,000, in the case of the class B, C and D certificates. Investments in excess of those minimum denominations may be made in multiples of $1.

         Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive a physical certificate representing your interest in an offered certificate, except under the limited circumstances described under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

         o   all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

         o   all references in this prospectus supplement to payments,
             distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

                                      S-75

         The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

         DTC, Euroclear and Clearstream. You will hold your offered certificates in book-entry form through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank as operator of The Euroclear System, in
Europe. For additional information regarding DTC and the limited circumstances in which definitive certificates may be issued with respect to the offered certificates, you should refer to the section of the accompanying prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive
Certificates". The following paragraphs provide information with respect to
Clearstream and Euroclear.

         It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations. Transactions may be settled in
Clearstream in many major currencies across 37 markets. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the
Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.

         It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of transactions between its member organizations through simultaneous electronic book-entry delivery against payment. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. Euroclear is operated by
Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with
Euroclear plc. The Euroclear Operator is regulated, and examined, by the Belgian
Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for the Euroclear system on behalf of the member organizations of Euroclear.

         Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms
and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

         Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and
Clearstream, or between persons or entities participating indirectly in
Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

         Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

         Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any

                                      S-76

securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in
Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. See Appendix E to this prospectus supplement for additional information regarding clearance and settlement procedures for offered certificates in book-entry form and for information with respect to tax documentation procedures relating to those certificates.

         The information in this prospectus supplement concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but neither we nor any of the underwriters take any responsibility for the accuracy or completeness of that information.

         Registration and Transfer. The holder of any physical certificate representing an offered certificate may transfer or exchange the same in whole or part, subject to the minimum authorized denomination, at the corporate trust office of the certificate registrar or at the office of any transfer agent. No fee or service charge will be imposed by the certificate registrar for any such registration of transfer or exchange. The certificate registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with the transfer.

THE INITIAL CERTIFICATE ADMINISTRATOR AND TAX ADMINISTRATOR

         Wells Fargo Bank, National Association will serve as the certificate administrator and as the tax administrator. In addition, WFB will serve as registrar for purposes of recording and otherwise providing for the registration of the series 2004-PWR5 certificates and of transfers and exchanges of any and all series 2004-PWR5 certificates issued in definitive form, and as authenticating agent of the series 2004-PWR5 certificates. WFB maintains a corporate trust office at 9062 Old Annapolis Road, Columbia, Maryland 21045. Its
office for certificate transfer purposes is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. WFB is also one of the master servicers and one of the mortgage loan sellers and is affiliated with one of the underwriters. As compensation for the performance of its duties as certificate administrator and tax administrator, WFB will be paid a portion of the monthly trustee fee as set forth in the series 2004-PWR5 pooling and servicing agreement.

         The information set forth in this prospectus supplement concerning WFB has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL TRUSTEE

         LaSalle Bank National Association, a national banking association, will act as initial trustee on behalf of the series 2004-PWR5 certificateholders. As of the Issue Date, the office of LaSalle primarily responsible for administration of the trust assets, its asset-backed securities trust services office, is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois
60603, Attention: Global Securitization Trust Services Group--Bear Stearns
Commercial Mortgage Securities Trust 2004-PWR5. LaSalle is an affiliate of ABN
AMRO Bank N.V., the initial fiscal agent. As of March 31, 2004, LaSalle had assets of approximately $65 billion.

         The information set forth in this prospectus supplement concerning
LaSalle has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL FISCAL AGENT

         ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the initial trustee, will act as initial fiscal agent pursuant to the series 2004-PWR5 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago,
Illinois 60603, Attention: Global Securitization Trust Services Group--Bear
Stearns Commercial Mortgage Securities Trust 2004-PWR5. As of March 31, 2004,
ABN AMRO had assets of approximately $787 billion. The long-term debt obligations of ABN AMRO Bank N.V. are rated "Aa3" by Moody's and "AA-" by Fitch.

                                      S-77

         The information set forth in this prospectus supplement concerning ABN
AMRO has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

MATTERS REGARDING THE CERTIFICATE ADMINISTRATOR, THE TAX ADMINISTRATOR, THE
TRUSTEE AND THE FISCAL AGENT

         The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.0020% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an
Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any
REO Properties in the trust fund. The trustee will be responsible, without the right of reimbursement, for the fees of the fiscal agent, the certificate administrator and the tax administrator.

         The holders of series 2004-PWR5 certificates representing a majority of the total voting rights may remove any of the certificate administrator, the tax administrator or the trustee, upon written notice to each master servicer, the special servicer, us and the trustee.

         ABN AMRO will be deemed to resign or be replaced as fiscal agent at the same time that LaSalle ever resigns or is replaced as trustee. If required by the series 2004-PWR5 pooling and servicing agreement, the successor trustee will be responsible for appointing a successor fiscal agent.

         The trust fund will indemnify the certificate administrator, the tax administrator, the trustee, the fiscal agent and their respective directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including reasonable attorneys' fees, arising with respect to the series 2004-PWR5 pooling and servicing agreement, the mortgage loans or the series 2004-PWR5 certificates, other than those resulting from the negligence, fraud, bad faith or willful misconduct of the certificate administrator, the tax administrator, the trustee or the fiscal agent, as applicable, other than allocable overhead, and other than any cost or expense expressly required to be borne by the certificate administrator, the tax administrator, the trustee or the fiscal agent, as applicable.

         None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series 2004-PWR5 pooling and servicing agreement. None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2004-PWR5 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

         Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Certificates--Duties of the Trustee", "Eligibility of the Trustee", "--Regarding the Fees, Indemnities
and Powers of the trustee" and "--Resignation and Removal of the Trustee" will apply to the certificate administrator and the tax administrator.

AMENDMENT OF THE SERIES 2004-PWR5 POOLING AND SERVICING AGREEMENT

         The circumstances under which the series 2004-PWR5 pooling and servicing agreement may be amended are described in the accompanying prospectus under "Description of the Pooling and Servicing Agreements--Amendment". However,
notwithstanding that discussion:

         o   no such amendment may significantly change the activities of the trust without the consent of the holders of series 2004-PWR5 certificates entitled to not less than 51% of the series 2004-PWR5 voting rights, not taking into account certificates held by us, by any mortgage loan seller or by any affiliates or agents of us or any such mortgage loan seller;

         o   the absence of an adverse effect in any material respect on the interests of any particular holder of a rated series 2004-PWR5 certificate can also be evidenced by written confirmation from each of Moody's, Fitch and DBRS that the amendment will not result in a qualification, downgrade or withdrawal of the rating(s) assigned to that certificate;

                                      S-78

         o   amendments can also be made without certificateholder consent in order to relax or eliminate transfer restrictions and/or
             requirements imposed by the REMIC provisions; and

         o   amendments with certificateholder consent require the consent of the holders of series 2004-PWR5 certificates entitled to not less than 51% of all of the series 2004-PWR5 voting rights.

TERMINATION OF THE SERIES 2004-PWR5 POOLING AND SERVICING AGREEMENT

         The obligations created by the series 2004-PWR5 pooling and servicing agreement will terminate following the earlier of--

         1.  the final payment or advance on, or other liquidation of, the last pooled mortgage loan or related REO Property remaining in the trust fund,

         2.  the purchase of all of the pooled mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of the series 2004-PWR5 controlling class, PAR as a master servicer, WFB as a master servicer or the special servicer, in that order of preference, and

         3.  the exchange by any single holder of all the series 2004-PWR5 certificates for all of the pooled mortgage loans and REO
             Properties remaining in the trust fund.

         Written notice of termination of the series 2004-PWR5 pooling and servicing agreement will be given to each series 2004-PWR5 certificateholder.
The final distribution to the registered holder of each series 2004-PWR5 certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate administrator or at any other location specified in the notice of termination.

         The right of the series 2004-PWR5 controlling class certificateholders, each master servicer and the special servicer to purchase all of the pooled mortgage loans and REO Properties remaining in the trust fund is subject to the conditions (among others) that--

         o   the total Stated Principal Balance of the mortgage pool is 1% or less of the initial mortgage pool balance,

         o   within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the series
             2004-PWR5 pooling and servicing agreement of its election to do so,

         o   if more than one holder or group of holders of the series 2004-PWR5 controlling class desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the series 2004-PWR5 controlling class, and

         o   if either master servicer desires to make the purchase, the other master servicer will have the option to purchase all of the pooled mortgage loans and related REO Properties remaining in the Trust
             Fund for which it is the applicable master servicer.

         Any purchase by any single holder or group of holders of the series
2004-PWR5 controlling class, a master servicer, the two master servicers together or the special servicer of all the pooled mortgage loans and REO
Properties remaining in the trust fund is required to be made at a price equal to:

         o   the sum of--

             1.  the aggregate Purchase Price of all the pooled mortgage loans remaining in the trust fund, other than any mortgage loans as to which the mortgaged properties have become REO Properties,
                 and

             2.  the appraised value of all REO Properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the applicable master servicer, the special servicer and the

                                      S-79

                 trustee (or, in the case of any REO Property related to any
                 Mortgage Loan Group or any A/B Mortgage Loan, the value of the trust fund's interest therein); minus

         o   solely in the case of a purchase by a master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2004-PWR5 pooling and servicing agreement.

         The purchase will result in early retirement of the then outstanding series 2004-PWR5 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2004-PWR5 certificateholders, will constitute part of the Available
Distribution Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series
2004-PWR5 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

         An exchange by any single holder of all of the series 2004-PWR5 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund may be made by giving written notice to each of the parties to the series 2004-PWR5 pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the series 2004-PWR5 certificates, no later than the business day immediately preceding the distribution date on which the final payment on the series 2004-PWR5 certificates is to occur, must deposit in the applicable collection accounts amounts that are together equal to all amounts then due and owing to each master servicer, the special servicer, the certificate administrator, the tax administrator, the trustee, the fiscal agent and their respective agents under the series 2004-PWR5 pooling and servicing agreement. No such exchange may occur until the total principal balance of the class A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G and H certificates is reduced to zero.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

         General. The yield on any offered certificate will depend on--

         o   the price at which that certificate is purchased by an investor,
             and

         o   the rate, timing and amount of distributions on that certificate.

         The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

         o   the pass-through rate for that certificate,

         o   the rate and timing of principal payments, including voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, exercise of purchase options by holders of subordinate notes or mezzanine loans, and other principal collections on the pooled mortgage loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that certificate,

         o   the rate and timing of reimbursements made to the master servicers, the special servicer, the trustee or the fiscal agent for
             nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

         o   the rate, timing and severity of Realized Losses and Additional
             Trust Fund Expenses and the extent to which those losses and expenses are allocable in reduction of the principal balance or notional amount, as applicable, of that certificate or cause shortfalls in interest distributable to that certificate, and

         o   except in the case of the class X-2 certificates, the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and
             the extent to which those shortfalls result in the reduction of the interest distributions of that certificate.

                                      S-80

         Rate and Timing of Principal Payments. The yield to maturity of the class X-2 certificates will be highly sensitive to, and the yield to maturity on the other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions on, or otherwise resulting in a reduction of the total principal balances or notional amounts of, those certificates. In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of the total principal balances or notional amounts of, those certificates will be directly related to the rate and timing of principal payments on or with respect to the pooled mortgage loans. Finally, the rate and timing of principal payments on or with respect to the pooled mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund. If you are considering the purchase of class X-2 certificates, you should fully consider the risk that an extremely rapid rate of payments and other collections of principal on the pooled mortgage loans could result in your failure to fully recover your initial investment.

         Because the pass-through rate for the class    ,    ,    ,    and
certificates is based upon, equal to or limited by the Weighted Average Pool
Pass-Through Rate, that pass-through rate (and, accordingly, the yield) on those
classes of offered certificates could (or, in the case of the class    ,    ,
   and   certificates, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.
In addition, the pass-through rate for, and the yield on, the class X-2 certificates will vary with changes in the relative sizes of the total principal balances of the respective classes of principal balance certificates, or the designated portions of those total principal balances, that make up the total notional amount of the class X-2 certificates.

         Prepayments and other early liquidations of the pooled mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans. This will tend to shorten the weighted average lives of the offered certificates with principal balances and accelerate the rates at which the notional amount of the class X-2 certificates is reduced. Defaults on the pooled mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the pooled mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the Mortgage Loans Under the Series
2004-PWR5 Pooling and Servicing Agreement--Modifications, Waivers, Amendments
and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high.
Accordingly, we cannot assure you that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

         The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the pooled mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         Because the rate of principal payments on or with respect to the pooled mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

         Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the pooled mortgage loans will affect--

         o   the amount of distributions on your offered certificates,

         o   the yield to maturity of your offered certificates,

                                      S-81

         o   if you are purchasing principal balance certificates, the rate of principal distributions on your offered certificates,

         o   if you are purchasing class X-2 certificates, the rate and timing of reductions in the notional amount of your certificates, and

         o   the weighted average life of your offered certificates.

         Delinquencies on the pooled mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

         If--

         o   you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default on the mortgage loans and amount of losses on the pooled mortgage loans that is lower than the default rate and amount of losses actually
             experienced, and

         o   the additional losses result in a reduction of the total
             distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

         The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance or notional amount of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

         Even if losses on the pooled mortgage loans do not result in a reduction of the total distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your offered certificates.

         In addition, if the applicable master servicer, the special servicer, the trustee or the fiscal agent reimburses itself for any advance made by it that it has determined is not recoverable out of collections on the related pooled mortgage loan, then that advance (together with accrued interest thereon)
will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the series 2004-PWR5 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2004-PWR5 certificates. Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the series 2004-PWR5 certificates on the related distribution date.

         In the event that any advance (including any interest accrued thereon)
with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the relevant master servicer, the trustee or the fiscal agent, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related pooled mortgage loan), out of amounts in the collection accounts representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and servicing advances as contemplated by the prior paragraph. Any such reimbursement payments will reduce the amount of principal otherwise distributable on the series 2004-PWR5 certificates on the related distribution date.

                                      S-82

         Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the pooled mortgage loans:

         o   prevailing interest rates;

         o   the terms of the mortgage loans, including--

             1.  provisions that impose prepayment Lock-out Periods or require
                 Yield Maintenance Charges or Prepayment Premiums, and

             2.  amortization terms that require balloon payments;

         o   the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

         o   the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which those properties are located;

         o   the quality of management of the mortgaged properties;

         o   the servicing of the mortgage loans;

         o   possible changes in tax laws; and

         o   other opportunities for investment.

         See "Risk Factors", "Description of the Mortgage Pool" and "Servicing
of the Mortgage Loans Under the Series 2004-PWR5 Pooling and Servicing
Agreement" in this prospectus supplement and "Risk Factors" and "Servicing of the Mortgage Loans" in the accompanying prospectus.

         The rate of prepayment on the pooled mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan.
Accordingly, we cannot assure you that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties.

         A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related pooled mortgage loan.

                                      S-83

         Neither we nor any of the underwriters makes any representation regarding:

         o   the particular factors that will affect the rate and timing of prepayments and defaults on the pooled mortgage loans;

         o   the relative importance of those factors;

         o   the percentage of the total principal balance of the pooled mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

         o   the overall rate of prepayment or default on the pooled mortgage loans.

         Delay in Payment of Distributions. Because monthly distributions will not be made to certificateholders until, at the earliest, the 11th day of the month following the month in which interest accrued on the offered certificates, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

WEIGHTED AVERAGE LIFE

         For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of October 19, 2004 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor (in the case of the principal balance certificates) or each dollar of notional amount would be reduced (in the case of the class X-2 certificates). For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

         o   multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;

         o   summing the results; and

         o   dividing the sum by the total amount of the reductions in the principal balance or notional amount of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance or notional amount of that certificate.

         As described in this prospectus supplement, the Principal Distribution
Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-4 and/or A-5 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 2004-PWR5 principal balance certificates sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. In addition, until the Class A Principal Distribution Cross-Over Date (or, if none, until the final distribution date), no distributions of principal will be made with respect to any of the class A-2, A-3, A-4 or A-5 certificates until, in each of those cases, the total principal balance of any and all classes of class
A certificates with an earlier numeric designation is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2,
A-3, A-4 and A-5 certificates may be shorter, and the weighted average lives of the other respective classes of offered certificates may be shorter or longer, than would otherwise be the case if the principal distribution amount for each distribution date were to be allocated and paid on a pro rata basis among those classes of series 2004-PWR5 certificates according to their principal balances.

                                      S-84

         The tables set forth below show, with respect to each class of offered certificates with principal balances,

         o   the weighted average life of that class, and

         o   the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

         The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables below. Neither we nor any of the underwriters makes any representation that the pooled mortgage loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE IN                0%           25%          50%           75%         100%
         --------------------               ---          ---          ---           ---          ---

Issue Date                                  100%         100%         100%          100%         100%
October 2005                                 87%          87%          87%           87%          87%
October 2006                                 72%          72%          72%           72%          72%
October 2007                                 55%          55%          55%           55%          55%
October 2008                                 36%          36%          36%           36%          36%
October 2009 and thereafter                   0%           0%           0%            0%           0%
Weighted average life (years)                2.9         2.9          2.9           2.9          2.9

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE IN                0%          25%          50%           75%         100%
         --------------------               ---          ---          ---           ---          ---

Issue Date                                  100%         100%         100%          100%         100%
October 2005                                100%         100%         100%          100%         100%
October 2006                                100%         100%         100%          100%         100%
October 2007                                100%         100%         100%          100%         100%
October 2008                                100%         100%         100%          100%         100%
October 2009                                 35%          35%          35%           35%          35%
October 2010                                 20%          20%          20%           20%          20%
October 2011 and thereafter                   0%           0%           0%            0%           0%
Weighted average life (years)               5.2          5.2          5.2           5.2          5.1

                                      S-85

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE IN                0%           25%          50%           75%         100%
         --------------------               ---          ---          ---           ---          ---

Issue Date                                  100%         100%         100%          100%         100%
October 2005                                100%         100%         100%          100%         100%
October 2006                                100%         100%         100%          100%         100%
October 2007                                100%         100%         100%          100%         100%
October 2008                                100%         100%         100%          100%         100%
October 2009                                100%         100%         100%          100%         100%
October 2010                                100%         100%         100%          100%         100%
October 2011                                  4%           4%           4%            4%           4%
October 2012 and thereafter                   0%           0%           0%            0%           0%
Weighted average life (years)               6.7          6.7          6.7           6.7          6.5

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE IN                0%           25%          50%           75%         100%
         --------------------               ---          ---          ---           ---          ---

Issue Date                                  100%         100%         100%          100%         100%
October 2005                                100%         100%         100%          100%         100%
October 2006                                100%         100%         100%          100%         100%
October 2007                                100%         100%         100%          100%         100%
October 2008                                100%         100%         100%          100%         100%
October 2009                                100%         100%         100%          100%         100%
October 2010                                100%         100%         100%          100%         100%
October 2011                                100%         100%         100%          100%         100%
October 2012                                 80%          80%          79%           79%          74%
October 2013                                  3%           2%           2%            1%           0%
October 2014 and thereafter                   0%           0%           0%            0%           0%
Weighted average life (years)               8.5          8.5          8.5           8.5          8.4

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-5 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE IN                0%           25%          50%           75%         100%
         --------------------               ---          ---          ---           ---          ---

Issue Date                                  100%         100%         100%          100%         100%
October 2005                                100%         100%         100%          100%         100%
October 2006                                100%         100%         100%          100%         100%
October 2007                                100%         100%         100%          100%         100%
October 2008                                100%         100%         100%          100%         100%
October 2009                                100%         100%         100%          100%         100%
October 2010                                100%         100%         100%          100%         100%
October 2011                                100%         100%         100%          100%         100%
October 2012                                100%         100%         100%          100%         100%
October 2013                                100%         100%         100%          100%          98%
October 2014 and thereafter                   0%           0%           0%            0%           0%
Weighted average life (years)               9.7          9.7          9.7           9.7          9.5

                                      S-86

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE IN                0%           25%          50%           75%         100%
         --------------------               ---          ---          ---           ---          ---

Issue Date                                  100%         100%         100%          100%         100%
October 2005                                100%         100%         100%          100%         100%
October 2006                                100%         100%         100%          100%         100%
October 2007                                100%         100%         100%          100%         100%
October 2008                                100%         100%         100%          100%         100%
October 2009                                100%         100%         100%          100%         100%
October 2010                                100%         100%         100%          100%         100%
October 2011                                100%         100%         100%          100%         100%
October 2012                                100%         100%         100%          100%         100%
October 2013                                100%         100%         100%          100%         100%
October 2014 and thereafter                   0%           0%           0%            0%           0%
Weighted average life (years)               9.9          9.9          9.9           9.9          9.8

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE IN                0%           25%          50%           75%         100%
         --------------------               ---          ---          ---           ---          ---

Issue Date                                  100%         100%         100%          100%         100%
October 2005                                100%         100%         100%          100%         100%
October 2006                                100%         100%         100%          100%         100%
October 2007                                100%         100%         100%          100%         100%
October 2008                                100%         100%         100%          100%         100%
October 2009                                100%         100%         100%          100%         100%
October 2010                                100%         100%         100%          100%         100%
October 2011                                100%         100%         100%          100%         100%
October 2012                                100%         100%         100%          100%         100%
October 2013                                100%         100%         100%          100%         100%
October 2014 and thereafter                   0%           0%           0%            0%           0%
Weighted average life (years)              10.0         10.0          9.9           9.9          9.8

                                      S-87

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE IN                0%           25%          50%           75%         100%
         --------------------               ---          ---          ---           ---          ---

Issue Date                                  100%         100%         100%          100%         100%
October 2005                                100%         100%         100%          100%         100%
October 2006                                100%         100%         100%          100%         100%
October 2007                                100%         100%         100%          100%         100%
October 2008                                100%         100%         100%          100%         100%
October 2009                                100%         100%         100%          100%         100%
October 2010                                100%         100%         100%          100%         100%
October 2011                                100%         100%         100%          100%         100%
October 2012                                100%         100%         100%          100%         100%
October 2013                                100%         100%         100%          100%         100%
October 2014 and thereafter                   0%           0%           0%            0%           0%
Weighted average life (years)              10.0         10.0          10.0         10.0          9.8

YIELD SENSITIVITY

         The yields to investors on the class X-2 certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the pooled mortgage loans and the default and loss experience on the pooled mortgage loans. If you are contemplating an investment in the class X-2 certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the pooled mortgage loans could result in your failure to fully recover your initial investment. Prepayment premiums and yield maintenance charges may not be sufficient to offset the negative effects on yield caused by prepayments. In addition, no prepayment premiums or yield maintenance charges are payable in connection with prepayments from casualty insurance proceeds and condemnation awards, certain repurchases for material document defects or material breaches of representations, the exercise of purchase options in respect of defaulted mortgage loans and the optional termination of the trust.

         The table set forth below shows the pre-tax corporate bond equivalent
("CBE") yield to maturity with respect to the class X-2 certificates. We prepared these tables using the Structuring Assumptions (except as otherwise described herein), and further assuming (a) the specified purchase price and (b)
the indicated prepayment and default scenarios. The assumed purchase price is expressed as a percentage of the initial total notional amount of the class X-2 certificates and are exclusive of accrued interest. Each default scenario assumes the immediate occurrence of defaults and the immediate recovery of 65%
of the defaulted amount. For any scenario that entails a CDR (as defined below)
assumption that does not assume an immediate liquidation, the Structuring
Assumptions also include an assumption that the applicable master servicer will make monthly debt service advances in accordance with the requirements of the series 2004-PWR5 pooling and servicing agreement (without any determination of nonrecoverability and without any appraisal reduction amounts) until liquidation.

         The yields set forth in the tables were calculated by:

         o   determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the class X-2
             certificates, would cause the discounted present value of that assumed stream of cash flows to equal--

             1.  the assumed purchase prices, plus

             2.  accrued interest at the initial pass-through rate for the class
                 X-2 certificates from and including October 1, 2004 to but excluding the assumed settlement date; and

         o   converting those monthly discount rates to corporate bond
             equivalent rates.

                                      S-88

         Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on their Certificates. Consequently, they do not purport to reflect the return on any investment on the class X-2 certificates when reinvestment rates are considered.

         The default model used in this prospectus supplement is the "constant default rate" or "CDR" model, which represents an assumed constant rate of default each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans (in this case, the pooled mortgage loans) for the life of those loans. The CDR model does not purport to be either an historical description of the default experience of any pool of loans or a prediction of the anticipated rate of default of any pool of loans, including the mortgage pool. We do not make any representation about the appropriateness of the CDR model.

                         PRE-TAX YIELD TO MATURITY (CBE)
                          OF THE CLASS X-2 CERTIFICATES

        PREPAYMENT ASSUMPTION              % CPR         % CPR          % CPR
       DEFAULT RATE ASSUMPTION             % CDR         % CDR          % CDR
       -----------------------             -----         -----          -----
ASSUMED TOTAL PURCHASE PRICE
(EXCLUDING ACCRUED INTEREST):      %           %            %             %

                                      S-89

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         We intend to include the 131 mortgage loans identified on Appendix B to this prospectus supplement in the trust fund. The mortgage pool consisting of those mortgage loans will have an initial mortgage pool balance of
$1,247,674,641. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

         The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on
Appendix B to this prospectus supplement. Those cut-off date principal balances range from $993,634 to $74,000,000 and the average of those cut-off date principal balances is $9,524,234.

         Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

         Concentration of Mortgage Loans and Borrowers.

         Several of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance.
The largest of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans is the 2941 Fairview Park Drive Pooled
Mortgage Loan, which has a cut-off date principal balance of $74,000,000 and represents 5.9% of the initial mortgage pool balance. The ten largest pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that collectively represent
35.6% of the initial mortgage pool balance. Each of these loans or groups is described on Appendix C to this prospectus supplement.

         Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans (and
Related Collateral Substitution, Partial Release or Partial Defeasance
Provisions); Mortgage Loans with Affiliated Borrowers

         The mortgage pool will include six (6) mortgage loans, representing
8.2% of the initial mortgage pool balance, that are, in each such case, secured by two or more properties, and one (1) group of three (3) cross-collateralized pooled mortgage loans, which group represents 0.9% of the initial mortgage pool balance, that in the aggregate are secured by three properties. However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. In such instances, the mortgage amount is generally set at an amount equal to a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan in the trust fund.

         In the case of the multi-property pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
Evergreen A Portfolio (composed of 3241 Kilgore Road, 10730 International Drive and 101 Creekside Ridge Court), representing 2.6% of the initial mortgage pool balance, the related borrower may obtain the release of one or more corresponding mortgaged properties through partial defeasance of the mortgage loan, subject to the satisfaction of, among other things, the conditions that the defeasance collateral provides payments at least equal to 125% of

                                      S-90

monthly payments allocated to that mortgaged property (based on the percentage of the loan balance allocated to that mortgaged property), the remaining property(ies) have a loan-to-value ratio of not more than 75% and a debt service coverage ratio of not less than the greater of the debt service coverage ratio at origination or the debt service coverage ratio for the 12 calendar months immediately preceding the defeasance and the lender receives written confirmation from each rating agency that rated the series 2004-PWR5 certificates that the defeasance will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the series 2004-PWR5 certificates;
provided that the borrower may not obtain a release of the mortgaged property known as 3241 Kilgore Road.

         In addition to the partial defeasance provisions described in the preceding paragraph, the terms of the mortgage loan documents for the Evergreen
A Portfolio pooled mortgage loan permit the related borrower to obtain a release of an individual mortgaged property (other than the property known as 3241
Kilgore Road, which may not be substituted for) by substituting another property of like kind and quality owned or acquired by the borrower, provided that, among other conditions:

         o   the lender receives written confirmation from each rating agency that rated the series 2004-PWR5 certificates that the substitution will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the series 2004-PWR5 certificates;

         o   the fair market value of the substitute property is not less than
             105% of the greater of the fair market value of the property to be substituted for at origination or immediately preceding the substitution;

         o   the remaining property(ies) (including the substitute property)
             have a debt service coverage ratio of not less than the greater of the debt service coverage ratio at origination or the debt service coverage ratio for the 12 calendar months immediately preceding the substitution;

         o   the net operating income for the substituted property does not show a downward trend for the three years prior to substitution; and

         o   the net operating income and debt service coverage ratio (for the prior 12-month period) for the substitute property is greater than
             105% of the net operating income and debt service coverage ratio
             (for the prior 12-month period) for the substituted property.

         In the case of the multi-property pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
Northern NJ Portfolio (composed of 412-420 Route 10, 125 Algonquin Parkway,
30-40 Leslie Court, 145 Algonquin Parkway, 156 Algonquin Parkway and 341 Kaplan
Drive), representing 1.3% of the initial mortgage pool balance, the related borrower may obtain the release of one or more corresponding mortgaged properties through partial defeasance of the mortgage loan, subject to the fulfillment of, among other things, the defeasance collateral provides payments at least equal to 105% (or 120% with respect to the property known as 412-420
Route 10) of monthly payments allocated to that property (based on the percentage of the loan balance allocated to that property), the remaining property(ies) having a loan-to-value ratio of not more than 75% (as may be decreased as a result of the application of any previously applied release premiums) and a debt service coverage ratio of not less than the greater of
1.40x (as may be increased as a result of the application of any previously applied release premiums) or the debt service coverage ratio for all of the properties (including the release parcel) immediately preceding the release and the lender receives written confirmation from each rating agency that rated the series 2004-PWR5 certificates that the defeasance will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the series 2004-PWR5 certificates.

         In the case of the group of cross-collateralized pooled mortgage loans that are secured by the mortgaged properties identified on Appendix B to this prospectus supplement as 375 Depot Drive, 550 Depot Drive and 1080 Depot Drive,
representing 0.9% of the initial mortgage pool balance, the related borrower may obtain the release of one or more corresponding mortgaged properties through partial defeasance of that group, subject to the fulfillment of, among other things, the payment of a specified release price, the remaining properties having a loan-to-value ratio of not more than 80% and a debt service coverage ratio of not less than 1.20x (based on trailing 12 months).

                                      S-91

         In the case of the multi-property pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
Bank of America - Texas Portfolio (composed of Bank of America - Ennis, Bank of
America - Arlington, Bank of America - Stephenville, Bank of America - Paris and
Bank of America - Hillsboro), representing 0.6% of the initial mortgage pool balance, the related borrower may obtain the release of one or more corresponding mortgaged properties through partial defeasance of the mortgage loan, subject to the fulfillment of, among other things, the outstanding principal balance of the mortgage loan defeased is equal to at least 115% of the allocated loan amount of the related property, the remaining property(ies)
having a loan-to-value ratio of not more than 70% and a debt service coverage ratio of not less than the greater of 1.20x or the debt service coverage ratio at origination and the lender receiving written confirmation from each rating agency that rated the series 2004-PWR5 certificates that the defeasance will not result in a downgrade, withdrawal or qualification of the ratings them assigned to the series 2004-PWR5 certificates.

         In the case of each of the multi-property pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Kinseth Hotel Portfolio - Loan #1 (composed of Holiday Inn Mason
City and Best Western Holiday Lodge), representing 0.5% of the initial mortgage pool balance, and Kinseth Hotel Portfolio - Loan #2 (composed of Holiday
Inn/Hampton Inn Coralville, Holiday Inn Select Wichita and Holiday Inn Overland
Park), representing 1.8% of the initial mortgage pool balance, the related borrower may obtain the release of one or more corresponding mortgaged properties through partial defeasance of the related mortgage loan, subject to the fulfillment of, among other things, the payment of a specified release price, the remaining property(ies) having a loan-to-value ratio of not more than
60% and a debt service coverage ratio of not less than 1.50x (based upon the trailing twelve months) and the lender receiving written confirmation from each rating agency that rated the series 2004-PWR5 certificates that the defeasance will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the series 2004-PWR5 certificates.

         The table below shows each non-cross-collateralized group of two (2) or more pooled mortgage loans that--

         o   have the same or affiliated borrowers/owners, and

         o   have a total cut-off date principal balance (considering all loans in the group) that is equal to at least 1.0% of the initial mortgage pool balance.

                                                                                      NUMBER OF
                                                                                    STATES WHERE
                                                                   NUMBER OF        THE MORTGAGED      % OF INITIAL
                                                                   MORTGAGED       PROPERTIES ARE        MORTGAGE
            MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES                 PROPERTIES          LOCATED         POOL BALANCE
            --------------------------------------                 ----------          -------         ------------

Group 1:
Reisterstown Plaza                                                     1                  1                4.0%
Fullerton Metrocenter                                                  1                  1                2.2%
Winslow Bay Commons                                                    1                  1                1.9%
Monticello Mall                                                        1                  1                1.1%
         TOTAL FOR GROUP:                                              4                  4                9.2%

Group 2:
Kinseth Hotel Portfolio - Loan #2                                      3                  2                1.8%
Four Points by Sheraton                                                1                  1                0.7%
Kinseth Hotel Portfolio-Loan #1                                        2                  1                0.5%
         TOTAL FOR GROUP:                                              6                  2                2.9%

Group 3:
Park Meadows MHC                                                       1                  1                1.1%
The Willows                                                            1                  1                0.3%
City View MHC                                                          1                  1                0.2%
Western Reserve Village                                                1                  1                0.2%
         TOTAL FOR GROUP:                                              4                  3                1.8%

                                      S-92

         Due Dates. Subject, in some cases, to a next business day convention, all of the pooled mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month, except for five (5)
mortgage loans, representing 3.0% of the initial mortgage pool balance, which provide for scheduled payments of principal and interest to be due on the fifth day of each month, and the World Apparel Center Pooled Mortgage Loan, representing 3.0% of the initial mortgage pool balance, which provides for scheduled payments of principal and interest to be due on the seventh day of each month (or, if that day is not a business day, the preceding business day)
and the Crouse-Irving Memorial Physicians Office Building Pooled Mortgage Loan,
representing 0.6% of the initial mortgage pool balance, which provides for scheduled payments of principal and interest to be due on the tenth day of each month. All of the pooled mortgage loans with scheduled due dates on the first day of the month either do not provide for a grace period or provide for a grace period of not more than five (5) days (or in two (2) cases, representing 0.3% of the initial mortgage pool balance, not more than fifteen (15) days). All of the pooled mortgage loans with scheduled due dates on the fifth day of the month do not provide for a grace period. Neither the World Apparel Center Pooled Mortgage
Loan nor the Crouse-Irving Memorial Physicians Office Building Pooled Mortgage
Loan provides for a grace period for scheduled payments. For purposes of the foregoing discussion, a grace period is the number of days before a late payment charge is due on the mortgage loan, which may be different from the date an event of default would occur under the mortgage loan.

         Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.
However, as described under "--Amortization Characteristics" below, each of the
ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date. Except for
ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

         Each of the mortgage loans that we intend to include in the trust fund accrues interest on either an Actual/360 Basis or a 30/360 Basis.

         Amortization Characteristics.

         One hundred and twenty-one (121) of the mortgage loans, representing
95.2% of the initial mortgage pool balance, are balloon loans that, in each case, provides for:

         o   an amortization schedule that is significantly longer than its remaining term to stated maturity (or anticipated repayment date)
             or, alternatively, for no amortization prior to maturity (or the anticipated repayment date); and

         o   a substantial payment of principal on its maturity date (unless the mortgage loan has an anticipated repayment date) generally equal to
             5% or more of the original mortgage loan amount.

         Six (6) of the balloon mortgage loans referred to in the preceding paragraph, representing 14.0% of the initial mortgage pool balance, provide for no amortization and for payments of interest only for their entire terms; and
fourteen (14) of the balloon mortgage loans referred to in the preceding paragraph, representing 19.2% of the initial mortgage pool balance, provide for initial interest-only periods that expire 3 to 36 months following their respective origination dates (and in one (1) of these cases, representing 1.5%
of the initial mortgage pool balance, the interest-only period will have expired as of the cut-off date).

         Twelve (12) of the pooled mortgage loans referred to in the second preceding paragraph, representing 16.2% of the initial mortgage pool balance, are "ARD" or "hyperamortizing" loans that provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to stated maturity. We consider that date to be the anticipated repayment date for the mortgage loan. Because of these incentives, we consider the ARD loans also to be balloon loans. One (1) of the pooled mortgage loans referred to in the preceding sentence, representing 0.4% of the initial mortgage pool balance, provides for no amortization prior to the related anticipated repayment date and for payments of interest only for its entire terms to anticipated repayment date. All of the pooled mortgage loans described in this paragraph are included in the pooled mortgage loans described in the two preceding paragraphs. There can be no assurance, however, that these incentives will result in any of these pooled mortgage loans being paid in full on or before its anticipated

                                      S-93

repayment date. In the case of each loan with an anticipated repayment date, the incentive provisions, which in each case will become effective as of that anticipated repayment date, include:

         o   The accrual of interest in excess of the initial mortgage interest rate. The new interest rate will generally be equal to 2% plus the greater of the initial mortgage interest rate and a rate based on a specified yield on United States Treasury securities. The
             additional interest will--

             1.  be deferred,

             2.  in some cases, be compounded,

             3.  be payable only after the outstanding principal balance of the pooled mortgage loan is paid in full, and

             4.  be payable only to the holders of the class V certificates, which are not offered by this prospectus supplement.

         o   The application of excess cash flow from the mortgaged property to pay the principal amount of the pooled mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

         The mortgage loans secured by the mortgaged property identified on
Appendix B to this prospectus supplement as Lincoln Square are comprised of the pooled mortgage loan with an outstanding principal balance as of the cut-off date of $49,936,265 and two (2) non-pooled pari passu companion loans with outstanding principal balances as of the cut-off date of $59,923,518 and
$49,936,265, respectively. The Lincoln Square pooled mortgage loan (which is one of the ARD loans described above) will amortize until its anticipated repayment date as set forth on Schedule A to this prospectus supplement. After its anticipated repayment date, if not paid on such date, the Lincoln Square pooled mortgage loan will hyperamortize for its remaining term. See Schedule A to this prospectus supplement for the amortization schedule for the Lincoln Square pooled mortgage loan. Each of the Lincoln Square non-pooled pari passu companion loans has an amortization schedule that requires scheduled payments of principal in each month in an amount bearing the same proportion to the cut-off date principal balance of that companion loan as the required scheduled payment of principal on the Lincoln Square pooled mortgage loan for the same month (as set forth on Schedule A) bears to the cut-off date balance of the Lincoln Square pooled mortgage loan.

         The mortgage loans secured by the mortgaged property identified on
Appendix B to this prospectus supplement as World Apparel Center are comprised of the pooled mortgage loan with an outstanding principal balance as of the cut-off date of $37,230,000 and three (3) non-pooled pari passu companion loans with outstanding principal balances as of the cut-off date of $73,000,000,
$73,000,000 and $35,770,000, respectively. The World Apparel Center pooled mortgage loan provides for an initial interest-only period that expires 33 months following the related cut-off date and will amortize thereafter until its maturity date according to a 360-month amortization term. Each of the World
Apparel Center non-pooled pari passu companion loans has an amortization schedule that requires scheduled payments of principal in each month in an amount bearing the same proportion to the cut-off date principal balance of that companion loan as the required scheduled payment of principal on the World
Apparel Center pooled mortgage loan for the same month bears to the cut-off date balance of the World Apparel Center pooled mortgage loan.

         Ten (10) of the pooled mortgage loans, representing 4.8% of the initial pool balance, are fully-amortizing mortgage loans that are scheduled to have less than 5% of their original principal balances due at their stated
maturities.

         Some of the pooled mortgage loans may, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance. Some of the individual pooled mortgage loans that are secured by multiple mortgaged properties and that permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

                                      S-94

         On some of the pooled mortgage loans that provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments were determined as if interest were to be calculated on a 30/360 Basis, which will result in a higher payment due at maturity than would otherwise have been the case.

         Voluntary Prepayment and Defeasance Provisions. As of the cut-off date, the following prepayment restrictions and defeasance provisions applied to the pooled mortgage loans:

         o   Eighty-three (83) of the pooled mortgage loans, representing 66.8%
             of the initial mortgage pool balance, prohibit voluntary principal prepayments during a Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the series 2004-PWR5 certificates) to defease the loan by pledging Government Securities that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject pooled mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

         o   Seventeen (17) of the pooled mortgage loans, representing 21.2% of the initial mortgage pool balance, prohibit voluntary principal prepayments during a Lock-out Period and following the Lock-out
             Period provide for a Prepayment Premium or a Yield Maintenance
             Charge calculated on the basis of the greater of a yield
             maintenance formula and 1% of the amount prepaid.

         o   Twenty-seven (27) of the pooled mortgage loans, representing 6.7%
             of the initial mortgage pool balance, prohibit voluntary principal prepayments during a Lock-out Period, and following the Lock-out
             Period provide for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the series 2004-PWR5 certificates, to defease the pooled mortgage loan by pledging Government Securities and obtaining the release of the mortgaged property from the lien of the mortgage.

         o   Three (3) of the pooled mortgage loans, representing 1.3% of the initial mortgage pool balance, permit prepayment in whole (but not in part) at any time with the payment of a Prepayment Premium or a
             Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

         o   One (1) pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Lincoln
             Square and representing 4.0% of the initial mortgage pool balance, prohibits voluntary prepayment during a Lock-out Period of 37 payments following origination, and following the Lock-out Period allows the borrower to defease the pooled mortgage loan by pledging
             Government Securities and obtaining the release of the mortgaged property from the lien of the mortgage; provided that the pooled mortgage loan may be prepaid in whole but not in part on and after the 175th payment date following origination with the payment of a
             Yield Maintenance Charge; provided further that if the date that is three (3) years from the first payment date following origination has occurred, but the date that is two (2) years from the startup day for the REMIC trust within the meaning of Section 860G(a)(9) of the Code has not occurred, the debt may be prepaid in whole (but not in part) prior to the 175th payment date following origination upon payment of an amount equal to the greater of (a) a Yield
             Maintenance Charge and (b) one percent (1%) of the outstanding principal balance of the pooled mortgage loan as of the prepayment date. The pooled mortgage loan is freely prepayable on and after its anticipated repayment date.

         Notwithstanding the foregoing, the mortgage loans generally provide for an open period of one (1) to seven (7) payments prior to and including the maturity date or anticipated repayment date in which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

         In addition, some loans permit partial prepayments despite Lock-out
Periods and Yield Maintenance Charges that may otherwise apply. See
"--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans (and
Related Collateral

                                      S-95

Substitution, Partial Release or Partial Defeasance Provisions); Mortgage Loans
with Affiliated Borrowers" above, "--Releases" below and Appendix C.

         In general, if defeasance is permitted under a pooled mortgage loan, the defeasance collateral must consist of Government Securities.

         Under each pooled mortgage loan that provides for the payment of a
Yield Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the pooled mortgage loan had the prepayment not occurred discounted at a rate generally equal to the yield to maturity on specified United States Treasury securities with a maturity generally corresponding to the maturity date or anticipated repayment date of the pooled mortgage loan, determined on a date close to the date of the prepayment, minus
(b) the amount of the prepayment. In certain cases, the amount of the Yield
Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The discount rate to be used in the calculation of a Yield Maintenance Charge is generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield (plus applicable spread, if any) of the corresponding United States Treasury securities described above.

         Other Releases. As described above under "--Cross-Collateralized
Mortgage Loans, Multi-Property Mortgage Loans (and Related Collateral
Substitution, Partial Release or Partial Defeasance Provisions); Mortgage Loans
with Affiliated Borrowers" and in Appendix C, some of the pooled mortgage loans or groups of cross-collateralized pooled mortgage loans that are secured by two or more mortgaged properties permit the borrower to obtain the release of the mortgage on one or more of the properties upon a partial prepayment of the mortgage loan or group of cross-collateralized mortgage loans, a partial defeasance or a substitution of all or some of the mortgaged properties (in each case, subject to the satisfaction of various conditions). Those pooled mortgage loans include the pooled mortgage loan secured by the Evergreen A Portfolio, representing 2.6% of the initial mortgage pool balance.

         In addition to the provisions described in the preceding paragraph, in the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Reisterstown Plaza and representing 4.0% of the initial mortgage pool balance, the second largest tenant of the related mortgaged property, Home Depot, has an option to purchase its pad on and after February 1, 2010 upon payment of a purchase price of approximately $6,500,000. The terms of the related mortgage loan provide that the Home Depot parcel may be released from the lien of the mortgage if, among other things, the purchase price is delivered to the lender and held in an escrow account as collateral security for the pooled mortgage loan.

         Furthermore, certain pooled mortgage loans permit the release of specified parcels of real estate or improvements that secure the mortgage loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or
Underwritten Cash Flow. Such real estate is permitted to be released without payment of a release price and consequent reduction of the principal balance of the subject mortgage loan or substitution of additional collateral if zoning and other conditions are satisfied.

         Non-Recourse Obligations.

         The pooled mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related pooled mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the pooled mortgage loans to be non-recourse. None of the pooled mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United
States, any government entity or instrumentality, any private mortgage insurer or any other person.

         "Due-on-Sale" and "Due-on-Encumbrance" Provisions.

         The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related pooled mortgage loan if the borrower sells or otherwise transfers or

                                      S-96

encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, some of the pooled mortgage loans permit transfers of the related mortgaged property, subject to confirmation by each of Moody's, Fitch and DBRS to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the series 2004-PWR5 certificates and/or reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer and/or the special servicer, as the case may be, or, if collected, will be paid to the applicable master servicer and/or the special servicer as additional servicing compensation, and certain other conditions.

         In addition, some of the pooled mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer or permit one or more of the following transfers in limited circumstances: (1) a transfer of the related mortgaged property to a person that is affiliated with or otherwise related to the borrower; (2) transfers by the borrower of the mortgaged property to specified entities or types of entities;
(3) issuance by the borrower of new partnership or membership interests; (4)
changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal or (7) other transfers similar in nature to the foregoing.

         The applicable master servicer or special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the series 2004-PWR5 pooling and servicing agreement.

         Encumbered Interests.

         In the case of one hundred and thirty-nine (139) of the mortgaged properties, representing security for 93.0% of the initial mortgage pool balance, the borrower's interest in the related mortgaged property consists of a fee interest (and we consider the borrower's interest in a mortgaged property to be a fee interest if the borrower's interest consists of overlapping fee and leasehold interests). In the case of five (5) of the mortgaged properties, representing security for 5.2% of the initial mortgage pool balance, the borrower's interest in the related mortgaged property consists of a leasehold interest. In the case of two (2) of the mortgaged properties, representing security for 1.8% of the initial mortgage pool balance, the borrower's interest in a material portion of the related mortgaged property consists of a fee interest and the borrower's interest in another material portion of the related mortgaged property consists of a leasehold interest.

         Pari Passu, Subordinate and Other Financing.

         PARI PASSU SPLIT LOAN STRUCTURES

         The Lincoln Square Mortgaged Property and the World Apparel Center
Mortgaged Property, which represent security for approximately 4.0% and 3.0%, respectively, of the initial mortgage pool balance, also currently secure mortgage loans that are not part of the mortgage pool. See "Summaries of the Ten
Largest Mortgage Loans--Lincoln Square" and "--World Apparel Center" on Appendix
C to this prospectus supplement.

         Lincoln Square

         The Lincoln Square Pooled Mortgage Loan and the Lincoln Square
Non-Pooled Pari Passu Companion Loans have the same borrower and are all secured by the same mortgage instrument encumbering the Lincoln Square Mortgaged
Property. The interest rate and maturity date of the Lincoln Square Non-Pooled
Pari Passu Companion Loans are identical to those of the Lincoln Square Pooled
Mortgage Loan. The amortization characteristics of the Lincoln Square Loan Group are described above under "--Amortization Characteristics". Payments from the borrower under the Lincoln Square Loan Group will be applied on a pari passu basis to the Lincoln Square Pooled Mortgage Loan and each Lincoln Square
Non-Pooled Pari Passu Companion Loan. See "Intercreditor and Servicing
Arrangements Regarding the Non-Trust-Serviced Pooled Mortgage Loans" for a
description of the relative rights of the holders of the Lincoln Square Pooled
Mortgage Loan and the holders of the Lincoln Square Non-Pooled Pari Passu
Companion Loans and of the provisions for the servicing and administration of

                                      S-97

the Lincoln Square Loan Group under the collective arrangements evidenced by the
Lincoln Square Intercreditor Agreement, the related Non-Trust Servicing
Agreement and the series 2004-PWR5 pooling and servicing agreement. The DSCR,
Cut-off Date LTV Ratio, Cut-off Date principal balance per square foot and LTV
Ratio at Maturity set forth herein with respect to the Lincoln Square Pooled
Mortgage Loan reflect the aggregate indebtedness evidenced by the Lincoln Square
Pooled Mortgage Loan and the Lincoln Square Non-Pooled Pari Passu Companion
Loans.

         Additionally, the borrower under the Lincoln Square Pooled Mortgage
Loan is permitted under the loan documents to obtain loans from its affiliates and certain other specified parties in an aggregate principal amount of up to
$8,000,000 outstanding at any time; provided, that these loans (a) are fully subordinate to the Lincoln Square Loan Group, (b) are non-recourse to the borrower and its assets, including the related mortgaged property, and (c) can only be paid out of excess cash flow available after any and all payments required under the Lincoln Square Loan Group loan documents.

         World Apparel Center

         The World Apparel Center Pooled Mortgage Loan and the World Apparel
Center Non-Pooled Pari Passu Companion Loans have the same borrower and are all secured by the same mortgage instrument encumbering the World Apparel Center
Mortgaged Property. The interest rate and maturity date of the World Apparel
Center Non-Pooled Pari Passu Companion Loans are identical to those of the World
Apparel Center Pooled Mortgage Loan. The amortization characteristics of the
World Apparel Center Loan Group are described above under "--Amortization
Characteristics". Payments from the borrower under the World Apparel Center Loan
Group will be applied on a pari passu basis to the World Apparel Center Pooled
Mortgage Loan and each World Apparel Center Non-Pooled Pari Passu Companion
Loan. See "Intercreditor and Servicing Arrangements Regarding the
Non-Trust-Serviced Pooled Mortgage Loans" for a description of the relative rights of the holders of the World Apparel Center Pooled Mortgage Loan and the
holders of the World Apparel Center Non-Pooled Pari Passu Companion Loans and of
the provisions for the servicing and administration of the World Apparel Center
Loan Group under the collective arrangements evidenced by the World Apparel
Center Intercreditor Agreement, the related Non-Trust Servicing Agreement and the series 2004-PWR5 pooling and servicing agreement. The DSCR, Cut-off Date LTV
Ratio, Cut-off Date principal balance per square foot and LTV Ratio at Maturity set forth herein with respect to the World Apparel Center Pooled Mortgage Loan reflect the aggregate indebtedness evidenced by the World Apparel Center Pooled
Mortgage Loan and the World Apparel Center Non-Pooled Pari Passu Companion
Loans.

         A/B SPLIT LOAN STRUCTURES

         With respect to each of the mortgaged properties identified on Appendix
B to this prospectus supplement as Park Meadows MHC, The Willows, City View MHC and Western Reserve Village (collectively, the "A/B Mortgage Loans"), the mortgage on the related mortgaged property also secures subordinated B notes, which had original principal balances of $810,000, $245,000, $175,000 and
$120,000, respectively. In each case, the related B note has an interest rate of
12.75% per annum and an original term of ten years (or seven years, in the case of the B note related to Park Meadows MHC). In each case, the A note and the related B note are cross-defaulted. Each B note relating to the A/B Mortgage
Loans is currently owned by CBA-Mezzanine Capital Finance, LLC, a third party unaffiliated with the mortgage loan sellers. The B notes are not assets of the trust. The A/B Mortgage Loans and the related B notes will be serviced pursuant to the series 2004-PWR5 pooling and servicing agreement, provided that payments on the B notes will be made by the related borrowers directly to the holder of the B note until the occurrence of a default under the related loan. With respect to the A/B Mortgage Loans, in each case, the holder of the A note and the holder of the B note have entered into an intercreditor agreement, which generally provides that, following default or bankruptcy of the borrower or cash flow interruption to the holder of the B note, in accordance with notice and other requirements of the intercreditor agreement, the holder of the B note has the right to purchase the A note at a purchase price that includes outstanding principal and interest of the A note, unreimbursed protective or servicing advances (with interest), reasonable out-of-pocket expenses incurred in enforcing the related mortgage loans and servicing fees for the period prior to repurchase (excluding "success fees" or termination compensation) but excludes prepayment consideration (unless the related borrower or an affiliate is purchasing such note). Until the right of the holder of the B note to purchase the A note has expired, material loan modifications affecting lien priority or the borrower's monetary obligations require the consent of the holder of the B note. Except as described in the preceding sentence, modifications of the A/B
Mortgage Loans generally do not require the consent of the holder of the B note.
The holder of the B note will not have the right to enter into modifications of the B note without the consent of the holder of the A note.

                                      S-98

         OTHER PROPERTY-SECURED FINANCING AND MEZZANINE AND SIMILAR FINANCING

         With respect to the mortgaged property identified on Appendix B to this prospectus supplement as New Castle Marketplace, which represents security for
1.3% of the initial mortgage pool balance, the borrower is entitled to incur subordinate indebtedness that is secured by that mortgaged property or a general or limited partner of the borrower may incur a mezzanine loan secured by a pledge of that partner's interest in the borrower, provided that (i) the combined loan-to-value ratio of the pooled mortgage loan and the subordinate indebtedness or mezzanine loan does not exceed 50%, (ii) the maturity date of the new debt is acceptable to the lender under the pooled mortgage loan, (iii)
the structure, terms and documentation with respect to the new debt is approved by the lender under the pooled mortgage loan, (iv) the new debt is not transferable without the consent of the lender under the pooled mortgage loan and (v) the new lender executes a subordination and standstill agreement acceptable to the lender under the pooled mortgage loan in its sole discretion.

         With respect to the mortgaged property identified on Appendix B to this prospectus supplement as 3807 Wilshire Boulevard, which represents security for
0.7% of the initial mortgage pool balance, the borrower is entitled to incur subordinate indebtedness that is direct or indirect provided that the combined loan-to-value ratio of the pooled mortgage loan and the subordinate indebtedness does not exceed 70% of the value of the mortgaged property and all other property of the borrower.

         With respect to the mortgaged properties identified on Appendix B to this prospectus supplement as Pottsburg Plaza, which represents security for
0.4% of the initial mortgage pool balance, the borrower is entitled, at any time following the second anniversary of origination date, to incur subordinate indebtedness that is secured by that mortgaged property, provided that combined debt service coverage ratio is not less than 1.20x, the combined loan-to-value ratio does not exceed 80% and the subordinate indebtedness has a fixed rate of interest, a maturity date that is not later than the maturity of the pooled mortgage loan and an amortization schedule that provides for full amortization by maturity on a straight line basis.

         Under the terms of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as the
Timbermill Building and representing 0.6% of the initial mortgage pool balance, the principals of the borrower are permitted to incur mezzanine debt, subject to satisfaction of certain conditions, including that (i) the loan-to-value ratio of the original principal balance of the pooled mortgage loan together with the mezzanine loan may not exceed 70%, (ii) the debt service coverage ratio for the combined debt service of the pooled mortgage loan and the mezzanine debt is not less than 1.25x, (iii) the maturity date of the mezzanine loan is not before the maturity date of the pooled mortgage loan, (iv) the mezzanine loan is not transferable without the consent of the lender under the pooled mortgage loan and (v) the mezzanine lender executes a subordination and standstill agreement acceptable to the lender under the pooled mortgage loan in its sole discretion.

         With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Sycamore
Plaza and representing 3.8% of the initial mortgage pool balance, the parent of the borrower has incurred mezzanine debt from Bear Stearns Commercial Mortgage,
Inc. in the original principal amount of $4,000,000 secured by a pledge of 100%
of the equity interests in the borrower. The mezzanine loan is an interest-only loan through the first thirty-six payment dates, and a fully amortizing loan thereafter. The mezzanine loan matures on August 1, 2014. The mezzanine loan is subject to the terms of an intercreditor agreement entered into between the mezzanine lender and the lender under the pooled mortgage loan, which provides, among other things, that (a) the mezzanine lender will not transfer any of its interest in the mezzanine loan except to certain entities which meet certain financial and other tests unless confirmation has been obtained that the transfer would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2004-PWR5 certificates, (b) the mezzanine lender will not exercise any rights it may have under the mezzanine loan documents with respect to foreclosure or other realization on the mezzanine collateral unless certain confirmation has been obtained that the transfer of such mezzanine collateral would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2004-PWR5 certificates or the mezzanine lender is a qualified transferee under the intercreditor agreement, (c) if the pooled mortgage loan is accelerated or becomes a specially serviced mortgage loan or if the lender exercises any right or remedy under the related mortgage loan documents with respect to the borrower or mortgaged property, the mezzanine lender has the right to purchase the pooled mortgage loan for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, any advances made by the lender thereunder and any interest thereon, and all enforcement-related costs and expenses and (d) the mezzanine lender has certain cure rights in the event that an event of default has occurred under the pooled mortgage loan.

                                      S-99

         Under the terms of the mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Gateway Center IV and representing 3.4% of the initial mortgage pool balance, the equity owners of the borrower are permitted to incur mezzanine debt secured by the non-managing member interests in the borrower and the equity interests in the managing member of the borrower, subject to satisfaction of certain conditions, including that
(i) the ratio of annualized net operating income of the related mortgaged property to the combined debt service of the mortgage loan and the mezzanine debt (calculated as set forth in the related mortgage) is not less than 1.25x,
(ii) the outstanding principal amount of the mortgage loan plus the principal amount of the proposed mezzanine debt does not exceed 80% of the mortgaged property's market value, (iii) the mezzanine lender enters into an intercreditor agreement with the mortgagee, in form and substance reasonably satisfactory to the mortgagee and (iv) written confirmation is received from Moody's, Fitch and
DBRS that the incurrence of such mezzanine debt will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by those rating agencies to the series 2004-PWR5 certificates.

         With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Evergreen A
Portfolio and representing 2.6% of the initial mortgage pool balance, each borrower's parent is a co-borrower with three other affiliated entities on approximately $45,200,000 of mezzanine debt. The amount of mezzanine debt allocated to the equity interest of the related borrowers with respect to the pooled mortgage loan is approximately $8,455,000. The mezzanine debt, which is allocated among the borrowers who own the mortgaged properties as well as the entities that own six other properties that are not part of the collateral, is subject to an intercreditor agreement entered into between the mezzanine lender and the lender under the pooled mortgage loan. The mezzanine loan is an interest-only loan, accrues interest at 13.5% per annum and matures on November
1, 2007, subject to a four-year extension. The intercreditor agreement entered into between the mezzanine lender and the lender under the pooled mortgage loan, provides, among other things, that (a) the mezzanine loan is subordinate to the pooled mortgage loan, (b) the mezzanine lender will not transfer more than 49%
of the mezzanine loan except to certain entities that meet certain financial and other tests unless confirmation has been obtained that the transfer would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2004-PWR5 certificates, (c) the mezzanine lender will not exercise any rights it may have under the mezzanine loan documents with respect to foreclosure or other realization on the mezzanine collateral unless either confirmation has been obtained that the transfer of such mezzanine collateral would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2004-PWR5 certificates or the mezzanine lender is a qualified transferee under the intercreditor agreement, (d) if the pooled mortgage loan becomes a specially serviced mortgage loan or an event of default has occurred under the pooled mortgage loan, the mezzanine lender has the right to purchase the pooled mortgage loan for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, any advances made by the lender thereunder and any interest thereon, and all enforcement-related costs and expenses and (e) the mezzanine lender has certain cure rights in the event that an event of default has occurred under the pooled mortgage loan.

         Under the terms of the mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Liberty Center II and representing 2.1% of the initial mortgage pool balance, the equity owners of the borrower are permitted to incur mezzanine debt from a qualified institutional investor that is in the business of making mezzanine loans, subject to satisfaction of certain conditions, including that (i) the structure of such mezzanine debt must be acceptable to the mortgagee in its sole discretion, (ii)
the debt service coverage ratio based on the combined annualized debt service of the mortgage loan and the proposed mezzanine debt (calculated as set forth in the related mortgage) is not less than 1.35x, (iii) the outstanding principal balance of the mortgage loan plus the principal amount of the mezzanine debt does not exceed 80% of the mortgaged property's market value as determined by an appraisal and (iv) the mezzanine lender enters into a subordination and intercreditor agreement with the mortgagee, satisfactory to the mortgagee in its reasonable discretion.

         With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Northern NJ
Portfolio and representing 1.3% of the initial mortgage pool balance, the manager of the borrowers has incurred mezzanine debt in the original principal amount of $1,770,000 secured by a pledge of 100% of the manager's 100% equity interests in the borrower. The mezzanine loan matures on June 1, 2014. The mezzanine loan is subject to the terms of an intercreditor agreement entered into between the mezzanine lender and the lender under the pooled mortgage loan, which provides, among other things, that (a) the mezzanine loan is subordinate to the pooled mortgage loan, (b) the mezzanine lender will not transfer more than 49% of the mezzanine loan except to certain entities which meet certain financial and other tests unless confirmation has been obtained that the transfer would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2004-PWR5 certificates and the
"controlling class"

                                     S-100

of the series 2004-PWR5 certificates has approved the transfer, (c) the mezzanine lender will not exercise any rights it may have under the mezzanine loan documents with respect to foreclosure or other realization on the mezzanine collateral unless either confirmation has been obtained that the transfer of such mezzanine collateral would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2004-PWR5 certificates or the mezzanine lender is a qualified transferee under the intercreditor agreement, (d) if the pooled mortgage loan is accelerated or becomes a specially serviced mortgage loan or if the lender exercises any right or remedy under the related loan documents with respect to the borrower or mortgaged property, the mezzanine lender has the right to purchase the pooled mortgage loan for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, any advances made by the lender thereunder and any interest thereon, and all enforcement-related costs and expenses and (e) the mezzanine lender has certain cure rights in the event that the lender is entitled to exercise rights and remedies under the related loan documents with respect to the borrower or mortgaged property.

         Under the terms of the mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Raytheon R&D Facility and representing 1.1% of the initial mortgage pool balance, the equity owners of the borrower are permitted to incur mezzanine debt, subject to satisfaction of certain conditions, including that (i) the ratio of annualized net operating income of the related mortgaged property to the combined debt service of the mortgage loan and the proposed mezzanine debt (calculated as set forth in the related mortgage) is not less than 1.35x, (ii) the outstanding principal amount of the mortgage loan plus the principal amount of the proposed mezzanine debt does not exceed 75% of the mortgaged property's market value, (iii) the mezzanine lender enters into an intercreditor agreement with the mortgagee, in form and substance satisfactory to the mortgagee, Moody's, Fitch and DBRS and
(iv) written confirmation is received from Moody's, Fitch and DBRS that the incurrence of such mezzanine debt will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by those rating agencies to the series 2004-PWR5 certificates.

         Under the terms of the mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Arcade Garage and representing 0.6% of the initial mortgage pool balance, the equity owners of the borrower are permitted to incur mezzanine debt secured by their ownership interests in the borrower, subject to satisfaction of certain conditions, including that (i) the ratio of annualized net operating income of the related mortgaged property to the combined debt service of the mortgage loan and the mezzanine debt (calculated as set forth in the related mortgage) is not less than 1.30x, (ii) the outstanding principal amount of the mortgage loan plus the principal amount of the mezzanine debt does not exceed 75% of the mortgaged property's market value, (iii) the mezzanine lender enters into an intercreditor agreement in form and substance reasonably satisfactory to the mortgagee and
(iv) written confirmation is received from Moody's, Fitch and DBRS that the incurrence of such mezzanine debt will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to the series 2004-PWR5 certificates.

         In addition, there may be other mortgage loans that we intend to include in the trust fund, as to which direct and indirect equity owners of the related borrower have pledged or are permitted in the future to pledge their respective equity interests to secure financing, or as to which the related borrower is permitted to incur subordinate debt subject to the new lender entering into a subordination agreement.

         The pooled mortgage loans generally do not prohibit indebtedness secured by equipment or other personal property located at the mortgaged property.

         OTHER ADDITIONAL FINANCING

         In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring such additional debt. Such additional debt may be secured by other property owned by the borrower. Certain of these borrowers may have already incurred additional debt. In addition the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

         The mortgage loans generally do not prohibit the related borrower from incurring other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business, or from incurring indebtedness secured by equipment or other personal property located at the mortgaged property.

                                     S-101

         Under the terms of the Lincoln Square loan documents, the borrower is permitted to incur certain unsecured debt as described under "Split Loan
Structures--Lincoln Square" above.

         We make no representation with respect to the pooled mortgage loans as to whether any other secured subordinate financing currently encumbers any mortgaged property, whether any borrower is the obligor on any material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in any related borrower. See "Legal Aspects of the Mortgage
Loans--Subordinate Financing" in the accompanying prospectus and "Risk
Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The
Mortgaged Property Which May Adversely Affect Payment On Your Certificates" in
this prospectus supplement.

         Additional Collateral.

         One hundred and twelve (112) of the pooled mortgage loans, representing
84.0% of the initial mortgage pool balance, have the benefit of additional collateral in the form of either upfront and/or continuing cash reserves that are to be maintained for specified periods and/or purposes, such as taxes and insurance, deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. See Appendix B to this prospectus supplement for further information with respect to additional collateral.

         Cash Management Agreements/Lockboxes.

         Thirty-three (33) of the pooled mortgage loans, representing 59.9% of the initial mortgage pool balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

         Appendix B to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each pooled mortgage loan. The following is a description of each type of provision:

         o   None. No lockbox is set up as of the Issue Date and no lockbox will ever be set up during the loan term.

         o   Hard. Revenue from the related mortgaged property is generally paid directly by the tenants and other payors to an account controlled by the applicable master servicer on behalf of the trust fund. With respect to certain of these mortgage loans, such revenue from the related mortgaged property is either (a) swept to the borrower unless a default or other "trigger " event under the related mortgage loan documents has occurred or (b) not made available to the borrower and is forwarded to a cash management account controlled by the applicable master servicer on behalf of the trust fund and applied to sums payable under the related mortgage loan and, in certain transactions, to pay expenses at the related mortgaged property. With respect to the remainder of these mortgage loans, such revenue is generally applied by the applicable master servicer on behalf of the trust fund according to the related mortgage loan documents.

         o   Soft, Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the borrower or the property manager and then forwarded to an account controlled by the applicable master servicer on behalf of the trust fund.
             Until the occurrence of certain specified "trigger" events, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower, and the related borrower remains obligated to pay all debt service, reserves and other payments required under the related mortgage loan. Upon the occurrence of such a specified "trigger event", the borrower is required to instruct tenants and other payors to pay directly into an account controlled by the applicable master servicer on behalf of the trust fund and the revenue would then be applied by the applicable master servicer on behalf of the trust fund according to the related mortgage loan documents.

         o   Springing Hard. The borrower has generally executed a cash management agreement which requires the borrower, upon the occurrence of a trigger event, to cooperate in the establishment of a hard lockbox under which the borrower is required to instruct tenants to pay directly into an account controlled by the
             applicable

                                     S-102

             master servicer on behalf of the trust fund and the revenue would then be applied by the applicable master servicer on behalf of the trust fund according to the related mortgage loan documents.

         o   Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the borrower or the property manager and forwarded to an account controlled by the applicable master servicer on behalf of the trust fund. The funds are then applied by the applicable master servicer on behalf of the trust fund according to the related mortgage loan documents.

         In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Pooled mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

         Hazard Insurance.

         See "Servicing of the Mortgage Loans Under the Series 2004-PWR5 Pooling
and Servicing Agreement--Maintenance of Insurance" in this prospectus supplement and "Description of the Pooling and Servicing Agreements--Hazard Insurance
Policies" in the accompanying prospectus for a description of the obligations of the master servicers and the special servicer with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

         Each borrower under a pooled mortgage loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit the hazard insurance policy to be maintained by a tenant of the mortgaged property, or may permit the borrower or a tenant to self-insure. The coverage of each policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject pooled mortgage loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

         If, on the date of origination of a mortgage loan, a material portion of the improvements on a mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance
Administration in an amount representing coverage of at least the lesser of (a)
the outstanding principal balance of the mortgage loan and (b) the maximum amount of flood insurance available for the mortgaged property permitted by
FEMA.

         Tenant Matters.

         Described and listed below are special considerations regarding tenants at the mortgaged properties securing the mortgage loans that we intend to include in the trust fund--

         o   Twenty-two (22) mortgaged properties, securing 9.9% of the initial mortgage pool balance, are either wholly owner-occupied or leased to a single tenant.

         o   Some of the mortgaged properties that are office, industrial or retail properties may have a tenant that has ceased to occupy its space at a mortgaged property but continues to pay rent under its lease.

         o   Certain of the multifamily properties have material tenant concentrations of students or military personnel.

         o   Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development
             under its Section 8 program or otherwise.

                                     S-103

         o   There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the three largest tenants at any of those properties, it is significant to the success of the properties in the
             aggregate.

         o   With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds. Generally, these rights do not apply to a transfer arising out of foreclosure or a deed in lieu of foreclosure; but the applicable tenant typically retains its right of first refusal following foreclosure or a deed in lieu of foreclosure, and any sale by the lender or other new lender would be subject to such right. In addition, a right of first refusal may be conferred by statute to mobile home owners through their owners' association;
             however, such right does not apply to a transfer arising out of foreclosure or a deed in lieu of foreclosure.

         o   With respect to certain of the mortgage loans, the sole tenant or a significant tenant at the related mortgaged property is affiliated with the related borrower.

         o   Included in the office properties are four (4) medical office properties identified on Appendix B to this prospectus supplement as West Bloomfield Medical Building, Stoneridge Medical Center,
             Crouse-Irving Memorial Physicians Office Building and North
             Meridian Medical Center, which secure approximately 1.9%, 1.4%,
             0.6% and 0.3%, respectively, of the initial mortgage pool balance.
             The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement
             (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

         Appraisals.

         In connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. In certain cases, appraisals may reflect "as stabilized" values reflecting certain assumptions such as future construction completion, projected re-tenanting or increased tenant occupancies. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented herein for illustrative purposes only. See
"Risk Factors--Risks Related to the Mortgage Loans--Appraisals May Inaccurately
Reflect the Value of the Mortgaged Properties" in this prospectus supplement.

         Environmental Assessments.

         Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "--Environmental Insurance" below, all of the mortgaged properties securing the pooled mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these environmental

                                     S-104

assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification. None of these environmental assessments are more than 12 months old as of the cut-off date, except in the case of eight (8) mortgaged properties, representing security for 5.9% of the initial mortgage pool balance. See "Risk
Factors--Environmental Conditions of the Mortgaged Properties May Subject the
Trust Fund to Liability Under Federal and State Laws, Reducing the Value and
Cash Flow of the Mortgaged Properties, Which May Result in Reduced Payments on
Your Offered Certificates" in this prospectus supplement.

         Property Condition Assessments.

         In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination of each of the pooled mortgage loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower's interest consists of a fee interest solely on the land and not any improvements, for the mortgaged properties in connection with the origination of the related pooled mortgage loan or in connection with this offering. See "Risk Factors--Property
Inspections and Engineering Reports May Not Reflect All Conditions That Require
Repair on a Mortgaged Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

         Seismic Review Process.

         In general, the underwriting guidelines applicable to the origination of the pooled mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML") in an earthquake scenario. Generally, any of the pooled mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading
(or appropriate reserves or letter of credit for retrofitting) or be conditioned on satisfactory earthquake insurance.

         Zoning and Building Code Compliance.

         Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its pooled mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

         Environmental Insurance.

         Forty-seven (47) mortgaged properties, securing 15.5% of the initial mortgage pool balance, are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy. In each such case, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or (in the case of forty-three (43) of those mortgaged properties, representing 12.5% of the initial mortgage pool balance) was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity.
These policies will be assigned to the trust. The premiums for these policies have been or, as of the date of initial issuance of the series 2004-PWR5 certificates, will have been paid in full.

                                     S-105

         In general, each of the secured creditor impaired property, environmental insurance or pollution limited liability environmental impairment policies referred to above provides coverage with respect to the subject pooled mortgage loans for one or more of the following losses, subject to the coverage limits discussed below, and further subject to each policy's conditions and exclusions:

         o   if during the term of a policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid; or

         o   if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; and/or

         o   if the insured enforces the related mortgage, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

         The secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. The policies also do not insure against any liability resulting from the presence of asbestos containing materials, radon gas or lead paint. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policies. If the related report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the related pooled mortgage loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan.

         The secured creditor impaired property, environmental insurance and pollution limited liability environmental policies may contain additional limitations and exclusions, such as an exclusion from coverage for mold and other microbial contamination, and a limitation that coverage be limited to the lesser of the outstanding loan balance or post-foreclosure cleanup cost, further subject to policy limits.

         The group secured creditor impaired property policy generally requires that the appropriate party associated with the trust report a claim during the term of the policy, which generally extends five years beyond the term of each covered mortgage loan. No individual claim under the group policy may exceed
$5,000,000.

         There is no deductible under the secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies, except that the environmental insurance policy obtained in connection with the mortgage loan secured by the mortgaged property identified on Appendix
B to this prospectus supplement as Raytheon R&D Facility provides for a $25,000 deductible and the environmental insurance policy obtained in connection with the mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Canyon Village Plaza provides for a $50,000 deductible for claims related to dry cleaning solvents and a $25,000 deductible for other claims.

         In general, the applicable master servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental insurance or pollution limited liability impairment environmental policy relating to a mortgage loan while that loan is not a specially serviced mortgage loan and the special servicer will be required to report any claims of which it is aware that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged property has become an REO property.

         Each insurance policy referred to above has been issued or, as of the date of initial issuance of the series 2004-PWR5 certificates, will have been issued.

                                     S-106

ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables presented in Appendix A to this prospectus supplement sets forth selected characteristics of the mortgage pool presented, where applicable, as of the cut-off date. For a detailed presentation of certain of the characteristics of the pooled mortgage loans and the related mortgaged properties, on an individual basis, see Appendix B to this prospectus supplement, and for a brief summary of the ten (10) largest mortgage loans or groups of cross-collateralized loans in the mortgage pool, see Appendix C to this prospectus supplement. Additional information regarding the pooled mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool" section and (b) under
"Legal Aspects of Mortgage Loans" in the accompanying prospectus.

         For purposes of the tables in Appendix A and for the information presented in Appendix B and Appendix C:

         (1) References to "DSCR" are references to "Debt Service Coverage
             Ratios". In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to
             (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix A and the information presented in Appendix B and Appendix C, the "Debt
             Service Coverage Ratio" or "DSCR" for any pooled mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. The debt service coverage ratio information in this prospectus supplement (as well as the loan per square foot or net rentable unit, as applicable,
             information) with respect to each Non-Trust-Serviced Pooled
             Mortgage Loan reflects the aggregate debt service payable on that
             Non-Trust-Serviced Pooled Mortgage Loan and the related Non-Pooled
             Pari Passu Companion Loans. The debt service coverage ratio information in this prospectus supplement (as well as the loan per square foot or net rentable unit, as applicable, information) with respect to each pooled mortgage loan that is secured by a mortgage that also secures a non-pooled subordinate mortgage loan reflects the debt service payable on that pooled mortgage loan but not the debt service payable on the related non-pooled subordinate mortgage loan.

             In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritten Net Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commissions and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, the relevant borrower supplied
             "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated.
             For purposes of calculating Underwritten Net Cash Flow for pooled mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was
             significantly higher than the market rent for similar properties.

             Historical operating results may not be available for some of the pooled mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow

                                     S-107

             were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other
             borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

             The Debt Service Coverage Ratios are presented herein for
             illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service
             Coverage Ratios accurately reflect that ability.

         (2) References in the tables to "Cut-off Date LTV" are references to
             "Cut-off Date Loan-to-Value Ratio", references to "Balloon LTV" are references to "LTV Ratio at Maturity" and references to "Remaining
             Term" are references to "Stated Remaining Term to Maturity or ARD".
             For purposes of this prospectus supplement, including for the tables in Appendix A and the information presented in Appendix B and Appendix C, the "Cut-off Date Loan-to-Value Ratio", "LTV Ratio
             at Maturity" or "Stated Remaining Term to Maturity or ARD" for any
             mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. The loan-to-value information presented in this prospectus supplement with respect to each Non-Trust-Serviced Pooled Mortgage Loan reflects the aggregate indebtedness under that Non-Trust-Serviced
             Pooled Mortgage Loan and the related Non-Pooled Pari Passu
             Companion Loans. The loan-to-value information presented in this prospectus supplement with respect to each pooled mortgage loan that is secured by a mortgage that also secures a non-pooled subordinate mortgage loan reflects the indebtedness under that pooled mortgage loan but not the indebtedness under the related non-pooled subordinate mortgage loan.

             The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals".

             No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

         (3) References to "weighted averages" are references to averages weighted on the basis of the cut-off date principal balances of the related pooled mortgage loans.

         (4) If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. Presentation of a tenant rating should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations under the related lease.

         (5) We present maturity and anticipated repayment dates and original and remaining terms for the pooled mortgage loans based on the assumption that scheduled monthly debt service payments, including balloon payments, will be distributed to investors in the
             respective months in which those payments are due.

         The sum in any column of any of the tables in Appendix A may not equal the indicated total due to rounding.

         Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender (such as the trust) with annual operating statements and rent rolls.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The foregoing description of the mortgage pool and the corresponding mortgaged properties is based upon scheduled principal payments due on the pooled mortgage loans on or before the cut-off date. Before the Issue Date, one or more pooled mortgage loans may be removed from the mortgage pool if we deem the removal necessary or appropriate or if those mortgage loans are prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool, as

                                     S-108

described in this prospectus supplement. Accordingly, the characteristics of the mortgage loans constituting the mortgage pool at the time of initial issuance of the offered certificates may vary from those described in this prospectus supplement.

         A Current Report on Form 8-K will be filed, together with the series
2004-PWR5 pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. That current report on Form 8-K will be available to the holders of the offered certificates promptly after its filing. If mortgage loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, the removal or addition will be reflected in that current report on Form 8-K.

THE MORTGAGE LOAN SELLERS

         General. We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans directly from
Bear Stearns Commercial Mortgage, Inc., Prudential Mortgage Capital Funding,
LLC, Wells Fargo Bank, National Association and Nationwide Life Insurance
Company on the Issue Date. See the table titled "Mortgage Loan Sellers" on
Appendix A to this prospectus supplement.

         Bear Stearns Commercial Mortgage, Inc. BSCMI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, and is a New York
corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. BSCMI originated and underwrote all of the pooled mortgage loans it sold to us for deposit into the trust fund. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179. BSCMI's telephone number is (212) 272-2000.

         Prudential Mortgage Capital Funding, LLC/Prudential Mortgage Capital
Company, LLC. PMCF is a limited liability company organized under the laws of the State of Delaware. PMCF is a wholly-owned, limited purpose, subsidiary of
PMCC, which is a real estate financial services company which originates commercial and multifamily real estate loans throughout the United States. PMCF was organized for the purpose of acquiring loans originated by PMCC and holding them pending securitization or other disposition. PMCC has primary offices in
Atlanta, Chicago, San Francisco and Newark, New Jersey. The principal offices of
PMCC are located at 4 Gateway Center, 8th Floor, 100 Mulberry Street, Newark,
New Jersey 07102. The pooled mortgage loans for which PMCF is the applicable mortgage loan seller were originated by PMCC (or a wholly-owned subsidiary of
PMCC). Prudential Asset Resources, Inc., an affiliate of PMCF and PMCC, is one of the master servicers under the series 2004-PWR5 pooling and servicing agreement.

         Wells Fargo Bank, National Association. A description of Wells Fargo
Bank, National Association is set forth under "Servicing of the Mortgage Loans
Under the Series 2004-PWR5 Pooling and Servicing Agreement--The Initial Master
Servicers, the Initial Special Servicer and the Initial Primary Servicer--Wells
Fargo Bank, National Association" in this prospectus supplement. With the exception of the World Apparel Center Loan Group, which was originated by three other institutional lenders, WFB originated and underwrote all of the pooled mortgage loans it is selling to us for deposit into the trust fund. WFB is also one of the master servicers and the certificate administrator under the series
2004-PWR5 pooling and servicing agreement.

         Nationwide Life Insurance Company. Nationwide Life is a leading provider of life insurance and retirement savings products in the United States and is a wholly-owned subsidiary of Nationwide Financial Services, Inc.
("Nationwide Financial"), a large diversified financial and insurance services provider in the United States. Nationwide Financial had assets of approximately
$150.5 billion (unaudited) as of June 30, 2004. Nationwide Financial's real estate investment department originated approximately $2.7 billion in commercial mortgage loans in 2003, has averaged over $1.8 billion in commercial mortgage loan originations per year over the past five years and currently manages over
$10.9 billion of mortgage loans for Nationwide Life, its affiliates and third party participants. Nationwide Financial's real estate investment department originated all of the pooled mortgage loans that Nationwide Life is selling to us for deposit into the trust fund and Nationwide Life is the primary servicer for the applicable master servicer of those pooled mortgage loans. Nationwide
Life has financial strength ratings of "Aa3", "AA-" and "A+" from Moody's, S&P and A.M. Best, respectively.

         The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the party. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of that information.

                                     S-109

ASSIGNMENT OF THE POOLED MORTGAGE LOANS

         On or before the Issue Date, the mortgage loan sellers will transfer to us those mortgage loans that are to be included in the trust fund, and we will transfer to the trust fund all of those mortgage loans. In each case, the transferor will assign the mortgage loans, without recourse, to the trustee, except as described in the next succeeding paragraph. See the section of the accompanying prospectus titled "Description of the Pooling and Servicing
Agreement--Assignment of Mortgage Loans; Repurchases". Notwithstanding the
provisions described in that section, with respect to the Non-Trust-Serviced
Pooled Mortgage Loan, the related mortgage loan documents and instruments of assignments have been or will be delivered to the trustee under the related
Non-Trust Servicing Agreement other than the original mortgage note, which will be delivered to the series 2004-PWR5 trustee.

         With respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and, instead, the applicable master servicer, at the direction of the related mortgage loan seller, shall take all actions as are necessary to cause the trustee on behalf of the trust fund to be shown as, and the trustee shall take all actions necessary to confirm that the trustee on behalf of the trust fund is shown as, the owner of the related pooled mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The trustee shall include the foregoing confirmation in any certification required to be delivered by the trustee after the issue date pursuant to the series 2004-PWR5 pooling and servicing agreement.

         If--

         o   any of the documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective,
             and

         o   that omission or defect materially and adversely affects the interests of the series 2004-PWR5 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2004-PWR5 certificates or on the value of those certificates,

then the omission or defect will constitute a material document defect. The series 2004-PWR5 pooling and servicing agreement may provide that the absence of select mortgage loan documents is deemed to be a material document defect. The rights of the series 2004-PWR5 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material document defect are described under "--Cures, Repurchases and Substitutions"
below.

         The series 2004-PWR5 pooling and servicing agreement requires that, unless recorded in the name of MERS, the assignments in favor of the trustee with respect to each pooled mortgage loan be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related mortgage loan seller.

REPRESENTATIONS AND WARRANTIES

         As of the Issue Date, each mortgage loan seller will make, with respect to each of the pooled mortgage loans sold to us by that mortgage loan seller, specific representations and warranties generally to the effect that, subject to certain exceptions contained in the applicable mortgage loan purchase agreement:

         o   The information relating to the mortgage loan set forth in the loan schedule attached to the mortgage loan purchase agreement, will be true and correct in all material respects as of the cut-off date.
             That information will include select items of information included on Appendix B to this prospectus supplement, including--

             1.  the identification of the related mortgaged property,

             2.  the cut-off date principal balance of the mortgage loan,

                                     S-110

             3.  the amount of the monthly debt service payment,

             4.  the mortgage interest rate, and

             5.  the maturity date and the original and remaining term to stated
                 maturity (or, in the case of an ARD Loan, the anticipated
                 repayment date and the original and remaining term to that date).

         o   Immediately prior to its transfer and assignment of the related pooled mortgage loan, the mortgage loan seller had good title to, and was the sole owner of, the mortgage loan.

         o   Except as otherwise described under "--Certain Characteristics of the Mortgage Pool--Pari Passu, Subordinate and Other Financing"
             above, the related mortgage instrument is a valid and, subject to the exceptions in the next bullet, enforceable first priority lien upon the corresponding mortgaged property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

         o   The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations or that
             unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

         o   The mortgage loan seller has no knowledge of any proceeding pending or any written notice of any proceeding threatened for the condemnation of all or any material portion of the mortgaged property securing any pooled mortgage loan.

         o   There exists an American Land Title Association or comparable form of lender's title insurance policy, as approved for use in the applicable jurisdiction (or, if the title policy has yet to be issued, a pro forma policy or marked up title insurance commitment or a preliminary title policy with escrow instructions binding on the issuer), on which the required premium has been paid, insuring that the related mortgage is a valid first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to--

             1.  Permitted Encumbrances, and

             2.  the discussion under "Certain Characteristics of the Mortgage
                 Pool--Pari Passu, Subordinate and Other Financing" above.

         o   The proceeds of the pooled mortgage loan have been fully disbursed, except in those cases where the full amount of the pooled mortgage loan has been made but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of conditions relating to leasing, repairs and other matters with respect to the related mortgaged property, and there is no requirement for future advances under the pooled mortgage loan.

         o   If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the mortgage and applicable law.

         o   Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, the related mortgaged property is to the applicable mortgage loan seller's knowledge, free and clear of

                                     S-111

             any damage that would materially and adversely affect its value as security for the mortgage loan (except in any such case where (1)
             an escrow of funds or insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance or (2) such repairs and maintenance have been completed or are required to be completed).

         The mortgage loan purchase agreements will set forth additional representations and warranties to be made by each mortgage loan seller.

         The representations and warranties made by each mortgage loan seller as described above will be assigned by us to the trustee under the series 2004-PWR5 pooling and servicing agreement. If--

         o   there exists a breach of any of the above-described representations and warranties made by a mortgage loan seller, and

         o   that breach materially and adversely affects the interests of the series 2004-PWR5 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2004-PWR5 certificates or on the value of those certificates,

then that breach will be a material breach of the representation and warranty.
The rights of the series 2004-PWR5 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material breach are described under "--Cures, Repurchases and Substitutions"
below.

CURES, REPURCHASES AND SUBSTITUTIONS

         If there exists a material breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans sold to us by that mortgage loan seller, as discussed under
"--Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "--Assignment of the
Pooled Mortgage Loans" above, then the applicable mortgage loan seller will be required to take one of the following courses of action:

         o   cure the material breach or the material document defect in all material respects; or

         o   repurchase the affected pooled mortgage loan at the applicable
             Purchase Price; or

         o   prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by
             Moody's, Fitch or DBRS to the series 2004-PWR5 certificates, as confirmed in writing by each of those rating agencies, replace the affected pooled mortgage loan with a substitute mortgage loan that--

             1.  has comparable payment terms to those of the pooled mortgage loan that is being replaced, and

             2.  is acceptable to the series 2004-PWR5 controlling class representative.

         If the applicable mortgage loan seller replaces one pooled mortgage loan with another mortgage loan, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

         o   the Purchase Price, exceeds

         o   the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

         The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the material breach or material document defect, as the case may be. However, in most

                                     S-112

cases, if the mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

         The cure/repurchase/substitution obligations of each of the mortgage loan sellers, as described above, will constitute the sole remedy available to the series 2004-PWR5 certificateholders in connection with a material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan in the trust fund.

         No person other than the related mortgage loan seller will be obligated to perform the obligations of that mortgage loan seller if it fails to perform its cure/repurchase/substitution or other remedial obligations.

         A mortgage loan seller may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller's representations or warranties. We cannot assure you that a mortgage loan seller has or will have sufficient assets with which to fulfill any obligations on its part that may arise.

         Expenses incurred by the applicable master servicer, the special servicer and the trustee with respect to enforcing any such obligation will be borne by the applicable mortgage loan seller, or if not, will be reimbursable out of one of the collection accounts to be maintained by the master servicers.

           SERVICING OF THE MORTGAGE LOANS UNDER THE SERIES 2004-PWR5
                        POOLING AND SERVICING AGREEMENT

GENERAL

         The servicing and administration of the mortgage loans and any REO
Properties in the trust fund (other than the Non-Trust-Serviced Pooled Mortgage
Loans) will be governed by the series 2004-PWR5 pooling and servicing agreement.
In this "Servicing of the Mortgage Loans Under the Series 2004-PWR5 Pooling and
Servicing Agreement" section, we describe some of the provisions of the series
2004-PWR5 pooling and servicing agreement relating to the servicing and administration of the mortgage loans and REO Properties subject thereto. You should refer to the accompanying prospectus, in particular the section captioned
"Description of the Pooling and Servicing Agreements", for additional important information regarding provisions of the series 2004-PWR5 pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicer.

         Each Non-Trust-Serviced Pooled Mortgage Loan is and will continue to be serviced and administered under the related Non-Trust Servicing Agreement. See
"Intercreditor and Servicing Arrangements Regarding the Non-Trust-Serviced
Pooled Mortgage Loans" in this prospectus supplement. Each Non-Trust Servicing
Agreement is similar, though not identical to, the series 2004-PWR5 pooling and servicing agreement.

         The master servicers and the special servicer will each be responsible for servicing and administering the mortgage loans and any REO Properties (other than a Non-Trust-Serviced Pooled Mortgage Loan and any related REO Property) for which it is responsible, directly or through the primary servicer or sub-servicers, in accordance with the Servicing Standard.

         In general, subject to the more specific discussions in the other subsections of this "Servicing of the Mortgage Loans Under the Series 2004-PWR5
Pooling and Servicing Agreement" section, each master servicer will be responsible for the servicing and administration of--

         o   all mortgage loans (other than any Non-Trust-Serviced Pooled
             Mortgage Loan) as to which it is the applicable master servicer and no Servicing Transfer Event has occurred, and

         o   all worked-out mortgage loans (other than any Non-Trust-Serviced
             Pooled Mortgage Loan) as to which it is the applicable master servicer and no new Servicing Transfer Event has occurred.

                                     S-113

         If a Servicing Transfer Event occurs with respect to any such mortgage loan, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events with respect to such mortgage loan have ceased to exist as contemplated by the definition of "Servicing Transfer Event"
in the glossary to this prospectus supplement.

         The special servicer, on the other hand, will generally be responsible for the servicing and administration of each mortgage loan (other than a
Non-Trust-Serviced Pooled Mortgage Loan) as to which a Servicing Transfer Event has occurred and is continuing. The special servicer will also be responsible for the administration of each REO Property (other than, if applicable, any REO
Property related to a Non-Trust-Serviced Pooled Mortgage Loan).

         The applicable master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all
Servicing Transfer Events with respect to that mortgage loan cease to exist.
Notwithstanding the transfer of the servicing of any pooled mortgage loan to the special servicer, the applicable master servicer will continue to be responsible for providing various reports to the certificate administrator and/or the trustee, making any required monthly debt service advances (including, if applicable, with respect to a Non-Trust-Serviced Pooled Mortgage Loan or any REO
Property related thereto) and making any required servicing advances with respect to any specially serviced mortgage loans and REO Properties (other than, except to the limited extent described herein, the Non-Trust-Serviced Pooled
Mortgage Loans or any REO Property related thereto) as to which it is the applicable master servicer.

         None of the master servicers or special servicer will have responsibility for the performance by any other master servicer or special servicer of its respective obligations and duties under the series 2004-PWR5 pooling and servicing agreement, unless the same party acts in all or any two such capacities.

         In the case of the pooled mortgage loans sold by Nationwide Life to us for deposit into the trust fund, the applicable master servicer will perform most of its duties through Nationwide Life as primary servicer, which cannot be terminated, including by a successor to the master servicer, except for cause.
In the case of a number of other pooled mortgage loans, it is expected that the applicable master servicer may engage one or more sub-servicers whose rights to receive a specified subservicing fee cannot be terminated (except for cause), including by a successor master servicer. Notwithstanding the appointment of that primary servicer or those sub-servicers, the applicable master servicer will remain obligated and liable to the trustee and the certificateholders for the performance of its obligations and duties under the series 2004-PWR5 pooling and servicing agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the related pooled mortgage loans. In the case of the primary servicer, however, the parties to the series 2004-PWR5 pooling and servicing agreement will be required to accept the performance by the primary servicer of the loan servicing duties for which the applicable master servicer is responsible under the series 2004-PWR5 pooling and servicing agreement.

         Although the Non-Trust-Serviced Pooled Mortgage Loans are not serviced under the series 2004-PWR5 pooling and servicing agreement, the applicable master servicer will be required to make any advances of delinquent monthly debt service payments as described under "Description of the Offered Certificates --
Advances of Delinquent Monthly Debt Service Payments" and perform other limited services.

         If the trustee is requested to take any loan-level action in its capacity as holder of a Non-Trust-Serviced Pooled Mortgage Loan under the related intercreditor agreement or the related Non-Trust Servicing Agreement, or if the trustee receives actual notice of a default or event of default by any other party under the related Non-Trust Servicing Agreement, then the trustee generally will be required to seek instructions from the series 2004-PWR5 controlling class representative and act in accordance with those instructions, except that the trustee must ignore instructions that would cause the trustee to violate applicable law or any other provision of the series 2004-PWR5 pooling and servicing agreement. In some circumstances, the trustee will also be prohibited from giving any consent under a Non-Trust Servicing Agreement unless it receives written confirmation from each of Moody's, Fitch and DBRS to the effect that the consent would not result in a qualification, downgrade or withdrawal on a rating with respect to any class of certificates. This confirmation will be at the expense of the trust fund unless it is paid by another person.

                                     S-114

         The section in the accompanying prospectus entitled "Description of the
Pooling and Servicing Agreements--Some Matters Regarding the Servicer and the
Depositor" discusses how each master servicer and the special servicer may resign or assign its obligations under the series 2004-PWR5 pooling and servicing agreement.

THE INITIAL MASTER SERVICERS, THE INITIAL SPECIAL SERVICER AND THE INITIAL
PRIMARY SERVICER

         General. Prudential Asset Resources, Inc. will act as master servicer with respect to those pooled mortgage loans sold by PMCF to us for deposit into the trust fund. Wells Fargo Bank, National Association will act as master servicer with respect to those pooled mortgage loans sold by it, Bear Stearns
Commercial Mortgage, Inc. and Nationwide Life Insurance Company to us for
deposit into the trust fund, except that (i) Wells Fargo Bank, National
Association will conduct master servicing activities with respect to the Lincoln
Square Pooled Mortgage Loan in its capacity as initial master servicer under the related Non-Trust Servicing Agreement and will play a limited role in the servicing of the Lincoln Square Pooled Mortgage Loan in its capacity as master servicer under the series 2004-PWR5 pooling and servicing agreement and (ii)
Wells Fargo Bank, National Association will not conduct any servicing activities under the related Non-Trust Servicing Agreement and will play a limited role in the servicing of the World Apparel Center Pooled Mortgage Loan under the Series
2004-PWR5 pooling and servicing agreement. Midland Loan Services, Inc. will act as special servicer with respect to all of the pooled mortgage loans, other than the Lincoln Square Pooled Mortgage Loan and the World Apparel Center Pooled
Mortgage Loan. Nationwide Life Insurance Company will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by it to us for deposit into the trust fund.

         Prudential Asset Resources, Inc. PAR, a Delaware corporation, is a wholly owned subsidiary of PMCC, which is an indirect subsidiary of Prudential
Financial, Inc. PAR is an affiliate of Prudential Mortgage Capital Funding, LLC, one of the mortgage loan sellers. PAR's principal servicing offices are located at 2200 Ross Avenue, Suite 4900E, Dallas, Texas 75201. As of June 30, 2004, PAR
was responsible for overseeing the servicing of approximately 5,517 commercial and multifamily loans, with an approximate total principal balance of $36 billion.

         Wells Fargo Bank, National Association. WFB, a national banking association, provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. WFB is also the certificate administrator and tax administrator, and an affiliate of Wells
Fargo Brokerage Services, LLC, one of the co-managers. WFB's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California
94105. As of June 30, 2004, WFB was responsible for servicing approximately
6,749 commercial and multifamily mortgage loans, totaling approximately $45.15 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions. Wells Fargo & Company is the holding company for WFB. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of
1934. Such reports include information regarding WFB and may be obtained at the website maintained by the Securities and Exchange Commission at
http://www.sec.gov.

         Midland Loan Services, Inc. Midland, a subsidiary of PNC Bank, National
Association, is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas
66210. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by Moody's, Fitch and Standard & Poor's Ratings Services. Midland has
received the highest rankings as a master, special and primary servicer from
Fitch, which ranks Midland as "1" for each category. Midland is also a
HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.
As of June 30, 2004, Midland was servicing approximately 13,930 commercial and multifamily loans with a principal balance of approximately $89.6 billion. The collateral for such loans is located in all 50 states, the District of Columbia,
Puerto Rico, Guam and Canada. Approximately 9,441 of such loans, with a total principal balance of approximately $66.0 billion, pertain to commercial and multifamily mortgage-backed securities. As of June 30, 2004, Midland was named the special servicer in approximately 81 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately
$46.1 billion. With respect to such transactions to date, Midland was administering approximately 143 assets with an outstanding principal balance of approximately $973.5 million.

         Nationwide Life Insurance Company. A description of Nationwide Life
Insurance Company is set forth under "Description of the Mortgage Pool--The
Mortgage Loan Sellers--Nationwide Life Insurance Company" in this prospectus supplement.

                                     S-115

         The information set forth in this prospectus supplement concerning each of PAR, WFB, Midland and Nationwide as an entity has been provided by that respective entity. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of that information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicing Fee. The principal compensation to be paid to the master servicers with respect to their master servicing activities will be the master servicing fee. Master servicing fees earned with respect to any pooled mortgage loan will be payable to the applicable master servicer for that pooled mortgage loan.

         The master servicing fee:

         o   will be earned with respect to each and every pooled mortgage loan, including--

             1.  each such pooled mortgage loan (including each
                 Non-Trust-Serviced Pooled Mortgage Loan), if any, that is a specially serviced mortgage loan,

             2.  each such pooled mortgage loan, if any, as to which the corresponding mortgaged property has become an REO Property,
                 and

             3.  each such pooled mortgage loan as to which defeasance has occurred; and

         o   in the case of each such pooled mortgage loan, will--

             1.  be calculated on the same interest accrual basis as that pooled mortgage loan, which will be a 30/360 Basis or an Actual/360
                 Basis, as applicable,

             2.  accrue at a master servicing fee rate (which, in the case of each Non-Trust-Serviced Pooled Mortgage Loan, excludes any administrative fees payable to parties under the related
                 Non-Trust Servicing Agreement) that, on a loan-by-loan basis, ranges from 0.0200% per annum to 0.0300% per annum,

             3.  accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that pooled mortgage loan, and

             4.  be payable monthly to the applicable master servicer from amounts received with respect to interest on that pooled
                 mortgage loan.

As of the date of initial issuance of the series 2004-PWR5 certificates, the weighted average master servicing fee rate (which, in the case of each
Non-Trust-Serviced Pooled Mortgage Loan, excludes any administrative fees payable to parties under the related Non-Trust Servicing Agreement) for the mortgage pool will be 0.0205% per annum.

         Nationwide Life will be entitled to a primary servicing fee with respect to the pooled mortgage loans for which it is the primary servicer. The rate at which the primary servicing fee for each mortgage loan accrues is included in the applicable master servicing fee rate for each of those pooled mortgage loans.

         If a master servicer resigns or is terminated for any reason, that master servicer will be entitled to continue to receive a portion of the master servicing fee that accrues with respect to each pooled mortgage loan (including each Non-Trust-Serviced Pooled Mortgage Loan) for which it is the applicable master servicer at a specified number of basis points (which number of basis points may be zero). Any successor master servicer will be entitled to receive the other portion of that master servicing fee.

         With respect to each Non-Trust-Serviced Pooled Mortgage Loan, the party that serves as the master servicer under the applicable Non-Trust Servicing
Agreement will be entitled to similar fees (which, together with other administrative fees payable under the applicable Non-Trust Servicing Agreement, are calculated at 0.03% per annum with respect to the Lincoln Square Pooled
Mortgage Loan and 0.02% per annum with respect to the World Apparel Center
Pooled Mortgage Loan). Those fees (including those other administrative fees payable under the related Non-Trust Servicing Agreement) are taken into account when calculating the related Mortgage Pass-Through Rates. Those fees (including those other administrative

                                     S-116

fees) are in addition to the master servicing fee payable to the applicable master servicer under the series 2004-PWR5 pooling and servicing agreement in connection with each Non-Trust-Serviced Pooled Mortgage Loan.

         Prepayment Interest Shortfalls. The series 2004-PWR5 pooling and servicing agreement will require each master servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the total amount of Prepayment Interest Shortfalls (if any) incurred in connection with principal prepayments received during the most recently ended collection period with respect to pooled mortgage loans (other than the
Non-Trust-Serviced Pooled Mortgage Loans) as to which that master servicer is the applicable master servicer, to the extent those Prepayment Interest
Shortfalls arose from voluntary principal prepayments made by a borrower on such pooled mortgage loans that are not specially serviced mortgage loans or defaulted mortgage loans. Neither master servicer will be required to make a compensating interest payment in connection with involuntary principal prepayments (including those made out of insurance proceeds, condemnation proceeds or liquidation proceeds), principal prepayments accepted with the specific consent of the series 2004-PWR5 controlling class representative or on specially serviced mortgage loans or defaulted mortgage loans. In addition, in the case of each Non-Trust-Serviced Pooled Mortgage Loan, no party will make payments of compensating interest in connection with any prepayment interest shortfalls that arise with regard to that loan.

         Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available
Distribution Amount for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the pooled mortgage loans respectively being serviced by them, then the resulting Net
Aggregate Prepayment Interest Shortfall will be allocated among the respective classes of the series 2004-PWR5 principal balance certificates, in reduction of the interest distributable on those certificates, on a pro rata basis as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

         Certain Remittance Provisions and Coverage for Related Potential
Shortfalls. The pooled mortgage loans that provide for scheduled payments to be due on the fifth or tenth day of each month, as applicable, also generally permit principal prepayment to be made on any day after the end of any applicable Lock-out Period without an accompanying payment of interest that would have accrued from the date of prepayment to the next succeeding due date.
Wells Fargo Bank, National Association is the applicable master servicer for each of those pooled mortgage loans. In the case of each of those pooled mortgage loans, if the pooled mortgage loan is the subject of a principal prepayment after the end of the collection period ending in any month or (if applicable) the borrower timely makes a balloon payment due after the end of the collection period ending in any month, and the pooled mortgage loan is not a specially serviced mortgage loan or a defaulted mortgage loan, then the applicable master servicer will be required to either (i) cause to be included in the Available Distribution Amount for the distribution date occurring in that month (a) the principal portion of the payment, (b) any interest that accompanied the payment and (c) solely in the case of a principal prepayment made before the due date in that month, a payment (to be made by the applicable master servicer from its own funds) similar to a payment of compensating interest in an amount equal to the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the principal portion of the payment from and including the prepayment date to but excluding that due date, or (ii)
deposit and retain the payment in its collection account and, not later than the master servicer remittance date in the month immediately following the month in which the payment occurred, make (from its own funds) a payment similar to a payment of compensating interest in an amount equal to the sum of one-month's interest (at the related Mortgage Pass-Through Rate) on the principal portion of the payment and (solely in the case of a prepayment that was made in the earlier month before the due date in that month) the interest that would have accrued
(at the related Mortgage Pass-Through Rate) on the prepayment from and including the prepayment date to but excluding that due date. Principal amounts remitted as described in clause (i) above will constitute a part of the Principal
Distribution Amount for the distribution date immediately following the date of the principal prepayment or balloon payment and principal amounts deposited and retained as described in clause (ii) above will be treated as if they were collections of principal received during the collection period ending in the month immediately following the date of the principal prepayment or balloon payment. The applicable master servicer will not be required to make a payment similar to a payment of compensating interest under the provisions described above to the extent that the applicable master servicer is otherwise required to pay that amount as compensating interest as described under "--Prepayment
Interest Shortfalls" above.

         The World Apparel Center Pooled Mortgage Loan provides for scheduled payments of principal and interest to be due on the seventh day of each month or, if that day is not a business day, the immediately preceding business day.
The

                                     S-117

World Apparel Center Pooled Mortgage Loan is not permitted to be prepaid on any date unless the prepayment is made following the end of the related Lock-out
Period and (if the prepayment is made on any date other than a scheduled due date) the prepayment is accompanied by the interest that would have accrued on the prepaid amount to the next succeeding due date. The master servicer under the related Non-Trust Servicing Agreement is required to remit any collections on the World Apparel Center Pooled Mortgage Loan within one business day following receipt. If the related borrower makes a voluntary principal prepayment or the balloon payment on or before the scheduled due date in any month in accordance with the related mortgage loan documents in effect on the
Issue Date, the master servicer under the related Non-Trust Servicing Agreement timely remits that payment to the applicable master servicer under the series
2004-PWR5 pooling and servicing agreement on or before the scheduled due date and that remittance occurs at the end of the collection period ending in that month, then that applicable master servicer will be required to either (i) cause the payment and any accompanying interest to be included in the Available
Distribution Amount for the distribution date occurring in that month or (ii)
deposit and retain the payment in its collection account and, not later than the master servicer remittance date in the month immediately following the month in which the payment occurred, make a payment similar to a payment of compensating interest in an amount equal to one-month's interest (at the related Mortgage
Pass-Through Rate) on the principal portion of the payment. Principal amounts remitted as described in clause (i) above will constitute a part of the
Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment or balloon payment and principal amounts deposited and retained as described in clause (ii) above will be treated as if they were collections of principal received during the collection period ending in the month immediately following the date of the principal prepayment or balloon payment.

         Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

         o   the special servicing fee,

         o   the workout fee, and

         o   the liquidation fee.

         Special Servicing Fee.  The special servicing fee:

         o   will be earned with respect to--

             1.  each specially serviced mortgage loan serviced by the special servicer (other than, if applicable, any Non-Trust-Serviced
                 Pooled Mortgage Loan), if any, and

             2.  each mortgage loan serviced by the special servicer (other than, if applicable, any Non-Trust-Serviced Pooled Mortgage
                 Loan), if any, as to which the corresponding mortgaged property has become an REO Property;

         o   in the case of each mortgage loan described in the foregoing bullet, will--

             1.  be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360
                 Basis, as applicable,

             2.  accrue at a special servicing fee rate of either 0.25% per annum (if the outstanding principal balance of that mortgage loan is less than $20 million) or 0.15% per annum (if the
                 outstanding principal balance of that mortgage loan is greater than or equal to $20 million), and

             3.  accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that
                 mortgage loan; and

         o   except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the pooled mortgage loans and any related REO
             Properties that are on deposit in the master servicers' collection accounts from time to time.

                                     S-118

         Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan worked out by the special servicer (other than, if applicable, any Non-Trust-Serviced Pooled
Mortgage Loan). Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of either 1.00% (if the outstanding principal balance of that mortgage loan is less than $20 million) or 0.75% (if the outstanding principal balance of that mortgage loan is greater than or equal to $20 million) to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan.

         The workout fee with respect to any worked-out mortgage loan will cease to be payable if that worked-out mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO
Property. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan after having again become a specially serviced mortgage loan.

         If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out by it (or, except in circumstances where the special servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved except that the requirement that the three consecutive monthly payments required by the work-out with respect to such mortgage loan has not yet been satisfied as of the date of such termination or resignation) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to the special servicer will not be entitled to any portion of those workout fees.

         Although workout fees are intended to provide the special servicer with an incentive to perform its duties better, the payment of any workout fee will reduce amounts payable to the series 2004-PWR5 certificateholders.

         Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than, if applicable, any Non-Trust-Serviced Pooled Mortgage Loan) for which a full, partial or discounted payoff is obtained from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property (other than, if applicable, any Non-Trust-Serviced Pooled Mortgage Loan or any related REO
Property) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next sentence, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of either 1.00% (if the outstanding principal balance of that mortgage loan is less than $20 million) or 0.75% (if the outstanding principal balance of that mortgage loan is greater than or equal to $20 million) to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges and/or Post-ARD
Additional Interest. In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by any person (whether by a mortgage loan seller in connection with a material breach of representation or warranty or a material document defect in accordance with the related mortgage loan purchase agreement (except that a liquidation fee will be payable unless such purchase is made within 180 days of notice of such breach or defect), by the special servicer or 2004-PWR5 controlling class representative pursuant to the exercise of the option described under "--Fair Value Purchase Option" below
(except that a liquidation fee will be payable unless such purchase is made within 30 days of the servicing transfer event), by any person in connection with a termination of the trust fund, by another creditor of the related borrower pursuant to any co-lender, intercreditor or other similar agreement
(except that a liquidation fee will be payable unless such purchase is made within 30 days after the option arises) or otherwise). If the special servicer is entitled to a liquidation fee with respect to a loan repurchase, the applicable mortgage loan seller will not be required to pay such fee.

         Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2004-PWR5 certificateholders.

         Additional Servicing Compensation. The following items collected on any mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) will be allocated among the master servicers and the special servicer as additional compensation in accordance with the series 2004-PWR5 pooling and servicing agreement:

         o   any late payment charges and Default Interest actually collected on the pooled mortgage loans, except to the extent that the series
             2004-PWR5 pooling and servicing agreement requires the application of late payment

                                     S-119

             charges and/or Default Interest to the payment or reimbursement of interest accrued on advances previously made on the related mortgage loan,

         o   any Prepayment Interest Excesses arising from any principal prepayments on the pooled mortgage loans, and

         o   any assumption fees, assumption application fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees.

         Each of the master servicers and the special servicer will be authorized to invest or direct the investment of funds held in any collection account, escrow and/or reserve account or REO account maintained by it, in
Permitted Investments. See "--Collection Accounts" below. Each of the master servicers and the special servicer --

         o   will be entitled to retain any interest or other income earned on those funds, and

         o   will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of that master servicer or special servicer, as applicable.

         Neither master servicer or special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

         Payment of Expenses; Servicing Advances. Each of the master servicers, the special servicer, the trustee and the fiscal agent will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the series 2004-PWR5 pooling and servicing agreement. The master servicers, the special servicer, the trustee and the fiscal agent will not be entitled to reimbursement for these expenses except as expressly provided in the series 2004-PWR5 pooling and servicing agreement.

         Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or the special servicer in connection with the servicing or administration of a mortgage loan as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be servicing advances. The series 2004-PWR5 pooling and servicing agreement may also designate certain other expenses as servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the applicable master servicer to reimburse the special servicer for any servicing advances made by it with respect to a particular mortgage loan or REO Property. Upon so reimbursing the special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

         Notwithstanding any provision of the series 2004-PWR5 pooling and servicing agreement described herein to the contrary, the special servicer must notify the applicable master servicer whenever a servicing advance is required to be made with respect to any specially serviced mortgage loan or REO Property, and the applicable master servicer must make the servicing advance, provided that--

         o   the special servicer must make (unless it determines such advance would not be recoverable) any servicing advance on a specially serviced mortgage loan or REO Property that is an emergency advance, and

         o   the special servicer may not make requests for servicing advances more frequently than once per calendar month.

         If a master servicer is required under the series 2004-PWR5 pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

         o   if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

                                     S-120

         o   if the failure continues for one more business day, to make the servicing advance.

The fiscal agent must make any servicing advances that the trustee is required, but fails, to make.

         Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that it or the special servicer determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the applicable master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related mortgage loan or REO
Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO
Properties on deposit in that master servicer's collection account from time to time. The trustee and the fiscal agent may each conclusively rely on the determination of the applicable master servicer or the special servicer regarding the nonrecoverability of any servicing advance. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

         Any servicing advance (with interest) that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance). To the extent that the reimbursement is made from principal collections, the Principal
Distribution Amount otherwise payable on the series 2004-PWR5 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2004-PWR5 certificates on that distribution date.

         Additionally, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer, the trustee or the fiscal agent will be entitled to reimbursement for that advance
(even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of current debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer, the trustee, or the fiscal agent, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph). The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized
Loss may subsequently arise if the amount reimbursed to the applicable master servicer, the trustee or the fiscal agent ultimately turns out to be nonrecoverable from the proceeds of the mortgage loan).

                                     S-121

         In general, none of the master servicers, the special servicer, the trustee or the fiscal agent will be required to make any servicing advances with respect to the Non-Trust-Serviced Pooled Mortgage Loan under the series
2004-PWR5 pooling and servicing agreement. Those advances will be made by the applicable master servicer, special servicer and/or another party under the related Non-Trust Servicing Agreement.

         The pooling and servicing agreement will also permit the applicable master servicer, and require the applicable master servicer at the direction of the special servicer if a specially serviced mortgage loan or REO Property
(other than any Non-Trust-Serviced Pooled Mortgage Loan or any related REO
Property) is involved, to pay directly out of that master servicer's collection account any servicing expense that, if advanced by that master servicer or special servicer, would not be recoverable (together with interest on the advance) from expected collections on the related mortgage loan or REO Property.
This is only to be done, however, when the applicable master servicer or the special servicer, as the case may be, has determined in accordance with the
Servicing Standard that making the payment is in the best interests of the series 2004-PWR5 certificateholders.

         The master servicers, the special servicer, the trustee and the fiscal agent will each be entitled to receive interest on servicing advances made by that entity. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street
Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers' collection accounts, thereby reducing amounts available for distribution on the certificates. Under some circumstances,
Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

         If any servicing advances are made with respect to a Non-Trust-Serviced
Pooled Mortgage Loan under the related Non-Trust Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest at the prime rate specified above.

THE SERIES 2004-PWR5 CONTROLLING CLASS REPRESENTATIVE

         Controlling Class. As of any date of determination, the controlling class of series 2004-PWR5 certificateholders will be the holders of the most subordinate class of series 2004-PWR5 principal balance certificates then outstanding that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series
2004-PWR5 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2004-PWR5 certificateholders will be the holders of the most subordinate class of series
2004-PWR5 principal balance certificates then outstanding that has a total principal balance greater than zero. For purposes of determining the series
2004-PWR5 controlling class, the class A-1, A-2, A-3, A-4 and A-5 certificates will represent a single class.

         Appointment of Controlling Class Representative. The holders of series
2004-PWR5 certificates representing more than 50% of the total principal balance of the series 2004-PWR5 controlling class, will be entitled to select a representative having the rights and powers described under "--Rights and Powers of Controlling Class Representative" below and to replace an existing series
2004-PWR5 controlling class representative. The series 2004-PWR5 controlling class representative may resign at any time. Citigroup Alternative Investments
LLC is expected to be the initial series 2004-PWR5 controlling class representative.

         Rights and Powers of Controlling Class Representative. No later than approximately 45 days after the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan (other than any Non-Trust
Serviced Pooled Mortgage Loan), the special servicer must, in general, deliver to the series 2004-PWR5 controlling class representative, among others, an asset status report with respect to that mortgage loan and the related mortgaged property or properties. That asset status report is required to include the following information to the extent reasonably determinable:

         o   a summary of the status of the subject specially serviced mortgage loan and any negotiations with the related borrower;

                                     S-122

         o   a discussion of the general legal and environmental considerations reasonably known to the special servicer, consistent with the
             Servicing Standard, that are applicable to the exercise of remedies set forth in the series 2004-PWR5 pooling and servicing agreement and to the enforcement of any related guaranties or other
             collateral for the related specially serviced mortgage loan and whether outside legal counsel has been retained;

         o   the most current rent roll and income or operating statement available for the related mortgaged property or properties;

         o   a summary of the special servicer's recommended action with respect to the specially serviced mortgage loan;

         o   the appraised value of the related mortgaged property or
             properties, together with the assumptions used in the calculation thereof; and

         o   such other information as the special servicer deems relevant in light of the Servicing Standard.

         The special servicer will be required to make one or more revisions to the report if the controlling class representative objects to the then current version of the asset status report and may in its discretion update or revise the current version of an asset status report, provided that the special servicer will not make any revisions in response to objections of the controlling class representative at any time following the date that is 90 days following the delivery of its initial version of the report. The special servicer will be required to implement the recommended action as outlined in the current version of an asset status report if the series 2004-PWR5 controlling class representative approves the report, the controlling class representative fails to object to the report within a specified number of days following its receipt or the special servicer determines that any objection made by the controlling class representative is not in the best interests of all the certificateholders, as a collective whole.

         The special servicer may. subject to the foregoing, take any action set forth in an asset status report before the expiration of the period during which the series 2004-PWR5 controlling class representative may reject the report if--

         o   the special servicer has reasonably determined that failure to take that action would materially and adversely affect the interests of the series 2004-PWR5 certificateholders, and

         o   it has made a reasonable effort to contact the series 2004-PWR5 controlling class representative.

         The special servicer may not take any action inconsistent with an asset status report that has been adopted as described above, unless that action would be required in order to act in accordance with the Servicing Standard.

         In addition, the special servicer generally will not be permitted to take or consent to the applicable master servicer taking any of the following actions not otherwise covered by an approved asset status report, unless and until the special servicer has notified the series 2004-PWR5 controlling class representative and the series 2004-PWR5 controlling class representative has consented (or failed to object) thereto in writing within ten (10) business days of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the applicable master servicer has requested approval from the special servicer, within any shorter period during which the special servicer is initially entitled to withhold consent without being deemed to have approved the action):

         o   any foreclosure upon or comparable conversion of the ownership of the property or properties securing any specially serviced mortgage loan that comes into and continues in default;

         o   any modification, amendment or waiver of any term (excluding the waiver of any due-on-sale or due-on-encumbrance clause, which are addressed separately below) of (a) any specially serviced mortgage loan or (b) any mortgage loan that is not a specially serviced mortgage loan and, unless the proposed modification or waiver would involve an extension of maturity or certain waivers of Post-ARD
             Additional Interest, has an unpaid principal balance of $2,500,000 or more;

                                     S-123

         o   any acceptance of a discounted payoff with respect to any specially serviced mortgage loan;

         o   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at an REO Property;

         o   any release of collateral for any mortgage loan (except that, in circumstances where either (x) both (A) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 and (B) the release of collateral is not conditioned on obtaining the consent of the lender under the related mortgage loan documents, or (y) the release of collateral is made upon a satisfaction of the subject mortgage loan, the consent of (or failure to object by) the series
             2004-PWR5 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2004-PWR5 controlling class representative);

         o   any acceptance of substitute or additional collateral for a mortgage loan (except that in circumstances where either (x) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 or
             (y) the acceptance of the substitute or additional collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the series 2004-PWR5 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2004-PWR5 controlling class representative);

         o   any releases of letters of credit, reserve funds or other
             collateral with respect to a mortgaged property (except that, in circumstances where either (x) the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000 or (y) the release of the applicable letter of credit, reserve funds or other collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the series 2004-PWR5 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2004-PWR5 controlling class representative);

         o   any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by) the series 2004-PWR5 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2004-PWR5 controlling class representative);

         o   any approval of the assignment of the mortgaged property securing any mortgage loan to and assumption of such mortgage loan by another Person, any waiver of a "due-on-sale" clause in any mortgage loan, any approval of a further encumbrance of the mortgaged property securing any mortgage loan or any waiver of a
             "due-on-encumbrance" clause in any mortgage loan (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than
             $2,500,000, the consent of (or failure to object by) the series
             2004-PWR5 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2004-PWR5 controlling class representative);
             or

         o   any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance
             (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by)
             the series 2004-PWR5 controlling class representative will

                                     S-124

             not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2004-PWR5 controlling class representative).

         However, the special servicer may take any of the actions described above without waiting for the response of the series 2004-PWR5 controlling class representative if the special servicer determines that immediate action is necessary to protect the interests of the series 2004-PWR5 certificateholders, as a collective whole.

         Furthermore, the series 2004-PWR5 controlling class representative may, in general, direct the special servicer to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of specially serviced mortgage loans and REO Properties
(other than the Non-Trust-Serviced Pooled Mortgage Loans or any related REO
Property) or as to which provision is otherwise made in the series 2004-PWR5 pooling and servicing agreement.

         The series 2004-PWR5 controlling class representative will not have the rights otherwise described above in connection with any special servicing actions involving any Non-Trust-Serviced Pooled Mortgage Loan. A particular group or class of securityholders in connection with another commercial securitization or its or their designee or representative will generally have substantially similar rights under the related Non-Trust Servicing Agreement with respect to the applicable Non-Trust-Serviced Pooled Mortgage Loan as the series 2004-PWR5 controlling class representative has under the series 2004-PWR5 pooling and servicing agreement with respect to pooled mortgage loans other than
Non-Trust-Serviced Pooled Mortgage Loans. However, the series 2004-PWR5 controlling class representative will be entitled to exercise any consultation rights granted under the intercreditor agreement for a Non-Trust-Serviced Pooled
Mortgage Loan in connection with special servicing actions proposed to be taken by the special servicer under the related Non-Trust Servicing Agreement.

         Notwithstanding the provisions described above, the series 2004-PWR5 controlling class representative may not direct the special servicer to act, and the special servicer is to ignore any direction for it to act, in any manner that would--

         o   require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the series
             2004-PWR5 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard;

         o   result in an adverse tax consequence for the trust fund;

         o   expose the trust, the parties to the series 2004-PWR5 pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability; or

         o   materially expand the scope of a master servicer's or the special servicer's responsibilities under the series 2004-PWR5 pooling and servicing agreement.

         When reviewing the rest of this "Servicing Under the Series 2004-PWR5
Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the series 2004-PWR5 controlling class representative discussed above could have on the actions of the special servicer.

         Liability to Borrowers. In general, any and all expenses of the series
2004-PWR5 controlling class representative are to be borne by the holders of the series 2004-PWR5 controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2004-PWR5 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan and the trust or a party to the pooling and servicing agreement is also named in the relevant legal action, the special servicer will generally assume the defense of the claim on behalf of and at the expense of the trust fund, provided that the special servicer (in its sole judgment) determines that the controlling class representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

         Liability to the Trust Fund and Certificateholders. The series
2004-PWR5 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2004-PWR5

                                     S-125

certificates, may act solely in the interests of the holders of the controlling class of series 2004-PWR5 certificates, does not have any duty to the holders of any class of series 2004-PWR5 certificates other than the controlling class of series 2004-PWR5 certificates and may take actions that favor the interests of the holders of the controlling class of series 2004-PWR5 certificates over those of other classes of series 2004-PWR5 certificates. It will have no liability to any other series 2004-PWR5 certificateholders for having acted as described above and those other series 2004-PWR5 certificateholders may not take any action against it for having acted as described above.

REPLACEMENT OF THE SPECIAL SERVICER

         The series 2004-PWR5 controlling class representative may remove the existing special servicer, with or without cause, and appoint a successor to the special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for the special servicer will be the responsibility of the series 2004-PWR5 controlling class certificateholders. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of written confirmation from each of Moody's, Fitch and DBRS that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2004-PWR5 certificates.

MAINTENANCE OF INSURANCE

         In the case of each mortgage loan (excluding the Non-Trust-Serviced
Pooled Mortgage Loans), the applicable master servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the applicable master servicer will be required to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related mortgaged property:

         o   a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

         o   all other insurance coverage as is required, or (subject to the
             Servicing Standard) that the holder of the mortgage loan is entitled to reasonably require, under the related mortgage loan documents.

Notwithstanding the foregoing, however:

         o   the applicable master servicer will not be required to maintain any earthquake or environmental insurance policy on any mortgaged property unless that insurance policy was in effect at the time of the origination of the related mortgage loan pursuant to the related loan documents and is available at commercially reasonable rates (and if the applicable master servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any mortgaged property, the special servicer will have the right, but not the duty, to obtain, at the trust's expense, earthquake or environmental insurance on any mortgaged property securing a specially serviced mortgage loan or an REO Property so long as such insurance is available at commercially reasonable rates); and

         o   except as provided below, in no event will the applicable master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the applicable master servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which the related mortgaged property is located (in each case, as determined by the applicable master servicer, which shall be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the applicable master servicer must be made not less frequently
             (but need not be made more frequently) than annually).

         Notwithstanding the provision described in the final bullet of the prior paragraph, the applicable master servicer must, prior to availing itself of any limitation described in that bullet with respect to any pooled mortgage loan that has a

                                     S-126

Stated Principal Balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer (and, in connection therewith, the special servicer will be required to comply with any applicable provisions of the series
2004-PWR5 pooling and servicing agreement described above under "--The Series
2004-PWR5 Controlling Class Representative--Rights and Powers of Controlling
Class Representative"). The applicable master servicer will be entitled to conclusively rely on the determination of the special servicer.

         With respect to each specially serviced mortgage loan and REO Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of specially serviced mortgage loans, the special servicer will be required to itself maintain, subject to the right of the special servicer to (i) direct the applicable master servicer to make a servicing advance for the costs associated with coverage that the special servicer determines to maintain, in which case the applicable master servicer will be required to make that servicing advance
(subject to the recoverability determination and servicing advance procedures described in this prospectus supplement) or (ii) direct the applicable master servicer to cause that coverage to be maintained under the applicable master servicer's force-placed insurance policy, in which case that applicable master servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the applicable master servicer's existing force-placed policy) with Qualified Insurers having the
Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii) the outstanding principal balance of the related mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing
Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing Standard.

         If (1) a master servicer or special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO
Properties (other than either Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property), as applicable, as to which it is the applicable master servicer or the special servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required
Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) a master servicer or special servicer has long-term unsecured debt obligations that are rated not lower than "A2" by
Moody's and "A" by Fitch and DBRS (or if not rated by DBRS, an equivalent rating by two nationally-recognized statistical rating organizations), and that master servicer or the special servicer self-insures for its obligation to maintain the individual policies otherwise required, then that master servicer or the special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master servicer or the special servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any mortgaged property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable collection account maintained by the applicable master servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the
Servicing Standard).

         Subject to the foregoing discussion, see also "Description of Pooling and Servicing Agreements--Hazard Insurance Policies" in the accompanying prospectus.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

         In connection with each pooled mortgage loan (other than a
Non-Trust-Serviced Pooled Mortgage Loan), the applicable master servicer or the special servicer, as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a further encumbrance of the related mortgaged property.
However, subject to the

                                     S-127

related loan documents, if the subject pooled mortgage loan (either alone or, if applicable, with other related pooled mortgage loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by Moody's, Fitch and/or DBRS, then neither that master servicer nor the special servicer may enter into such a waiver or approval, unless it has received written confirmation from Moody's, Fitch and/or DBRS, as applicable, that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency or those rating agencies, as the case may be, to the series 2004-PWR5 certificates.
Furthermore, except in limited circumstances, a master servicer may not enter into such a waiver or approval without the consent of the special servicer, and the special servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the special servicer has complied with any applicable provisions of the series 2004-PWR5 pooling and servicing agreement described above under "--The Series 2004-PWR5 Controlling Class
Representative--Rights and Powers of Controlling Class Representative".

TRANSFERS OF INTERESTS IN BORROWERS

         Each master servicer will generally have the right to consent to any transfers of an interest in a borrower under a non-specially serviced mortgage loan (other than a Non-Trust-Serviced Pooled Mortgage Loan), to the extent the transfer is allowed under the terms of that mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if--

         o   the subject mortgage loan is a pooled mortgage loan that alone - or together with all other pooled mortgage loans that have the same or a known affiliated borrower - is one of the ten largest mortgage loans in the trust fund (according to Stated Principal Balance);
             has a cut-off date principal balance in excess of $20,000,000; or
             has a principal balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate mortgage pool balance; and

         o   the transfer is of an interest in the borrower of greater than 49%,

then the applicable master servicer may not consent to the transfer unless it has received written confirmation from each of Moody's, Fitch and DBRS that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to the series 2004-PWR5 certificates. In addition, the series 2004-PWR5 pooling and servicing agreement may require the applicable master servicer to obtain the consent of the special servicer prior to consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

         The special servicer, with respect to a specially serviced mortgage loan, or the applicable master servicer, with respect to any other mortgage loan, may, consistent with the Servicing Standard, except in the case of a
Non-Trust-Serviced Pooled Mortgage Loan, agree to:

         o   modify, waive or amend any term of any mortgage loan;

         o   extend the maturity of any mortgage loan;

         o   defer or forgive the payment of interest (including Default
             Interest and Post-ARD Additional Interest) on and principal of any mortgage loan;

         o   defer or forgive the payment of late payment charges on any mortgage loan;

         o   defer or forgive Yield Maintenance Charges or Prepayment Premiums on any mortgage loan;

                                     S-128

         o   permit the release, addition or substitution of collateral securing any mortgage loan; or

         o   permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

         The ability of the special servicer or a master servicer to agree to any of the foregoing, however, is subject to the discussions under "--The Series
2004-PWR5 Controlling Class Representative--Rights and Powers of Controlling
Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance
Provisions" above, and further, to each of the following limitations, conditions and restrictions:

         o   Unless the applicable master servicer has obtained the consent of the special servicer, a master servicer may not agree to modify, waive or amend any term of, or take any of the other
             above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or materially and adversely affect the security for that mortgage loan, except (a) for certain waivers of Default
             Interest, late payment charges and Post-ARD Additional Interest and
             (b) with respect to certain routine matters.

         o   With limited exceptions generally involving the waiver of Default
             Interest and late payment charges, the special servicer may not agree to, or consent to the applicable master servicer's agreeing to, modify, waive or amend any term of, and may not take, or consent to the master servicer's taking, any of the other
             above-referenced actions with respect to any mortgage loan, if doing so would--

             1.  affect the amount or timing of any related payment of
                 principal, interest or other amount payable under the mortgage loan, or

             2.  in the judgment of the special servicer, materially impair the security for the mortgage loan,

             unless a material default on the mortgage loan has occurred or, in the judgment of the special servicer, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the series
             2004-PWR5 certificateholders, as a collective whole, on a present value basis than would liquidation.

         o   Neither the applicable master servicer nor the special servicer may extend the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earliest of--

             1.  with certain exceptions, five years after the mortgage loan's stated maturity if the mortgage loan is the subject of an
                 environmental insurance policy,

             2.  two years prior to the rated final distribution date, and

             3.  if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the
                 corresponding mortgaged property, 20 years or, to the extent consistent with the Servicing Standard, giving due
                 consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

         o   Neither the applicable master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan, if doing so would--

             1.  cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code,

             2.  result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I,
                 REMIC II or REMIC III under the Internal Revenue Code, or

             3.  adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal
                 Revenue Code.

                                     S-129

         o   Subject to applicable law, the related mortgage loan documents and the Servicing Standard, neither the applicable master servicer nor the special servicer may permit any modification, waiver or amendment of any term of any mortgage loan that is not a specially serviced mortgage loan unless all related fees and expenses are paid by the borrower.

         o   The special servicer may not permit or consent to the applicable master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan, unless the special servicer has first----

             1.  determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

                 (a) the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

                 (b) there are no circumstances or conditions present with
                     respect to the new collateral relating to the use,
                     management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up
                     or remediation would be required under any then applicable environmental laws or regulations; and

             2.  received, at the expense of the related borrower to the extent permitted to be charged by the holder of the mortgage loan under the related loan documents, confirmation from each of
                 Moody's, Fitch and DBRS that the addition or substitution of real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by that rating agency to a class of series 2004-PWR5 certificates.

         o   With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the special servicer may not release or consent to the applicable master servicer's releasing any material real property collateral securing an outstanding mortgage loan in the trust fund other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

         The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and
Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, in no event will either the applicable master servicer or the special servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

         Also notwithstanding the foregoing, the applicable master servicer will not be required to seek the consent of, or provide prior notice to, the special servicer or any series 2004-PWR5 certificateholder or obtain any confirmation from the rating agencies in order to approve waivers of minor covenant defaults
(other than financial covenants) or grant approvals and consents in connection with various routine matters.

         All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the mortgage loans must be in writing. Each of the master servicers and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to a such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

         In circumstances in which the applicable master servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the special servicer, that master servicer must provide a written recommendation and explain the rationale therefor and deliver all pertinent documents to the special servicer and to the series 2004-PWR5 controlling class representative. If approval is granted by the special servicer, the applicable master servicer will be responsible for entering into the relevant documentation.

                                     S-130

REQUIRED APPRAISALS

         Within approximately 60 days following the occurrence of any Appraisal
Trigger Event with respect to any of the pooled mortgage loans (other than a
Non-Trust-Serviced Pooled Mortgage Loan), the special servicer must obtain an appraisal of the related mortgaged property from an independent appraiser meeting the qualifications imposed in the series 2004-PWR5 pooling and servicing agreement, unless--

         o   an appraisal had previously been obtained within the prior twelve months, and

         o   the special servicer has no knowledge of changed circumstances that in the judgment of the special servicer would materially affect the value of the mortgaged property.

         Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the special servicer may, at its option, perform an internal valuation of the related mortgaged property.

         As a result of any appraisal or other valuation, it may be determined by the special servicer, in consultation with the series 2004-PWR5 controlling class representative, that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the amount of any advances of delinquent interest required to be made with respect to the affected pooled mortgage loan. See "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

         If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan (other than a Non-Trust-Serviced Pooled Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that
Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine, in consultation with the series 2004-PWR5 controlling class representative, and report to the certificate administrator, the trustee and the applicable master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

         o   any and all Servicing Transfer Events with respect to the mortgage loan have ceased, and

         o   no other Servicing Transfer Event or Appraisal Trigger Event has
             occurred with respect to the subject mortgage loan during the preceding three months.

         The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

         Notwithstanding the foregoing, the series 2004-PWR5 controlling class representative will have the right (exercisable not more frequently that once every six months) to require that the special servicer obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series
2004-PWR5 controlling class certificateholders. Upon receipt of the new appraisal, the special servicer will redetermine any Appraisal Reduction Amount.

         Also notwithstanding the foregoing, any Appraisal Reduction Amounts (as calculated under the related Non-Trust-Servicing Agreements) with respect to the
Non-Trust-Serviced Pooled Mortgage Loans will be determined in accordance with the respective Non-Trust Servicing Agreements, which are similar but not identical to the series 2004-PWR5 pooling and servicing agreement, based upon appraisals obtained under the applicable Non-Trust Servicing Agreement and may affect the amount of any advances of delinquent monthly debt service payments required to be made on the related Non-Trust-Serviced Pooled Mortgage Loan.

COLLECTION ACCOUNTS

         General. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans for which it is the applicable master

                                     S-131

servicer. That collection account must be maintained in a manner and with a depository institution that satisfies Moody's, Fitch and DBRS standards for securitizations similar to the one involving the offered certificates.

         The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. See "--Servicing and Other
Compensation and Payment of Expenses--Additional Servicing Compensation" above.

         Deposits. Each master servicer must deposit or cause to be deposited in its collection account, generally within one business day following receipt by it, all payments on and proceeds of the pooled mortgage loans that are received by or on behalf of that master servicer with respect to the related mortgage loans. These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the special servicer from an REO account, the proceeds of any escrow or reserve account that are applied to the mortgage loan indebtedness and the sales proceeds of any sale of any mortgage loan on behalf of the trust fund that may occur as otherwise described in this prospectus supplement. Notwithstanding the foregoing, a master servicer need not deposit into its collection account any amount that such master servicer would be authorized to withdraw immediately from that collection account as described under "--Withdrawals" below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

         Withdrawals. The master servicers may make withdrawals from the collection accounts for the purpose of making any Authorized Collection Account
Withdrawals.

         The series 2004-PWR5 pooling and servicing agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances described above may result in shortfalls to the holders of the offered certificates in any particular month even if those shortfalls do not ultimately become realized losses for those holders.

FAIR VALUE PURCHASE OPTION

         If any pooled mortgage loan (other than the Lincoln Square
Non-Trust-Serviced Pooled Mortgage Loan) becomes a Specially Designated
Defaulted Pooled Mortgage Loan, then the special servicer must notify the series
2004-PWR5 controlling class representative, the holder(s) of the series
2004-PWR5 controlling class and some of the parties to the pooling and servicing agreement and determine no later than 30 days after receipt of an appraisal (in accordance with the Servicing Standard, without regard to the purchase option described below, and based upon, among other things, an appraisal or other valuation obtained or conducted by the special servicer within the preceding
12-month period) and report to those parties the Fair Value of the subject
Specially Designated Defaulted Pooled Mortgage Loan. The special servicer will be required to update and similarly report its Fair Value determination if an offer is made for the purchase of the applicable pooled mortgage loan at that value on a date that is later than 90 days following the special servicer's determination or if the special servicer becomes aware of any circumstances or conditions that have occurred or arisen that would, in its reasonable judgment, materially affect the most recent Fair Value determination.

         Any single holder or group of holders of certificates representing greater than 50% of the total principal balance of the series 2004-PWR5 controlling class or any assignee thereof may, at its or their option, purchase from the trust fund any Specially Designated Defaulted Pooled Mortgage Loan, at
a cash price equal to: (a) the Fair Value of that mortgage loan, as most recently determined by the special servicer and reported to the trustee, certificate administrator, the applicable master servicer and the series
2004-PWR5 controlling class representative as described above; or (b) if no such
Fair Value has yet been established as described above, or if the special servicer is in the process of redetermining the Fair Value because of a change in circumstances, the applicable Purchase Price. This "Purchase Option" will instead be exercisable by the special servicer for 30 days if the majority holder(s) of the series 2004-PWR5 controlling class or an assignee thereof does not exercise the Purchase Option within 60 days following the special servicer's initial determination of Fair Value. If the special servicer or an assignee thereof does not so exercise the Purchase Option, the majority holder(s) of the series 2004-PWR5 controlling class will again become entitled to exercise the
Purchase Option. In addition, the Purchase Option with respect to any Specially
Designated Defaulted Pooled Mortgage Loan will be assignable by any holder of that option to any third party at any time upon notice to the parties to the series 2004-PWR5 pooling and servicing agreement.

                                     S-132

         The series 2004-PWR5 pooling and servicing agreement will specify the procedures for the exercise of the Purchase Option and the time period within which any eligible party must complete the subject purchase following its exercise of the Purchase Option.

         The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan will end on the earliest of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated
Defaulted Mortgage Loan, (2) the date on which the mortgage loan is liquidated or otherwise removed from the trust fund and (3) the date on which the related mortgaged property becomes an REO Property.

         The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan may be subject to the purchase options of other related creditors of the subject borrower and its principals.

         Notwithstanding the foregoing, any exercise of the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan by the
special servicer or any affiliate thereof, will be conditioned on a confirmation by the trustee that the special servicer's determination of the Fair Value is consistent with or greater than what the trustee considers to be the fair value of that mortgage loan, although the special servicer may revise any such Fair
Value determination that is rejected by the trustee. For these purposes, the trustee may at its option (and at the expense of the trust) designate an independent third party expert to make the determination, in which case the trustee will be entitled to conclusively rely upon such third party's determination. The costs of all appraisals, inspection reports, independent third party experts and broker opinions of value, incurred by the trustee or any third party expert are to be advanced by the applicable master servicer and will constitute, and be reimbursable with interest as, servicing advances; provided that, the fees payable to the trustee or any third party expert shall not exceed a commercially reasonable sum as determined by the trustee.

         We cannot assure you that the Fair Value of any Specially Designated
Defaulted Pooled Mortgage Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the cash price at which any Specially Designated Defaulted Pooled Mortgage Loan may be
purchased as described above will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

         The special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted
Mortgage Loan (other than any Non-Trust-Serviced Pooled Mortgage Loan) without regard to the related Purchase Option.

         Notwithstanding the foregoing, the Purchase Option under the series
2004-PWR5 pooling and servicing agreement will not apply to the Lincoln Square
Pooled Mortgage Loan. However, the Non-Trust Servicing Agreement for the Lincoln
Square Pooled Mortgage Loan provides for a comparable fair value purchase option in respect of the Lincoln Square Non-Pooled Pari Passu Companion Loan that is owned by the trust fund established under that agreement and requires that anyone exercising the right to purchase that Lincoln Square Non-Pooled Pari
Passu Companion Loan also purchase the Lincoln Square Pooled Mortgage Loan from the series 2004-PWR5 trust fund. See "Intercreditor and Servicing Arrangements
Regarding the Non-Trust-Serviced Pooled Mortgage Loans" below.

         A Purchase Option under the series 2004-PWR5 pooling and servicing agreement will apply to the World Apparel Center Pooled Mortgage Loan.
Notwithstanding the foregoing, however, the series 2004-PWR5 pooling and servicing agreement will entitle the special servicer to make is its determination of Fair Value with respect to the World Apparel Center Pooled
Mortgage Loan on the basis of the appraisal and other relevant third-party reports and other information furnished to it by the special servicer under the related Non-Trust Servicing Agreement (but the series 2004-PWR5 special servicer must nonetheless make its own Fair Value determination without reliance on the fair value analysis or conclusion of that other special servicer). See
"Intercreditor and Servicing Arrangements Regarding the Non-Trust-Serviced
Pooled Mortgage Loans" below.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

         The special servicer will be responsible for liquidating defaulted pooled mortgage loans (other than, if applicable, the Non-Trust-Serviced Pooled
Mortgage Loans) and for the operation, management, leasing, maintenance and disposition of REO Properties, in any event generally as described under
"Description of the Pooling and Servicing Agreements--Realization upon Defaulted
Mortgage Loans" in the accompanying prospectus.

                                     S-133

REO ACCOUNT

         If an REO Property is acquired, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO account maintained by the special servicer will be payable to the special servicer, subject to the limitations described in the series 2004-PWR5 pooling and servicing agreement.

         The special servicer will be required to withdraw from the REO account maintained by the special servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from its respective
REO account and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

         Notwithstanding the foregoing, amounts received with respect to any REO
Property relating to a Non-Trust-Serviced Pooled Mortgage Loan will be deposited into an REO account maintained by the special servicer under the related
Non-Trust Servicing Agreement and, subject to similar conditions as are set forth under the series 2004-PWR5 pooling and servicing agreement, will be remitted monthly to the master servicer under such Non-Trust Servicing Agreement for remittance to the applicable master servicer under the series 2004-PWR5 pooling and servicing agreement.

RIGHTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT

         If an Event of Default occurs with respect to any of the master servicers or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of series 2004-PWR5 certificateholders entitled to not less than 25% of the series 2004-PWR5 voting rights, or, in the case of the special servicer, at the direction of the series 2004-PWR5 controlling class representative, the trustee will be required, to terminate all of the obligations and rights of the defaulting party under the series 2004-PWR5 pooling and servicing agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a series
2004-PWR5 certificateholder, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination. Upon any termination, subject to the discussion in the next three paragraphs and under "--Replacement of the Special Servicer"
above, the trustee must either:

         o   succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the series 2004-PWR5 pooling and servicing agreement; or

         o   appoint an established mortgage loan servicing institution reasonably acceptable to the series 2004-PWR5 controlling class representative to act as successor to the terminated master servicer or special servicer, as the case may be.

         The holders of certificates entitled to a majority of the voting rights or the series 2004-PWR5 controlling class representative (solely in the case of an Event of Default involving the special servicer) may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. In connection with the pooled mortgage loans sold by Nationwide Life to us for deposit into the trust fund, the applicable master servicer will perform most of its servicing duties through Nationwide Life in its capacity as primary servicer and Nationwide Life in that capacity cannot be terminated, including by a successor master servicer, except for cause. In addition, in the case of a number of other mortgage loans, it is expected that the applicable master servicer will perform some of its servicing duties through sub-servicers whose rights to receive certain payments cannot be terminated, including by a successor master servicer, except for cause.

                                     S-134

         Notwithstanding the foregoing discussion in this "--Rights Upon the
Occurrence of an Event of Default" section, if a master servicer receives a notice of termination because of the occurrence of any of the Events of Default described in the last two bullets under the definition of "Event of Default"
that appears in the glossary to this prospectus supplement, the applicable master servicer will continue to serve as master servicer and will have the right for a period of 45 days, at its expense, to sell or cause to be sold its master servicing rights with respect to the mortgage loans for which it is the applicable master servicer to a successor.

         The appointment of any entity as a successor to a terminated master servicer or special servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this "--Rights Upon the
Occurrence of an Event of Default" section may not occur unless each of Moody's,
Fitch and DBRS have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2004-PWR5 certificates.

         In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2004-PWR5 certificates affected by any Event of Default may waive the Event of Default. However, the Events of
Default described in the first, second and last two bullets under the definition of "Event of Default" that appears in the glossary to this prospectus supplement may only be waived by all of the holders of the affected classes of series
2004-PWR5 certificates. Furthermore, if the trustee is required to spend any monies in connection with any Event of Default, then that Event of Default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an Event of Default, the
Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 2004-PWR5 pooling and servicing agreement.

               INTERCREDITOR AND SERVICING ARRANGEMENTS REGARDING
                  THE NON-TRUST-SERVICED POOLED MORTGAGE LOANS

         The Lincoln Square Pooled Mortgage Loan and the World Apparel Center
Pooled Mortgage Loan, which mortgage loans have unpaid principal balances as of the cut-off date equal to $49,936,265 and $37,230,000, respectively, and represent 4.0% and 3.0%, respectively, of the initial mortgage pool balance, are each part of a split loan structure comprised of multiple mortgage loans, whereby the subject pooled mortgage loan and the other mortgage loans that are not included in the trust are together secured by a single mortgage instrument encumbering the subject mortgaged property and all of the loans in the split loan structure are pari passu with each other in right of payment.

         The trust as the holder of the Lincoln Square Pooled Mortgage Loan and the holders of the Lincoln Square Non-Pooled Pari Passu Companion Loans are
bound by the Lincoln Square Intercreditor Agreement, which provides, among other things, that the Lincoln Square Loan Group will be principally serviced and administered under the BSCMSI Series 2004-PWR4 Pooling and Servicing Agreement.
Insofar as that agreement relates to the servicing and administration of the
Lincoln Square Loan Group, the master servicer under that agreement is Wells
Fargo Bank, National Association, the special servicer under that agreement is
ARCap Servicing, Inc. and the initial controlling class representative under that agreement is an affiliate of that special servicer. One of the Lincoln
Square Non-Pooled Pari Passu Loans is held as of the Issue Date by the trust established under the BSCMI Series 2004-PWR4 Pooling and Servicing Agreement.
The other Lincoln Square Non-Pooled Pari Passu Loan is held as of the Issue Date by BSCMI and is anticipated to be securitized in a commercial mortgage securitization in the future.

         The trust as the holder of the World Apparel Center Pooled Mortgage
Loan and the holders of the World Apparel Center Non-Pooled Pari Passu Companion
Loans are bound by the World Apparel Center Intercreditor Agreement, which provides, among other things, that the World Apparel Center Loan Group will be principally serviced and administered under the JPMC Series 2004-LN2 Pooling and
Servicing Agreement. Insofar as that agreement relates to the servicing and administration of the World Apparel Center Loan Group, the master servicer under that agreement is GMAC Commercial Mortgage Corporation, the special servicer under that agreement is Lennar Partners, Inc. and the initial directing certificateholder is Allied Capital Corporation. One of the World Apparel Center
Non-Pooled Pari Passu Companion Loans is held as of the Issue Date by the trust established under the JPMC Series 2004-LN2 Pooling and Servicing Agreement. The
other World Apparel Center Non-Pooled Pari Passu Companion Loans are held as of the Issue Date by third party institutions and are anticipated to be securitized in one or more commercial mortgage securitizations in the future.

                                     S-135

         The servicing arrangements under each Non-Trust Servicing Agreement are generally similar (but not identical) to the servicing arrangements under the series 2004-PWR5 pooling and servicing agreement, but this statement should not be construed as a qualification of the specific statements made below.

         In the case of each Mortgage Loan Group, the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor Agreement, the related Non-Trust Servicing Agreement and the series 2004-PWR5 pooling and servicing agreement generally provide that:

         o   the mortgage loans that form the applicable Mortgage Loan Group are of equal priority with each other and none of them will have priority or preference over the other;

         o   the applicable Non-Trust Servicing Agreement will principally govern the servicing and administration of the related Mortgage
             Loan Group, subject to various servicing-related provisions of the applicable Mortgage Loan Group Intercreditor Agreement, one or more parties to that Non-Trust Servicing Agreement will be responsible for making servicing advances with respect to the related Mortgage
             Loan Group and none of the parties to that Non-Trust Servicing
             Agreement will have any right or duty to make advances of
             delinquent debt service payments on the related Non-Trust-Serviced
             Pooled Mortgage Loan;

         o   all payments, proceeds and other recoveries on or in respect of any or all of the mortgage loans that form the applicable Mortgage Loan
             Group (in each case, subject to the rights of the master servicer, the special servicer, the depositor, the trustee, the fiscal agent or similar parties under each of the related Non-Trust Servicing
             Agreement, the series 2004-PWR5 pooling and servicing agreement and the pooling and servicing agreements relating to future commercial mortgage securitizations involving the related Non-Pooled Pari
             Passu Companion Loan(s) that have not been securitized as of the
             Issue Date) will be applied to the applicable Non-Trust Serviced
             Pooled Mortgage Loan and the related Non-Pooled Pari Passu
             Companion Loans on a pari passu basis according to their respective outstanding principal balances;

         o   the transfer of the ownership of the applicable Non-Trust Serviced
             Pooled Mortgage Loan or any related Non-Pooled Pari Passu Companion
             Loan to any person or entity - other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth, surplus or shareholder equity requirement and other than trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans -
             is generally prohibited;

         o   the mortgage loans that form the applicable Mortgage Loan Group are to be serviced and administered under the related Non-Trust
             Servicing Agreement under a general servicing standard that is similar (but not identical to) the Servicing Standard under the series 2004-PWR5 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement
             (subject to any rights of the respective holders of those mortgage loans or representatives on their behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving that Mortgage Loan Group);

         o   the mortgage loans that form the applicable Mortgage Loan Group will become specially serviced mortgage loans if specified events occur, which events are similar (but not identical) to the
             Servicing Transfer Events, in which case the party serving as the special servicer under the related Non-Trust Servicing Agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the related
             Non-Trust-Serviced Pooled Mortgage Loan that arise and are payable in a manner and to an extent that is similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2004-PWR5 pooling and servicing agreement with respect to other pooled mortgage loans, except that special servicing fees, workout fees and liquidation fees under the related Non-Trust Servicing Agreement will be determined according to a special servicing fee rate equal to 0.25% per annum, a workout fee rate of 1.0% and a liquidation fee rate of 1.0%, respectively, in all circumstances; and

         o   any modification, extension, waiver or amendment of the payment terms of the applicable Mortgage Loan Group are required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the applicable
             Mortgage Loan Group Intercreditor Agreement, such that neither the trust as holder of the Non-Trust-Serviced Pooled Mortgage Loan nor the holders of the related Non-Pooled Pari Passu Companion

                                     S-136

             Loans gains a priority over the other such holder that is not reflected in the related loan documents and the applicable Mortgage
             Loan Group Intercreditor Agreement.

         In the case of the Lincoln Square Loan Group, the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor
Agreement, the related Non-Trust Servicing Agreement and the series 2004-PWR5 pooling and servicing agreement generally also provide that:

         o   the special servicer under the related Non-Trust Servicing
             Agreement will have duties to prepare asset status reports and consult with or obtain the approval of the controlling class representative under that agreement under provisions that are similar to those described in this prospectus supplement with respect to the pooled mortgage loans that are not
             Non-Trust-Serviced Pooled Mortgage Loans (see "Servicing of the
             Mortgage Loans Under the Series 2004-PWR5 Pooling and Servicing
             Agreement--The Series 2004-PWR5 Controlling Class
             Representative--Rights and Powers of Controlling Class
             Representative");

         o   in addition to the provisions described in the preceding bullet, each of the series 2004-PWR5 controlling class representative (on behalf of the trust as the holder of the related Non-Trust-Serviced
             Pooled Mortgage Loan) and, following any future commercial mortgage securitization of the related Non-Pooled Pari Passu Companion Loan that has not been securitized as of the Issue Date, the holder of that Non-Pooled Pari Passu Companion Loan (or a representative on its behalf) will have the right to consult with the party that serves as the special servicer of the Lincoln Square Loan Group under the related Non-Trust Servicing Agreement regarding certain servicing matters related to the Lincoln Square Loan Group and the
             Lincoln Square Mortgaged Property and will have an opportunity to review any proposed servicing action to be taken by that party under the related Non-Trust Servicing Agreement (but the series
             2004-PWR5 controlling class representative and those holders will not have approval rights with respect to those servicing matters and actions); those servicing matters are generally similar to the matters that require the approval or deemed approval of the series
             2004-PWR5 controlling class representative under the series
             2004-PWR5 pooling and servicing agreement (see "Servicing of the
             Mortgage Loans Under the Series 2004-PWR5 Pooling and Servicing
             Agreement--The Series 2004-PWR5 Controlling Class
             Representative--Rights and Powers of Controlling Class
             Representative"), but without regard to limitations that exist if the principal balance of a loan is less that a specified amount;
             and the special servicer under the related Non-Trust Servicing
             Agreement will not be obligated to act upon the direction, advice or objection of the series 2004-PWR5 controlling class
             representative or any such holder of that other related Non-Pooled
             Pari Passu Companion Loan or its representative in connection with any such proposed action;

         o   the majority holder of the controlling class under the related
             Non-Trust Servicing Agreement and the special servicer under that agreement each has an assignable option to purchase all (and not less than all) the mortgage loans (including the Lincoln Square
             Pooled Mortgage Loan) that form the Lincoln Square Loan Group for a fair value determined by that special servicer under provisions similar to those that apply to fair value determinations under the series 2004-PWR5 pooling and servicing agreement (see "Servicing of the Mortgage Loans Under the Series 2004-PWR5 Pooling and Servicing
             Agreement--Fair Value Purchase Option"), if (and only if) those mortgage loans are specially serviced mortgage loans and are delinquent 120 days or more with respect to their balloon payments or 60 days or more with respect to any other monthly payment (in each case, without regard to any acceleration following default) or have been accelerated following any other material default;

         o   the majority holder of the controlling class under the related
             Non-Trust Servicing Agreement has the right to replace the special servicer under the Non-Trust Servicing Agreement without consulting any holder of a loan in the Lincoln Square Loan Group; and

         o   if the related Non-Pooled Pari Passu Companion Loan that is owned by the trust established under the related Non-Trust Servicing
             Agreement becomes no longer subject to that Non-Trust Servicing
             Agreement, then the Lincoln Square Loan Group will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the related Non-Trust
             Servicing Agreement and, if applicable, the special servicer under the related Non-Trust Servicing Agreement on terms substantially similar to those in the related Non-Trust Servicing Agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the Lincoln Square Loan Group otherwise agree; no such other agreement may be entered into on behalf of the trust as the holder of the Lincoln Square Pooled
             Mortgage Loan unless the master servicer, the special servicer and the controlling class representative under the series 2004-PWR5 pooling and servicing agreement collectively

                                     S-137

             agree to grant such a consent; and entry into any successor servicing agreement will be conditioned upon, among other things, receipt from Moody's, Fitch and DBRS of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then-current ratings assigned by those rating agencies to any class of series
             2004-PWR5 certificates.

         In the case of the World Apparel Center Loan Group, the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor
Agreement, the related Non-Trust Servicing Agreement and the series 2004-PWR5 pooling and servicing agreement generally also provide that:

         o   the special servicer under the related Non-Trust Servicing
             Agreement will have duties to prepare asset status reports and consult with or obtain the approval with respect to various servicing actions under provisions that are similar to those described in this prospectus supplement with respect to the pooled mortgage loans that are not Non-Trust-Serviced Pooled Mortgage
             Loans (see "Servicing of the Mortgage Loans Under the Series
             2004-PWR5 Pooling and Servicing Agreement--The Series 2004-PWR5
             Controlling Class Representative--Rights and Powers of Controlling
             Class Representative"), except that the World Apparel Center
             Majority Holders are designated as the party entitled to consult with respect to or approve those asset status reports or proposed servicing actions;

         o   any proposed determination by the master servicer or special servicer under the related Non-Trust Servicing Agreement regarding the availability of terrorism insurance must be made in
             consultation with the World Apparel Center Majority Holders;

         o   none of the holders of the related Non-Pooled Pari Passu Companion
             Loans will have an option to purchase the World Apparel Center
             Pooled Mortgage Loan if the mortgage loans that form the World
             Apparel Center Loan Group become defaulted mortgage loans;
             following an event similar to an Appraisal Trigger Event with respect to any World Apparel Center mortgage loan, the party serving as the special servicer under the related Non-Trust
             Servicing Agreement will be required to obtain an appraisal of the
             World Apparel Center Mortgaged Property, determine the fair value of the Non-Pooled Pari Passu Companion Loan that is held by the trust fund established under that Non-Trust Servicing Agreement, promptly notify the series 2004-PWR5 trust fund of that fair value determination (and any subsequent adjustments to such
             determination) and deliver to the series 2004-PWR5 trust fund a copy of the appraisal and such other third-party reports and other information then in that special servicer's possession that it reasonably believes to be relevant to the Fair Value determination with respect to that mortgage loan; any party to the series
             2004-PWR5 pooling and servicing agreement that receives information described above must deliver a copy of that information to the special servicer under the series 2004-PWR5 pooling and servicing agreement; a Purchase Option will generally exist with respect to the World Apparel Center Pooled Mortgage Loan, which option will be generally exercisable as described under "Servicing of the Mortgage
             Loans Under the Series 2004-PWR5 Pooling and Servicing
             Agreement--Fair Value Purchase Option" in this prospectus
             supplement; and the special servicer under the series 2004-PWR5 pooling and servicing agreement will be required to make that Fair
             Value determination of the World Apparel Center Pooled Mortgage
             Loan on the basis of the appraisal and other information provided to it by the party serving as the special servicer under the related Non-Trust Servicing Agreement and will be required to notify the holders of the related Non-Pooled Pari Passu Companion
             Loans of the proposed Fair Value purchase price;

         o   the controlling class under the related Non-Trust Servicing
             Agreement, or a representative on their behalf, generally is entitled to replace that special servicer under that Non-Trust
             Servicing Agreement; prior to the replacement of the special servicer under the related Non-Trust Servicing Agreement, that group or representative must consult with the series 2004-PWR5 trust as the holder of the related Non-Trust-Serviced Pooled
             Mortgage Loan and with the holders of the other World Apparel
             Center Non-Pooled Pari Passu Companion Loans that are not owned by the trust fund established under that Non-Trust Servicing Agreement
             (but will not be required to obtain the approval of the series
             2004-PWR5 trust or any of those other holders in connection with a replacement of that special servicer); and, prior to the
             replacement of the special servicer under the related Non-Trust
             Servicing Agreement, that group or representative must obtain written confirmation from Moody's, Fitch and DBRS to the effect that the proposed replacement will not result in a qualification, downgrade or withdrawal of the then ratings assigned by those rating agencies to any series 2004-PWR5 certificates and written confirmation from each rating agency that has rated any securities backed by a World Apparel Center Non-Pooled Pari Passu Companion
             Loan to the effect that the

                                     S-138

             proposed replacement will not result in a qualification, downgrade or withdrawal of the rating assigned by that rating agency to any of those securities;

         o   if an event of default on the part of the master servicer under the related Non-Trust Servicing Agreement occurs, the master servicer under that Non-Trust Servicing Agreement fails to make any payment on the mortgage loans that form the World Apparel Center Loan Group
             (other than the mortgage loan that is owned by the trust
             established under the related Non-Trust Servicing Agreement) when required under that agreement or any rating agency that has rated certificates backed by any of those mortgage loans qualifies, downgrades or withdrawals its rating of those certificates as a result of the master servicer under that Non-Trust Servicing
             Agreement, then the World Apparel Center Majority Holders may direct the trustee under that agreement to, in which case that trustee will be required, to appoint a replacement master servicer that will be responsible for all of the servicing obligations of that master servicer solely with respect to the World Apparel
             Center Loan Group under that agreement and the related Mortgage
             Loan Group Intercreditor Agreement;

         o   even if the related Non-Pooled Pari Passu Companion Loan that is presently owned by the trust established under the related
             Non-Trust Servicing Agreement ceases to be part of the trust fund established under that agreement, the World Apparel Center Loan
             Group will continue to be serviced and administered under that
             Non-Trust Servicing Agreement until such time as a separate servicing agreement is entered into in accordance with the World
             Apparel Center Intercreditor Agreement but no such successor servicing agreement may be entered into unless all the holders of the mortgage loans that form the World Apparel Center Loan Group consent thereto, such consent not to be unreasonably withheld; and
             the series 2004-PWR5 pooling and servicing agreement will condition delivery of such consent by the trust on the delivery of
             confirmation by each of Moody's, Fitch and DBRS to the effect that the consent will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by such rating agency to the series 2004-PWR5 certificates;

         o   the series 2004-PWR5 controlling class representative will be entitled to exercise any such consultation, direction or advice rights that exist in favor of the trust as the holder of the World
             Apparel Center Pooled Mortgage Loan; and

         o   the applicable pooling and servicing agreement for each World
             Apparel Center Non-Pooled Pari Passu Companion Loan included in a commercial mortgage securitization provides or is anticipated to provide that a particular group of securityholders under that pooling and servicing agreement (which group, in the context of that other securitization, is determined or is anticipated to be determined in a manner that is similar to the manner in which the series 2004-PWR5 controlling class is determined under the series
             2004-PWR5 pooling and servicing agreement) will be entitled to exercise any such consultation, direction or advice rights that exist in favor of that securitization as the holder of the related
             World Apparel Center Non-Pooled Pari Passu Companion Loans.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

GENERAL

         The following discussion contains a summary of certain legal aspects of mortgage loans in each state or other jurisdiction that includes properties securing approximately 20% or more of the initial mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

         Mortgage loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property.
California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt, except in certain cases involving

                                     S-139

environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment, if otherwise permitted, against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (a) the fair market value of the property at the time of the public sale and (b) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         Upon the issuance of the offered certificates, Cadwalader, Wickersham &
Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2004-PWR5 pooling and servicing agreement, compliance with the Non-Trust Servicing Agreements and subject to any other assumptions set forth in the opinion, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code.

         The assets of REMIC I will generally include--

         o   the pooled mortgage loans,

         o   any REO Properties acquired on behalf of the series 2004-PWR5 certificateholders (or a beneficial interest in a mortgaged property securing a Non-Trust-Serviced Pooled Mortgage Loan under the related Non-Trust Servicing Agreement),

         o   the respective master servicers' collection accounts,

         o   the REO account maintained by the special servicer, and

         o   the certificate administrator's distribution account and interest reserve account.

         However, REMIC I will exclude any collections of Post-ARD Additional
Interest on the ARD Loans.

         For federal income tax purposes,

         o   the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC
             II,

         o   the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC
             III,

         o   the class A-1, A-2, A-3, A-4, A-5, X-2, B, C, D, X-1, E, F, G, H,
             J, K, L, M, N, P and Q certificates will evidence the regular interests in, and will generally be treated as debt obligations of,
             REMIC III, and

         o   the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III.

                                     S-140

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

         For federal income tax reporting purposes, we anticipate that the class and class certificates will be treated as having been issued with more than a de minimis amount of original issue discount and that the class and class certificates will be treated as having been issued with a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

         The IRS has issued regulations under sections 1271 to 1275 of the
Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue
Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury
Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal
Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

         If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero.

         We anticipate that each of the class , class , class and class certificates will be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.
See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of
REMIC Regular Certificates--Premium" in the accompanying prospectus.

         When determining the rate of accrual of original issue discount and market discount and the amortization of premium, if any, with respect to the series 2004-PWR5 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

         o   the mortgage loans with anticipated repayment dates will be paid in full on those dates,

         o   no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

         o   there will be no extension of maturity for any mortgage loan in the trust.

         For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in each of this prospectus supplement and the accompanying prospectus.

         Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We

                                     S-141

recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

         Except to the extent noted below, offered certificates held by a real estate investment trust ("REIT") will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on offered certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

         Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as
"qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the
Internal Revenue Code and "permitted assets" for a "financial asset securitization investment trust" under section 860L(c) of the Internal Revenue
Code.

         To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

         o   a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

         o   a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
             Code; and

         o   the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

         In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the
Treasury regulations require that--

         (1) the borrower pledges substitute collateral that consist solely of
             Government Securities;

         (2) the mortgage loan documents allow that substitution;

         (3) the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

         (4) the release is not within two years of the startup day of the
             REMIC.

         Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

         See "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in the accompanying prospectus.

                                     S-142

         For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

         ERISA and the Internal Revenue Code impose requirements on Plans that are subject to ERISA and/or Section 4975 of the Internal Revenue Code. ERISA
imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of
ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Internal Revenue Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

         Neither ERISA nor the Internal Revenue Code defines the term "plan assets". However, the DOL has issued a final regulation (29 C.F.R. Section
2510.3-101) concerning the definition of what constitutes the assets of a Plan.
That DOL regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the
Internal Revenue Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute plan assets by reason of a Plan's investment in offered certificates, such plan assets would include an undivided interest in the pooled mortgage loans and any other assets of the trust. If the pooled mortgage loans or other trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code with respect to the pooled mortgage loans and other trust assets.

         Bear Stearns Commercial Mortgage Securities Inc., the underwriters, the master servicers, the primary servicer, the special servicer, any party responsible for the servicing and administration of the Non-Trust-Serviced
Pooled Mortgage Loan or any related REO Property and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in
Interest with respect to investing Plans. Moreover, the trustee, the certificate administrator, the fiscal agent, the series 2004-PWR5 controlling class representative, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the trust, or certain of their respective affiliates, might be considered fiduciaries or other Parties in
Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" within the meaning of ERISA and Section
4975 of the Internal Revenue Code could arise if offered certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

         In addition, an insurance company proposing to acquire or hold offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Internal Revenue Code under John Hancock Mutual Life
Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section
401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996,
Public Law No. 104-188, and subsequent DOL and judicial guidance. See
"--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

         With respect to the acquisition and holding of the offered certificates, the DOL has granted the Underwriter Exemption to Bear, Stearns &
Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley
& Co. Incorporated. The Underwriter Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Internal
Revenue Code transactions relating to:

         o   the initial purchase, the holding, and the subsequent resale by
             Plans of certificates evidencing interests in pass-through trusts;
             and

         o   transactions in connection with the servicing, management and operation of such trusts,

                                     S-143

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the
Underwriter Exemption.

         The assets covered by the Underwriter Exemption include mortgage loans such as the pooled mortgage loans and fractional undivided interests in such loans.

         The Underwriter Exemption as applicable to the offered certificates set forth the following five general conditions which must be satisfied for exemptive relief:

         o   the acquisition of the offered certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o   the offered certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or Standard &
             Poor's Ratings Services;

         o   the trustee cannot be an affiliate of any other member of the
             Restricted Group, other than an underwriter;

         o   the sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by us in consideration of our assignment of the mortgage loans to the trust fund must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the certificate administrator, tax administrator, the trustee, the master servicers, the special servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the series 2004-PWR5 pooling and servicing agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

         o   the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) under the Securities Act of
             1933, as amended.

         A fiduciary of a Plan contemplating purchasing any of the offered certificates in the secondary market must make its own determination that at the time of such acquisition, such certificates continue to satisfy the second general condition set forth above. We expect that the third general condition set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating purchasing any of the offered certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such certificates.

         Before purchasing any of the offered certificates, a fiduciary of a
Plan should itself confirm (a) that such certificates constitute "securities"
for purposes of the Underwriter Exemption and (b) that the specific and general conditions of the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the
Underwriter Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

         Moreover, the Underwriter Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

         o   the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

         o   the Plan's investment in each class of series 2004-PWR5
             certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition;

         o   immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

                                     S-144

         o   in connection with the acquisition of certificates in the initial offering, at least 50% of each class of certificates in which Plans invest and of the aggregate interests in the trust are acquired by persons independent of the Restricted Group; and

         o   the Plan is not sponsored by a member of the Restricted Group.

INSURANCE COMPANY GENERAL ACCOUNTS

         Based on the reasoning of the United States Supreme Court in John
Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small
Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Internal Revenue Code. Pursuant to Section 401(c), the
Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any class of certificates that is not rated at least
"Baa3" by Moody's or "BBB-" by Fitch should consult with their legal counsel with respect to the applicability of Section 401(c).

         Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to us, the trustee, the certificate administrator, the fiscal agent, each master servicer and the special servicer that (1) such acquisition and holding is permissible under applicable law, satisfies the requirements of the Underwriter Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, and will not subject us, the trustee, the certificate administrator, the fiscal agent, either master servicer or the special servicer to any obligation in addition to those undertaken in the series 2004-PWR5 pooling and servicing agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and
the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

         Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Internal Revenue Code or any
corresponding provisions of applicable federal, state or local law, the applicability of the Underwriter Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended. The appropriate characterization of the offered certificates under various

                                     S-145

legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

         No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.
The uncertainties referred to above, and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

         See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

         We will use the net proceeds from the sale of offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                              PLAN OF DISTRIBUTION

         Under the terms and subject to the conditions set forth in an underwriting agreement dated the date hereof, each underwriter has agreed to purchase from us and we have agreed to sell to each underwriter its allocable share, specified in the following table, of each class of the offered certificates. The underwriting agreement provides that the underwriters are obligated to purchase all the offered certificates, if any are purchased.

               UNDERWRITER                    CLASS A-1        CLASS A-2        CLASS A-3        CLASS A-4        CLASS A-5
               -----------                    ---------        ---------        ---------        ---------        ---------

Bear, Stearns & Co. Inc.                     $                $                $                $                $
Merrill Lynch, Pierce, Fenner & Smith                                          $
  Incorporated                               $                $                                 $                $
Morgan Stanley & Co. Incorporated            $                $                $                $                $
Wells Fargo Brokerage Services, LLC          $                $                $                $                $
                                              ---------        ---------        ---------        ---------        ---------
TOTAL                                        $                $                $                $                $

                  UNDERWRITER                        CLASS B           CLASS C          CLASS D          CLASS X-2
                  -----------                        -------           -------          -------          ---------

Bear, Stearns & Co. Inc.                         $                 $                $                 $
Merrill Lynch, Pierce, Fenner & Smith                              $                $
  Incorporated                                   $                                                    $
Morgan Stanley & Co. Incorporated                $                 $                $                 $
Wells Fargo Brokerage Services, LLC              $                 $                $                 $
                                                  ---------        ---------        ---------         ---------
TOTAL                                            $                 $                $                 $

         Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Morgan Stanley & Co. Incorporated and Wells Fargo Brokerage
Services, LLC are the underwriters of this offering. Bear, Stearns & Co. Inc.
and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as co-lead and co-bookrunning managers and Morgan Stanley & Co. Incorporated and Wells Fargo
Brokerage Services, LLC will act as co-managers.

         The underwriting agreement provides that the obligations of the underwriters are subject to conditions precedent, and that the underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an underwriter, the underwriting agreement provides that the purchase commitment of the non-defaulting underwriter may be increased. We expect to receive from this offering
approximately $          in sale proceeds,

                                     S-146

plus accrued interest on the offered certificates from and including October 1,
2004, before deducting expenses payable by us.

         The underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of such classes of offered certificates for whom they may act as agent.

         The offered certificates are offered by the underwriters when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about October 19, 2004.

         The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         We have agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

         The underwriters (exclusive of Wells Fargo Brokerage Services, LLC)
currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

         Bear Stearns Commercial Mortgage Securities Inc. is an affiliate of
Bear, Stearns & Co. Inc., one of the underwriters, and of Bear Stearns
Commercial Mortgage, Inc., one of the mortgage loan sellers.

                                  LEGAL MATTERS

         The validity of the offered certificates and certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft LLP, New York, New
York, and certain other legal matters will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                     RATINGS

         It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

        CLASS                  MOODY'S               FITCH              DBRS
        -----                  -------               -----              ----
         A-1                     Aaa                  AAA               AAA
         A-2                     Aaa                  AAA               AAA
         A-3                     Aaa                  AAA               AAA
         A-4                     Aaa                  AAA               AAA
         A-5                     Aaa                  AAA               AAA
         X-2                     Aaa                  AAA               AAA
          B                      Aa2                  AA                 AA
          C                      Aa3                  AA-             AA (low)
          D                      A2                    A                 A

                                     S-147

         The ratings on the offered certificates address the likelihood of--

         o   the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

         o   the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in July 2042, which is the rated final distribution date.

         The ratings on the offered certificates take into consideration--

         o   the credit quality of the pooled mortgage loans,

         o   structural and legal aspects associated with the offered
             certificates, and

         o   the extent to which the payment stream from the pooled mortgage loans is adequate to make distributions of interest and principal required under the offered certificates.

         The ratings on the respective classes of offered certificates do not represent any assessment of--

         o   the tax attributes of the offered certificates or of the trust fund,

         o   whether or to what extent prepayments of principal may be received on the pooled mortgage loans,

         o   the likelihood or frequency of prepayments of principal on the pooled mortgage loans,

         o   the degree to which the amount or frequency of prepayments of principal on the pooled mortgage loans might differ from those originally anticipated,

         o   whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net
             Aggregate Prepayment Interest Shortfalls, and

         o   whether and to what extent Default Interest or Post-ARD Additional
             Interest will be received.

         Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the pooled mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class X-2 certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the class X-2 certificateholders receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investments, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the respective ratings assigned to the class X-2 certificates. The total notional amount of the class X-2 may be reduced in connection with each reduction in the total principal balance of any class of series 2004-PWR5 principal balance certificates that (in whole or in part) forms a part of the total notional amount of the class X-2 certificates, whether as a result of payments of principal or in connection with Realized Losses and
Additional Trust Fund Expenses. The ratings of the class X-2 certificates do not address the timing or magnitude of reduction of the total notional amount of those certificates, but only the obligation to pay interest timely on that notional amount as so reduced from time to time.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's, Fitch or DBRS.

                                     S-148

         The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Ratings" in the accompanying prospectus.

                                     S-149

                                    GLOSSARY

         "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

         "ABN AMRO" means ABN AMRO Bank N.V.

         "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

         "Additional Trust Fund Expense" means an expense of the trust fund that--

         o   arises out of a default on a mortgage loan or an otherwise unanticipated event,

         o   is not included in the calculation of a Realized Loss,

         o   is not covered by a servicing advance or a corresponding collection from the related borrower, and

         o   is not covered by late payment charges or Default Interest collected on the pooled mortgage loans (to the extent such coverage is provided for in the series 2004-PWR5 pooling and servicing agreement).

         We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

         "Administrative Fee Rate" means, for each pooled mortgage loan, the sum of the servicer report administrator fee rate, the trustee fee rate and the applicable master servicing fee rate under the series 2004-PWR5 pooling and servicing agreement and, in the case of each Non-Trust-Serviced Pooled Mortgage
Loan, the rate at which comparable administrative fees payable under the applicable Non-Trust Servicing Agreement accrue (which comparable administrative fees accrue at a rate equal to 0.03% per annum in the case of the Lincoln Square
Pooled Mortgage Loan and 0.02% per annum in the case of the World Apparel Center
Pooled Mortgage Loan). The master servicing fee rate will include any primary servicing fee rate.

         "Appraisal Reduction Amount" means for any pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) as to which an Appraisal
Trigger Event has occurred, an amount that:

         o   will be determined shortly following the later of--

             1.  the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing Under the
                 Series 2004-PWR5 Pooling and Servicing Agreement--Required
                 Appraisals" in this prospectus supplement; and

             2.  the date on which the relevant Appraisal Trigger Event occurred; and

         o   will generally equal the excess, if any, of "x" over "y" where--

             1.  "x" is equal to the sum of:

                 (a) the Stated Principal Balance of that mortgage loan;

                 (b) to the extent not previously advanced by or on behalf of the applicable master servicer, the trustee or the fiscal
                     agent, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on that mortgage loan through the most recent due date prior to the date of determination;

                 (c) all accrued but unpaid special servicing fees with respect to that mortgage loan;

                                     S-150

                 (d) all related unreimbursed advances made by or on behalf of the applicable master servicer, the special servicer, the
                     trustee or the fiscal agent with respect to that mortgage
                     loan, together with interest on those advances;

                 (e) any other outstanding Additional Trust Fund Expenses with respect to that mortgage loan; and

                 (f) all currently due and unpaid real estate taxes and
                     assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged property or REO
                     Property, for which neither the applicable master servicer nor the special servicer holds any escrow funds or reserve funds; and

             2.  "y" is equal to the sum of:

                 (a) the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged property or REO
                     Property, over the amount of any obligations secured by
                     liens on the property that are prior to the lien of that
                     mortgage loan;

                 (b) the amount of escrow payments and reserve funds held by the applicable master servicer or the special servicer with
                     respect to the subject mortgage loan that--

                     o   are not required to be applied to pay real estate taxes
                         and assessments, insurance premiums or ground rents,

                     o   are not otherwise scheduled to be applied (except to
                         pay debt service on the mortgage loan) within the next
                         12 months, and

                     o   may be applied toward the reduction of the principal
                         balance of the mortgage loan; and

                 (c) the amount of any letter of credit that constitutes
                     additional security for the mortgage loan that may be used to reduce the principal balance of the subject mortgage
                     loan.

         If, however--

         o   an Appraisal Trigger Event occurs with respect to any pooled mortgage loan (other than, if applicable, a Non-Trust-Serviced
             Pooled Mortgage Loan),

         o   the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related mortgaged property or REO Property within 60 days of the
             Appraisal Trigger Event referred to in the first bullet of this definition, and

         o   either--

             1.  no comparable appraisal or other valuation had been obtained or performed with respect to the related mortgaged property or REO
                 Property, as the case may be, during the 12-month period prior to that Appraisal Trigger Event, or

             2.  there has been a material change in the circumstances
                 surrounding the related mortgaged property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the special servicer's judgment, materially affects the property's value,

then until the required appraisal or other valuation is obtained or performed, the appraisal reduction amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of the subject mortgage loan. After receipt of the required appraisal or other valuation with respect to the related mortgaged property or REO Property, the special servicer will determine the appraisal reduction amount, if any, for the subject pooled mortgage loan as described in the first sentence of this definition.

                                     S-151

         An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related pooled mortgage loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No
Appraisal Reduction Amount as calculated above will exist as to any pooled mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

         Any Appraisal Reduction Amount with respect to each Non-Trust-Serviced
Pooled Mortgage Loan for purposes of monthly debt service advances will be the amount calculated under the related Non-Trust Servicing Agreement and will, in general, equal a proportionate share, by balance, of an amount calculated with respect to such Non-Trust-Serviced Pooled Mortgage Loan and the related
Non-Pooled Pari Passu Companion Loans in a manner similar to, but not exactly the same as, that described in the first sentence of this definition except that the entire outstanding balance of the related Mortgage Loan Group will be taken into account and the resulting Appraisal Reduction Amount will be allocated to each mortgage loan that forms a part of that Mortgage Loan Group on a pari passu basis.

         "Appraisal Trigger Event" means, with respect to any pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan), any of the
following events:

         o   the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the special servicer in a manner that--

             1.  materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan;

             2.  except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage
                 instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, or

             3.  in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially
                 reduces the likelihood of timely payment of amounts due
                 thereon;

         o   the mortgaged property securing the mortgage loan becomes an REO
             Property;

         o   the related borrower becomes the subject of (1) voluntary
             bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain
             undismissed for 60 days;

         o   the related borrower fails to make any monthly debt service payment with respect to the mortgage loan, which failure remains unremedied for 60 days, and the failure constitutes a Servicing Transfer
             Event; and

         o   the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged property securing the mortgage loan.

         The "Appraisal Trigger Event" (or the equivalent) with respect to each of the Lincoln Square Loan Group and the World Apparel Center Loan Group is
defined under the related Non-Trust Servicing Agreement and the relevant events are similar to, but may differ from, those specified above.

         "Appraised Value" means, for any mortgaged property securing a pooled mortgage loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date. The appraisals for certain of the mortgaged properties state a "stabilized value" as well as (or, in one case, in lieu of) an "as-is"
value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the Appraised Value in this prospectus supplement only in cases where such events have occurred.

         "ARD" means anticipated repayment date.

                                     S-152

         "ARD Loan" means any mortgage loan that provides for the accrual of
Post-ARD Additional Interest if the mortgage loan is not paid in full on or prior to its anticipated repayment date.

         "Authorized Collection Account Withdrawals" means any withdrawal from a collection account for any one or more of the following purposes (which are generally not governed by any set of payment priorities):

         1.  to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under
             "Description of the Offered Certificates--Distribution Account" in
             this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the pooled mortgage loans and any related REO Properties that are then on deposit in that collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

             (a) monthly debt service payments due on a due date in a calendar month subsequent to the month in which the subject distribution date occurs,

             (b) with limited exceptions involving the Non-Trust-Serviced Pooled
                 Mortgage Loan, payments and other collections received by or on behalf of the trust fund after the end of the related
                 collection period, and

             (c) amounts that are payable or reimbursable from that collection account to any person other than the series 2004-PWR5
                 certificateholders in accordance with any of clauses 2. through
                 6. below;

         2.  to pay or reimburse one or more parties to the series 2004-PWR5 pooling and servicing agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any
             limitations on the source of funds that may be used to make such payment or reimbursement);

         3.  to pay or reimburse any other items generally or specifically described in this prospectus supplement or the accompanying prospectus or otherwise set forth in the series 2004-PWR5 pooling and servicing agreement as being payable or reimbursable out of a collection account or otherwise being at the expense of the trust fund (including interest that accrued on advances, costs associated with permitted environmental remediations, unpaid expenses incurred in connection with the sale or liquidation of a pooled mortgage loan or REO Property, amounts owed by the trust fund to a third party pursuant to any co-lender, intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in the confirmation of Fair Value determinations);

         4.  to remit to any third party that is entitled thereto any mortgage loan payments that are not owned by the trust fund, such as any payments attributable to the period before the cut-off date and payments that are received after the sale or other removal of a pooled mortgage loan from the trust fund;

         5.  to withdraw amounts deposited in the collection account in error;
             and

         6.  to clear and terminate the collection account upon the termination of the series 2004-PWR5 pooling and servicing agreement.

         "Available Distribution Amount" means, with respect to any distribution date, in general, the sum of--

         1.  the amounts remitted by the two master servicers to the certificate administrator for such distribution date, as described under
             "Description of the Offered Certificates--Distribution
             Account--Deposits" in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

             o   Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the series 2004-PWR5 certificates as described in this prospectus supplement);

             o   any collections of Post-ARD Additional Interest (which are distributable to the holders of the class V certificates); and

                                     S-153

             o   any amounts that may be withdrawn from the certificate
                 administrator's distribution account, as described under
                 "Description of the Offered Certificates--Distribution
                 Account--Withdrawals" in this prospectus supplement, for any reason other than distributions on the series 2004-PWR5
                 certificates, including if such distribution date occurs during
                 January, other than a leap year, or February of any year
                 subsequent to 2004, the interest reserve amounts with respect to the pooled mortgage loans that accrue interest on an
                 Actual/360 Basis, which are to be deposited into the
                 certificate administrator's interest reserve account; plus

         2.  if such distribution date occurs during March of any year subsequent to 2004, the aggregate of the interest reserve amounts then on deposit in the certificate administrator's interest reserve account in respect of each pooled mortgage loan that accrues interest on an Actual/360 Basis, which are to be deposited into the certificate administrator's distribution account.

         The certificate administrator will apply the Available Distribution
Amount as described under "Description of the Offered
Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2004-PWR5 certificates on each distribution date.

         "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

         "BSCMSI Series 2004-PWR4 Pooling and Servicing Agreement" means the pooling and servicing agreement for the Bear Stearns Commercial Mortgage
Securities Inc., Commercial Mortgage Pass-Through Certificates, Series
2004-PWR4.

         "CBD" means, with respect to a particular jurisdiction, its central business district.

         "Class A Principal Distribution Cross-Over Date" means the first distribution date as of the commencement of business on which--

         o   two or more classes of the class A-1, A-2, A-3, A-4 and A-5 certificates remain outstanding, and

         o   the total principal balance of the class B, C, D, E, F, G, H, J, K,
             L, M, N, P and Q certificates have previously been reduced to zero as described under "Description of the Offered
             Certificates--Reductions of Certificate Principal Balances in
             Connection with Realized Losses and Additional Trust Fund Expenses"
             in this prospectus supplement.

         "Clearstream" means Clearstream Banking, societe anonyme.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans (in this case, the pooled mortgage loans)
for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

         "Crouse-Irving Memorial Physicians Office Building Pooled Mortgage
Loan" means the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as "Crouse-Irving
Memorial Physicians Office Building".

         "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

         o   with respect to any pooled mortgage loan (excluding any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans) the ratio of--

             1.  the principal balance of the subject pooled mortgage loan and, in the case of the World Apparel Center Pooled Mortgage Loan and the Lincoln Square Pooled Mortgage Loan, the principal balance of the related Non-Pooled Pari Passu Companion Loans, in each case as of the cut-off date, to

                                     S-154

             2.  the Appraised Value of the mortgaged property or properties that secure the mortgage loans described in the bullet above.

         o   with respect to any pooled mortgage loan that is
             cross-collateralized with one or more other pooled mortgage loans, the ratio of--

             1.  the principal balance of the subject pooled mortgage loan
                 (without regard to the principal balance of the mortgage
                 loan(s) with which it is cross-collateralized) as of the
                 cut-off date, to

             2.  the Appraised Value of the mortgaged property that principally secures that pooled mortgage loan.

         "DBRS" means Dominion Bond Rating Service, Inc.

         "Debt Service Coverage Ratio", "DSCR", "Underwritten Debt Service
Coverage Ratio" or "U/W DSCR" means:

         o   with respect to any pooled mortgage loan, other than any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans and other than the Lincoln Square Pooled
             Mortgage Loan and the World Apparel Center Pooled Mortgage Loan,
             the ratio of--

             1.  the Underwritten Net Cash Flow for all of the mortgaged property or properties that secure the mortgage loan, to

             2.  twelve times the sum of the monthly debt service payments for the subject mortgage loan due on its due date in October 2004
                 (or November 2004, in the case of any mortgage loan that has its first due date in that month), whether or not the mortgage loan has an interest-only period that has not expired as of the cut-off date;

         o   with respect to any pooled mortgage loan that is
             cross-collateralized with one or more other pooled mortgage loans, the ratio of--

             1.  the Underwritten Net Cash Flow for the mortgaged property that principally secures the subject mortgage loan, to

             2.  twelve times the sum of the monthly debt service payments for the subject mortgage loan (without regard to debt service under the pooled mortgage loans with which it is
                 cross-collateralized) due on its due date in October 2004 (or
                 November 2004, in the case of any mortgage loan that has its first due date in that month), whether or not the mortgage loan has an interest-only period that has not expired as of the cut-off date;

         o   with respect to the Lincoln Square Pooled Mortgage Loan and the
             World Apparel Center Pooled Mortgage Loan, the ratio of--

             1.  the total Underwritten Net Cash Flow for the related mortgaged property, to

             2.  twelve times the total payment of principal and interest due on all the mortgage loans in the related Mortgage Loan Group on the related due date in May 2006 and October 2004,
                 respectively.

         "Default Interest" means any interest that--

         o   accrues on a defaulted mortgage loan solely by reason of the subject default, and

         o   is in excess of all interest at the related mortgage interest rate, including any Post-ARD Additional Interest, accrued on the mortgage loan.

         "DOL" means the U.S. Department of Labor.

         "DTC" means The Depository Trust Company.

                                     S-155

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

         "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

         "Euroclear" means The Euroclear System.

         "Euroclear Operator" means Euroclear Bank S.A./N.V. as the licensed operator of Euroclear.

         "Event of Default" means, notwithstanding the discussion under
"Description of the Pooling and Servicing Agreements--Events of Default" in the
accompanying prospectus, each of the following events, circumstances and conditions under the series 2004-PWR5 pooling and servicing agreement:

         o   either master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into either master servicer's collection account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

         o   any failure by a master servicer to remit to the certificate administrator for deposit in the certificate administrator's distribution account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

         o   any failure by a master servicer to timely make, or by the special servicer to timely make or request the applicable master servicer to make, any servicing advance required to be made by that party under the series 2004-PWR5 pooling and servicing agreement, which failure continues unremedied for one business day following the date on which notice has been given to that master servicer or the special servicer, as the case may be, by the trustee;

         o   any failure by a master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2004-PWR5 pooling and servicing agreement, which failure continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2004-PWR5 pooling and servicing agreement or by series
             2004-PWR5 certificateholders entitled to not less than 25% of the series 2004-PWR5 voting rights; provided, however, that, with respect to any such failure that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial
             30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

         o   any breach on the part of a master servicer or special servicer of any of its representations or warranties contained in the series
             2004-PWR5 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2004-PWR5 certificateholders, which breach continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2004-PWR5 pooling and servicing agreement, by series
             2004-PWR5 certificateholders entitled to not less than 25% of the series 2004-PWR5 voting rights; provided, however, that, with respect to any such breach that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial
             30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

         o   the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to a master servicer or the special servicer, or the taking by

                                     S-156

             a master servicer or the special servicer of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

         o   a master servicer or the special servicer receives actual knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (B) placed one or more classes of certificates on "watch status" in
             contemplation of possible rating downgrade or withdrawal (and such
             "watch status" placement shall not have been withdrawn by Moody's within 90 days of such actual knowledge by the applicable master servicer or the special servicer, as the case may be), and, in case of either of clause (A) or (B), citing servicing concerns with such master servicer or the special servicer as the sole or a material factor in such rating action; and

         o   both (i) the trustee receives written notice from Fitch or DBRS that the continuation of a master servicer or the special servicer in its respective capacity would result in the downgrade or withdrawal of any rating then assigned by Fitch or DBRS to any class of certificates and (ii) such notice is not withdrawn, terminated or rescinded within 90 days following the trustee's receipt of such notice.

         When a single entity acts as two or more of the capacities of the master servicers and the special servicer, an Event of Default (other than an event described in the final three bullets above) in one capacity will constitute an Event of Default in both or all such capacities.

         "Exemption-Favored Party" means any of the following--

         o   Bear, Stearns & Co. Inc.,

         o   Merrill Lynch, Pierce, Fenner & Smith Incorporated,

         o   Morgan Stanley & Co. Incorporated,

         o   any person directly or indirectly, through one or more
             intermediaries, controlling, controlled by or under common control with Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner &
             Smith Incorporated or Morgan Stanley & Co. Incorporated, and

         o   any member of the underwriting syndicate or selling group
             (including Wells Fargo Brokerage Services, LLC) of which a person described in the prior three bullets is a manager or co-manager with respect to any particular class of the offered certificates.

         "Fair Value" means the amount that, in the special servicer's judgment, is the fair value of a Specially Designated Defaulted Pooled Mortgage Loan.

         "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860H through 860L of the Internal Revenue Code.

         "FF&E" means furniture, fixtures and equipment.

         "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

         "Fitch" means Fitch, Inc.

         "Government Securities" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

                                     S-157

         "IRS" means the Internal Revenue Service.

         "Issue Date" means the date of initial issuance of the series 2004-PWR5 certificates.

         "JPMC Series 2004-LN2 Pooling and Servicing Agreement" means the pooling and servicing agreement for the J.P. Morgan Chase Commercial Mortgage
Securities Corp., Commercial Mortgage Pass-Through Certificates, Series
2004-LN2.

         "LaSalle" means LaSalle Bank National Association.

         "Leased Percentage" means the percentage of net rentable area, in the case of mortgaged properties that are retail, office or industrial properties, or units, in the case of mortgaged properties that are multifamily rental properties or self-storage properties, or pads, in the case of mortgaged properties that are manufactured housing communities, or rooms, in the case of mortgaged properties that are hospitality properties, of the subject property that were occupied or leased as of the Leased Percentage Date as reflected in information provided by the related borrower.

         "Leased Percentage Date" means, with respect to any mortgaged property, the date specified as such for that mortgaged property on Appendix B to this prospectus supplement.

         "Lincoln Square Intercreditor Agreement" means the co-lender agreement between the initial holders of the Lincoln Square Pooled Mortgage Loan and the
Lincoln Square Non-Pooled Pari Passu Companion Loans.

         "Lincoln Square Loan Group" means the Lincoln Square Pooled Mortgage
Loan and the Lincoln Square Non-Pooled Pari Passu Companion Loans, together.

         "Lincoln Square Non-Pooled Pari Passu Companion Loans" means the two loans in the original principal amounts of $60,000,000 and $50,000,000, respectively, that are secured by the same mortgage instrument encumbering the
Lincoln Square Mortgaged Property as the Lincoln Square Pooled Mortgage Loan and
are pari passu in right of payment with the Lincoln Square Pooled Mortgage Loan.
The Lincoln Square Non-Pooled Pari Passu Companion Loans will not be part of the mortgage pool and will not be considered pooled mortgage loans.

         "Lincoln Square Pooled Mortgage Loan" means the pooled mortgage loan secured by the Lincoln Square Mortgaged Property.

         "Lincoln Square Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as Lincoln Square.

         "Lock-out Period" means, with respect to a mortgage loan, the period during which voluntary principal prepayments are prohibited (even if the mortgage loan may be defeased during that period).

         "LTV Ratio at Maturity" means:

         o   with respect to any pooled mortgage loan (excluding any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans) the ratio of--

             1.  the principal balance of the subject pooled mortgage loan and, in the case of the World Apparel Center Pooled Mortgage Loan and the Lincoln Square Pooled Mortgage Loan, the principal balance of the related Non-Pooled Pari Passu Companion Loans, in each case on the scheduled maturity date or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming the absence of any prepayments, defaults or
                 extensions, to

             2.  the Appraised Value of the mortgaged property or properties that secure the mortgage loans described in the bullet above.

                                     S-158

         o   with respect to any pooled mortgage loan that is
             cross-collateralized with one or more other pooled mortgage loans, the ratio of--

             1.  the principal balance of the subject pooled mortgage loan
                 (without regard to the principal balance of the mortgage
                 loan(s) with which it is cross-collateralized) on the scheduled maturity date or, in the case of an ARD Loan, the related
                 anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming the absence of any prepayments, defaults or extensions, to

             2.  the Appraised Value of the mortgaged property that principally secures that pooled mortgage loan.

         "Midland" means Midland Loan Services, Inc.

         "Moody's" means Moody's Investors Services, Inc.

         "Mortgage Loan Group" means the Lincoln Square Loan Group or the World
Apparel Center Loan Group, as applicable.

         "Mortgage Loan Group Intercreditor Agreement" means the Lincoln Square
Intercreditor Agreement or the World Apparel Center Intercreditor Agreement, as
applicable.

         "Mortgage Pass-Through Rate" means, with respect to any pooled mortgage loan for any distribution date, an annual rate generally equal to:

         o   in the case of a mortgage loan that accrues interest on a 30/360
             Basis, a rate per annum equal to the mortgage interest rate for that mortgage loan as of the Issue Date, minus the Administrative
             Fee Rate for that mortgage loan.

         o   in the case of a mortgage loan that accrues interest on an
             Actual/360 Basis, twelve times a fraction, expressed as a
             percentage--

             1.  the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related
                 interest accrual period, multiplied by (b) the Stated Principal
                 Balance of that mortgage loan immediately preceding that
                 distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that mortgage loan as of the Issue Date, minus the related
                 Administrative Fee Rate for that mortgage loan, and

             2.  the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

         Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator's distribution account to the certificate administrator's interest reserve account during that month.
Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the certificate administrator's interest reserve account to the certificate administrator's distribution account during that month.

         The Mortgage Pass-Through Rate of each pooled mortgage loan:

         o   will not reflect any modification, waiver or amendment of that mortgage loan occurring subsequent to the Issue Date (whether entered into by the applicable master servicer, the special servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), and

                                     S-159

         o   in the case of an ARD Loan following its anticipated repayment date, will exclude the marginal increase in the mortgage interest rate by reason of the passage of the anticipated repayment date.

         "Nationwide Life" means Nationwide Life Insurance Company.

         "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

         o   the total Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period;
             over

         o   the sum of the total payments made by the master servicers to cover those Prepayment Interest Shortfalls.

         "Non-Pooled Pari Passu Companion Loan" means any of the Lincoln Square
Non-Pooled Pari Passu Companion Loans and the World Apparel Center Non-Pooled
Pari Passu Companion Loans.

         "Non-Trust-Serviced Pooled Mortgage Loan" means either of the Lincoln
Square Pooled Mortgage Loan and the World Apparel Center Pooled Mortgage Loan.

         "Non-Trust Servicing Agreement" means, with respect to each
Non-Trust-Serviced Pooled Mortgage Loan, the servicing agreement (other than the series 2004-PWR5 pooling and servicing agreement) pursuant to which such
Non-Trust-Serviced Pooled Mortgage Loan and the related Non-Pooled Pari Passu
Companion Loans, and any related REO Property, are to be principally serviced and/or administered, which is, (i) in the case of the Lincoln Square Pooled
Mortgage Loan, the BSCMSI Series 2004-PWR4 Pooling and Servicing Agreement and
(ii) in the case of the World Apparel Center Pooled Mortgage Loan, the JPMC
Series 2004-LN2 Pooling and Servicing Agreement.

         "NRA" means net rentable area.

         "NRSF" means net rentable square feet.

         "OID Regulations" means the rules governing original issue discount set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder.

         "PAR" means Prudential Asset Resources, Inc.

         "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

         "Permitted Encumbrances" means, with respect to any mortgaged property securing a mortgage loan in the trust fund, any and all of the following--

         o   the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

         o   covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

         o   exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current

                                     S-160

             principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

         o   other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

         o   the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan,

         o   if the related mortgage loan is cross-collateralized with any other pooled mortgage loan, the lien of the mortgage instrument for that other pooled mortgage loan, and

         o   if the related mortgaged property is a unit in a condominium, the related condominium declaration.

         "Permitted Investments" means the United States government securities and other investment grade obligations specified in the series 2004-PWR5 pooling and servicing agreement.

         "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Internal
Revenue Code, including any individual retirement account or Keogh Plan.

         "PMCC" means Prudential Mortgage Capital Company, LLC.

         "PMCF" means Prudential Mortgage Capital Funding, LLC.

         "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

         "Prepayment Interest Excess" means, with respect to any pooled mortgage loan (including any Non-Trust-Serviced Pooled Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the due date for that pooled mortgage loan in any collection period, any payment of interest (net of related master servicing fees payable under the series 2004-PWR5 pooling and servicing agreement (and, in the case of a Non-Trust-Serviced Pooled Mortgage Loan, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the related Non-Trust Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD
Additional Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the due date to, but not including, the date of prepayment.

         "Prepayment Interest Shortfall" means, with respect to any pooled mortgage loan (including any Non-Trust-Serviced Pooled Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the due date for that pooled mortgage loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any
Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related due date immediately following the date of the subject principal prepayment (net of related master servicing fees payable under the series 2004-PWR5 pooling and servicing agreement (and, in the case of a
Non-Trust-Serviced Pooled Mortgage Loan, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the related Non-Trust

                                     S-161

Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional
Interest).

         "Prepayment Premium" means, with respect to any mortgage loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge)
paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that mortgage loan (including any payoff of a mortgage loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

         "Principal Distribution Amount" means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

         1.  all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan or on a due date for the related pooled mortgage loan subsequent to the end of the calendar month in which the subject distribution date occurs,

         2.  all monthly payments of principal that were received by or on behalf of the trust fund with respect to the pooled mortgage loans prior to, but that are due (or deemed due) during, the related collection period (or, in the case of the World Apparel Center
             Pooled Mortgage Loan (on which scheduled payments are due on the seventh day of each month and that are required to be remitted to the trust fund by the master servicer under the applicable
             Non-Trust Servicing Agreement on the business day immediately after collection) and the Crouse-Irving Memorial Physicians Office
             Building Pooled Mortgage Loan (on which scheduled payments are due on the tenth day of each month), that were received by or on behalf of the trust fund after a specified date in the prior calendar month but are due (or deemed due) during the calendar month in which the subject distribution date occurs),

         3.  all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the respective master servicers as recoveries of principal of the subject pooled mortgage loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan, and

         4.  all advances of principal made with respect to the pooled mortgage loans for that distribution date;

provided that (I)(A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any pooled mortgage loan, or if any pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that mortgage loan will be reduced - to not less than zero - by any special servicing fees, workout fees, liquidation fees and/or interest on advances paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction - to not less than zero - by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see "--Advances of
Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage
Loans Under the Series 2004-PWR5 Pooling and Servicing Agreement--Servicing and
Other Compensation and Payment of Expenses") during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction - to not less than zero - by any advances (and interest thereon) with respect to a defaulted pooled mortgage loan that remained unreimbursed at the time of the loan's modification and return to performing status and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see
"--Advances of Delinquent Monthly

                                     S-162

Debt Service Payments" below and "Servicing of the Mortgage Loans Under the
Series 2004-PWR5 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses") during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related pooled mortgage loan will be added to the
Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (II) in connection with the pooled mortgage loans that provide for scheduled payments to be due on the fifth or tenth day of each month and in connection with the World Apparel Center
Pooled Mortgage Loan, the foregoing shall be construed in a manner that is consistent with the provisions described under "Servicing of the Mortgage Loans
Under the Series 2004-PWR5 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses--Certain Remittance Provisions and Coverage
for Related Potential Shortfalls".

         For the final distribution date, the "Principal Distribution Amount"
will be an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

         The Non-Pooled Pari Passu Companion Loans will not be part of the mortgage pool and will not be considered pooled mortgage loans. Accordingly, any amounts applied to the principal of any of such loans will not constitute part of the Principal Distribution Amount for any distribution date.

         "PSF" means per square foot.

         "PTE" means prohibited transaction exemption.

         "Purchase Option" means, with respect to any Specially Designated
Defaulted Pooled Mortgage Loan, the purchase option described under "Servicing of the Mortgage Loans Under the Series 2004-PWR5 Pooling and Servicing
Agreement--Fair Value Purchase Option" in this prospectus supplement.

         "Purchase Price" means, with respect to any particular mortgage loan being purchased from the trust fund, a price approximately equal to the sum of the following:

         o   the outstanding principal balance of that mortgage loan;

         o   all accrued and unpaid interest on that mortgage loan generally through the due date in the collection period of purchase, other than Default Interest and Post-ARD Interest;

         o   all unreimbursed servicing advances with respect to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them;

         o   all servicing advances with respect to that mortgage loan that were reimbursed out of collections on or with respect to other mortgage loans in the trust fund;

         o   all accrued and unpaid interest on any monthly debt service advances made with respect to the subject mortgage loan; and

         o   in the case of a repurchase or substitution of a defective mortgage loan by a mortgage loan seller, (1) all related special servicing fees and, to the extent not otherwise included, other related
             Additional Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the applicable master servicer, the special servicer or the trustee or an agent of any of them, on behalf of the trust fund, in enforcing any obligation of a mortgage loan seller to repurchase or replace the mortgage loan.

         "Qualified Insurer" means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

         "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the applicable master servicer and/or the special servicer (or, in the case of the Non-Trust-Serviced Pooled
Mortgage Loan, the

                                     S-163

applicable master servicer and/or the special servicer under the related
Non-Trust Servicing Agreement) to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property, as and to the extent described under "Description of the Offered
Certificates--Reductions of Certificate Principal Balances in Connection with
Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         "REMIC" means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the
Internal Revenue Code.

         "REO Property" means any mortgaged property that is acquired for the benefit of the certificateholders (and, in the case of the mortgaged property securing any Mortgage Loan Group, also on behalf of the holders of the related
Non-Pooled Pari Passu Companion Loans, and in the case of any mortgage property securing any A/B Mortgage Loan, also on behalf of the holder of the related B note) through foreclosure, deed in lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan. If the mortgaged property securing the Non-Trust-Serviced Pooled Mortgage Loan becomes an REO Property, it will be held on behalf of, and in the name of, the trustee under the related
Non-Trust Servicing Agreement for the benefit of the legal and beneficial owners of such Non-Trust-Serviced Pooled Mortgage Loan and the related Non-Pooled Pari
Passu Companion Loans.

         "Required Claims-Paying Ratings" means, with respect to any insurance carrier, claims-paying ability ratings at least equal to (a) in the case of fidelity bond coverage provided by such insurance carrier, "A2" by Moody's, "A-"
by Fitch (if rated by Fitch) and "A" by DBRS (or, if not rated by DBRS, an equivalent rating by two nationally-recognized statistical rating organizations), (b) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, "A2" by Moody's, "A-" by Fitch and "A" by DBRS (or, if
not rated by DBRS, an equivalent rating by two nationally-recognized statistical rating organizations) and (c) in the case of any other insurance coverage provided by such insurance carrier, "A2" by Moody's, "A-" by Fitch and "A" by
DBRS (or, if not rated by DBRS, an equivalent rating by two
nationally-recognized statistical rating organizations). However, an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of that insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if (among other conditions) the rating agency whose rating requirement has not been met has confirmed in writing that the insurance carrier would not result in the qualification, downgrade or withdrawal of any of the then-current ratings assigned by that rating agency to any of the certificates.

         "Restricted Group" means, collectively, the following persons and entities--

         o   the trustee,

         o   the Exemption-Favored Parties,

         o   us,

         o   the master servicers,

         o   the special servicer,

         o   the primary servicer,

         o   any sub-servicers,

         o   any person responsible for servicing any Non-Trust-Serviced Pooled
             Mortgage Loan or any related REO Property,

                                     S-164

         o   the mortgage loan sellers,

         o   each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

         o   any and all affiliates of any of the aforementioned persons.

         "SEC" means the Securities and Exchange Commission.

         "Servicing Standard" means, with respect to each master servicer and the special servicer, to service and administer those mortgage loans and any REO
Properties for which that party is responsible under the series 2004-PWR5 pooling and servicing agreement:

         o   in the best interests and for the benefit of the series 2004-PWR5 certificateholders (as determined by the applicable master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole,

         o   in accordance with any and all applicable laws, the terms of the series 2004-PWR5 pooling and servicing agreement and the terms of the respective mortgage loans, and

         o   to the extent consistent with the foregoing, in accordance with the following standards:

             o   with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those mortgage loans and any REO Properties for which it is generally responsible under the series 2004-PWR5 pooling and servicing agreement;

             o   with a view to--

                 1.  in the case of the master servicers, the timely collection of all scheduled payments of principal and interest under
                     those mortgage loans,

                 2.  in the case of the master servicers, the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those mortgage loans, and

                 3.  in the case of the special servicer, if a mortgage loan comes into and continues in default and, in the good faith and reasonable judgment of the special servicer, no
                     satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield
                     Maintenance Charges, Prepayment Premiums, Default Interest
                     and late payment charges, or the related mortgaged property becomes an REO Property, the maximization of the recovery
                     of principal and interest on that defaulted mortgage loan
                     to the series 2004-PWR5 certificateholders, as a collective whole, on a present value basis; and

             without regard to--

                 1.  any known relationship that the applicable master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers,
                     any of the mortgage loan sellers or any other party to the series 2004-PWR5 pooling and servicing agreement,

                 2.  the ownership of any series 2004-PWR5 certificate or any interest in any Non-Pooled Pari Passu Companion Loan by the applicable master servicer or the special servicer, as the case may be, or by any of its affiliates,

                                     S-165

                 3.  the obligation of the applicable master servicer to make advances or otherwise to incur servicing expenses with
                     respect to any mortgage loan or REO property serviced or
                     administered, respectively, under the series 2004-PWR5
                     pooling and servicing agreement,

                 4.  the obligation of the special servicer to make, or to
                     direct the applicable master servicer to make, servicing
                     advances or otherwise to incur servicing expenses with
                     respect to any mortgage loan or REO property serviced or
                     administered, respectively, under the series 2004-PWR5
                     pooling and servicing agreement,

                 5.  the right of the applicable master servicer or the special servicer, as the case may be, or any of its affiliates to
                     receive reimbursement of costs, or the sufficiency of any
                     compensation payable to it, under the series 2004-PWR5
                     pooling and servicing agreement or with respect to any
                     particular transaction,

                 6.  the ownership, servicing and/or management by the
                     applicable master servicer or the special servicer, as the case may be, or any of its affiliates, of any other
                     mortgage loans or real property,

                 7.  the ownership by the applicable master servicer or the special servicer, as the case may be, or any of its
                     affiliates of any other debt owed by, or secured by
                     ownership interests in, any of the borrowers or any
                     affiliate of a borrower, and

                 8.  the obligations of the applicable master servicer or the special servicer, as the case may be, or any of its
                     affiliates to repurchase any pooled mortgage loan from the trust fund, or to indemnify the trust fund, in any event as a result of a material breach or a material document
                     defect.

provided that the foregoing standards will apply with respect to each
Non-Trust-Serviced Pooled Mortgage Loan only to the extent that the applicable master servicer or the special servicer has any express duties or rights to grant consent with respect to such pooled mortgage loans or any related REO
Property pursuant to the series 2004-PWR5 pooling and servicing agreement.

         "Servicing Transfer Event" means, with respect to any mortgage loan in the trust fund (other than any Non-Trust-Serviced Pooled Mortgage Loan), any of the following events:

         1.  the related borrower fails to make when due any balloon payment and the borrower does not deliver to the applicable master servicer, on or prior to the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due
             (provided that if either such refinancing does not occur during that time or the applicable master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, a Servicing Transfer Event will occur immediately);

         2.  the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment
             (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

         3.  the applicable master servicer determines (in accordance with the
             Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, that master servicer determines (in accordance with the Servicing Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under "Description of

                                     S-166

             the Offered Certificates--Advances of Delinquent Monthly Debt
             Service Payments" in this prospectus supplement) prior to a refinancing or (b) the refinancing is not likely to occur within
             120 days following the date on which the balloon payment will become due);

         4.  the applicable master servicer determines that a non-payment default (including, in the applicable master servicer's or the special servicer's judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of series 2004-PWR5 certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

         5.  various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

         6.  the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the
             corresponding mortgaged property.

         A Servicing Transfer Event will cease to exist, if and when:

         o   with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

         o   with respect to the circumstances described in clauses 3 and 5 immediately above in this definition, those circumstances cease to exist in the judgment of the special servicer;

         o   with respect to the circumstances described in clause 4 immediately above in this definition, the default is cured in the judgment of the special servicer; and

         o   with respect to the circumstances described in clause 6 immediately above in this definition, the proceedings are terminated.

         "SF" means square feet.

         "Stated Principal Balance" means, for each mortgage loan in the trust fund, a principal amount that:

         o   will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

                                     S-167

         o   will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal
             Distribution Amount (without regard to the adjustments otherwise contemplated by clauses (I)(A), (B) and (C) of the definition thereof) for that distribution date that represents principal actually received or advanced on that mortgage loan, and the principal portion of any Realized Loss (See "Description of the
             Offered Certificates -- Reductions of Certificate Principal
             Balances in Connection with Realized Losses and Additional Trust
             Fund Expenses") incurred with respect to that mortgage loan during the related collection period.

         However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

         "Stated Remaining Term to Maturity or ARD" means, with respect to any pooled mortgage loan, the number of months from the cut-off date to the stated
maturity date or, in the case of an ARD Loan, the anticipated repayment date.

         "Structuring Assumptions" means, collectively, the following assumptions regarding the series 2004-PWR5 certificates and the mortgage loans in the trust fund:

         o   the mortgage loans have the characteristics set forth on Appendix B to this prospectus supplement;

         o   the total initial principal balance or notional amount, as the case may be, of each interest-bearing class of series 2004-PWR5 certificates is as described in this prospectus supplement;

         o   the pass-through rate for each interest-bearing class of series
             2004-PWR5 certificates is as described in this prospectus
             supplement;

         o   no delinquencies, defaults or losses occur with respect to any of the pooled mortgage loans (or any of the B notes in the A/B loans);

         o   no Additional Trust Fund Expenses arise, no servicing advances are made under the series 2004-PWR5 pooling and servicing agreement or any Non-Trust Servicing Agreement and the only expenses of the trust consist of the trustee fees, the servicer report
             administrator fees, the master servicing fees (including any applicable primary or sub-servicing fees) and, in the case of the
             Non-Trust-Serviced Pooled Mortgage Loans, the administrative fees payable with respect thereto under the Non-Trust Servicing
             Agreements;

         o   there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the pooled mortgage loans and the mortgage interest rate in effect under each pooled mortgage loan as of the date of initial issuance for the series 2004-PWR5 certificates remains in effect during the entire term of that mortgage loan;

         o   each of the pooled mortgage loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

         o   all monthly debt service payments on the pooled mortgage loans are timely received by the applicable master servicer on behalf of the trust on the day on which they are assumed to be due as described in the immediately preceding bullet;

         o   no involuntary prepayments are received as to any pooled mortgage loan at any time;

         o   no voluntary prepayments are received as to any pooled mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous period when defeasance is permitted, or during

                                     S-168

             any period when principal prepayments on that mortgage loan are required to be accompanied by a Yield Maintenance Charge, including any contemporaneous period when defeasance is permitted;

         o   each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

         o   except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the pooled mortgage loans at the indicated CPRs (which apply to the A notes only in any of pooled mortgage loans which are A/B loans) set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

         o   all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest and no Prepayment Interest Shortfalls occur with respect to any mortgage loan;

         o   no Yield Maintenance Charges or Prepayment Premiums are collected in connection with any of the mortgage loans;

         o   no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "Description of the Offered Certificates--Termination of the
             Series 2004-PWR5 Pooling and Servicing Agreement";

         o   no mortgage loan is required to be repurchased by a mortgage loan seller, as described under "Description of the Mortgage
             Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

         o   payments on the offered certificates are made on the 11th day of each month, commencing in November 2004; and

         o   the offered certificates are settled with investors on October 19,
             2004.

         "Underwriter Exemption" means PTE 90-30 issued to Bear, Stearns & Co.
Inc., PTE 90-29 issued to Merrill Lynch, Pierce, Fenner & Smith Incorporated or
PTE 90-24 issued to Morgan Stanley & Co. Incorporated, each as subsequently amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 and as may be subsequently amended after the closing date.

         "Underwritten Net Cash Flow" or "Underwritten NCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c)
reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

         "Underwritten Net Operating Income" or "Underwritten NOI" means an estimate of the stabilized cash flow available for debt service before deductions for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including tenant improvement costs and leasing commissions.

         "Weighted Average Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the pooled mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

         "WFB" means Wells Fargo Bank, National Association.

         "World Apparel Center Intercreditor Agreement" means the co-lender agreement between the initial holders of the World Apparel Center Pooled
Mortgage Loan and the World Apparel Center Non-Pooled Pari Passu Companion
Loans.

                                     S-169

         "World Apparel Center Loan Group" means the World Apparel Center Pooled
Mortgage Loan and the World Apparel Center Non-Pooled Pari Passu Companion
Loans, together.

         "World Apparel Center Majority Holders" means the holders (and/or their representatives) of a majority in principal amount of the World Apparel Center
Loan Group. Under the JPMC Series 2004-LN2 Pooling and Servicing Agreement, the
"directing certificateholder" under that agreement is generally entitled to exercise the rights of the holder of the World Apparel Center Non-Pooled Pari
Passu Companion Loan held by the trust fund established under that agreement to be a member of the World Apparel Center Majority Holders. Under the series
2004-PWR5 pooling and servicing agreement, the series 2004-PWR5 controlling class representative will generally be entitled to exercise the rights of the trust as the holder of the World Apparel Center Pooled Mortgage Loan to be a
member of the World Apparel Center Majority Holders. It is anticipated that the pooling and servicing agreement for any future commercial mortgage securitization of the World Apparel Center Non-Pooled Pari Passu Companion Loans
that have not been securitized as of the Issue Date will entitle a party similar to the "directing certificateholder" under the JPMC Series 2004-LN2 Pooling and
Servicing Agreement or the controlling class representative under the series
2004-PWR5 pooling and servicing agreement to exercise the rights of the holder of that World Apparel Center Non-Pooled Pari Passu Companion Loan to be a member of the World Apparel Center Majority Holders.

         "World Apparel Center Mortgaged Property" means the mortgaged properties identified on Appendix B to this prospectus supplement as World
Apparel Center.

         "World Apparel Center Non-Pooled Pari Passu Companion Loans" means the three loans in the original principal amounts of $73,000,000, $73,000,000 and
$35,770,000, respectively, that are secured by the same mortgage instrument encumbering the World Apparel Center Mortgaged Property as the World Apparel
Center Pooled Mortgage Loan and are pari passu in right of payment with the
World Apparel Center Pooled Mortgage Loan. The World Apparel Center Non-Pooled
Pari Passu Companion Loans will not be part of the mortgage pool and will not be considered pooled mortgage loans.

         "World Apparel Center Pooled Mortgage Loan" means the pooled mortgage loan secured by the World Apparel Center Mortgaged Property.

         "Yield Maintenance Charge" means, with respect to any mortgage loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a mortgage loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such
Yield Maintenance Charge may be.

                                     S-170

                                   SCHEDULE A

                              AMORTIZATION SCHEDULE

                       LINCOLN SQUARE POOLED MORTGAGE LOAN

   PERIOD          DATE         BALANCE ($)       PRINCIPAL ($)     INTEREST ($)    TOTAL PAYMENT ($)
-----------    ------------    ------------      ---------------    ------------    -----------------

       0          4/1/2004       50,000,000
       1          5/1/2004       49,989,252           10,748          249,875            260,623
       2          6/1/2004       49,978,969           10,283          258,149            268,432
       3          7/1/2004       49,968,115           10,853          249,770            260,623
       4          8/1/2004       49,957,723           10,392          258,040            268,432
       5          9/1/2004       49,947,277           10,446          257,986            268,432
       6         10/1/2004       49,936,265           11,012          249,612            260,623
       7         11/1/2004       49,925,708           10,557          257,875            268,432
       8         12/1/2004       49,914,589           11,120          249,504            260,623
       9          1/1/2005       49,903,920           10,669          257,763            268,432
      10          2/1/2005       49,893,196           10,724          257,708            268,432
      11          3/1/2005       49,880,908           12,288          232,719            245,006
      12          4/1/2005       49,870,066           10,843          257,589            268,432
      13          5/1/2005       49,858,668           11,398          249,226            260,623
      14          6/1/2005       49,847,711           10,958          257,474            268,432
      15          7/1/2005       49,836,201           11,509          249,114            260,623
      16          8/1/2005       49,825,128           11,074          257,358            268,432
      17          9/1/2005       49,813,997           11,131          257,301            268,432
      18         10/1/2005       49,802,319           11,678          248,945            260,623
      19         11/1/2005       49,791,070           11,249          257,183            268,432
      20         12/1/2005       49,779,278           11,792          248,831            260,623
      21          1/1/2006       49,767,911           11,368          257,064            268,432
      22          2/1/2006       49,756,484           11,426          257,006            268,432
      23          3/1/2006       49,743,559           12,925          232,081            245,006
      24          4/1/2006       49,732,007           11,552          256,880            268,432
      25          5/1/2006       49,673,228           58,779          248,536            307,314
      26          6/1/2006       49,622,431           50,798          256,517            307,314
      27          7/1/2006       49,563,104           59,326          247,988            307,314
      28          8/1/2006       49,511,738           51,366          255,948            307,314
      29          9/1/2006       49,460,106           51,632          255,683            307,314
      30         10/1/2006       49,399,969           60,137          247,177            307,314
      31         11/1/2006       49,347,760           52,209          255,106            307,314
      32         12/1/2006       49,287,061           60,699          246,615            307,314
      33          1/1/2007       49,234,269           52,792          254,522            307,314
      34          2/1/2007       49,181,205           53,064          254,250            307,314
      35          3/1/2007       49,103,288           77,917          229,398            307,314
      36          4/1/2007       49,049,547           53,741          253,573            307,314
      37          5/1/2007       48,987,358           62,189          245,125            307,314
      38          6/1/2007       48,933,018           54,340          252,975            307,314
      39          7/1/2007       48,870,247           62,772          244,543            307,314
      40          8/1/2007       48,815,302           54,944          252,370            307,314

                                     Sch-1

   PERIOD          DATE         BALANCE ($)       PRINCIPAL ($)     INTEREST ($)    TOTAL PAYMENT ($)
-----------    ------------    ------------      ---------------    ------------    -----------------

      41          9/1/2007       48,760,074           55,228          252,086            307,314
      42         10/1/2007       48,696,438           63,636          243,678            307,314
      43         11/1/2007       48,640,597           55,842          251,472            307,314
      44         12/1/2007       48,576,364           64,233          243,081            307,314
      45          1/1/2008       48,519,902           56,462          250,852            307,314
      46          2/1/2008       48,463,148           56,754          250,561            307,314
      47          3/1/2008       48,389,955           73,193          234,121            307,314
      48          4/1/2008       48,332,530           57,425          249,890            307,314
      49          5/1/2008       48,266,758           65,773          241,542            307,314
      50          6/1/2008       48,208,697           58,061          249,254            307,314
      51          7/1/2008       48,142,306           66,391          240,923            307,314
      52          8/1/2008       48,083,602           58,703          248,611            307,314
      53          9/1/2008       48,024,596           59,007          248,308            307,314
      54         10/1/2008       47,957,284           67,311          240,003            307,314
      55         11/1/2008       47,897,625           59,659          247,655            307,314
      56         12/1/2008       47,829,679           67,946          239,368            307,314
      57          1/1/2009       47,769,361           60,318          246,996            307,314
      58          2/1/2009       47,708,732           60,629          246,685            307,314
      59          3/1/2009       47,623,947           84,785          222,529            307,314
      60          4/1/2009       47,562,567           61,380          245,934            307,314
      61          5/1/2009       47,492,946           69,620          237,694            307,314
      62          6/1/2009       47,430,889           62,057          245,258            307,314
      63          7/1/2009       47,360,611           70,279          237,036            307,314
      64          8/1/2009       47,297,871           62,740          244,574            307,314
      65          9/1/2009       47,234,806           63,064          244,250            307,314
      66         10/1/2009       47,163,548           71,258          236,056            307,314
      67         11/1/2009       47,099,790           63,758          243,556            307,314
      68         12/1/2009       47,027,857           71,933          235,381            307,314
      69          1/1/2010       46,963,398           64,459          242,856            307,314
      70          2/1/2010       46,898,607           64,791          242,523            307,314
      71          3/1/2010       46,810,043           88,564          218,751            307,314
      72          4/1/2010       46,744,460           65,583          241,731            307,314
      73          5/1/2010       46,670,751           73,709          233,605            307,314
      74          6/1/2010       46,604,448           66,303          241,012            307,314
      75          7/1/2010       46,530,040           74,409          232,906            307,314
      76          8/1/2010       46,463,010           67,029          240,285            307,314
      77          9/1/2010       46,395,635           67,376          239,939            307,314
      78         10/1/2010       46,320,183           75,452          231,862            307,314
      79         11/1/2010       46,252,069           68,113          239,201            307,314
      80         12/1/2010       46,175,900           76,170          231,145            307,314
      81          1/1/2011       46,107,042           68,858          238,456            307,314
      82          2/1/2011       46,037,828           69,214          238,101            307,314
      83          3/1/2011       45,945,249           92,579          214,736            307,314
      84          4/1/2011       45,875,200           70,049          237,265            307,314
      85          5/1/2011       45,797,147           78,053          229,261            307,314
      86          6/1/2011       45,726,333           70,814          236,500            307,314
      87          7/1/2011       45,647,536           78,797          228,517            307,314
      88          8/1/2011       45,575,949           71,587          235,728            307,314

                                      Sch-2

   PERIOD          DATE         BALANCE ($)       PRINCIPAL ($)     INTEREST ($)    TOTAL PAYMENT ($)
-----------    ------------    ------------      ---------------    ------------    -----------------

      89          9/1/2011       45,503,993           71,956          235,358            307,314
      90         10/1/2011       45,424,085           79,908          227,406            307,314
      91         11/1/2011       45,351,344           72,741          234,574            307,314
      92         12/1/2011       45,270,673           80,671          226,643            307,314
      93          1/1/2012       45,197,140           73,533          233,782            307,314
      94          2/1/2012       45,123,228           73,913          233,402            307,314
      95          3/1/2012       45,033,900           89,328          217,987            307,314
      96          4/1/2012       44,959,144           74,756          232,559            307,314
      97          5/1/2012       44,876,513           82,631          224,683            307,314
      98          6/1/2012       44,800,945           75,568          231,746            307,314
      99          7/1/2012       44,717,523           83,422          223,893            307,314
     100          8/1/2012       44,641,134           76,389          230,925            307,314
     101          9/1/2012       44,564,350           76,784          230,531            307,314
     102         10/1/2012       44,479,746           84,604          222,710            307,314
     103         11/1/2012       44,402,129           77,617          229,697            307,314
     104         12/1/2012       44,316,714           85,415          221,900            307,314
     105          1/1/2013       44,238,255           78,459          228,855            307,314
     106          2/1/2013       44,159,391           78,864          228,450            307,314
     107          3/1/2013       44,058,050          101,340          205,974            307,314
     108          4/1/2013       43,978,255           79,795          227,519            307,314
     109          5/1/2013       43,890,722           87,533          219,781            307,314
     110          6/1/2013       43,810,063           80,659          226,655            307,314
     111          7/1/2013       43,721,690           88,374          218,941            307,314
     112          8/1/2013       43,640,158           81,532          225,782            307,314
     113          9/1/2013       43,558,205           81,953          225,361            307,314
     114         10/1/2013       43,468,573           89,632          217,682            307,314
     115         11/1/2013       43,385,734           82,839          224,475            307,314
     116         12/1/2013       43,295,239           90,494          216,820            307,314
     117          1/1/2014       43,211,505           83,734          223,580            307,314
     118          2/1/2014       43,127,339           84,167          223,148            307,314
     119          3/1/2014       43,021,185          106,154          201,160            307,314
     120          4/1/2014       42,936,035           85,149          222,165            307,314
     121          5/1/2014       42,843,294           92,742          214,573            307,314
     122          6/1/2014       42,757,226           86,068          221,246            307,314
     123          7/1/2014       42,663,591           93,635          213,679            307,314
     124          8/1/2014       42,576,595           86,996          220,318            307,314
     125          9/1/2014       42,489,149           87,445          219,869            307,314
     126         10/1/2014       42,394,174           94,975          212,340            307,314
     127         11/1/2014       42,305,787           88,387          218,927            307,314
     128         12/1/2014       42,209,896           95,891          211,423            307,314
     129          1/1/2015       42,120,557           89,339          217,975            307,314
     130          2/1/2015       42,030,757           89,800          217,514            307,314
     131          3/1/2015       41,919,488          111,269          196,045            307,314
     132          4/1/2015       41,828,649           90,839          216,476            307,314
     133          5/1/2015       41,730,374           98,276          209,039            307,314
     134          6/1/2015       41,638,558           91,815          215,499            307,314
     135          7/1/2015       41,539,333           99,226          208,089            307,314
     136          8/1/2015       41,446,531           92,802          214,513            307,314

                                    Sch-3

   PERIOD          DATE         BALANCE ($)       PRINCIPAL ($)     INTEREST ($)    TOTAL PAYMENT ($)
-----------    ------------    ------------      ---------------    ------------    -----------------

     137          9/1/2015       41,353,250           93,281          214,033            307,314
     138         10/1/2015       41,252,598          100,652          206,663            307,314
     139         11/1/2015       41,158,316           94,283          213,032            307,314
     140         12/1/2015       41,056,690          101,626          205,689            307,314
     141          1/1/2016       40,961,396           95,294          212,020            307,314
     142          2/1/2016       40,865,610           95,786          211,528            307,314
     143          3/1/2016       40,755,714          109,896          197,418            307,314
     144          4/1/2016       40,658,865           96,848          210,466            307,314
     145          5/1/2016       40,554,743          104,122          203,193            307,314
     146          6/1/2016       40,456,857           97,886          209,428            307,314
     147          7/1/2016       40,351,726          105,131          202,183            307,314
     148          8/1/2016       40,252,791           98,935          208,380            307,314
     149          9/1/2016       40,153,346           99,446          207,869            307,314
     150         10/1/2016       40,046,698          106,648          200,666            307,314
     151         11/1/2016       39,946,188          100,510          206,804            307,314
     152         12/1/2016       39,838,504          107,683          199,631            307,314
     153          1/1/2017       39,736,919          101,585          205,729            307,314
     154          2/1/2017       39,634,810          102,110          205,205            307,314
     155          3/1/2017       39,512,365          122,444          184,870            307,314
     156          4/1/2017       39,409,096          103,269          204,045            307,314
     157          5/1/2017       39,298,729          110,367          196,947            307,314
     158          6/1/2017       39,194,356          104,372          202,942            307,314
     159          7/1/2017       39,082,916          111,441          195,874            307,314
     160          8/1/2017       38,977,429          105,487          201,827            307,314
     161          9/1/2017       38,871,397          106,032          201,283            307,314
     162         10/1/2017       38,758,343          113,055          194,260            307,314
     163         11/1/2017       38,651,180          107,163          200,151            307,314
     164         12/1/2017       38,537,024          114,155          193,159            307,314
     165          1/1/2018       38,428,718          108,306          199,008            307,314
     166          2/1/2018       38,319,853          108,865          198,449            307,314
     167          3/1/2018       38,191,275          128,578          178,737            307,314
     168          4/1/2018       38,081,184          110,091          197,223            307,314
     169          5/1/2018       37,964,180          117,004          190,311            307,314
     170          6/1/2018       37,852,916          111,264          196,050            307,314
     171          7/1/2018       37,734,772          118,144          189,170            307,314
     172          8/1/2018       37,622,323          112,449          194,866            307,314
     173          9/1/2018       37,509,293          113,030          194,285            307,314
     174         10/1/2018       37,389,432          119,862          187,453            307,314
     175         11/1/2018       37,275,199          114,232          193,082            307,314
     176         12/1/2018       37,154,168          121,032          186,283            307,314
     177          1/1/2019       37,038,721          115,447          191,867            307,314
     178          2/1/2019       36,922,677          116,043          191,271            307,314
     179          3/1/2019       36,787,583          135,095          172,220            307,314
     180          4/1/2019                0       36,787,583          189,974          36,977,557

* The total payment indicated assumes that a prepayment in full will be made on this pooled mortgage loan on the related anticipated repayment date.

                                      Sch-4

                                   SCHEDULE B

                               IO REFERENCE RATES

INTEREST ACCRUAL PERIOD(1)              REFERENCE RATE                INTEREST ACCRUAL PERIOD(1)           REFERENCE RATE
--------------------------             ----------------              ---------------------------          ----------------

(1)      Each interest accrual period relates to the distribution date in the immediately following calendar month. For example, the October 2004 interest accrual period relates to the November 2004 distribution date.

                           Sch-5

                [THIS PAGE INTENTIONALLY LEFT BLANK]

                                APPENDIX A (1)(2)
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------

                                                              PERCENT BY   WEIGHTED    WEIGHTED              WEIGHTED    WEIGHTED
                                              AGGREGATE       AGGREGATE    AVERAGE     AVERAGE    WEIGHTED    AVERAGE     AVERAGE
                                NUMBER OF    CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
LOAN SELLER                  MORTGAGE LOANS   BALANCE ($)     BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (X)     LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial
  Mortgage, Inc.                   25         522,658,631           41.9     5.6724         108      1.72        67.8      55.9
Prudential Mortgage Capital
  Funding                          33         337,884,230           27.1     5.9491         115      1.45        68.3      55.6
Wells Fargo Bank, N.A.             63         326,679,308           26.2     5.7242         113      1.71        65.4      53.6
Nationwide Life Insurance Co.      10          60,452,472            4.8     5.9612         148      1.50        65.9      40.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           131      $1,247,674,641          100.0%    5.7749%        113      1.63X       67.2%     54.5%
====================================================================================================================================

CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------------------

                                                             PERCENT BY   WEIGHTED      WEIGHTED              WEIGHTED     WEIGHTED
                                                AGGREGATE     AGGREGATE    AVERAGE      AVERAGE    WEIGHTED    AVERAGE     AVERAGE
                                NUMBER OF     CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)     MORTGAGE LOANS    BALANCE ($)   BALANCE (%)   RATE (%)   TERM (MOS.)  DSCR (X)    LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

993,634 - 2,000,000                19          28,225,696           2.3     5.9933          114      1.70       57.8        46.1
2,000,001 - 3,000,000              21          53,348,724           4.3     5.8093          123      1.57       65.9        49.4
3,000,001 - 5,000,000              26          98,777,027           7.9     6.0049          119      1.53       69.5        56.0
5,000,001 - 7,000,000              16          98,602,956           7.9     5.7040          127      1.64       63.7        46.7
7,000,001 - 9,000,000              10          78,725,558           6.3     6.0075          129      1.49       66.8        49.0
9,000,001 - 11,000,000              5          49,119,276           3.9     5.7500          108      1.44       70.3        49.9
11,000,001 - 13,000,000             2          23,967,987           1.9     5.4623          102      1.28       62.9        28.6
13,000,001 - 15,000,000            11         155,725,774          12.5     5.7006          105      1.56       72.0        60.7
15,000,001 - 17,000,000             3          47,548,105           3.8     6.0692          137      1.48       65.3        41.2
17,000,001 - 19,000,000             3          54,010,908           4.3     5.9367          133      1.45       62.7        44.1
19,000,001 - 21,000,000             1          20,380,887           1.6     6.4700          117      1.43       58.9        39.8
21,000,001 - 31,000,000             6         150,229,099          12.0     5.6726           97      1.82       65.8        58.2
31,000,001 - 41,000,000             2          70,292,202           5.6     5.5340           96      2.03       62.5        56.5
41,000,001 - 61,000,000             5         244,720,442          19.6     5.5843          109      1.74       67.4        59.8
61,000,001 - 74,000,000             1          74,000,000           5.9     6.0495          117      1.51       76.4        66.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           131      $1,247,674,641         100.0%    5.7749%         113      1.63X      67.2%       54.5%
====================================================================================================================================

Minimum: $993,634
Maximum: $74,000,000
Average: $9,524,234

(1)  For purposes of the prospectus supplement and this Annex A, the $49,936,265
     Lincoln Square mortgage loan represents a 31.3% portion of a pari passu note in a $159,796,048 first mortgage loan in a split loan structure comprised of three (3) pari passu notes. Two (2) of such notes (one with a loan amount of $59,923,518 and the other with a loan amount of $49,936,265)
     are not included in the trust. All LTV and DSCR figures in this table are based on the total $159,796,048 financing.

(2)  For purposes of the prospectus supplement and this Annex A, the $37,230,000
     World Apparel Center mortgage loan represents a 17.0% portion of a pari passu note in a $219,000,000 first mortgage loan in a split loan structure comprised of four (4) pari passu notes. Three (3) of such notes (two with loan amounts of $73,000,000 and the other with a loan amount of
     $35,770,000) are not included in the trust. All LTV and DSCR figures in this table are based on the total $219,000,000 financing.

                                       A-1

                                APPENDIX A (1)(2)
                            MORTGAGE POOL INFORMATION

STATES

------------------------------------------------------------------------------------------------------------------------------------

                                                            PERCENT BY    WEIGHTED     WEIGHTED                WEIGHTED    WEIGHTED
                              NUMBER OF      AGGREGATE       AGGREGATE    AVERAGE      AVERAGE     WEIGHTED    AVERAGE     AVERAGE
                              MORTGAGED    CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING     AVERAGE  CUT-OFF DATE  BALLOON
STATE                        PROPERTIES      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)    DSCR (X)    LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

California                       32         240,146,149           19.2     5.6378          101        1.67       64.6        55.8
  Southern California            13         143,283,119           11.5     5.6725          105        1.66       65.5        56.8
  Northern California            19          96,863,030            7.8     5.5865           95        1.67       63.2        54.4
Virginia                          2         100,056,322            8.0     6.1382          117        1.46       75.9        65.9
New Jersey                        9          87,791,614            7.0     5.9032          114        1.52       65.9        56.2
New York                          5          75,545,117            6.1     5.4618          105        2.27       58.6        48.5
Ohio                              6          65,358,393            5.2     5.5111          117        1.50       78.1        67.5
North Carolina                    6          64,227,045            5.1     5.6045           96        1.95       61.0        50.8
Maryland                          2          59,113,011            4.7     5.3704           68        2.27       57.1        55.1
Kentucky                          1          54,795,000            4.4     5.3800           80        1.90       65.2        65.2
District of Columbia              1          49,936,265            4.0     5.9970          174        1.31       72.6        53.5
Texas                            12          47,244,723            3.8     6.0328          114        1.47       71.1        58.1
Michigan                          4          38,157,885            3.1     5.9052          118        1.58       73.9        63.0
Washington                        6          29,875,309            2.4     6.2089          117        1.53       65.4        54.7
Utah                              8          29,292,564            2.3     5.7423          136        1.41       70.5        43.8
Florida                           4          27,733,849            2.2     6.2481          103        1.67       69.2        53.3
Iowa                              4          25,156,725            2.0     6.3534          120        1.42       64.5        47.2
Colorado                          5          24,372,070            2.0     5.9774          118        1.47       73.1        62.2
Rhode Island                      2          20,834,269            1.7     6.1614          162        1.28       78.8        43.4
Georgia                           3          18,101,015            1.5     5.8770          116        1.71       65.1        47.6
Arizona                           6          17,962,455            1.4     5.9946          114        1.39       66.6        56.3
South Carolina                    1          17,371,400            1.4     5.7900          174        1.28       64.2        25.2
Indiana                           4          16,611,417            1.3     5.9456          112        1.45       66.4        56.7
Delaware                          1          15,943,553            1.3     5.6980          179        1.52       52.1         0.4
Arkansas                          2          15,377,184            1.2     5.5358           83        1.36       79.0        69.5
Pennsylvania                      1          14,500,000            1.2     5.4900          120        1.32       71.4        54.5
Nebraska                          1          14,150,000            1.1     5.6300           81        1.53       80.4        74.9
New Hampshire                     1          12,800,000            1.0     5.2550          120        1.10       59.5         1.0
Kansas                            2          11,643,275            0.9     6.3600          120        1.44       64.3        50.6
Connecticut                       2          11,428,873            0.9     6.0061          237        1.59       52.8         1.6
Tennessee                         3          11,294,133            0.9     5.8577          117        1.41       74.1        62.9
Nevada                            1           9,777,870            0.8     5.6400          119        1.40       65.2        42.5
Minnesota                         3           5,663,990            0.5     5.5408          117        1.41       60.5        42.8
Massachusetts                     1           3,820,059            0.3     6.3100          116        1.48       65.3        51.5
Missouri                          1           3,226,764            0.3     5.5000          113        1.56       62.3        52.5
Oklahoma                          1           2,854,575            0.2     5.8500          104        1.66       73.2        62.9
Wisconsin                         1           2,800,000            0.2     5.9400          117        1.53       80.0        70.9
Oregon                            1           1,623,537            0.1     6.0700          117        1.57       54.6        42.7
Idaho                             1           1,088,231            0.1     6.3000          112        1.64       50.6        40.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         146      $1,247,674,641          100.0%    5.7749%         113        1.63X      67.2%       54.5%
====================================================================================================================================

(1)  For purposes of the prospectus supplement and this Annex A, the $49,936,265
     Lincoln Square mortgage loan represents a 31.3% portion of a pari passu note in a $159,796,048 first mortgage loan in a split loan structure comprised of three (3) pari passu notes. Two (2) of such notes (one with a loan amount of $59,923,518 and the other with a loan amount of $49,936,265)
     are not included in the trust. All LTV and DSCR figures in this table are based on the total $159,796,048 financing.

(2)  For purposes of the prospectus supplement and this Annex A, the $37,230,000
     World Apparel Center mortgage loan represents a 17.0% portion of a pari passu note in a $219,000,000 first mortgage loan in a split loan structure comprised of four (4) pari passu notes. Three (3) of such notes (two with loan amounts of $73,000,000 and the other with a loan amount of
     $35,770,000) are not included in the trust. All LTV and DSCR figures in this table are based on the total $219,000,000 financing.

                                       A-2

                                APPENDIX A (1)(2)
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------

                                                            PERCENT BY   WEIGHTED   WEIGHTED              WEIGHTED    WEIGHTED
                                NUMBER OF      AGGREGATE     AGGREGATE   AVERAGE    AVERAGE   WEIGHTED    AVERAGE     AVERAGE
                                MORTGAGED    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE  REMAINING   AVERAGE  CUT-OFF DATE  BALLOON
PROPERTY TYPE                   PROPERTIES     BALANCE ($)  BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)    LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                              51        491,927,902         39.4    5.5536        103      1.81       65.8        56.2
Office                              26        413,545,161         33.1    5.8840        122      1.53       69.4        55.6
Industrial                          22        102,602,007          8.2    5.7968        110      1.50       69.3        55.9
Multifamily                         14         70,351,891          5.6    5.8377        109      1.42       68.2        55.9
Hospitality                          8         59,672,757          4.8    6.4069        121      1.44       61.6        43.4
Self-Storage                        10         35,989,051          2.9    5.9465        108      1.66       66.0        49.2
Manufactured Housing Community       6         27,827,721          2.2    5.6180        102      1.57       74.8        64.8
Ground Leased Land                   3         24,487,651          2.0    6.0960        111      1.57       57.8        49.8
Mixed Use                            4         11,074,792          0.9    6.0191        182      1.60       54.1        21.7
Other                                2         10,195,710          0.8    6.4619        223      1.52       68.9         2.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            146     $1,247,674,641        100.0%   5.7749%       113      1.63X      67.2%       54.5%
====================================================================================================================================

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------

                                                            PERCENT BY    WEIGHTED    WEIGHTED               WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE    AVERAGE     AVERAGE     WEIGHTED    AVERAGE    AVERAGE
                             NUMBER OF       CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   REMAINING    AVERAGE  CUT-OFF DATE  BALLOON
MORTGAGE RATE (%)         MORTGAGE LOANS      BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)    LTV (%)     LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

4.2220% - 5.0000%                4            45,603,914           3.7     4.5133          65       2.74       54.6        52.8
5.0001% - 5.2500%                6            46,796,879           3.8     5.1265          83       2.30       57.6        51.0
5.2501% - 5.5000%               20           249,046,189          20.0     5.3767          94       1.79       65.3        56.5
5.5001% - 5.7500%               19           211,736,526          17.0     5.6076         107       1.67       66.3        54.2
5.7501% - 6.0000%               34           287,465,668          23.0     5.8959         134       1.43       70.5        54.0
6.0001% - 6.2500%               25           245,905,114          19.7     6.1061         119       1.49       71.2        58.5
6.2501% - 6.5000%               17           145,455,000          11.7     6.3861         126       1.41       65.6        47.9
6.5001% - 7.5600%                6            15,665,351           1.3     6.8831         131       1.49       63.4        45.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        131        $1,247,674,641         100.0%    5.7749%        113       1.63X      67.2%       54.5%
====================================================================================================================================

Minimum: 4.2220%
Maximum: 7.5600%
Weighted Average: 5.7749%

(1)  For purposes of the prospectus supplement and this Annex A, the $49,936,265
     Lincoln Square mortgage loan represents a 31.3% portion of a pari passu note in a $159,796,048 first mortgage loan in a split loan structure comprised of three (3) pari passu notes. Two (2) of such notes (one with a loan amount of $59,923,518 and the other with a loan amount of $49,936,265)
     are not included in the trust. All LTV and DSCR figures in this table are based on the total $159,796,048 financing.

(2)  For purposes of the prospectus supplement and this Annex A, the $37,230,000
     World Apparel Center mortgage loan represents a 17.0% portion of a pari passu note in a $219,000,000 first mortgage loan in a split loan structure comprised of four (4) pari passu notes. Three (3) of such notes (two with loan amounts of $73,000,000 and the other with a loan amount of
     $35,770,000) are not included in the trust. All LTV and DSCR figures in this table are based on the total $219,000,000 financing.

                                       A-3

                                APPENDIX A (1)(2)
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY OR ARD

------------------------------------------------------------------------------------------------------------------------------------

                                                           PERCENT BY   WEIGHTED     WEIGHTED                WEIGHTED    WEIGHTED
                                            AGGREGATE      AGGREGATE    AVERAGE      AVERAGE    WEIGHTED     AVERAGE     AVERAGE
REMAINING TERM TO           NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE   CUT-OFF DATE  BALLOON
STATED MATURITY (MOS.)   MORTGAGE LOANS     BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

52 - 60                         6          119,498,447            9.6     4.9894           57       2.59        53.8        53.6
61 - 84                         9          146,076,687           11.7     5.4705           79       1.69        69.4        65.1
85 - 120                      105          867,192,993           69.5     5.9094          116       1.52        69.0        56.3
121 - 238                      11          114,906,514            9.2     5.9637          188       1.41        64.3        27.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       131       $1,247,674,641          100.0%    5.7749%         113       1.63X       67.2%       54.5%
====================================================================================================================================

Minimum: 52 mos.
Maximum: 238 mos.
Weighted Average: 113 mos.

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------

                                                           PERCENT BY    WEIGHTED   WEIGHTED                WEIGHTED     WEIGHTED
                                              AGGREGATE     AGGREGATE    AVERAGE    AVERAGE     WEIGHTED     AVERAGE     AVERAGE
DEBT SERVICE                NUMBER OF       CUT-OFF DATE  CUT-OFF DATE   MORTGAGE  REMAINING    AVERAGE   CUT-OFF DATE   BALLOON
COVERAGE RATIO (X)       MORTGAGE LOANS      BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)  DSCR (X)      LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.10 - 1.20                     3            27,087,799           2.2     5.5367        117      1.15         64.0        27.8
1.21 - 1.30                    14            97,674,233           7.8     6.0584        132      1.27         71.7        50.1
1.31 - 1.40                    23           215,512,321          17.3     5.9344        132      1.34         71.6        54.5
1.41 - 1.50                    23           259,962,920          20.8     6.0048        115      1.45         70.3        58.3
1.51 - 1.60                    31           320,043,486          25.7     5.8074        114      1.54         71.3        57.9
1.61 - 1.70                     9            38,072,200           3.1     6.1009        127      1.64         58.0        43.5
1.71 - 1.80                     4            14,544,715           1.2     5.8624        127      1.73         59.2        44.2
1.81 - 1.90                     6            70,718,638           5.7     5.4987         88      1.89         63.2        61.4
1.91 - 2.00                     4            20,060,677           1.6     5.1886        115      1.97         63.3        53.4
2.01 - 2.10                     3            13,477,669           1.1     5.6381        142      2.05         44.6        24.8
2.11 - 2.20                     1             4,000,000           0.3     6.0000        118      2.13         74.3        66.0
2.21 - 2.30                     2             6,260,177           0.5     5.3886        126      2.29         47.0        32.2
2.31 - 3.24                     8           160,259,806          12.8     5.1209         73      2.57         53.6        52.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       131        $1,247,674,641         100.0%    5.7749%       113      1.63X        67.2%       54.5%
====================================================================================================================================

Minimum: 1.10x
Maximum: 3.24x
Weighted Average: 1.63x

(1)  For purposes of the prospectus supplement and this Annex A, the $49,936,265
     Lincoln Square mortgage loan represents a 31.3% portion of a pari passu note in a $159,796,048 first mortgage loan in a split loan structure comprised of three (3) pari passu notes. Two (2) of such notes (one with a loan amount of $59,923,518 and the other with a loan amount of $49,936,265)
     are not included in the trust. All LTV and DSCR figures in this table are based on the total $159,796,048 financing.

(2)  For purposes of the prospectus supplement and this Annex A, the $37,230,000
     World Apparel Center mortgage loan represents a 17.0% portion of a pari passu note in a $219,000,000 first mortgage loan in a split loan structure comprised of four (4) pari passu notes. Three (3) of such notes (two with loan amounts of $73,000,000 and the other with a loan amount of
     $35,770,000) are not included in the trust. All LTV and DSCR figures in this table are based on the total $219,000,000 financing.

                                       A-4

                                APPENDIX A (1)(2)
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------

                                                           PERCENT BY    WEIGHTED    WEIGHTED               WEIGHTED      WEIGHTED
                                             AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    WEIGHTED     AVERAGE      AVERAGE
CUT-OFF DATE                NUMBER OF      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE   CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)  MORTGAGE LOANS      BALANCE ($)   BALANCE (%)   RATE (%)   TERM (MOS.)  DSCR (X)     LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

30.1% - 40.0%                   5             9,219,979           0.7     5.6134         135      2.18        35.8         15.4
40.1% - 45.0%                   3             8,611,279           0.7     6.2796         152      1.87        41.5         15.7
45.1% - 50.0%                   1             8,083,719           0.6     5.5700         118      2.03        48.6         40.8
50.1% - 55.0%                  17           189,097,683          15.2     5.3011          91      2.27        53.1         43.6
55.1% - 60.0%                  12           112,676,635           9.0     5.7476         116      1.79        57.6         42.0
60.1% - 65.0%                  15           102,649,378           8.2     6.0562         128      1.46        63.7         46.1
65.1% - 70.0%                  14           204,400,976          16.4     5.7936         102      1.56        67.2         57.0
70.1% - 75.0%                  36           313,844,031          25.2     5.9135         121      1.42        72.5         58.6
75.1% - 80.4%                  28           299,090,961          24.0     5.8260         117      1.47        77.6         65.4
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       131        $1,247,674,641         100.0%    5.7749%        113      1.63X       67.2%        54.5%
====================================================================================================================================

Minimum: 30.1%
Maximum: 80.4%
Weighted Average: 67.2%

BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------

                                                            PERCENT BY   WEIGHTED    WEIGHTED                 WEIGHTED     WEIGHTED
                                             AGGREGATE      AGGREGATE    AVERAGE     AVERAGE      WEIGHTED     AVERAGE     AVERAGE
BALLOON LOAN-TO-VALUE       NUMBER OF      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING     AVERAGE   CUT-OFF DATE   BALLOON
RATIO (%)                MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)    DSCR (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

0.4% - 25.0%                   11            62,377,627            5.0     5.8219         186        1.48        55.7         1.7
25.1% - 30.0%                   1            17,371,400            1.4     5.7900         174        1.28        64.2        25.2
30.1% - 35.0%                   2             3,279,806            0.3     5.7780          93        2.65        38.2        33.4
35.1% - 40.0%                   5            46,571,053            3.7     6.1532         115        1.52        59.4        37.9
40.1% - 45.0%                  10            43,455,765            3.5     5.7700         118        1.65        56.6        42.1
45.1% - 50.0%                  13           107,813,872            8.6     5.7675         114        1.88        58.5        48.2
50.1% - 55.0%                  24           297,819,096           23.9     5.6252         103        1.89        62.1        52.8
55.1% - 60.0%                  17           141,897,815           11.4     5.8396         113        1.46        69.3        58.4
60.1% - 65.0%                  31           254,607,329           20.4     5.9272         108        1.44        73.5        63.1
65.1% - 70.0%                  11           221,708,622           17.8     5.6859         108        1.62        74.4        66.7
70.1% - 74.9%                   6            50,772,256            4.1     5.7073          98        1.45        80.0        71.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       131        $1,247,674,641          100.0%    5.7749%        113        1.63X       67.2%       54.5%
====================================================================================================================================

Minimum: 0.4%
Maximum: 74.9%
Weighted Average: 54.5%

(1)  For purposes of the prospectus supplement and this Annex A, the $49,936,265
     Lincoln Square mortgage loan represents a 31.3% portion of a pari passu note in a $159,796,048 first mortgage loan in a split loan structure comprised of three (3) pari passu notes. Two (2) of such notes (one with a loan amount of $59,923,518 and the other with a loan amount of $49,936,265)
     are not included in the trust. All LTV and DSCR figures in this table are based on the total $159,796,048 financing.

(2)  For purposes of the prospectus supplement and this Annex A, the $37,230,000
     World Apparel Center mortgage loan represents a 17.0% portion of a pari passu note in a $219,000,000 first mortgage loan in a split loan structure comprised of four (4) pari passu notes. Three (3) of such notes (two with loan amounts of $73,000,000 and the other with a loan amount of
     $35,770,000) are not included in the trust. All LTV and DSCR figures in this table are based on the total $219,000,000 financing.

                                       A-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2004-PWR5

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                                                              % OF                         MORTGAGE
                                                          INITIAL POOL        # OF           LOAN         ORIGINAL
  ID                     PROPERTY NAME                       BALANCE       PROPERTIES     SELLER (1)      BALANCE
---------------------------------------------------------------------------------------------------------------------

   1    2941 Fairview Park Drive                              5.93%            1             BSCMI        74,000,000
   2    The Summit Louisville                                 4.39%            1              WFB         54,795,000
   3    Lincoln Square                                        4.00%            1             BSCMI        50,000,000
   4    Reisterstown Plaza                                    3.98%            1             BSCMI        49,650,000
   5    Sycamore Plaza                                        3.85%            1             BSCMI        48,000,000
---------------------------------------------------------------------------------------------------------------------
   6    Gateway Center IV                                     3.39%            1             PMCF         42,500,000
   7    World Apparel Center                                  2.98%            1              WFB         37,230,000
   8    Evergreen A Portfolio                                 2.65%            3             BSCMI        33,344,614
  8a    3241 Kilgore Road                                     1.16%                          BSCMI        14,575,790
  8b    10730 International Drive                             0.85%                          BSCMI        10,682,257
---------------------------------------------------------------------------------------------------------------------
  8c    101 Creekside Ridge Court                             0.64%                          BSCMI         8,086,568
   9    Fullerton Metrocenter                                 2.25%            1             BSCMI        28,050,000
  10    Torrey Highlands Village Center                       2.16%            1             PMCF         27,000,000
  11    Liberty Center II                                     2.09%            1             PMCF         26,100,000
  12    West Bloomfield Medical Building                      1.92%            1             PMCF         24,000,000
---------------------------------------------------------------------------------------------------------------------
  13    Winslow Bay Commons                                   1.86%            1             BSCMI        23,200,000
  14    Kinseth Hotel Portfolio-Loan #2                       1.76%            3             PMCF         22,000,000
  14a   Holiday Inn/Hampton Inn Coralville                    0.83%                          PMCF         10,356,725
  14b   Holiday Inn Select Witchita                           0.60%                          PMCF          7,461,988
  14c   Holiday Inn Overland Park                             0.34%                          PMCF          4,181,287
---------------------------------------------------------------------------------------------------------------------
  15    Sheraton Imperial Hotel and Convention Center         1.63%            1             PMCF         20,500,000
  16    100 Route 46 & 31 -18 Bagley Road.                    1.47%            2             BSCMI        18,500,000
  16a   100 Route 46                                          1.25%                          BSCMI        15,725,000
  16b   317-18 Bagley Road                                    0.22%                          BSCMI         2,775,000
  17    Rancho Marketplace                                    1.47%            1             BSCMI        18,325,000
---------------------------------------------------------------------------------------------------------------------
  18    Stoneridge Medical Center                             1.39%            1              WFB         17,600,000
  19    New Castle Marketplace                                1.28%            1             BSCMI        16,000,000
  20    Northern NJ Portfolio                                 1.28%            6             BSCMI        16,000,000
  20a   412-420 Route 10                                      0.51%                          BSCMI         6,400,000
  20b   125 Algonquin Parkway                                 0.32%                          BSCMI         4,050,000
---------------------------------------------------------------------------------------------------------------------
  20c   30-40 Leslie Court                                    0.14%                          BSCMI         1,700,000
  20d   145 Algonquin Parkway                                 0.13%                          BSCMI         1,600,000
  20e   156 Algonquin Parkway                                 0.11%                          BSCMI         1,400,000
  20f   341 Kaplan Drive                                      0.07%                          BSCMI           850,000
  21    Pickering Square Shopping Center                      1.26%            1              WFB         15,700,000
---------------------------------------------------------------------------------------------------------------------
  22    Silverado Station                                     1.20%            1             PMCF         15,000,000
  38    Palmetto Business Park                                1.20%            1             BSCMI        15,000,000
  23    La Jolla Galleria                                     1.19%            1             BSCMI        14,850,000
  24    BJ's Wholesale Club at Quartermaster Plaza            1.16%            1          Nationwide      14,500,000
  25    Triangle Plaza                                        1.14%            1             BSCMI        14,200,000
---------------------------------------------------------------------------------------------------------------------
  26    Park Meadows MHC                                      1.13%            1              WFB         14,150,000
  27    Raytheon R&D Facility                                 1.12%            1             PMCF         14,010,000
  28    Sussex Industrial                                     1.12%            1             PMCF         14,000,000
  29    North Pointe Apartments                               1.10%            1             PMCF         13,800,000
  30    Monticello Mall                                       1.07%            1             BSCMI        13,350,000
---------------------------------------------------------------------------------------------------------------------
  31    Bald Hill Plaza                                       1.05%            1             BSCMI        13,100,000
  32    New Hampshire Tower                                   1.03%            1             BSCMI        12,800,000
  33    375 Depot Drive                                       0.55%            1             PMCF          6,870,000
  34    550 Depot Drive                                       0.23%            1             PMCF          2,910,000
  35    1080 Depot Drive                                      0.17%            1             PMCF          2,120,000
---------------------------------------------------------------------------------------------------------------------
  36    Southern Wine & Spirits Distribution Building         0.90%            1              WFB         11,200,000
  37    Citiwide Storage                                      0.86%            1             BSCMI        10,730,403
  39    Civic Park Plaza                                      0.80%            1              WFB         10,000,000
  40    Marnell Corporate Center                              0.78%            1             PMCF          9,800,000
  41    Annapolis Commerce Park East                          0.76%            1              WFB          9,500,000
---------------------------------------------------------------------------------------------------------------------
  42    Washington Commons                                    0.74%            1             BSCMI         9,270,000
  43    Sandstone Apartments                                  0.69%            1             PMCF          8,700,000
  44    3807 Wilshire Boulevard                               0.67%            1             BSCMI         8,400,000
  45    Four Points by Sheraton                               0.67%            1             PMCF          8,300,000
  46    Green Valley Ranch Town Center                        0.66%            1             BSCMI         8,300,000
---------------------------------------------------------------------------------------------------------------------
  47    Centerpointe Tech Center                              0.65%            1             PMCF          8,100,000
  48    Arcade Garage                                         0.62%            1              WFB          7,800,000
  49    Pan Am Plaza                                          0.61%            1             PMCF          7,600,000
  50    Timbermill Building                                   0.59%            1             BSCMI         7,400,000
  51    Crouse-Irving Memorial Physicians Office Building     0.58%            1          Nationwide       7,250,000
---------------------------------------------------------------------------------------------------------------------
  52    Lake Worth Shopping Center                            0.57%            1             BSCMI         7,100,000
  53    623 Stewart Avenue                                    0.56%            1             BSCMI         7,000,000
  54    Hunter's Crossing Apartments                          0.56%            1             PMCF          7,000,000
  55    Pear Tree Shopping Center                             0.56%            1              WFB          7,000,000
  56    Bank of America - Texas Portfolio                     0.56%            5             BSCMI         7,000,000
---------------------------------------------------------------------------------------------------------------------
  56a   Bank of America - Ennis                               0.15%                          BSCMI         1,829,736
  56b   Bank of America - Arlington                           0.14%                          BSCMI         1,745,803
  56c   Bank of America - Stephenville                        0.12%                          BSCMI         1,477,219
  56d   Bank of America - Paris                               0.09%                          BSCMI         1,141,487
  56e   Bank of America - Hillsboro                           0.06%                          BSCMI           805,755
---------------------------------------------------------------------------------------------------------------------
  57    Briarwood Apartments                                  0.54%            1              WFB          6,750,000
  58    Kinseth Hotel Portfolio - Loan #1                     0.52%            2             PMCF          6,500,000
  58a   Holiday Inn Mason City                                0.29%                          PMCF          3,640,000
  58b   Best Western Holiday Lodge                            0.23%                          PMCF          2,860,000
  59    Canyon Village Plaza                                  0.49%            1             PMCF          6,150,000
---------------------------------------------------------------------------------------------------------------------
  60    Strawberry Hill Shopping Center                       0.48%            1          Nationwide       6,000,000
  61    Merchants Walk Shopping Center                        0.47%            1          Nationwide       5,900,000
  62    Plaza 5400                                            0.45%            1             PMCF          5,680,000
  63    Quarry Lane Business Park                             0.45%            1             PMCF          5,700,000
  64    Park View Square                                      0.44%            1             PMCF          5,500,000
---------------------------------------------------------------------------------------------------------------------
  65    877 Post Road East                                    0.44%            1          Nationwide       5,500,000
  66    Lee's Crossing                                        0.42%            1          Nationwide       5,300,000
  67    Polaris Neighborhood Center                           0.41%            1              WFB          5,100,000
  68    Bruce Industrial                                      0.39%            1             PMCF          4,825,000
  69    Dash Pointe Metropolitan Market                       0.38%            1          Nationwide       4,800,000
---------------------------------------------------------------------------------------------------------------------
  70    Pottsburg Plaza                                       0.37%            1          Nationwide       4,600,000
  71    1100-1102 John Reed Court Industrial                  0.36%            1              WFB          4,500,000
  72    Ventura Gateway Shopping Center                       0.35%            1              WFB          4,325,000
  73    Scholar's Quad Apartments                             0.34%            1              WFB          4,300,000
  74    Hawaiian Village Apartments                           0.34%            1              WFB          4,250,000
---------------------------------------------------------------------------------------------------------------------
  75    Carneros Self Storage                                 0.32%            1              WFB          4,000,000
  76    A-American Santa Maria                                0.32%            1              WFB          3,975,000
  77    The Willows                                           0.31%            1              WFB          3,920,000
  78    North Orchard Plaza                                   0.31%            1              WFB          3,850,000
  79    Planet Self Storage Boston                            0.31%            1              WFB          3,840,000
---------------------------------------------------------------------------------------------------------------------
  80    The Atrium at 1333 McDermott                          0.30%            1              WFB          3,750,000
  81    Los Altos Gateway                                     0.30%            1             PMCF          3,700,000
  82    11555 Medlock Bridge Road                             0.29%            1             PMCF          3,650,000
  83    The Shoppes at Park Place                             0.29%            1              WFB          3,600,000
  84    Herriman Crossroads                                   0.29%            1          Nationwide       3,600,000
---------------------------------------------------------------------------------------------------------------------
  85    Woodlands Village Self Storage                        0.28%            1              WFB          3,500,000
  86    Glendora Apartments                                   0.28%            1              WFB          3,500,000
  87    North Meridian Medical Center                         0.28%            1             PMCF          3,475,000
  88    Creekside at Columbine                                0.26%            1              WFB          3,300,000

  89    North County Apartment Portfolio                      0.26%            1              WFB          3,250,000
---------------------------------------------------------------------------------------------------------------------
  90    3734 Westheimer Road                                  0.26%            1          Nationwide       3,200,000
  91    Walgreens - Denver                                    0.25%            1             PMCF          3,150,000
  92    Garden Square Center                                  0.25%            1              WFB          3,150,000
  93    Sportsman's Warehouse                                 0.25%            1              WFB          3,100,000
  94    630 San Ramon Valley Road                             0.24%            1              WFB          3,000,000
---------------------------------------------------------------------------------------------------------------------
  95    Campbell Station Shopping Center                      0.24%            1              WFB          3,000,000
  96    County Fair Mobile Estates                            0.24%            1              WFB          3,000,000
  97    Lakewood Shopping Center                              0.23%            1             PMCF          2,900,000
  98    City View MHC                                         0.22%            1              WFB          2,800,000
  99    Bird Avenue Self Storage                              0.22%            1              WFB          2,800,000
---------------------------------------------------------------------------------------------------------------------
  100   Plaza 88                                              0.22%            1              WFB          2,780,000
  101   Bedrosian Tile Building                               0.22%            1             PMCF          2,700,000
  102   Metro Centre Industrial                               0.21%            1              WFB          2,700,000
  103   Days Inn                                              0.20%            1              WFB          2,500,000
  104   Loews Cineplex Layton                                 0.19%            1              WFB          2,450,000
---------------------------------------------------------------------------------------------------------------------
  105   River Hill Apartments                                 0.19%            1             PMCF          2,425,000
  106   Country Club Apartments                               0.19%            1              WFB          2,400,000
  107   Natomas Crossing                                      0.18%            1              WFB          2,300,000
  108   Taxi Office Building                                  0.18%            1              WFB          2,260,000
  109   Park Manor                                            0.18%            1              WFB          2,200,000
---------------------------------------------------------------------------------------------------------------------
  110   Spencer Mini Storage                                  0.17%            1             PMCF          2,175,000
  111   Encino Crossing                                       0.17%            1              WFB          2,137,500
  112   Pheasant Ridge Mobile Estates                         0.17%            1              WFB          2,080,000
  113   Bernal Self Storage                                   0.16%            1              WFB          2,000,000
  114   American Mini Storage VIII                            0.16%            1              WFB          2,000,000
---------------------------------------------------------------------------------------------------------------------
  115   Westview Village Apartments                           0.16%            1              WFB          2,000,000
  116   Western Reserve Village                               0.15%            1              WFB          1,920,000
  117   7941-7951 Granger Road                                0.13%            1              WFB          1,650,000
  118   Barbizon Plaza                                        0.13%            1              WFB          1,630,000
  119   Creekside Apartments                                  0.13%            1              WFB          1,600,000
---------------------------------------------------------------------------------------------------------------------
  120   10635 Vanowen Industrial Building                     0.13%            1              WFB          1,600,000
  121   1420 & 1426 East Route 66                             0.11%            1              WFB          1,415,000
  122   10201 N Scottsdale Rd                                 0.11%            1              WFB          1,400,000
  123   Alluvial Office Complex                               0.11%            1              WFB          1,400,000
  124   Meridian Plaza                                        0.11%            1              WFB          1,400,000
---------------------------------------------------------------------------------------------------------------------
  125   Westwood Apartments                                   0.11%            1              WFB          1,390,000
  126   Lakeville Business Center                             0.10%            1              WFB          1,300,000
  127   Gunite Corporation Building                           0.10%            1              WFB          1,290,000
  128   CVS Raleigh                                           0.10%            1              WFB          1,205,000
  129   Executive Drive Industrial                            0.09%            1              WFB          1,100,000
---------------------------------------------------------------------------------------------------------------------
  130   All Star Self Storage                                 0.08%            1              WFB          1,050,000
  131   461-463 Bush Street                                   0.08%            1              WFB          1,000,000

           CUT-OFF       GENERAL                            DETAILED
            DATE         PROPERTY                           PROPERTY                             INTEREST    ADMINISTRATIVE
  ID       BALANCE       TYPE                               TYPE                                   RATE         FEE RATE
------------------------------------------------------------------------------------------------------------------------------

   1      74,000,000     Office                             Suburban                             6.0495%        0.07250%
   2      54,795,000     Retail                             Anchored                             5.3800%        0.03250%
   3      49,936,265     Office                             Office/Retail                        5.9970%        0.06250%
   4      49,650,000     Retail                             Anchored                             5.3000%        0.03250%
   5      48,000,000     Retail                             Anchored                             5.4300%        0.03250%
------------------------------------------------------------------------------------------------------------------------------
   6      42,339,177     Office                             Urban                                5.8700%        0.03250%
   7      37,230,000     Office                             Urban                                5.5020%        0.05250%
   8      33,062,202     Office                             Suburban                             5.5700%        0.03250%
  8a      14,452,340     Office                             Suburban
  8b      10,591,783     Office                             Suburban
------------------------------------------------------------------------------------------------------------------------------
  8c       8,018,079     Office                             Suburban
   9      28,050,000     Retail                             Anchored                             5.0900%        0.03250%
  10      26,946,082     Retail                             Anchored                             5.6000%        0.08250%
  11      26,056,322     Office                             Suburban                             6.3900%        0.05250%
  12      23,976,696     Office                             Medical                              6.1300%        0.08250%
------------------------------------------------------------------------------------------------------------------------------
  13      23,200,000     Retail                             Anchored                             4.5310%        0.03250%
  14      22,000,000     Hospitality                        Full Service                         6.3600%        0.03250%
  14a     10,356,725     Hospitality                        Full Service
  14b      7,461,988     Hospitality                        Full Service
  14c      4,181,287     Hospitality                        Full Service
------------------------------------------------------------------------------------------------------------------------------
  15      20,380,887     Hospitality                        Full Service                         6.4700%        0.03250%
  16      18,349,252     Ground Leased Land                 Ground Leased Land                   6.1750%        0.03250%
  16a     15,596,864     Ground Leased Land                 Ground Leased Land
  16b      2,752,388     Ground Leased Land                 Ground Leased Land
  17      18,290,257     Retail                             Anchored                             5.8370%        0.03250%
------------------------------------------------------------------------------------------------------------------------------
  18      17,371,400     Office                             Medical                              5.7900%        0.08250%
  19      15,943,553     Retail                             Anchored                             5.6980%        0.07250%
  20      15,942,294     Various                            Various                              6.0860%        0.03250%
  20a      6,376,917     Retail                             Unanchored
  20b      4,035,393     Industrial                         Light Industrial
------------------------------------------------------------------------------------------------------------------------------
  20c      1,693,869     Industrial                         Light Industrial
  20d      1,594,229     Industrial                         Light Industrial
  20e      1,394,951     Industrial                         Light Industrial
  20f        846,934     Industrial                         Warehouse
  21      15,662,258     Retail                             Anchored                             6.4300%        0.03250%
------------------------------------------------------------------------------------------------------------------------------
  22      14,975,715     Retail                             Anchored                             6.3000%        0.08250%
  38      14,968,270     Industrial                         Flex Industrial                      6.1928%        0.03250%
  23      14,811,504     Office                             Urban                                6.1180%        0.03250%
  24      14,500,000     Retail                             Free-Standing                        5.4900%        0.11750%
  25      14,200,000     Retail                             Anchored                             5.7760%        0.03250%
------------------------------------------------------------------------------------------------------------------------------
  26      14,150,000     Manufactured Housing Community     Manufactured Housing Community       5.6300%        0.03250%
  27      14,010,000     Industrial                         Research & Development               5.8100%        0.03250%
  28      13,913,280     Industrial                         Warehouse                            5.4900%        0.03250%
  29      13,782,256     Multifamily                        Multifamily                          5.5700%        0.03250%
  30      13,350,000     Retail                             Anchored                             4.2220%        0.03250%
------------------------------------------------------------------------------------------------------------------------------
  31      13,064,748     Retail                             Anchored                             5.9600%        0.03250%
  32      12,800,000     Office                             Urban                                5.2550%        0.03250%
  33       6,828,599     Industrial                         Warehouse                            5.4400%        0.08250%
  34       2,892,463     Industrial                         Office/Warehouse                     5.4400%        0.08250%
  35       2,107,224     Industrial                         Office/Warehouse                     5.4400%        0.08250%
------------------------------------------------------------------------------------------------------------------------------
  36      11,167,987     Industrial                         Warehouse                            5.7000%        0.03250%
  37      10,730,403     Self-Storage                       Self-Storage                         5.9700%        0.03250%
  39       9,954,354     Office                             Suburban                             5.2700%        0.03250%
  40       9,777,870     Office                             Urban                                5.6400%        0.08250%
  41       9,463,011     Office                             Suburban                             5.7400%        0.03250%
------------------------------------------------------------------------------------------------------------------------------
  42       9,193,638     Multifamily                        Independent Living                   6.1400%        0.03250%
  43       8,620,962     Multifamily                        Multifamily                          5.6700%        0.05250%
  44       8,391,329     Office                             Urban                                5.8100%        0.03250%
  45       8,300,000     Hospitality                        Full Service                         6.3400%        0.03250%
  46       8,284,086     Retail                             Shadow Anchored                      5.7860%        0.03250%
------------------------------------------------------------------------------------------------------------------------------
  47       8,083,719     Office                             Urban                                5.5700%        0.03250%
  48       7,769,520     Other                              Parking Garage                       6.5000%        0.03250%
  49       7,580,542     Office                             Urban                                6.1700%        0.03250%
  50       7,392,649     Retail                             Unanchored                           6.0740%        0.03250%
  51       7,234,714     Office                             Medical                              6.2200%        0.11750%
------------------------------------------------------------------------------------------------------------------------------
  52       7,068,038     Retail                             Shadow Anchored                      6.0200%        0.03250%
  53       7,000,000     Retail                             Anchored                             6.0500%        0.04650%
  54       7,000,000     Multifamily                        Multifamily                          5.9400%        0.03250%
  55       6,983,954     Retail                             Anchored                             4.9500%        0.03250%
  56       6,980,143     Retail                             Free-Standing                        5.7330%        0.03250%
------------------------------------------------------------------------------------------------------------------------------
  56a      1,824,546     Retail                             Free-Standing
  56b      1,740,851     Retail                             Free-Standing
  56c      1,473,029     Retail                             Free-Standing
  56d      1,138,249     Retail                             Free-Standing
  56e        803,469     Retail                             Free-Standing
------------------------------------------------------------------------------------------------------------------------------
  57       6,731,190     Multifamily                        Low-Rise                             5.8100%        0.03250%
  58       6,500,000     Hospitality                        Full Service                         6.3600%        0.03250%
  58a      3,640,000     Hospitality                        Full Service
  58b      2,860,000     Hospitality                        Full Service
  59       6,138,399     Ground Leased Land                 Ground Leased Land                   5.8600%        0.08250%
------------------------------------------------------------------------------------------------------------------------------
  60       5,963,008     Retail                             Office/Retail                        6.0300%        0.11750%
  61       5,884,049     Retail                             Unanchored                           5.9400%        0.11750%
  62       5,666,837     Retail                             Anchored                             5.9700%        0.08250%
  63       5,626,723     Industrial                         Warehouse                            5.3800%        0.03250%
  64       5,500,000     Retail                             Anchored                             5.3600%        0.03250%
------------------------------------------------------------------------------------------------------------------------------
  65       5,465,865     Mixed Use                          Office/Retail                        5.9800%        0.11750%
  66       5,266,543     Retail                             Anchored                             5.1600%        0.11750%
  67       5,067,647     Retail                             Unanchored                           5.1300%        0.03250%
  68       4,814,145     Industrial                         Warehouse                            5.9500%        0.03250%
  69       4,793,670     Retail                             Anchored                             6.5800%        0.15750%
------------------------------------------------------------------------------------------------------------------------------
  70       4,576,640     Retail                             Anchored                             7.5600%        0.11750%
  71       4,461,527     Industrial                         Light Industrial                     5.8000%        0.03250%
  72       4,308,676     Retail                             Unanchored                           6.3400%        0.08250%
  73       4,288,779     Multifamily                        Garden                               6.0900%        0.03250%
  74       4,238,988     Multifamily                        Garden                               6.2900%        0.08250%
------------------------------------------------------------------------------------------------------------------------------
  75       4,000,000     Self-Storage                       Self-Storage                         6.0000%        0.03250%
  76       3,962,899     Self-Storage                       Self-Storage                         5.3500%        0.03250%
  77       3,920,000     Manufactured Housing Community     Manufactured Housing Community       5.9400%        0.03250%
  78       3,850,000     Retail                             Shadow Anchored                      5.2000%        0.03250%
  79       3,820,059     Self-Storage                       Self-Storage                         6.3100%        0.08250%
------------------------------------------------------------------------------------------------------------------------------
  80       3,740,513     Office                             Suburban                             6.2200%        0.03250%
  81       3,693,219     Office                             Urban                                5.9900%        0.03250%
  82       3,640,833     Office                             Suburban                             6.2500%        0.03250%
  83       3,600,000     Retail                             Unanchored                           5.3400%        0.03250%
  84       3,577,448     Retail                             Shadow Anchored                      5.9100%        0.11750%
------------------------------------------------------------------------------------------------------------------------------
  85       3,493,771     Self-Storage                       Self-Storage                         6.1200%        0.08250%
  86       3,490,823     Multifamily                        Garden                               6.0700%        0.03250%
  87       3,456,548     Office                             Medical                              5.2800%        0.03250%
  88       3,293,939     Office                             Suburban                             5.9800%        0.03250%

  89       3,226,764     Multifamily                        Garden                               5.5000%        0.05250%
------------------------------------------------------------------------------------------------------------------------------
  90       3,190,536     Retail                             Unanchored                           5.5500%        0.11750%
  91       3,146,816     Retail                             Single Tenant                        5.9200%        0.08250%
  92       3,128,446     Retail                             Unanchored                           5.7000%        0.05250%
  93       3,061,988     Retail                             Shadow Anchored                      6.1500%        0.05250%
  94       2,991,755     Mixed Use                          Office/Retail                        5.8700%        0.06250%
------------------------------------------------------------------------------------------------------------------------------
  95       2,985,084     Retail                             Shadow Anchored                      5.5800%        0.06250%
  96       2,967,761     Manufactured Housing Community     Manufactured Housing Community       5.2500%        0.06250%
  97       2,854,575     Retail                             Unanchored                           5.8500%        0.03250%
  98       2,800,000     Manufactured Housing Community     Manufactured Housing Community       5.9400%        0.06250%
  99       2,789,074     Self-Storage                       Self-Storage                         5.7300%        0.06250%
------------------------------------------------------------------------------------------------------------------------------
  100      2,768,352     Retail                             Shadow Anchored                      5.4000%        0.06250%
  101      2,688,939     Industrial                         Warehouse                            6.1400%        0.08250%
  102      2,665,357     Industrial                         Light Industrial                     5.8800%        0.07250%
  103      2,491,870     Hospitality                        Full Service                         6.6500%        0.08250%
  104      2,426,189     Other                              Movie Theater                        6.3400%        0.08250%
------------------------------------------------------------------------------------------------------------------------------
  105      2,425,000     Multifamily                        Multifamily                          6.0000%        0.03250%
  106      2,393,217     Multifamily                        Low-Rise                             5.7900%        0.08250%
  107      2,294,334     Retail                             Unanchored                           6.3300%        0.08250%
  108      2,254,580     Office                             Suburban                             6.4400%        0.08250%
  109      2,193,210     Retail                             Shadow Anchored                      5.3600%        0.10250%
------------------------------------------------------------------------------------------------------------------------------
  110      2,160,403     Self-Storage                       Self-Storage                         6.0600%        0.03250%
  111      2,129,376     Retail                             Unanchored                           5.8500%        0.10250%
  112      2,069,960     Manufactured Housing Community     Manufactured Housing Community       4.7200%        0.10250%
  113      1,994,257     Self-Storage                       Self-Storage                         5.6800%        0.15250%
  114      1,992,672     Self-Storage                       Self-Storage                         6.5000%        0.15250%
------------------------------------------------------------------------------------------------------------------------------
  115      1,978,779     Multifamily                        Low-Rise                             5.3900%        0.15250%
  116      1,920,000     Manufactured Housing Community     Manufactured Housing Community       5.9400%        0.15250%
  117      1,636,601     Industrial                         Light Industrial                     6.2500%        0.15250%
  118      1,623,537     Mixed Use                          Office/Retail                        6.0700%        0.15250%
  119      1,594,928     Multifamily                        Low-Rise                             5.2400%        0.15250%
------------------------------------------------------------------------------------------------------------------------------
  120      1,589,740     Industrial                         Flex Industrial                      5.9900%        0.15250%
  121      1,412,724     Retail                             Shadow Anchored                      6.5600%        0.15250%
  122      1,396,813     Retail                             Unanchored                           6.6500%        0.15250%
  123      1,396,424     Office                             Suburban                             6.1800%        0.15250%
  124      1,395,831     Retail                             Unanchored                           5.5200%        0.15250%
------------------------------------------------------------------------------------------------------------------------------
  125      1,386,568     Multifamily                        Garden                               6.3200%        0.15250%
  126      1,291,994     Industrial                         Light Industrial                     5.3100%        0.15250%
  127      1,285,549     Industrial                         Warehouse                            5.9300%        0.20250%
  128      1,201,900     Retail                             Anchored                             6.1500%        0.20250%
  129      1,088,231     Industrial                         Light Industrial                     6.3000%        0.20250%
------------------------------------------------------------------------------------------------------------------------------
  130      1,045,513     Self-Storage                       Self-Storage                         5.6500%        0.25250%
  131        993,634     Mixed Use                          Office/Retail                        6.6000%        0.20250%

         INTEREST         ORIGINAL         STATED REMAINING        ORIGINAL        REMAINING       FIRST    MATURITY
          ACCRUAL     TERM TO MATURITY     TERM TO MATURITY      AMORTIZATION     AMORTIZATION    PAYMENT     DATE
  ID       BASIS       OR ARD (MOS.)         OR ARD (MOS.)       TERM (MOS.)      TERM (MOS.)      DATE      OR ARD
----------------------------------------------------------------------------------------------------------------------

   1    Actual/360          120                   117                336              336        8/1/2004   7/1/2014
   2    Actual/360           84                   80                  0                0         7/1/2004   6/1/2011
   3    Actual/360          180                   174              360 (4)          354 (4)      5/1/2004   4/1/2019
   4      30/360             60                   59                  0                0         10/1/2004  9/1/2009
   5    Actual/360          120                   118                336              336        9/1/2004   8/1/2014
----------------------------------------------------------------------------------------------------------------------
   6    Actual/360          120                   116                360              356        7/1/2004   6/1/2014
   7    Actual/360          120                   117                360              360        8/7/2004   7/7/2014
   8    Actual/360           81                   73                 357              349        3/1/2004   11/1/2010
  8a
  8b
----------------------------------------------------------------------------------------------------------------------
  8c
   9      30/360             60                   58                  0                0         9/1/2004   8/1/2009
  10    Actual/360          120                   118                360              358        9/1/2004   8/1/2014
  11    Actual/360          120                   118                360              358        9/1/2004   8/1/2014
  12    Actual/360          120                   119                360              359        10/1/2004  9/1/2014
----------------------------------------------------------------------------------------------------------------------
  13      30/360             60                   52                  0                0         3/1/2004   2/1/2009
  14    Actual/360          120                   120                300              300        11/1/2004  10/1/2014
  14a
  14b
  14c
----------------------------------------------------------------------------------------------------------------------
  15    Actual/360          120                   117                240              237        8/1/2004   7/1/2014
  16    Actual/360          120                   108                360              351        11/1/2003  10/1/2013
  16a
  16b
  17    Actual/360          120                   118                360              358        9/1/2004   8/1/2014
----------------------------------------------------------------------------------------------------------------------
  18    Actual/360          180                   174                240              234        5/1/2004   4/1/2019
  19      30/360            180                   179                180              179        10/1/2004  9/1/2019
  20    Actual/360          120                   116                360              356        7/1/2004   6/1/2014
  20a
  20b
----------------------------------------------------------------------------------------------------------------------
  20c
  20d
  20e
  20f
  21    Actual/360          120                   117                360              357        8/1/2004   7/1/2014
----------------------------------------------------------------------------------------------------------------------
  22    Actual/360          120                   119                276              275        10/1/2004  9/1/2014
  38    Actual/360          107                   106                240              239        10/1/2004  8/1/2013
  23    Actual/360          120                   117                360              357        8/1/2004   7/1/2014
  24    Actual/360          120                   120                300              300        11/5/2004  10/5/2014
  25    Actual/360          120                   119                360              360        10/1/2004  9/1/2014
----------------------------------------------------------------------------------------------------------------------
  26    Actual/360           84                   81                 360              360        8/1/2004   7/1/2011
  27    Actual/360          120                   120                360              360        11/1/2004  10/1/2014
  28    Actual/360          120                   114                360              354        5/1/2004   4/1/2014
  29    Actual/360           84                   83                 330              329        10/1/2004  9/1/2011
  30      30/360             60                   57                  0                0         8/1/2004   7/1/2009
----------------------------------------------------------------------------------------------------------------------
  31    Actual/360          120                   117                360              357        8/1/2004   7/1/2014
  32    Actual/360          120                   120                120              120        11/1/2004  10/1/2014
  33    Actual/360          120                   116                300              296        7/1/2004   6/1/2014
  34    Actual/360          120                   116                300              296        7/1/2004   6/1/2014
  35    Actual/360          120                   116                300              296        7/1/2004   6/1/2014
----------------------------------------------------------------------------------------------------------------------
  36    Actual/360           84                   81                 360              357        8/1/2004   7/1/2011
  37    Actual/360          108                   108                180              180        11/1/2004  10/1/2013
  39    Actual/360           84                   81                 300              297        8/1/2004   7/1/2011
  40    Actual/360          120                   119                240              239        10/1/2004  9/1/2014
  41    Actual/360          120                   116                360              356        7/1/2004   6/1/2014
----------------------------------------------------------------------------------------------------------------------
  42    Actual/360          120                   116                240              236        7/1/2004   6/1/2014
  43    Actual/360          120                   111                360              351        2/1/2004   1/1/2014
  44    Actual/360          120                   119                360              359        10/1/2004  9/1/2014
  45    Actual/360          120                   120                300              300        11/1/2004  10/1/2014
  46    Actual/360          120                   118                360              358        9/1/2004   8/1/2014
----------------------------------------------------------------------------------------------------------------------
  47    Actual/360          120                   118                360              358        9/1/2004   8/1/2014
  48    Actual/360          240                   238                240              238        9/1/2004   8/1/2024
  49    Actual/360          120                   117                360              357        8/1/2004   7/1/2014
  50    Actual/360          118                   117                358              357        10/1/2004  7/1/2014
  51    Actual/360          120                   119                240              239       10/10/2004  9/10/2014
----------------------------------------------------------------------------------------------------------------------
  52    Actual/360          120                   115                360              355        6/1/2004   5/1/2014
  53    Actual/360          120                   117                360              360        8/1/2004   7/1/2014
  54    Actual/360          120                   118                300              300        9/1/2004   8/1/2014
  55    Actual/360          120                   118                360              358        9/1/2004   8/1/2014
  56    Actual/360          100                   97                 360              357        8/1/2004   10/31/2012
----------------------------------------------------------------------------------------------------------------------
  56a
  56b
  56c
  56d
  56e
----------------------------------------------------------------------------------------------------------------------
  57    Actual/360          120                   117                360              357        8/1/2004   7/1/2014
  58    Actual/360          120                   120                210              210        11/1/2004  10/1/2014
  58a
  58b
  59    Actual/360          120                   118                360              358        9/1/2004   8/1/2014
----------------------------------------------------------------------------------------------------------------------
  60    Actual/360          240                   237                240              237        8/5/2004   7/5/2024
  61    Actual/360          120                   117                360              357        8/5/2004   7/5/2014
  62    Actual/360          120                   119                231              230        10/1/2004  9/1/2014
  63    Actual/360          120                   108                360              348        11/1/2003  10/1/2013
  64    Actual/360           84                   80                  0                0         7/1/2004   6/1/2011
----------------------------------------------------------------------------------------------------------------------
  65    Actual/360          240                   237                240              237        8/5/2004   7/5/2024
  66    Actual/360          120                   116                300              296        7/5/2004   6/5/2014
  67    Actual/360          108                   104                300              296        7/1/2004   6/1/2013
  68    Actual/360          120                   118                330              328        9/1/2004   8/1/2014
  69      30/360            120                   119                300              299        10/1/2004  9/1/2014
----------------------------------------------------------------------------------------------------------------------
  70    Actual/360          120                   115                300              295        6/1/2004   5/1/2014
  71    Actual/360          120                   114                300              294        5/1/2004   4/1/2014
  72    Actual/360          120                   117                300              297        8/1/2004   7/1/2014
  73    Actual/360          120                   117                360              357        8/1/2004   7/1/2014
  74    Actual/360          120                   118                300              298        9/1/2004   8/1/2014
----------------------------------------------------------------------------------------------------------------------
  75    Actual/360          120                   118                360              360        9/1/2004   8/1/2014
  76    Actual/360           60                   58                 300              298        9/1/2004   8/1/2009
  77    Actual/360          120                   117                360              360        8/1/2004   7/1/2014
  78    Actual/360          120                   117                360              360        8/1/2004   7/1/2014
  79    Actual/360          120                   116                300              296        7/1/2004   6/1/2014
----------------------------------------------------------------------------------------------------------------------
  80    Actual/360          120                   117                360              357        8/1/2004   7/1/2014
  81    Actual/360          120                   118                360              358        9/1/2004   8/1/2014
  82    Actual/360          120                   117                360              357        8/1/2004   7/1/2014
  83    Actual/360          120                   117                360              360        8/1/2004   7/1/2014
  84    Actual/360          240                   237                240              237        8/1/2004   7/1/2024
----------------------------------------------------------------------------------------------------------------------
  85    Actual/360          120                   118                360              358        9/1/2004   8/1/2014
  86    Actual/360          120                   117                360              357        8/1/2004   7/1/2014
  87    Actual/360          120                   115                360              355        6/1/2004   5/1/2014
  88    Actual/360          120                   118                360              358        9/1/2004   8/1/2014

  89    Actual/360          120                   113                360              353        4/1/2004   3/1/2014
----------------------------------------------------------------------------------------------------------------------
  90    Actual/360          120                   117                360              357        8/1/2004   7/1/2014
  91    Actual/360          120                   119                360              359        10/1/2004  9/1/2014
  92    Actual/360          120                   113                360              353        4/1/2004   3/1/2014
  93    Actual/360          120                   111                300              291        2/1/2004   1/1/2014
  94    Actual/360          120                   117                360              357        8/1/2004   7/1/2014
----------------------------------------------------------------------------------------------------------------------
  95    Actual/360          120                   115                360              355        6/1/2004   5/1/2014
  96    Actual/360          180                   177                180              177        8/1/2004   7/1/2019
  97    Actual/360          120                   104                360              344        7/1/2003   6/1/2013
  98    Actual/360          120                   117                360              360        8/1/2004   7/1/2014
  99    Actual/360          120                   116                360              356        7/1/2004   6/1/2014
----------------------------------------------------------------------------------------------------------------------
  100   Actual/360          120                   116                360              356        7/1/2004   6/1/2014
  101   Actual/360          120                   118                240              238        9/1/2004   8/1/2014
  102   Actual/360          120                   111                300              291        2/1/2004   1/1/2014
  103   Actual/360          180                   179                180              179        10/1/2004  9/1/2019
  104   Actual/360          180                   177                180              177        8/1/2004   7/1/2019
----------------------------------------------------------------------------------------------------------------------
  105   Actual/360          120                   120                360              360        11/1/2004  10/1/2014
  106   Actual/360          120                   118                300              298        9/1/2004   8/1/2014
  107   Actual/360          120                   117                360              357        8/1/2004   7/1/2014
  108   Actual/360          120                   117                360              357        8/1/2004   7/1/2014
  109   Actual/360          120                   117                360              357        8/1/2004   7/1/2014
----------------------------------------------------------------------------------------------------------------------
  110   Actual/360          120                   115                300              295        6/1/2004   5/1/2014
  111   Actual/360          120                   116                360              356        7/1/2004   6/1/2014
  112   Actual/360           84                   80                 360              356        7/1/2004   6/1/2011
  113   Actual/360          120                   117                360              357        8/1/2004   7/1/2014
  114   Actual/360          120                   117                300              297        8/1/2004   7/1/2014
----------------------------------------------------------------------------------------------------------------------
  115   Actual/360          120                   117                180              177        8/1/2004   7/1/2014
  116   Actual/360          120                   117                360              360        8/1/2004   7/1/2014
  117   Actual/360          120                   116                240              236        7/1/2004   6/1/2014
  118   Actual/360          120                   117                300              297        8/1/2004   7/1/2014
  119   Actual/360           84                   81                 360              357        8/1/2004   7/1/2011
----------------------------------------------------------------------------------------------------------------------
  120   Actual/360          120                   113                360              353        4/1/2004   3/1/2014
  121   Actual/360          120                   118                360              358        9/1/2004   8/1/2014
  122   Actual/360          120                   117                360              357        8/1/2004   7/1/2014
  123   Actual/360          120                   117                360              357        8/1/2004   7/1/2014
  124   Actual/360          120                   117                360              357        8/1/2004   7/1/2014
----------------------------------------------------------------------------------------------------------------------
  125   Actual/360          120                   117                360              357        8/1/2004   7/1/2014
  126   Actual/360          120                   116                300              296        7/1/2004   6/1/2014
  127   Actual/360           60                   57                 324              321        8/1/2004   7/1/2009
  128   Actual/360          120                   117                360              357        8/1/2004   7/1/2014
  129   Actual/360          120                   112                300              292        3/1/2004   2/1/2014
----------------------------------------------------------------------------------------------------------------------
  130   Actual/360          120                   117                300              297        8/1/2004   7/1/2014
  131   Actual/360          180                   178                180              178        9/1/2004   8/1/2019

           ANNUAL        MONTHLY          REMAINING                                         ARD         CROSSED
            DEBT           DEBT         INTEREST ONLY                                       LOAN          WITH
  ID    SERVICE (5)    SERVICE (5)      PERIOD (MOS.)     LOCKBOX   LOCKBOX TYPE           (Y/N)      OTHER LOANS
----------------------------------------------------------------------------------------------------------------------

   1       4,538,805       378,233.78        21             Yes     Soft, Springing Hard     No            No
   2       2,988,915       249,076.25        80             Yes     Hard                     No            No
   3       3,687,772       307,314.36                       Yes     Hard                    Yes            No
   4       2,631,450       219,287.50        59             Yes     Springing Hard           No            No
   5       2,642,600       220,216.67        34             Yes     Soft, Springing Hard     No            No
----------------------------------------------------------------------------------------------------------------------
   6       3,015,213       251,267.75                       Yes     Hard                    Yes            No
   7       2,076,845       173,070.38        33             Yes     Hard                     No            No
   8       2,297,008       191,417.31                       Yes     Soft, Springing Hard     No            No
  8a
  8b
----------------------------------------------------------------------------------------------------------------------
  8c
   9       1,427,745       118,978.75        58             Yes     Springing Hard           No            No
  10       1,860,016       155,001.32                       Yes     Springing Hard           No            No
  11       1,957,034       163,086.19                       Yes     Hard                    Yes            No
  12       1,750,850       145,904.14                       Yes     Hard                    Yes            No
----------------------------------------------------------------------------------------------------------------------
  13       1,051,192        87,599.33        52             Yes     Springing Hard           No            No
  14       1,759,521       146,626.76                       Yes     Hard                     No            No
  14a
  14b
  14c
----------------------------------------------------------------------------------------------------------------------
  15       1,829,768       152,480.64                       Yes     Springing Hard           No            No
  16       1,356,082       113,006.81                       Yes     Soft, Springing Hard     No            No
  16a
  16b
  17       1,295,456       107,954.65                       Yes     Soft, Springing Hard     No            No
----------------------------------------------------------------------------------------------------------------------
  18       1,487,627       123,968.94                       Yes     Hard                     No            No
  19       1,589,046       132,420.52                       No      NAP                      No            No
  20       1,161,774        96,814.52                       Yes     Soft, Springing Hard    Yes            No
  20a
  20b
----------------------------------------------------------------------------------------------------------------------
  20c
  20d
  20e
  20f
  21       1,182,156        98,513.03                       No      NAP                      No            No
----------------------------------------------------------------------------------------------------------------------
  22       1,236,420       103,035.01                       No      NAP                      No            No
  38       1,309,677       109,139.72                       Yes     Soft, Springing Hard     No            No
  23       1,081,955        90,162.95                       No      NAP                      No            No
  24       1,067,473        88,956.11                       No      NAP                      No            No
  25         831,584        69,298.63        23             No      NAP                      No            No
----------------------------------------------------------------------------------------------------------------------
  26         807,710        67,309.13        21             No      NAP                      No            No
  27         987,520        82,293.34                       Yes     Hard                     No            No
  28         952,832        79,402.64                       Yes     Hard                     No            No
  29         981,591        81,799.26                       No      NAP                      No            No
  30         563,637        46,969.75        57             No      NAP                      No            No
----------------------------------------------------------------------------------------------------------------------
  31         938,455        78,204.55                       No      NAP                      No            No
  32       1,648,379       137,364.88                       No      NAP                      No            No
  33         503,304        41,942.00                       No      NAP                      No         Yes - A
  34         213,190        17,765.83                       No      NAP                      No         Yes - A
  35         155,314        12,942.80                       No      NAP                      No         Yes - A
----------------------------------------------------------------------------------------------------------------------
  36         780,058        65,004.84                       No      NAP                      No            No
  37       1,084,505        90,375.42                       Yes     Hard                    Yes            No
  39         720,514        60,042.83                       No      NAP                      No            No
  40         818,283        68,190.21                       Yes     Springing Hard          Yes            No
  41         664,549        55,379.08                       Yes     Springing Hard           No            No
----------------------------------------------------------------------------------------------------------------------
  42         805,968        67,164.04                       No      NAP                      No            No
  43         603,955        50,329.56                       No      NAP                      No            No
  44         592,089        49,340.76                       No      NAP                      No            No
  45         662,583        55,215.22                       Yes     Hard                     No            No
  46         583,518        48,626.53                       No      NAP                      No            No
----------------------------------------------------------------------------------------------------------------------
  47         556,167        46,347.28                       No      NAP                      No            No
  48         697,857        58,154.71                       No      NAP                      No            No
  49         556,797        46,399.79                       Yes     Hard                     No            No
  50         537,691        44,807.59                       No      NAP                      No            No
  51         634,387        52,865.60                       No      NAP                      No            No
----------------------------------------------------------------------------------------------------------------------
  52         511,913        42,659.42                       No      NAP                      No            No
  53         429,382        35,781.83        21             No      NAP                      No            No
  54         421,575        35,131.25        22             No      NAP                      No            No
  55         448,367        37,363.90                       No      NAP                      No            No
  56         489,294        40,774.54                       No      NAP                      No            No
----------------------------------------------------------------------------------------------------------------------
  56a
  56b
  56c
  56d
  56e
----------------------------------------------------------------------------------------------------------------------
  57         475,786        39,648.83                       No      NAP                      No            No
  58         616,591        51,382.55                       Yes     Hard                     No            No
  58a
  58b
  59         435,848        36,320.64                       Yes     Springing Hard          Yes            No
----------------------------------------------------------------------------------------------------------------------
  60         517,077        43,089.77                       No      NAP                      No            No
  61         421,755        35,146.21                       No      NAP                      No            No
  62         497,053        41,421.05                       Yes     Springing Hard          Yes            No
  63         383,234        31,936.13                       No      NAP                      No            No
  64         298,894        24,907.87        80             Yes     Hard                    Yes            No
----------------------------------------------------------------------------------------------------------------------
  65         472,083        39,340.27                       No      NAP                      No            No
  66         377,752        31,479.34                       No      NAP                      No            No
  67         362,420        30,201.64                       No      NAP                      No            No
  68         356,851        29,737.59                       No      NAP                      No            No
  69         391,804        32,650.30                       No      NAP                      No            No
----------------------------------------------------------------------------------------------------------------------
  70         410,080        34,173.32                       No      NAP                      No            No
  71         341,351       $28,445.91                       No      NAP                      No            No
  72         345,261        28,771.79                       No      NAP                      No            No
  73         312,360        26,030.01                       No      NAP                      No            No
  74         337,693        28,141.12                       No      NAP                      No            No
----------------------------------------------------------------------------------------------------------------------
  75         243,333        20,277.78        22             No      NAP                      No            No
  76         288,662        24,055.19                       No      NAP                      No            No
  77         236,082        19,673.50        21             No      NAP                      No            No
  78         202,981       $16,915.05         9             No      NAP                      No            No
  79         305,687        25,473.91                       No      NAP                      No            No
----------------------------------------------------------------------------------------------------------------------
  80         276,195        23,016.28                       No      NAP                      No            No
  81         265,915        22,159.59                       No      NAP                      No            No
  82         269,684        22,473.68                       No      NAP                      No            No
  83         194,910        16,242.50         9             No      NAP                      No            No
  84         307,259        25,604.95                       No      NAP                      No            No
----------------------------------------------------------------------------------------------------------------------
  85         255,061        21,255.05                       No      NAP                      No            No
  86         253,704        21,142.04                       No      NAP                      No            No
  87         231,044        19,253.70                       No      NAP                      No            No
  88         236,913        19,742.75                       No      NAP                      No            No

  89         221,438        18,453.14                       No      NAP                      No            No
----------------------------------------------------------------------------------------------------------------------
  90         219,237        18,269.76                       No      NAP                      No            No
  91         224,690        18,724.13                       Yes     Springing Hard          Yes            No
  92         219,391        18,282.61                       No      NAP                      No            No
  93         243,103        20,258.55                       No      NAP                      No            No
  94         212,839        17,736.55                       No      NAP                      No            No
----------------------------------------------------------------------------------------------------------------------
  95         206,215        17,184.56                       No      NAP                      No            No
  96         289,396        24,116.33                       No      NAP                      No            No
  97         205,299        17,108.29                       No      NAP                      No            No
  98         168,630        14,052.50        21             No      NAP                      No            No
  99         195,654        16,304.48                       No      NAP                      No            No
----------------------------------------------------------------------------------------------------------------------
  100        187,327        15,610.56                       No      NAP                      No            No
  101        234,748        19,562.34                       Yes     Springing Hard          Yes            No
  102        206,383        17,198.62                       No      NAP                      No            No
  103        263,812        21,984.37                       No      NAP                      No            No
  104        253,527        21,127.22                       No      NAP                      No            No
----------------------------------------------------------------------------------------------------------------------
  105        174,469        14,539.10                       No      NAP                      No            No
  106        181,879        15,156.62                       No      NAP                      No            No
  107        171,377        14,281.38                       No      NAP                      No            No
  108        170,348        14,195.68                       No      NAP                      No            No
  109        147,586        12,298.80                       No      NAP                      No            No
----------------------------------------------------------------------------------------------------------------------
  110        169,121        14,093.44                       No      NAP                      No            No
  111        151,320        12,609.99                       No      NAP                      No            No
  112        129,752        10,812.68                       No      NAP                      No            No
  113        138,992        11,582.67                       No      NAP                      No            No
  114        162,050        13,504.14                       No      NAP                      No            No
----------------------------------------------------------------------------------------------------------------------
  115        194,702        16,225.16                       No      NAP                      No            No
  116        115,632         9,636.00        21             No      NAP                      No            No
  117        144,724        12,060.32                       No      NAP                      No            No
  118        126,864        10,571.97                       No      NAP                      No            No
  119        105,904         8,825.35                       No      NAP                      No            No
----------------------------------------------------------------------------------------------------------------------
  120        114,990         9,582.52                       No      NAP                      No            No
  121        107,996         8,999.67                       No      NAP                      No            No
  122        107,850         8,987.51                       No      NAP                      No            No
  123        102,677         8,556.41                       No      NAP                      No            No
  124         95,599         7,966.62                       No      NAP                      No            No
----------------------------------------------------------------------------------------------------------------------
  125        103,462         8,621.85                       No      NAP                      No            No
  126         94,036         7,836.31                       No      NAP                      No            No
  127         95,918         7,993.13                       No      NAP                      No            No
  128         88,094         7,341.20                       No      NAP                      No            No
  129         87,485         7,290.40                       No      NAP                      No            No
----------------------------------------------------------------------------------------------------------------------
  130         78,508         6,542.31                       No      NAP                      No            No
  131        105,194         8,766.14                       No      NAP                      No            No

                                                                                         CUT-OFF               LTV
                           GRACE         PAYMENT      APPRAISED         APPRAISAL       DATE LTV             RATIO AT
  ID     DSCR (2)(3)   PERIOD (DAYS)       DATE       VALUE ($)        AS-OF DATE     RATIO (2)(3)    MATURITY OR ARD (2)(3)
-------------------------------------------------------------------------------------------------------------------------------

   1        1.51             0             1st         96,800,000       4/26/2004         76.4%               66.5%
   2        1.90             5             1st         84,000,000       4/26/2004         65.2%               65.2%
   3        1.31             0             1st        220,000,000       2/7/2004          72.6%               53.5%
   4        2.42             5             1st         94,000,000       5/25/2004         52.8%               52.8%
   5        1.54             5             1st      61,500,000 (6)      10/1/2004        78% (6)            68.6% (6)
-------------------------------------------------------------------------------------------------------------------------------
   6        1.48             5             1st         61,400,000       3/26/2004         69.0%               58.6%
   7        2.42             0             7th        395,000,000       5/1/2004          55.4%               49.7%
   8        1.59             5             1st         46,800,000       8/18/2003         70.6%               64.1%
  8a                                                   18,300,000       8/18/2003
  8b                                                   17,600,000       8/18/2003
-------------------------------------------------------------------------------------------------------------------------------
  8c                                                   10,900,000       8/18/2003
   9        2.58             5             1st         52,300,000       5/28/2004         53.6%               53.6%
  10        1.34             5             1st         37,200,000       4/7/2004          72.4%               60.9%
  11        1.32             5             1st         35,000,000       4/20/2004         74.4%               64.1%
  12        1.41             5             1st      31,500,000 (7)      7/1/2004        76.1% (7)            65% (7)
-------------------------------------------------------------------------------------------------------------------------------
  13        2.78             5             1st      42,850,000 (8)      1/13/2004       54.1% (8)           54.1% (8)
  14        1.44             5             1st         34,200,000       6/1/2004          64.3%               50.6%
  14a                                                  16,100,000       6/1/2004
  14b                                                  11,600,000       6/1/2004
  14c                                                   6,500,000       6/1/2004
-------------------------------------------------------------------------------------------------------------------------------
  15        1.43             5             1st         34,600,000       4/1/2004          58.9%               39.8%
  16        1.64             5             1st         34,200,000        Various          53.7%               46.5%
  16a                                                  30,400,000       4/27/2004
  16b                                                   3,800,000       6/12/2003
  17        1.43             5             1st         26,000,000       5/7/2004          70.3%               59.6%
-------------------------------------------------------------------------------------------------------------------------------
  18        1.28             5             1st         27,050,000       1/6/2004          64.2%               25.2%
  19        1.52             5             1st         30,600,000       5/7/2004          52.1%                0.4%
  20        1.44             5             1st         21,050,000        Various          75.7%               64.7%
  20a                                                   8,100,000       4/29/2004
  20b                                                   5,450,000       4/29/2004
-------------------------------------------------------------------------------------------------------------------------------
  20c                                                   2,300,000       4/29/2004
  20d                                                   2,150,000       4/29/2004
  20e                                                   1,900,000       4/29/2004
  20f                                                   1,150,000       4/28/2004
  21        1.47             5             1st         23,000,000       5/1/2004          68.1%               58.7%
-------------------------------------------------------------------------------------------------------------------------------
  22        1.30             5             1st         22,179,000       6/28/2004         67.5%               50.3%
  38        1.53             5             1st         20,640,000       4/16/2003         72.5%               51.7%
  23        1.30             5             1st         19,800,000       5/1/2004          74.8%               64.0%
  24        1.32             5             5th      20,300,000 (9)      10/1/2004       71.4% (9)           54.5% (9)
  25        1.49             5             1st      17,800,000 (10)     11/1/2004      79.8% (10)           70.5% (10)
-------------------------------------------------------------------------------------------------------------------------------
  26        1.53             5             1st         17,600,000       5/24/2004         80.4%               74.9%
  27        1.44             5             1st         19,365,000       3/5/2004          72.3%               61.1%
  28        1.58             5             1st         23,500,000       1/15/2004         59.2%               49.8%
  29        1.32             5             1st         17,250,000       5/7/2004          79.9%               70.1%
  30        3.24             5             1st         24,700,000       3/31/2004         54.0%               54.0%
-------------------------------------------------------------------------------------------------------------------------------
  31        1.24             5             1st      16,450,000 (11)     9/1/2004       79.4% (11)           67.6% (11)
  32        1.10             5             1st         21,500,000       6/3/2004          59.5%                1.0%
  33        1.30             5             1st          9,100,000       3/18/2004         75.0%               57.5%
  34        1.27             5             1st          3,845,000       3/18/2004         75.2%               57.7%
  35        1.46             5             1st          2,800,000       3/18/2004         75.3%               57.7%
-------------------------------------------------------------------------------------------------------------------------------
  36        1.48             5             1st         16,700,000       4/20/2004         66.9%               60.3%
  37        1.38             5             1st         15,900,000       8/20/2003         67.5%               35.3%
  39        1.46             5             1st         14,250,000       4/9/2004          69.9%               59.3%
  40        1.40             5             1st         15,005,000       6/2/2004          65.2%               42.5%
  41        1.46             5             1st         11,900,000       4/16/2004         79.5%               67.3%
-------------------------------------------------------------------------------------------------------------------------------
  42        1.51             5             1st         13,160,000       3/17/2004         69.9%               46.7%
  43        1.20             5             1st         13,000,000       9/29/2003         66.3%               56.3%
  44        1.51             5             1st         13,500,000       6/29/2004         62.2%               52.6%
  45        1.53             5             1st         12,900,000       6/1/2004          64.3%               50.5%
  46        1.44             5             1st         10,870,000       5/14/2004         76.2%               64.5%
-------------------------------------------------------------------------------------------------------------------------------
  47        2.03             5             1st         16,650,000       7/14/2004         48.6%               40.8%
  48        1.34             5             1st         10,000,000       6/14/2004         77.7%                2.7%
  49        1.33             5             1st         12,800,000       5/3/2004          59.2%               50.7%
  50        1.51             5             1st          9,900,000       5/21/2004         74.7%               63.7%
  51        1.45             0             10th        11,200,000       5/21/2004         64.6%               43.0%
-------------------------------------------------------------------------------------------------------------------------------
  52        1.55             5             1st          9,350,000       3/30/2004         75.6%               64.6%
  53        1.85             5             1st         10,900,000       4/9/2004          64.2%               57.1%
  54        1.59             5             1st          9,675,000       5/3/2004          72.4%               60.2%
  55        1.97             5             1st         13,250,000       3/31/2004         52.7%               43.5%
  56        1.52             5             1st         10,475,000       6/1/2004          66.6%               58.6%
-------------------------------------------------------------------------------------------------------------------------------
  56a                                                   2,725,000       6/1/2004
  56b                                                   2,600,000       6/1/2004
  56c                                                   2,200,000       6/1/2004
  56d                                                   1,700,000       6/1/2004
  56e                                                   1,250,000       6/1/2004
-------------------------------------------------------------------------------------------------------------------------------
  57        1.73             5             1st         11,100,000       6/14/2004         60.6%               51.4%
  58        1.25             5             1st         10,000,000       6/1/2004          65.0%               37.7%
  58a                                                   5,600,000       6/1/2004
  58b                                                   4,400,000       6/1/2004
  59        1.37             5             1st          8,750,000       6/9/2004          70.2%               59.5%
-------------------------------------------------------------------------------------------------------------------------------
  60        1.56             0             5th         11,350,000       5/4/2004          52.5%                1.6%
  61        1.39             5             5th          7,950,000       5/21/2004         74.0%               63.0%
  62        1.20             5             1st          8,000,000       4/29/2004         70.8%               45.1%
  63        1.96             5             1st         10,000,000       7/30/2003         56.3%               47.6%
  64        2.47             5             1st         10,200,000       3/25/2004         53.9%               53.9%
-------------------------------------------------------------------------------------------------------------------------------
  65        1.62             0             5th         10,300,000       5/4/2004          53.1%                1.6%
  66        2.30             5             5th         10,500,000       4/13/2004         50.2%               38.1%
  67        1.33             5             1st          6,400,000       4/12/2004         79.2%               62.5%
  68        1.39             5             1st          6,275,000       3/3/2004          76.7%               62.7%
  69        1.51             0             1st      7,200,000 (12)      8/1/2004       66.6% (12)            52% (12)
-------------------------------------------------------------------------------------------------------------------------------
  70        1.30             5             1st          6,240,000       3/17/2004         73.3%               60.2%
  71        1.28             5             1st          6,335,000       2/12/2004         70.4%               54.8%
  72        1.50             5             1st          7,400,000       4/7/2004          58.2%               45.9%
  73        1.21             5             1st          5,500,000       5/1/2004          78.0%               66.6%
  74        1.32             5             1st          8,300,000       2/9/2004          51.1%               40.2%
-------------------------------------------------------------------------------------------------------------------------------
  75        2.13             5             1st          5,380,000       6/9/2004          74.3%               66.0%
  76        1.56             5             1st          5,500,000       7/2/2004          72.1%               64.8%
  77        1.42             5             1st          4,900,000       5/19/2004         80.0%               70.9%
  78        1.98             5             1st      4,850,000 (13)      8/19/2004      79.4% (13)           67.5% (13)
  79        1.48             5             1st          5,850,000       4/7/2004          65.3%               51.5%
-------------------------------------------------------------------------------------------------------------------------------
  80        1.62             5             1st          5,300,000       4/2/2004          70.6%               60.5%
  81        1.83             5             1st          8,900,000       6/7/2004          41.5%               35.3%
  82        1.35             5             1st          4,900,000       5/12/2004         74.3%               63.8%
  83        1.99             5             1st          4,625,000       5/1/2004          77.8%               66.5%
  84        1.21             5             1st          4,775,000       5/14/2004         74.9%                2.3%
-------------------------------------------------------------------------------------------------------------------------------
  85        1.60             5             1st          4,700,000       6/2/2004          74.3%               63.5%
  86        1.31             5             1st          5,800,000       5/11/2004         60.2%               51.4%
  87        1.56             5             1st          4,400,000       3/23/2004         78.6%               65.7%
  88        1.53             5             1st          4,600,000       5/14/2004         71.6%               60.9%

  89        1.56             5             1st          5,181,000       10/1/2003         62.3%               52.5%
-------------------------------------------------------------------------------------------------------------------------------
  90        1.52             5             1st          4,000,000       4/13/2004         79.8%               67.1%
  91        1.48             5             1st          4,845,000       5/26/2004         64.9%               55.1%
  92        1.73             5             1st          4,450,000       1/13/2004         70.3%               59.6%
  93        1.55             5             1st          5,150,000      11/14/2003         59.5%               47.0%
  94        1.36             5             1st          4,700,000       5/24/2004         63.7%               54.0%
-------------------------------------------------------------------------------------------------------------------------------
  95        1.50             5             1st          4,100,000       3/1/2004          72.8%               61.4%
  96        2.07             5             1st          8,110,000       5/3/2004          36.6%                0.7%
  97        1.66             5             1st          3,900,000       12/8/2002         73.2%               62.9%
  98        1.53             5             1st          3,500,000       5/16/2004         80.0%               70.9%
  99        1.89             5             1st          4,930,000       4/28/2004         56.6%               47.9%
-------------------------------------------------------------------------------------------------------------------------------
  100       1.58             5             1st          4,300,000       4/1/2004          64.4%               53.9%
  101       1.47             5             1st          3,600,000       5/14/2004         74.7%               49.7%
  102       1.53             5             1st          3,750,000      10/15/2003         71.1%               55.7%
  103       1.72             5             1st          5,900,000       6/2/2004          42.2%                1.1%
  104       2.10             5             1st          5,950,000       4/30/2004         40.8%                1.0%
-------------------------------------------------------------------------------------------------------------------------------
  105       1.37             5             1st          3,200,000       7/6/2004          75.8%               64.4%
  106       1.36             5             1st          3,300,000       6/16/2004         72.5%               56.1%
  107       1.33             5             1st          3,600,000       5/26/2004         63.7%               54.8%
  108       1.36             5             1st          3,200,000       4/14/2004         70.5%               60.8%
  109       1.72             5             1st          3,750,000       5/1/2004          58.5%               48.9%
-------------------------------------------------------------------------------------------------------------------------------
  110       1.46             5             1st          2,900,000       3/16/2004         74.5%               58.4%
  111       1.54             5             1st          2,800,000       4/12/2004         76.0%               64.6%
  112       1.56             5             1st          2,950,000       4/14/2004         70.2%               62.1%
  113       2.63             5             1st          5,170,000       4/28/2004         38.6%               32.6%
  114       1.70             5             1st          3,750,000       5/24/2004         53.1%               42.1%
-------------------------------------------------------------------------------------------------------------------------------
  115       1.54             5             1st          5,875,000       5/6/2004          33.7%               15.0%
  116       1.44             5             1st          2,400,000       5/19/2004         80.0%               70.9%
  117       1.30             5             1st          2,150,000       4/21/2004         76.1%               51.1%
  118       1.57             5             1st          2,975,000       5/15/2004         54.6%               42.7%
  119       1.66             5             1st          2,230,000       4/7/2004          71.5%               64.0%
-------------------------------------------------------------------------------------------------------------------------------
  120       1.69             5             1st          2,400,000      12/12/2003         66.2%               56.7%
  121       1.36             5             1st      1,975,000 (14)      5/14/2004      71.5% (14)           61.8% (14)
  122       1.22             5             1st          1,900,000       5/12/2004         73.5%               63.8%
  123       1.66             5             1st          2,500,000       5/10/2004         55.9%               47.8%
  124       1.83             5             1st          2,500,000       4/1/2004          55.8%               46.9%
-------------------------------------------------------------------------------------------------------------------------------
  125       1.38             5             1st          2,750,000       5/11/2004         50.4%               43.4%
  126       1.30             5             1st          1,625,000       4/1/2004          79.5%               60.7%
  127       2.67             5             1st          3,425,000       4/30/2004         37.5%               34.6%
  128       1.59             5             1st          1,960,000       5/5/2004          61.3%               52.5%
  129       1.64             5             1st      2,150,000 (15)      5/7/2004       50.6% (15)           40.1% (15)
-------------------------------------------------------------------------------------------------------------------------------
  130       1.88             5             1st          1,950,000       5/17/2004         53.6%               41.3%
  131       2.25             5             1st          3,300,000       6/10/2004         30.1%                0.8%

  ID    ADDRESS                                                        CITY                         STATE      ZIP CODE
---------------------------------------------------------------------------------------------------------------------------

   1    2941 Fairview Park Drive                                       Falls Church                   VA        22042
   2    4300 Summit Plaza Drive                                        Louisville                     KY        40241
   3    555 11th Street NW                                             Washington                     DC        20004
   4    6500 Reisterstown Road                                         Baltimore                      MD        21215
   5    7800 Montgomery Road                                           Cincinnati                     OH        45236
---------------------------------------------------------------------------------------------------------------------------
   6    100 Mulberry Street                                            Newark                         NJ        07102
   7    1411 Broadway                                                  New York                       NY        10018
   8    Various                                                        Various                        CA       Various
  8a    3241 Kilgore Road                                              Rancho Cordova                 CA        95670
  8b    10730 International Drive                                      Rancho Cordova                 CA        95670
---------------------------------------------------------------------------------------------------------------------------
  8c    101 Creekside Ridge Court                                      Roseville                      CA        95678
   9    Harbor Blvd. & Orangethorpe Ave.                               Fullerton                      CA        92832
  10    7805-7875 Highlands Village Place                              San Diego                      CA        92126
  11    14672 Lee Road                                                 Chantilly                      VA        20151
  12    2300 N. Haggerty Road                                          West Bloomfield                MI        48322
---------------------------------------------------------------------------------------------------------------------------
  13    590-690 River Highway                                          Mooresville                    NC        28117
  14    Various                                                        Various                     Various     Various
  14a   1220 1st Avenue                                                Coralville                     IA        52241
  14b   549 South Rock Road                                            Wichita                        KS        67207
  14c   8787 Reeder Road                                               Overland Park                  KS        66214
---------------------------------------------------------------------------------------------------------------------------
  15    4700 Emperor Boulevard                                         Durham                         NC        27703
  16    Various                                                        Various                     Various     Various
  16a   100 Route 46                                                   Fairfield                      NJ        07004
  16b   317-318 Bagley Road                                            Kenly                          NC        27542
  17    1030 - 1190 West Alameda                                       Burbank                        CA        91506
---------------------------------------------------------------------------------------------------------------------------
  18    166 Stoneridge Drive                                           Columbia                       SC        29210
  19    108-148 North DuPont Highway                                   New Castle                     DE        19720
  20    Various                                                        Various                        NJ       Various
  20a   412-420 Route 10                                               East Hanover                   NJ        07936
  20b   125 Algonquin Parkway                                          Whippany                       NJ        07981
---------------------------------------------------------------------------------------------------------------------------
  20c   30-40 Leslie Court                                             Whippany                       NJ        07981
  20d   141-145 Algonquin Parkway                                      Whippany                       NJ        07981
  20e   156 Algonquin Parkway                                          Whippany                       NJ        07981
  20f   341 Kaplan Drive                                               Fairfield                      NJ        07004
  21    1802 - 1810 12th Avenue , NW                                   Issaquah                       WA        98027
---------------------------------------------------------------------------------------------------------------------------
  22    11505 and 11851 Bandera Road                                   San Antonio                    TX        78023
  38    2001 U.S. Highway 301                                          Palmetto                       FL        34221
  23    7777 Fay Avenue                                                La Jolla                       CA        92037
  24    2300 W. Oregon Avenue                                          Philadelphia                   PA        19145
  25    6083 - 6123 Capital Blvd.                                      Raleigh                        NC        27616
---------------------------------------------------------------------------------------------------------------------------
  26    7040 N. 110th Plaza                                            Omaha                          NE        68142
  27    75 Coromar Drive                                               Goleta                         CA        93117
  28    1578 Sussex Turnpike                                           Randolph                       NJ        07869
  29    905 Richardson Vista Road                                      Anchorage                      AK        99501
  30    4058 State Route 42                                            Monticello                     NY        12701
---------------------------------------------------------------------------------------------------------------------------
  31    1245 Bald Hill Road (Route 2)                                  Warwick                        RI        02886
  32    1750 Elm Street                                                Manchester                     NH        03104
  33    375 North Depot Drive                                          Ogden                          UT        84404
  34    550 South Depot Drive                                          Ogden                          UT        84404
  35    1080 South Depot Drive                                         Ogden                          UT        84404
---------------------------------------------------------------------------------------------------------------------------
  36    33201 Dowe Avenue                                              Union City                     CA        94587
  37    45-55 Pearson Street                                           Long Island City               NY        11101
  39    1111 Civic Drive                                               Walnut Creek                   CA        94596
  40    222 Via Marnell Way, 270 E. Pamalyn Avenue                     Las Vegas                      NV        89119
  41    2001, 2003, 2009 & 2011 Commerce Park Drive                    Annapolis                      MD        21401
---------------------------------------------------------------------------------------------------------------------------
  42    100 Washington Commons Drive                                   Evans                          GA        30809
  43    405 East Prince Road                                           Tucson                         AZ        85705
  44    3807 Wilshire Boulevard                                        Los Angeles                    CA        90010
  45    4800 Merle Hay Road                                            Urbandale                      IA        50322
  46    48th Avenue & Tower Road                                       Denver                         CO        80249
---------------------------------------------------------------------------------------------------------------------------
  47    7710, 7720, 7737 and 7740 Kenamar Court                        San Diego                      CA        92121
  48    66 Weybossett Street                                           Providence                     RI        02110
  49    201 South Capitol Avenue                                       Indianapolis                   IN        46214
  50    105 Daly Lane                                                  Snowmass Village               CO        81615
  51    725 Irving Avenue                                              Syracuse                       NY        13210
---------------------------------------------------------------------------------------------------------------------------
  52    6302-6342 Lake Worth Boulevard                                 Lake Worth                     TX        76135
  53    623 Stewart Avenue                                             Garden City                    NY        11530
  54    3001 Kemp Boulevard                                            Wichita Falls                  TX        76308
  55    504 - 570 Perkins and 126 - 132 North Orchard Ave.             Ukiah                          CA        95482
  56    Various                                                        Various                        TX       Various
---------------------------------------------------------------------------------------------------------------------------
  56a   301 W. Knox & 305 W. Baylor                                    Ennis                          TX        75119
  56b   4220 W. Green Oaks Blvd.                                       Arlington                      TX        76016
  56c   115 N. Graham St. and 210 N. Graham St.                        Stephenville                   TX        76401
  56d   1161 Clarksville St. and 1160 Lamar Ave.                       Paris                          TX        75460
  56e   100 East Elm St. and 302 South Waco St.                        Hillsboro                      TX        76645
---------------------------------------------------------------------------------------------------------------------------
  57    1340 Briarwood Drive                                           Waterford Township             MI        48327
  58    Various                                                        Various                        IA       Various
  58a   2101 4th Street SW                                             Mason City                     IA        50401
  58b   2023 7th Avenue North                                          Clear Lake                     IA        50428
  59    5711 - 5799 East La Palma Avenue                               Anaheim                        CA        92807
---------------------------------------------------------------------------------------------------------------------------
  60    420-444 Westport Avenue                                        Norwalk                        CT        06851
  61    4914-5024 Thoroughbred Lane                                    Brentwood                      TN        37027
  62    1758-1922 5400 South Street                                    Taylorsville                   UT        84123
  63    1233, 1241, 1249, 1257 Quarry Lane                             Pleasanton                     CA        94566
  64    Miramar Parkway and Southwest 172nd Avenue                     Miramar                        FL        33019
---------------------------------------------------------------------------------------------------------------------------
  65    877 Post Road East                                             Westport                       CT        06880
  66    4125 Highway 20                                                Buford                         GA        30518
  67    2101-2145 Polaris Parkway                                      Columbus                       OH        43240
  68    30500 Bruce Industrial Parkway                                 Solon                          OH        44139
  69    1618-1624 SW Dash Point Road                                   Federal Way                    WA        98023
---------------------------------------------------------------------------------------------------------------------------
  70    11-55 University Boulevard North                               Jacksonville                   FL        32211
  71    1100-1102 John Reed Court                                      City of Industry               CA        91745
  72    2855-2897 Johnson Drive                                        Ventura                        CA        93003
  73    2700-2724 E 10th St                                            Bloomington                    IN        47408
  74    998 Church Street                                              Ventura                        CA        93001
---------------------------------------------------------------------------------------------------------------------------
  75    24270 Arnold Drive                                             Sonoma                         CA        95476
  76    401 Farnel Road                                                Santa Maria                    CA        93454
  77    146 Willpark Drive                                             Akron                          OH        44312
  78    32525-32555, 32617-32621 Northwestern Highway and              Farmington Hills               MI        48334
        32673 Clairview Drive
  79    33 Traveler Street                                             Boston                         MA         2118
---------------------------------------------------------------------------------------------------------------------------
  80    1333 W. McDermott Drive                                        Allen                          TX        75013
  81    496 South First Street                                         Los Altos                      CA        94022
  82    11555 Medlock Bridge Road                                      Duluth                         GA        30097
  83    25203 - 25309 Evergreen Road                                   Southfield                     MI        48075
  84    5502, 5506-5536 West 13400 South                               Herriman                       UT        84065
---------------------------------------------------------------------------------------------------------------------------
  85    1501 W. Forest Meadow St.                                      Flagstaff                      AZ        86001
  86    1300,1318,1326 Overland Dr.                                    San Mateo                      CA        94403
  87    10601 North Meridian Street                                    Indianapolis                   IN        46290
  88    5901-5961 South Middlefield Road                               Columbine Valley               CO        80123

  89    2A - 54D  Teson Garden Walk; 4110 - 4130 &                     St. Ann/Hazelwood              MO     63074/63042
        4152 - 4156 Geraldine Ave, 4134 - 4142 &
        4146 - 4148 Parc Chalet Drive and 4101-4126 Esseldale Drive
---------------------------------------------------------------------------------------------------------------------------
  90    3734 Westheimer Road                                           Houston                        TX        77027
  91    7311 East 29th Drive                                           Denver                         CO        80207
  92    47 East 7200 South                                             Midvale                        UT        84047
  93    6603 W. Canal Drive                                            Kennewick                      WA        99336
  94    630 San Ramon Valley Boulevard                                 Danville                       CA        94526
---------------------------------------------------------------------------------------------------------------------------
  95    5000 - 5028 Spedale Court                                      Spring Hill                    TN        37174
  96    270 Umbarger Road                                              San Jose                       CA        95111
  97    6807-7013 N. May Avenue                                        Oklahoma City                  OK        73116
  98    4303 75th Street                                               Kenosha                        WI        53142
  99    1140 Bird Avenue                                               San Jose                       CA        95125
---------------------------------------------------------------------------------------------------------------------------
  100   3701 & 3719 88th Street NE                                     Marysville                     WA        98270
  101   7750 Phillips Highway                                          Jacksonville                   FL        32256
  102   1415 South 700 West                                            Salt Lake City                 UT        84104
  103   1000 Airport Blvd                                              Morrisville                    NC        27650
  104   728 West 1425 North Street                                     Layton                         UT        84041
---------------------------------------------------------------------------------------------------------------------------
  105   3017 Limestone Drive                                           Louisville                     TN        37777
  106   765, 775, 785, 805, 815 School Road NW                         Hutchinson                     MN        55350
  107   4000 Truxel Road                                               Sacramento                     CA        95834
  108   3455 Ringsby Court                                             Denver                         CO        80216
  109   1526 & 1650 Birchwood Ave.                                     Bellingham                     WA        98225
---------------------------------------------------------------------------------------------------------------------------
  110   11220 Spencer Highway                                          La Porte                       TX        77571
  111   1662 Encino Rio                                                San Antonio                    TX        78259
  112   7075 Clark Road                                                Paradise                       CA        95969
  113   6020 Monterey Highway                                          San Jose                       CA        95138
  114   10400 W. McDowell Road                                         Avondale                       AZ        85323
---------------------------------------------------------------------------------------------------------------------------
  115   501, 511, and 521  Westview Drive                              Hastings                       MN        55033
  116   3250 Albrecht Avenue                                           Akron                          OH        44312
  117   7941-7951 Granger Road  (SR17)                                 Valley View                    OH        44125
  118   4029 - 4049 NE Sandy Boulevard                                 Portland                       OR        97212
  119   1540 Russian Jack Drive                                        Anchorage                      AK        99508
---------------------------------------------------------------------------------------------------------------------------
  120   10635 - 10665 Vanowen Street                                   Los Angeles (North Hollywood)  CA        91505
  121   1420 & 1426 East Route 66                                      Flagstaff                      AZ        86001
  122   10201 N. Scottsdale Road                                       Scottsdale                     AZ        85253
  123   545 E. Alluvial Avenue                                         Fresno                         CA        93720
  124   4227 South Meridian                                            Puyallup                       WA        98373
---------------------------------------------------------------------------------------------------------------------------
  125   1241 W. Hillsdale Blvd.                                        San Mateo                      CA        94403
  126   21021 Heron Way                                                Lakeville                      MN        55044
  127   1287 Earthway Drive                                            Bristol                        IN        46507
  128   3914 Capital Blvd.                                             Raleigh                        NC        27604
  129   10718-10790 West Executive Drive                               Boise                          ID        83713
---------------------------------------------------------------------------------------------------------------------------
  130   8969 West Grand Avenue                                         Peoria                         AZ        85345
  131   461-463 Bush Street                                            San Francisco                  CA        94108

                                                                             CUT-OFF DATE
                                                           NET   UNITS    BALANCE PER NET                PREPAYMENT
               YEAR               YEAR                RENTABLE     OF       RENTABLE AREA                PROVISIONS
  ID          BUILT             RENOVATED        AREA SF/UNITS  MEASURE    SF/UNITS (2)(3)            (# OF PAYMENTS)
--------------------------------------------------------------------------------------------------------------------------------

   1        2000-2001             2004                 352,583   Sq Ft             209.88  LO(49)/Defeasance(70)/Open(1)
   2           2001                                    341,213   Sq Ft             160.59  LO(28)/Gtr 1% or YM(52)/Open(4)
   3           2001                                    404,095   Sq Ft             395.44  LO(37)/Defeasance(137)/YM(5)/Open(1) (16)
   4           1961               2004                 791,661   Sq Ft              62.72  LO(35)/Gtr 1% or YM(23)/Open(2)
   5           1966             1994-1995              349,678   Sq Ft             137.27  LO(26)/Defeasance(93)/Open(1)
--------------------------------------------------------------------------------------------------------------------------------
   6           1987                                    322,521   Sq Ft             131.28  LO(29)/Defeasance(87)/Open(4)
   7           1970        1998-1999 / 2000-2001     1,150,705   Sq Ft             190.32  LO(27)/Defeasance(89)/Open(4)
   8         Various                                   258,879   Sq Ft             127.71  LO(32)/Defeasance(48)/Open(1)
  8a           2002                                    102,289   Sq Ft
  8b           2001                                     96,800   Sq Ft
--------------------------------------------------------------------------------------------------------------------------------
  8c           2001                                     59,790   Sq Ft
   9           1988               2002                 242,080   Sq Ft             115.87  LO(35)/Gtr 1% or YM(23)/Open(2)
  10           2004                                     89,986   Sq Ft             299.45  LO(27)/Defeasance(89)/Open(4)
  11           2002                                    158,919   Sq Ft             163.96  LO(26)/Defeasance(91)/Open(3)
  12           2003                                    135,450   Sq Ft             177.02  LO(26)/Defeasance(90)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
  13           2003                                    255,798   Sq Ft              90.70  LO(35)/Gtr 1% or YM(23)/Open(2)
  14         Various             Various                   652   Rooms          33,742.33  LO(25)/Defeasance(91)/Open(4)
  14a          1974               2001                     211   Rooms
  14b          1974               2001                     250   Rooms
  14c          1973               2001                     191   Rooms
--------------------------------------------------------------------------------------------------------------------------------
  15           1986               2003                     331   Rooms          61,573.68  LO(28)/Defeasance(88)/Open(4)
  16         Various                                 8,080,380   Sq Ft               2.27  LO(48)/Defeasance(71)/Open(1)
  16a       1940-1950                                3,646,408   Sq Ft
  16b       1984-2001                                4,433,972   Sq Ft
  17           1992                                    102,786   Sq Ft             177.95  LO(26)/Defeasance(93)/Open(1)
--------------------------------------------------------------------------------------------------------------------------------
  18           2003                                    107,994   Sq Ft             160.86  LO(35)/Defeasance(143)/Open(2)
  19    1956 / 1986 - 2003        2003                 299,712   Sq Ft              53.20  LO(25)/Gtr 1% or YM(154)/Open(1)
  20         Various             Various               188,613   Sq Ft              84.52  LO(47)/Defeasance(72)/Open(1)
  20a          1970               2004                  35,500   Sq Ft
  20b          1999                                     70,699   Sq Ft
--------------------------------------------------------------------------------------------------------------------------------
  20c          1974               1998                  24,700   Sq Ft
  20d          1999                                     23,554   Sq Ft
  20e          1978                                     20,190   Sq Ft
  20f          1969                                     13,970   Sq Ft
  21           1996                                    118,313   Sq Ft             132.38  LO(35)/Defeasance(81)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
  22           2004                                    104,000   Sq Ft             144.00  LO(26)/Gtr 1% or YM(90)/Open(4)
  38           1984               1998                 492,020   Sq Ft              30.42  LO(24)/Defeasance(82)/Open(1)
  23           1983               2004                  54,187   Sq Ft             273.34  LO(27)/Flex (92)/Open(1)
  24           2004                                    117,718   Sq Ft             123.18  LO(24)/Defeasance(93)/Open(3)
  25       1985 / 1999          2002-2003               88,720   Sq Ft             160.05  LO(25)/Defeasance(92)/Open(3)
--------------------------------------------------------------------------------------------------------------------------------
  26    1972 / 1982 / 1987                                 531    Pads          26,647.83  LO(35)/Gtr 1% or YM(45)/Open(4)
  27           1962                                    121,316   Sq Ft             115.48  LO(25)/Defeasance(91)/Open(4)
  28           1956               2003                 465,174   Sq Ft              29.91  LO(31)/Defeasance(85)/Open(4)
  29           1951               2001                     406   Units          33,946.44  LO(26)/Defeasance(54)/Open(4)
  30        1975-2004                                  225,883   Sq Ft              59.10  LO(35)/Gtr 1% or YM(23)/Open(2)
--------------------------------------------------------------------------------------------------------------------------------
  31           1985                                    128,840   Sq Ft             101.40  LO(27)/Defeasance(92)/Open(1)
  32       1950 / 1970          2002-2004              206,369   Sq Ft              62.02  LO(24)/Defeasance(95)/Open(1)
  33           2001                                    263,200   Sq Ft              25.94  LO(29)/Defeasance(87)/Open(4)
  34           2001                                    106,512   Sq Ft              27.16  LO(29)/Defeasance(87)/Open(4)
  35           2003                                     37,325   Sq Ft              56.46  LO(29)/Defeasance(87)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
  36           1987               2002                 306,650   Sq Ft              36.42  LO(35)/Defeasance(45)/Open(4)
  37           1924             2003-2004                1,844   Units           5,819.09  LO(24)/Defeasance(77)/Open(7)
  39           1978               1997                  75,678   Sq Ft             131.54  LO(35)/Defeasance(47)/Open(2)
  40           2002                                     80,111   Sq Ft             122.05  LO(47)/Gtr 1% or YM(69)/Open(4)
  41           1990                                    101,302   Sq Ft              93.41  LO(35)/Defeasance(83)/Open(2)
--------------------------------------------------------------------------------------------------------------------------------
  42           1999                                        126   Units          72,965.38  LO(35)/Gtr 1% or YM(81)/Open(4)
  43           1986                                        330   Units          26,124.13  LO(34)/Defeasance(82)/Open(4)
  44           1967                                    168,594   Sq Ft              49.77  LO(47)/Defeasance(72)/Open(1)
  45           1974               1998                     199   Rooms          41,708.54  LO(25)/Defeasance(91)/Open(4)
  46           2003                                     36,066   Sq Ft             229.69  LO(23)/Gtr 1% or YM(96)/Open(1)
--------------------------------------------------------------------------------------------------------------------------------
  47           1986                                    151,895   Sq Ft              53.22  LO(27)/Defeasance(89)/Open(4)
  48           1984                                    208,278   Sq Ft              37.30  LO(35)/Defeasance(201)/Open(4)
  49           1987                                    138,850   Sq Ft              54.60  LO(28)/Defeasance(88)/Open(4)
  50           1988               1998                  39,256   Sq Ft             188.32  LO(48)/Defeasance(69)/Open(1)
  51           1976              1990's                 90,199   Sq Ft              80.21  LO(25)/Defeasance(92)/Open(3)
--------------------------------------------------------------------------------------------------------------------------------
  52           1983                                     76,482   Sq Ft              92.41  LO(47)/Defeasance(72)/Open(1)
  53           1966               1992                  50,927   Sq Ft             137.45  LO(27)/Defeasance(92)/Open(1)
  54           1985                                        228   Units          30,701.75  LO(27)/Defeasance(89)/Open(4)
  55        1976-1977             1999                 133,742   Sq Ft              52.22  LO(35)/Flex(81)/Open(4)
  56         Various             Various                50,982   Sq Ft             136.91  LO(27)/Defeasance(70)/Open(3)
--------------------------------------------------------------------------------------------------------------------------------
  56a          1965                                     13,289   Sq Ft
  56b          2003                                      6,926   Sq Ft
  56c          1960               1984                  10,532   Sq Ft
  56d          1973                                      8,226   Sq Ft
  56e          1885               1993                  12,009   Sq Ft
--------------------------------------------------------------------------------------------------------------------------------
  57           1972               2003                     248   Units          27,141.89  LO(35)/Defeasance(81)/Open(4)
  58           1964              Various                   272   Rooms          23,897.06  LO(25)/Defeasance(91)/Open(4)
  58a          1964               2004                     135   Rooms
  58b          1964               1996                     137   Rooms
  59           1977                                    112,451   Sq Ft              54.59  LO(27)/Gtr 1% or YM(88)/Open(5)
--------------------------------------------------------------------------------------------------------------------------------
  60    1972 / 1980 / 1986                              50,000   Sq Ft             119.26  Gtr 1% or YM(237)/Open(3)
  61           1987                                     47,932   Sq Ft             122.76  LO(27)/Defeasance(90)/Open(3)
  62           1980               2002                 194,554   Sq Ft              29.13  LO(26)/Defeasance(90)/Open(4)
  63           1987                                     77,120   Sq Ft              72.96  LO(47)/Gtr 1% or YM(69)/Open(4)
  64           2004                                     70,471   Sq Ft              78.05  LO(28)/Defeasance(52)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
  65           1969               1995                  29,340   Sq Ft             186.29  Gtr 1% or YM(237)/Open(3)
  66           1989                                    163,272   Sq Ft              32.26  LO(28)/Defeasance(87)/Open(5)
  67           2003                                     31,176   Sq Ft             162.55  LO(35)/Defeasance(69)/Open(4)
  68           1987               2004                 152,250   Sq Ft              31.62  LO(27)/Defeasance(89)/Open(4)
  69           2004                                     33,255   Sq Ft             144.15  Gtr 1% or YM(117)/Open(3)
--------------------------------------------------------------------------------------------------------------------------------
  70       1953 / 1996            1996                  35,905   Sq Ft             127.47  LO(29)/Defeasance(87)/Open(4)
  71           1973             2002-2003              110,000   Sq Ft              40.56  LO(35)/Defeasance(81)/Open(4)
  72           1988                                     48,850   Sq Ft              88.20  LO(35)/Flex(81)/Open(4)
  73           2003                                         72   Units          59,566.37  LO(35)/Defeasance(81)/Open(4)
  74           1966            2002 / 2003                  52   Units          81,518.99  LO(35)/Defeasance(81)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
  75       1999 / 2002                                     480   Units           8,333.33  LO(35)/Defeasance(83)/Open(2)
  76    1984 / 1997 / 2002                                 787   Units           5,035.45  LO(35)/Flex(21)/Open(4)
  77          1960's                                       144    Pads          27,222.22  LO(35)/Gtr 1% or YM(81)/Open(4)
  78           2003                                     14,507   Sq Ft             265.39  LO(47)/Defeasance(66)/Open(7)
  79           1996             1998-1999                  445   Units           8,584.40  LO(35)/Flex(80)/Open(5)
--------------------------------------------------------------------------------------------------------------------------------
  80           2002                                     35,047   Sq Ft             106.73  LO(35)/Flex(81)/Open(4)
  81           1997                                     20,278   Sq Ft             182.13  LO(27)/Defeasance(89)/Open(4)
  82           1995                                     49,963   Sq Ft              72.87  LO(28)/Defeasance(88)/Open(4)
  83           2003                                     18,373   Sq Ft             195.94  LO(47)/Defeasance(66)/Open(7)
  84           2003                                     31,437   Sq Ft             113.80  LO(27)/Defeasance(210)/Open(3)
--------------------------------------------------------------------------------------------------------------------------------
  85   1996 / 1998 / 2001 / 2002                           789   Units           4,428.10  LO(35)/Flex(81)/Open(4)
  86           1968               2004                      37   Units          94,346.56  LO(35)/Defeasance(81)/Open(4)
  87           1981               1994                  23,300   Sq Ft             148.35  LO(30)/Defeasance(86)/Open(4)
  88           1983               2001                  47,759   Sq Ft              68.97  LO(35)/Defeasance(81)/Open(4)

  89       1963 / 1968          2001-2002                  182   Units          17,729.47  LO(35)/Flex(81)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
  90       1965 / 2004            2004                   9,240   Sq Ft             345.30  LO(27)/Defeasance(90)/Open(3)
  91           2004                                     14,560   Sq Ft             216.13  LO(26)/Defeasance(90)/Open(4)
  92           1978               2002                  83,590   Sq Ft              37.43  LO(35)/Flex(81)/Open(4)
  93           2002                                     45,860   Sq Ft              66.77  LO(35)/Flex(81)/Open(4)
  94           2004                                     13,127   Sq Ft             227.91  LO(35)/Flex(81)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
  95           2003                                     28,003   Sq Ft             106.60  LO(35)/Flex(81)/Open(4)
  96           1964               2002                     135    Pads          21,983.41  LO(35)/Flex(141)/Open(4)
  97           1955               1996                  55,247   Sq Ft              51.67  LO(41)/Defeasance(75)/Open(4)
  98           1950          1960's / 1980's               117    Pads          23,931.62  LO(35)/Gtr 1% or YM(81)/Open(4)
  99           1990                                        428   Units           6,516.53  LO(35)/Flex(81)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
  100          2000                                     15,300   Sq Ft             180.94  LO(35)/Defeasance(81)/Open(4)
  101          1982               2004                  73,580   Sq Ft              36.54  LO(27)/Defeasance(89)/Open(4)
  102          1958                                    168,690   Sq Ft              15.80  LO(35)/Flex(81)/Open(4)
  103          1987                                        111   Rooms          22,449.28  LO(34)/Gtr 1% or YM(142)/Open(4)
  104          1997                                     43,398   Sq Ft              55.91  LO(35)/Defeasance(141)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
  105          1982               2003                      80   Units          30,312.50  LO(25)/Defeasance(91)/Open(4)
  106          1988                                         76   Units          31,489.70  LO(35)/Defeasance(81)/Open(4)
  107          2003                                      9,895   Sq Ft             231.87  LO(35)/Flex(81)/Open(4)
  108          1956             2001-2002               24,824   Sq Ft              90.82  LO(35)/Flex(81)/Open(4)
  109          1983               2003                  28,454   Sq Ft              77.08  LO(35)/Defeasance(81)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
  110          1996                                        559   Units           3,864.76  LO(30)/Defeasance(86)/Open(4)
  111          2003                                     13,720   Sq Ft             155.20  LO(35)/Defeasance(81)/Open(4)
  112          1981                                         67    Pads          30,894.93  LO(35)/Defeasance(45)/Open(4)
  113          1994                                        477   Units           4,180.83  LO(35)/Flex(81)/Open(4)
  114          2002                                        597   Units           3,337.81  LO(35)/Flex(81)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
  115          1976                                        108   Units          18,322.02  LO(35)/Defeasance(81)/Open(4)
  116          1956                                         96    Pads          20,000.00  LO(35)/Gtr 1% or YM(81)/Open(4)
  117          2001                                     30,000   Sq Ft              54.55  LO(35)/Defeasance(81)/Open(4)
  118          1925         1997 / 2001-2003            20,447   Sq Ft              79.40  LO(35)/Defeasance(81)/Open(4)
  119          1986               2003                      42   Units          37,974.49  LO(35)/Flex(45)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
  120          1977                                     30,889   Sq Ft              51.47  LO(35)/Flex(81)/Open(4)
  121       1998-1999                                    8,456   Sq Ft             167.07  LO(35)/Flex(81)/Open(4)
  122          1973                                      7,983   Sq Ft             174.97  LO(35)/Flex(81)/Open(4)
  123          1993                                     16,515   Sq Ft              84.55  LO(35)/Defeasance(81)/Open(4)
  124          1982                                     10,825   Sq Ft             128.95  LO(35)/Defeasance(81)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
  125          1972               2004                      18   Units          77,031.53  LO(34)/Defeasance(82)/Open(4)
  126          2003                                     27,000   Sq Ft              47.85  LO(35)/Defeasance(81)/Open(4)
  127          2004                                    108,413   Sq Ft              11.86  LO(35)/Flex(21)/Open(4)
  128          1996                                     10,722   Sq Ft             112.10  LO(35)/Flex(81)/Open(4)
  129          1994                                     41,000   Sq Ft              26.54  LO(35)/Flex(81)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
  130          1977             2001-2003                  378   Units           2,765.91  LO(35)/Flex(81)/Open(4)
  131          1907            1998 / 1999              16,666   Sq Ft              59.62  LO(35)/Defeasance(141)/Open(4)

             THIRD          THIRD MOST         SECOND        SECOND MOST        MOST       MOST RECENT
          MOST RECENT       RECENT NOI      MOST RECENT       RECENT NOI       RECENT          NOI       UNDERWRITTEN   UNDERWRITTEN
  ID        NOI ($)            DATE           NOI ($)            DATE          NOI ($)        DATE          NOI ($)        EGI ($)
------------------------------------------------------------------------------------------------------------------------------------

   1                                            7,073,257     12/31/2002       3,256,089   12/31/2003       7,165,782    10,178,688
   2          4,825,546     12/31/2002          5,979,136     12/31/2003       6,279,102    3/31/2004       6,151,734     9,372,987
   3         11,698,710     12/31/2002         12,954,148     12/31/2003      13,095,410    6/30/2004      16,149,062    21,625,416
   4          2,884,263     12/31/2001          2,127,020     12/31/2002       2,265,166   12/31/2003       6,675,152    10,153,173
   5          4,045,491     12/31/2001          3,975,461     12/31/2002       3,904,761   12/31/2003       4,247,993     6,715,274
------------------------------------------------------------------------------------------------------------------------------------
   6          6,914,458     12/31/2002          6,204,544     12/31/2003       6,004,052    3/31/2004       4,946,022     9,456,208
   7         25,270,513     12/31/2002         31,044,677     12/31/2003      30,769,120    3/31/2004      31,797,535    52,261,890
   8                                                                           3,786,176    6/30/2003       3,872,706     4,894,936
  8a                                                                           1,250,820    6/30/2003       1,534,394     1,969,722
  8b                                            1,400,856     12/31/2002       1,457,910    6/30/2003       1,407,356     1,689,061
------------------------------------------------------------------------------------------------------------------------------------
  8c                                              919,320     12/31/2002       1,077,446    6/30/2003         930,956     1,236,153
   9                                            2,852,545     12/31/2002       3,051,198   12/31/2003       3,821,649     5,920,942
  10                                                                                                        2,547,040     3,413,116
  11            326,816     12/31/2002          2,251,369     12/31/2003       2,679,771    3/31/2004       2,746,273     3,999,410
  12                                                                                                        2,571,003     3,679,731
------------------------------------------------------------------------------------------------------------------------------------
  13                                                                                                        3,022,891     3,834,881
  14          2,901,487     12/31/2002          3,251,882     12/31/2003       3,452,346    4/30/2004       3,222,683    15,481,551
  14a         1,195,347     12/31/2002          1,851,083     12/31/2003       1,929,492    4/30/2004       1,885,069     6,047,288
  14b         1,375,910     12/31/2002            985,693     12/31/2003       1,101,351    4/30/2004       1,088,541     5,458,851
  14c           330,230     12/31/2002            415,106     12/31/2003         421,503    4/30/2004         249,073     3,975,412
------------------------------------------------------------------------------------------------------------------------------------
  15          3,458,820     12/31/2002          2,857,199     12/31/2003       3,420,221    5/31/2004       3,330,002    14,295,130
  16                                                                                                        2,223,105     2,291,861
  16a                                                                                                       1,889,639     1,948,082
  16b                                                                                                         333,466       343,779
  17          1,820,400     12/31/2002          1,898,030     12/31/2003       1,995,201    2/28/2004       1,902,848     2,393,671
------------------------------------------------------------------------------------------------------------------------------------
  18                                                                                                        1,920,661     2,600,751
  19          1,966,445     12/31/2001          2,281,214     12/31/2002       2,376,023   12/31/2003       2,587,622     4,175,279
  20                                                                           1,766,833   12/31/2003       1,738,876     2,265,125
  20a                                             703,334     12/31/2002         725,922   12/31/2003         765,173       951,063
  20b                                             447,529     12/31/2002         458,167   12/31/2003         426,155       556,847
------------------------------------------------------------------------------------------------------------------------------------
  20c                                             192,062     12/31/2002         170,342   12/31/2003         170,864       254,242
  20d                                             173,178     12/31/2002         166,092   12/31/2003         161,812       210,963
  20e                                             113,233     12/31/2002         148,684   12/31/2003         127,168       169,952
  20f                                                                             97,626   12/31/2003          87,704       122,058
  21          1,861,636     12/31/2002          1,886,170     12/31/2003       1,919,562    5/31/2004       1,805,028     2,436,493
------------------------------------------------------------------------------------------------------------------------------------
  22                                                                           2,257,507    8/6/2004        1,713,892     2,479,936
  38          1,592,095     12/31/2002          1,202,728     12/31/2003       1,444,498    6/30/2004       2,138,183     3,531,593
  23                                              402,384     12/31/2003         454,589    3/31/2004       1,462,649     2,087,169
  24                                                                                                        1,419,637     1,676,027
  25                                              413,138     12/31/2003         951,534    2/29/2004       1,300,966     1,506,443
------------------------------------------------------------------------------------------------------------------------------------
  26          1,030,174     12/31/2002          1,193,282     11/30/2003       1,295,000    4/30/2004       1,258,366     1,871,985
  27                                                                                                        1,545,430     1,922,867
  28          1,153,708     12/31/2001          1,199,249     12/31/2002         800,802   12/31/2003       1,750,055     2,967,448
  29          1,497,758     12/31/2002          1,569,566     12/31/2003       1,530,309    3/31/2004       1,444,842     3,025,658
  30          1,543,349     12/31/2001          1,162,850     12/31/2002       1,181,361   12/31/2003       1,874,436     2,706,899
------------------------------------------------------------------------------------------------------------------------------------
  31            860,758     12/31/2001          1,307,958     12/31/2002         914,533   12/31/2003       1,221,647     1,817,275
  32          2,243,682     12/31/2001          1,859,183     12/31/2002       1,489,316   12/31/2003       2,053,407     3,531,416
  33            448,522     12/31/2002            742,437     12/31/2003         834,554    2/29/2004         745,453       960,208
  34             29,841     12/31/2002            204,726     12/31/2003         251,827    2/29/2004         307,283       406,842
  35                                                                                                          243,727       308,494
------------------------------------------------------------------------------------------------------------------------------------
  36          1,115,353     12/31/2001          1,160,722     12/31/2002       1,113,050   12/31/2003       1,252,528     1,512,408
  37          1,823,562     12/31/2002          1,592,060     12/31/2003       1,626,740    6/30/2004       1,512,791     3,308,852
  39          1,374,834     12/31/2001          1,294,829     12/31/2002       1,438,949   12/31/2003       1,180,686     1,926,710
  40                                            1,469,160     12/31/2003       1,462,321    4/30/2004       1,255,577     1,567,528
  41            945,421     12/31/2001          1,024,657     12/31/2002       1,010,472   12/31/2003       1,070,407     1,354,606
------------------------------------------------------------------------------------------------------------------------------------
  42            924,890     12/31/2002          1,165,704     12/31/2003       1,190,476    4/30/2004       1,257,814     2,555,983
  43            997,002     12/31/2002            917,060     10/31/2003         782,015    6/30/2004         838,220     1,642,581
  44            935,768     12/31/2002          1,070,231     12/31/2003       1,210,357    4/30/2004       1,081,230     2,302,594
  45          1,435,306     12/31/2002          1,257,714     12/31/2003       1,333,782    4/30/2004       1,318,304     6,740,840
  46                                                                             613,668    7/31/2004         860,847     1,132,648
------------------------------------------------------------------------------------------------------------------------------------
  47          1,442,675     12/31/2002          1,269,591     12/31/2003       1,197,631    4/30/2004       1,303,476     1,736,299
  48          1,025,198     12/31/2002            929,497     12/31/2003         890,932    6/30/2004         947,924     1,643,169
  49                                                                           1,371,841    3/31/2004         958,329     2,055,253
  50                                              822,250     12/31/2002         881,269   12/31/2003         847,787     1,237,606
  51          1,306,688     12/31/2001          1,408,914     12/31/2002       1,452,259   12/31/2003       1,140,166     2,331,754
------------------------------------------------------------------------------------------------------------------------------------
  52            485,481     12/31/2002            703,142     12/31/2003         714,562    3/31/2004         864,738     1,148,277
  53            805,107     12/31/2002            881,315     12/31/2003       1,083,933    6/30/2004         840,096     1,505,134
  54            886,726     12/31/2002            847,311     12/31/2003         868,198    4/30/2004         749,050     1,525,797
  55            885,134     12/31/2002            998,934     12/31/2003         986,244    3/31/2004         973,670     1,229,782
  56                                                                             942,727    5/31/2004         775,779     1,291,020
------------------------------------------------------------------------------------------------------------------------------------
  56a                                                                            248,869    5/31/2004         207,835       319,025
  56b                                                                            217,687    5/31/2004         194,216       282,348
  56c                                                                            195,880    5/31/2004         155,865       272,315
  56d                                                                            156,044    5/31/2004         125,290       230,334
  56e                                                                            124,247    5/31/2004          92,573       186,998
------------------------------------------------------------------------------------------------------------------------------------
  57            915,707     12/31/2002            880,183     12/31/2003         869,872    4/30/2004         893,265     1,770,021
  58          1,168,943     12/31/2002          1,080,391     12/31/2003       1,129,830    4/30/2004       1,039,783     6,028,788
  58a           568,371     12/31/2002            562,082     12/31/2003         594,195    4/30/2004         513,132     2,519,201
  58b           600,572     12/31/2002            518,309     12/31/2003         535,635    4/30/2004         526,651     3,509,587
  59                                                                                                          595,386       640,000
------------------------------------------------------------------------------------------------------------------------------------
  60            662,634     12/31/2002            760,772     12/31/2003         863,299    6/30/2004         849,679     1,123,732
  61            455,941     12/31/2002            508,069     12/31/2003         693,651    6/30/2004         650,211       973,657
  62            696,226     12/31/2002            727,659     12/31/2003         644,010    3/31/2004         700,708     1,151,197
  63                                              824,613     12/31/2003       1,018,574    6/30/2004         852,662     1,150,357
  64                                                                                                          784,195     1,172,778
------------------------------------------------------------------------------------------------------------------------------------
  65            718,211     12/31/2002            704,747     12/31/2003         790,223    6/30/2004         815,411     1,031,751
  66            985,381     12/31/2002            956,375     12/31/2003         921,410    6/30/2004         992,357     1,247,927
  67                                                                                                          513,183       647,379
  68                                                                                                          559,421       812,790
  69                                                                                                          596,631       755,617
------------------------------------------------------------------------------------------------------------------------------------
  70            593,840     12/31/2001            556,936     12/31/2002         541,964   12/31/2003         550,605       709,773
  71                                                                                                          484,265       672,942
  72            632,189     12/31/2001            409,154     12/31/2002         511,524   12/31/2003         574,667       881,322
  73                                                                             510,947   12/31/2003         395,172       557,968
  74                                              471,396     12/31/2002         512,903   12/31/2003         473,953       714,357
------------------------------------------------------------------------------------------------------------------------------------
  75            424,455     12/31/2002            408,425     12/31/2003         431,073    5/31/2004         528,639       758,039
  76            470,969     12/31/2002            485,824     12/31/2003         466,002    5/31/2004         472,952       713,113
  77                                               38,015     12/31/2002          43,418   12/31/2003         342,801       503,126
  78                                                                             362,271   12/31/2003         407,488       496,983
  79            485,307     12/31/2002            439,159     12/31/2003         430,768    6/30/2004         457,842       843,546
------------------------------------------------------------------------------------------------------------------------------------
  80                                              342,910     12/31/2003         373,965    3/31/2004         489,826       743,861
  81            800,636     12/31/2002            688,173     12/31/2003         695,814    4/30/2004         541,905       753,901
  82            482,591     12/31/2002            523,123     12/31/2003         543,891    4/30/2004         442,415       749,182
  83                                                                             318,091   12/31/2003         402,926       526,168
  84                                                                             376,878    6/30/2004         400,248       506,968
------------------------------------------------------------------------------------------------------------------------------------
  85            327,368     12/31/2002            342,801     12/31/2003         377,954    5/6/2004          418,500       623,013
  86            443,198     12/31/2001            413,048     12/31/2002         385,836   12/31/2003         345,158       500,437
  87            426,644     12/31/2001            426,479     12/31/2002         415,494   12/31/2003         382,728       582,458
  88            598,835     12/31/2002            453,410     12/31/2003         414,256    3/31/2004         404,797       723,618

  89            325,022     12/31/2001            366,137     12/31/2002         385,819   12/31/2003         392,035       871,105
------------------------------------------------------------------------------------------------------------------------------------
  90                                                                                                          347,180       445,800
  91                                                                                                          334,486       344,831
  92            158,127     12/31/2001            246,532     12/31/2002         388,897   12/31/2003         423,843       596,913
  93                                              153,910     12/31/2002         216,895   11/30/2003         402,907       553,555
  94                                                                                                          313,097       393,961
------------------------------------------------------------------------------------------------------------------------------------
  95                                                                                                          334,668       407,776
  96            574,288     12/31/2002            620,037     12/31/2003         622,743    6/30/2004         604,581       999,840
  97            392,869     12/31/2002            401,518     12/31/2003         408,828    6/30/2004         397,028       486,714
  98            265,970     12/31/2002            262,046     12/31/2003         265,465    3/31/2004         263,372       419,241
  99            371,391     12/31/2002            384,622     12/31/2003         373,357    6/30/2004         374,776       638,875
------------------------------------------------------------------------------------------------------------------------------------
  100           126,941     12/31/2001            338,917     12/31/2002         335,601   12/31/2003         312,559       400,139
  101                                                                                                         378,801       480,621
  102           171,518     12/31/2001            325,805     9/30/2003          372,714    5/31/2004         364,172       487,916
  103           785,576     12/31/2002            662,293     12/31/2003         683,693    6/30/2004         532,021     1,984,114
  104           618,911     12/31/2002            652,707     12/31/2003         645,329    3/31/2004         563,707       585,032
------------------------------------------------------------------------------------------------------------------------------------
  105           284,104     12/31/2002            305,272     12/31/2003         279,204    6/30/2004         267,095       529,000
  106           257,542     12/31/2002            266,718     12/31/2003         288,738    4/30/2004         273,966       508,473
  107                                                                                                         241,292       319,657
  108                                                                                                         258,178       355,244
  109                                                                            342,704    5/30/2004         287,505       444,919
------------------------------------------------------------------------------------------------------------------------------------
  110           231,912     12/31/2001            251,170     12/31/2002         247,269    1/31/2004         255,831       424,372
  111                                                                                                         246,423       324,914
  112                                             214,119     12/31/2002         224,642   12/31/2003         205,282       316,342
  113           430,236     12/31/2002            362,702     12/31/2003         370,351    6/30/2004         373,469       664,109
  114                                             243,548     12/31/2003         327,711    5/31/2004         285,795       521,591
------------------------------------------------------------------------------------------------------------------------------------
  115                                             331,626     12/31/2003         336,868    4/30/2004         333,038       757,223
  116                                             166,851     12/31/2002         199,663   12/31/2003         171,553       275,784
  117                                             213,833     12/31/2002         223,200   12/31/2003         201,378       264,089
  118           275,313     12/31/2002            257,758     12/31/2003         262,147    3/31/2004         221,508       314,911
  119           201,180     12/31/2002            185,432     12/31/2003         196,785    4/30/2004         189,109       347,040
------------------------------------------------------------------------------------------------------------------------------------
  120           215,129     12/31/2002            223,807     12/31/2003         231,054    6/30/2004         215,808       270,472
  121           185,966     12/31/2002            157,872     12/31/2003         143,880    5/31/2004         153,530       232,716
  122            81,598     12/31/2001             87,692     12/31/2002         151,064   12/31/2003         140,412       180,009
  123           205,556     12/31/2002            237,324     12/31/2003         230,189    4/30/2004         198,841       261,233
  124           167,917     12/31/2001            173,119     12/31/2002         205,772   12/31/2003         189,714       252,667
------------------------------------------------------------------------------------------------------------------------------------
  125           196,768     12/31/2001            175,244     12/31/2002         158,353   12/31/2003         150,187       240,225
  126                                                                                                         136,428       219,884
  127                                                                                                         284,072       295,931
  128                                                                                                         148,957       174,741
  129           219,224     12/31/2002            159,622     12/31/2003         160,666    6/30/2004         165,069       218,454
------------------------------------------------------------------------------------------------------------------------------------
  130           120,166     12/31/2002            174,198     12/31/2003         158,569    3/31/2004         157,264       330,987
  131           440,944     12/31/2001            346,373     12/31/2002         290,300   12/31/2003         262,919       400,720

         UNDERWRITTEN     UNDERWRITTEN      UNDERWRITTEN
  ID     EXPENSES ($)  NET CASH FLOW ($)    RESERVES ($)      LARGEST TENANT                                            SF
------------------------------------------------------------------------------------------------------------------------------

   1         3,012,906          6,869,525          52,887     General Dynamics Corporation                            139,109
   2         3,221,253          5,692,127          51,182     Bed Bath & Beyond                                        30,116
   3         5,476,354         15,486,121         101,024     Latham & Watkins                                        182,974
   4         3,478,022          6,373,818         116,853     State of Maryland (17)                                  239,664
   5         2,467,282          4,063,029          52,452     Lazarus Furniture Gallery                                69,491
------------------------------------------------------------------------------------------------------------------------------
   6         4,510,186          4,453,282          64,504     McCarter & English LLP                                  147,232
   7        20,464,354         29,608,163         287,676     Jones Apparel Group                                     254,987
   8         1,022,231          3,646,519          38,913
  8a           435,328          1,518,970          15,424     Delta Dental                                            102,289
  8b           281,706          1,262,062          14,520     Verizon Wireless                                         96,800
------------------------------------------------------------------------------------------------------------------------------
  8c           305,197            865,487           8,969     Agilent Technologies, Inc.                               59,790
   9         2,099,293          3,682,237          48,416     Sportmart, Inc.                                          43,660
  10           866,076          2,489,747          13,498     Albertson's Store #6742                                  50,511
  11         1,253,137          2,591,351          31,784     Scitor Corporation                                      131,349
  12         1,108,728          2,463,521          27,019     Shores III, LLC                                          30,963
------------------------------------------------------------------------------------------------------------------------------
  13           811,990          2,926,079          38,355     Dick's Sporting Goods                                    45,644
  14        12,258,868          2,526,014         696,670
  14a        4,162,219          1,612,941         272,128     NAP
  14b        4,370,310            842,893         245,648     NAP
  14c        3,726,339             70,180         178,894     NAP
------------------------------------------------------------------------------------------------------------------------------
  15        10,965,128          2,618,273         711,729     NAP
  16            68,756          2,223,105
  16a           58,442          1,889,639                     Anglo American Auctions, Inc.                         3,646,408
  16b           10,313            333,466                     North Carolina Services Corporation                   4,433,972
  17           490,823          1,850,180          15,430     Pavillions                                               54,902
------------------------------------------------------------------------------------------------------------------------------
  18           680,090          1,899,062          21,599     SCOA                                                     99,670
  19         1,587,657          2,413,754          44,957     BJ's Wholesale Club                                     119,787
  20           526,249          1,675,786          21,957
  20a          185,890            742,310           8,161     Party City Corp.                                         12,540
  20b          130,692            412,040           4,242     Test Pak                                                 50,000
------------------------------------------------------------------------------------------------------------------------------
  20c           83,378            165,030             988     Poly Gel, LLC                                            14,700
  20d           49,151            157,395             942     Power Dynamics                                           11,777
  20e           42,785            117,584           5,249     Farkas Business Interiors                                10,847
  20f           34,353             81,427           2,375     Zoots                                                    13,970
  21           631,465          1,734,664          16,564     Michaels Stores Inc.& Aaron Brothers, Inc.               32,175
------------------------------------------------------------------------------------------------------------------------------
  22           766,044          1,612,052          15,600     Silverado Theater                                        64,000
  38         1,393,410          2,002,502          74,253     General Electric Int'l                                  296,248
  23           624,521          1,404,914           8,128     Smith Barney (Citigroup)                                 17,238
  24           256,390          1,407,937          11,700     BJ's Wholesale Club                                     117,718
  25           205,476          1,235,626          13,308     Best Buy                                                 45,000
------------------------------------------------------------------------------------------------------------------------------
  26           613,619          1,231,816          26,550     NAP
  27           377,437          1,425,327          36,395     Raytheon                                                121,316
  28         1,217,393          1,509,324         116,294     Bath Unlimited, Inc.                                    199,240
  29         1,580,816          1,298,682         146,160     NAP
  30           832,463          1,828,558          17,554     Home Depot                                              123,108
------------------------------------------------------------------------------------------------------------------------------
  31           595,628          1,168,233          19,326     TJ Maxx                                                  46,504
  32         1,478,009          1,817,260          31,718     Health Dialog                                            41,912
  33           214,755            655,596          39,480     Fresenius USA Manufacturing, Inc                        153,533
  34            99,559            270,064          15,977     Autoliv A.S.P., Inc.                                     53,256
  35            64,767            227,123           5,599     Edge Warehouse                                           25,325
------------------------------------------------------------------------------------------------------------------------------
  36           259,880          1,157,663          30,665     Southern Wine & Spirits of America, Inc.                306,650
  37         1,817,288          1,491,564          21,226     NAP
  39           746,024          1,051,439          11,546     Social Security Admin.                                   11,745
  40           311,951          1,142,000          14,432     Marnell Corrao Associates                                48,303
  41           284,199            968,051          35,456     State of Marlyand - AOC                                  57,538
------------------------------------------------------------------------------------------------------------------------------
  42         1,298,169          1,220,476          37,338     NAP
  43           804,362            723,050         115,170     NAP
  44         1,221,363            891,565          33,719     Stoehr Medical Management                                18,678
  45         5,422,536          1,014,966         303,338     NAP
  46           271,801            837,970           5,410     Tower Liquors                                             8,511
------------------------------------------------------------------------------------------------------------------------------
  47           432,823          1,131,468          37,974     Creative Touch                                           61,356
  48           695,245            935,239          12,684     NAP
  49         1,096,924            742,967          27,770     Indiana Sports Corporation                               45,111
  50           389,818            809,661           5,888     Aspen Skiing Company                                     12,780
  51         1,191,588            921,815          40,590     Crouse Surgery Center                                    11,511
------------------------------------------------------------------------------------------------------------------------------
  52           283,539            792,003          11,472     Cornerstone Child Care                                   10,710
  53           665,039            792,238          10,185     CompUSA                                                  31,627
  54           776,747            670,162          78,888     NAP
  55           256,112            882,671          21,399     Albertsons                                               49,066
  56           515,243            742,563          11,098
------------------------------------------------------------------------------------------------------------------------------
  56a          111,191            198,882           3,056     Bank of America                                          13,289
  56b           88,132            191,028             208     Bank of America                                           6,926
  56c          116,450            149,226           2,106     Bank of America                                          10,532
  56d          105,044            120,105           1,645     Bank of America                                           8,226
  56e           94,426             83,322           4,083     Bank of America                                          12,009
------------------------------------------------------------------------------------------------------------------------------
  57           876,756            824,073          69,192     NAP
  58         4,989,005            768,487         271,296
  58a        2,006,069            399,768         113,364     NAP
  58b        2,982,936            368,719         157,932     NAP
  59            44,614            595,386                     Watt Development                                        112,451
------------------------------------------------------------------------------------------------------------------------------
  60           274,053            808,741           8,500     Staples                                                  17,500
  61           323,446            586,436           9,586     Blue River Canyon                                         6,191
  62           450,489            596,554          48,639     Fred Meyer/Roundup Co.                                  123,951
  63           297,695            750,293          19,280     Lumenis Inc.                                             25,172
  64           388,583            739,213          10,571     Winn Dixie                                               45,802
------------------------------------------------------------------------------------------------------------------------------
  65           216,340            764,635           3,707     EB Game World                                             5,000
  66           255,570            868,664          24,491     Hobby Lobby                                              58,770
  67           134,195            483,407           4,676     Blazin Wings                                              5,434
  68           253,369            497,404          22,838     Datavantage Corporation                                  69,199
  69           158,986            593,305           3,326     Food Markets Northwest, Inc.                             33,255
------------------------------------------------------------------------------------------------------------------------------
  70           159,168            532,863           4,668     Walgreens                                                13,905
  71           188,677            437,765          27,500     Sand K, Inc.                                             55,000
  72           306,655            516,588          21,779     Performance, Inc.                                        11,872
  73           162,797            377,172          18,000     NAP
  74           240,404            445,401          28,552     NAP
------------------------------------------------------------------------------------------------------------------------------
  75           229,400            517,156          11,483     NAP
  76           240,162            450,713          22,238     NAP
  77           160,325            335,601           7,200     NAP
  78            89,494            402,860           1,428     TGIFridays (ground lease)                                 6,802
  79           385,704            453,103           4,739     NAP
------------------------------------------------------------------------------------------------------------------------------
  80           254,035            446,617           7,009     Atrium Business Center                                   18,019
  81           211,996            486,203           5,070     Packard Foundation (Intero)                              11,239
  82           306,767            363,314          12,491     Integrated Device Technology, Inc.                       21,633
  83           123,242            388,770           2,756     Huntington National Bank                                  4,000
  84           106,720            372,492           3,144     Hollywood Video                                           6,000
------------------------------------------------------------------------------------------------------------------------------
  85           204,513            407,519          10,981     NAP
  86           155,279            333,614          11,544     NAP
  87           199,730            359,563           5,825     Orthopaedics Indianapolis                                11,980
  88           318,821            362,245           9,552     Existential Systems dba SunGard Insurance Systems         7,661

  89           479,070            346,535          45,500     NAP
------------------------------------------------------------------------------------------------------------------------------
  90            98,620            333,149           1,350     Rockfish Seafood Grill (GL)                               4,200
  91            10,345            332,302           2,184     Walgreen's                                               14,560
  92           173,070            379,404          12,539     Surplus Savers                                           20,430
  93           150,648            377,225           6,879     Sportsman's Warehouse                                    45,860
  94            80,864            289,671           2,625     Prudential California Realty                              9,976
------------------------------------------------------------------------------------------------------------------------------
  95            73,108            309,068           4,200     HCA Realty, Inc.                                          4,687
  96           395,259            597,831           6,750     NAP
  97            89,686            340,979          11,049     Stork Land                                               10,200
  98           155,870            257,522           5,850     NAP
  99           264,099            368,958           5,819     NAP
------------------------------------------------------------------------------------------------------------------------------
  100           87,580            295,664           2,295     Blockbuster Video                                         3,600
  101          101,820            346,034          18,395     Bedrosian Tile & Marble                                  73,580
  102          123,744            314,803          16,869     Tire Centers, LLC (TCI)                                  24,750
  103        1,452,093            452,656          79,365     NAP
  104           21,325            533,515          16,491     Loews Cineplex                                           43,398
------------------------------------------------------------------------------------------------------------------------------
  105          261,905            239,575          22,720     NAP
  106          234,507            247,779          26,187     NAP
  107           78,365            228,708           1,484     AT&T                                                      2,500
  108           97,066            232,113           4,965     John Atencio Goldsmiths                                  11,910
  109          157,414            253,524          11,382     Blockbuster Video                                         5,529
------------------------------------------------------------------------------------------------------------------------------
  110          168,541            247,451           8,380     NAP
  111           78,491            233,265           2,058     East Oceans Buffet                                        8,450
  112          111,060            201,932           3,350     NAP
  113          290,640            365,810           7,659     NAP
  114          235,796            274,785          11,010     NAP
------------------------------------------------------------------------------------------------------------------------------
  115          424,185            300,638          32,400     NAP
  116          104,231            166,753           4,800     NAP
  117           62,711            188,678           6,000     Truck Service Inc.                                       20,000
  118           93,404            199,078           5,930     Woo-De Kalb, Inc.                                         4,712
  119          157,931            176,173          12,936     NAP
------------------------------------------------------------------------------------------------------------------------------
  120           54,664            193,775           4,633     Ultimate Nut and Candy Co.                               14,336
  121           79,186            147,192           1,438     Ogden's Cleaners                                          3,000
  122           39,597            131,437           2,475     The Candle and Gift Factory Outlet                        3,000
  123           62,392            170,340           7,101     Thomas R. Butler, Inc.                                    3,101
  124           62,953            174,993           4,222     Hollywood Entertainment Corporation                       6,065
------------------------------------------------------------------------------------------------------------------------------
  125           90,038            143,062           7,125     NAP
  126           83,456            122,378           4,050     American Remodelers                                       6,000
  127           11,859            256,531          10,841     Gunite Corporation                                      108,413
  128           25,784            140,075           4,182     CVS/Pharmacy                                             10,722
  129           53,385            143,729           5,740     McCarter-Moorehouse                                      15,000
------------------------------------------------------------------------------------------------------------------------------
  130          173,723            147,855           9,409     NAP
  131          137,801            236,552           4,167     Stratagem                                                 4,491

          LEASE                                                                       LEASE
  ID   EXPIRATION    2ND LARGEST TENANT                                   SF       EXPIRATION   3RD LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------

   1   11/30/2018    Howrey Simon Arnold and White, LLP                   52,335   12/31/2016   EDS
   2    1/31/2012    Barnes & Noble                                       25,015    2/29/2012   Old Navy
   3    1/31/2016    GSA (FLETC and FBI)                                  47,991    7/24/2011   Landmark Theatre
   4    5/31/2011    Home Depot                                          115,289    1/31/2033   National Wholesale Liquidator
   5    1/31/2010    Toys "R" Us                                          46,000    1/31/2010   Dicks Clothing & Sporting
------------------------------------------------------------------------------------------------------------------------------------
   6    2/29/2008    The Prudential Insurance Company of America (18)    140,670   12/31/2014   NAP
   7    4/30/2012    Chase Manhattan Bank                                 72,383   10/31/2009   Levi Strauss
   8
  8a    2/28/2015    NAP                                                                        NAP
  8b   11/30/2008    NAP                                                                        NAP
------------------------------------------------------------------------------------------------------------------------------------
  8c   12/31/2008    NAP                                                                        NAP
   9    2/28/2006    Henry's Marketplace                                  28,092    8/31/2019   Petsmart
  10    7/1/2024     Wells Fargo Bank                                      4,784    6/27/2014   Golf, Etc.
  11   10/31/2012    TASC, Inc.                                           27,570    6/30/2013   NAP
  12    8/15/2019    ERJ Properties, LLC                                  15,591    8/15/2019   MKBY, LLC
------------------------------------------------------------------------------------------------------------------------------------
  13    1/31/2019    Ross Dress for Less                                  30,187    1/31/2014   TJ Maxx
  14
  14a                NAP                                                                        NAP
  14b                NAP                                                                        NAP
  14c                NAP                                                                        NAP
------------------------------------------------------------------------------------------------------------------------------------
  15                 NAP                                                                        NAP
  16
  16a  12/31/2022    NAP                                                                        NAP
  16b  12/31/2022    NAP                                                                        NAP
  17    4/30/2012    Staples                                              17,000   10/31/2007   Denny's
------------------------------------------------------------------------------------------------------------------------------------
  18   12/31/2023    Medi/Homecare                                         5,432   12/31/2023   Ellis Physical Therapy
  19    2/29/2008    Farmer's Market                                      90,000     Various    Staples
  20
  20a   2/28/2009    Amazing Savings                                      12,384    6/30/2010   PBK Carpet Corp.
  20b   6/30/2009    Hoop Heaven                                          20,699   12/31/2009   NAP
------------------------------------------------------------------------------------------------------------------------------------
  20c   8/31/2007    Maplewood Gymnastics                                 10,000    1/31/2009   NAP
  20d   8/31/2009    Furniture Gallery                                    10,447    1/31/2009   Engineering Chemical Services
  20e   9/30/2005    International Dessert Creations                       9,343    5/31/2007   NAP
  20f   3/31/2006    NAP                                                                        NAP
  21    2/28/2010    Office Depot                                         30,069    2/29/2012   Wholesale Foods Coop; dba Puget
                                                                                                Cooperation
------------------------------------------------------------------------------------------------------------------------------------
  22    1/31/2023    Fire Hut Grill                                        5,000    5/31/2009   Wings to Go
  38    2/28/2011    Beall's Inc.                                        105,020    9/30/2005   Wheeling Pittsburgh
  23   10/31/2011    Blue Book Publishers, Inc.                            4,877   10/31/2005   The Francis Group, Inc.
  24    8/31/2024    NAP                                                                        NAP
  25    1/31/2014    Total Wine & More                                    17,700   10/31/2013   Panera Bread
------------------------------------------------------------------------------------------------------------------------------------
  26                 NAP                                                                        NAP
  27    4/30/2009    NAP                                                                        NAP
  28    6/30/2011    HW Farren Co (Venture)                               79,700    1/31/2006   Schindler Elevator 1
  29                 NAP                                                                        NAP
  30    1/31/2024    Shop Rite Supermarkets, Inc.                         54,300    2/28/2025   Monticello Cinema
------------------------------------------------------------------------------------------------------------------------------------
  31    5/31/2012    Go One Dollar                                        17,450    1/31/2015   Guitar Center
  32    4/30/2009    Amica Mutual Ins. Co.                                24,839       MTM      GSA
  33   12/31/2011    ICON Health & Fitness, Inc                          109,667   10/31/2004   NAP
  34    4/30/2005    Tricorp Packaging                                    20,000   10/31/2006   NAP
  35    2/28/2014    Proactive Plastics, Inc.                             12,000    3/31/2007   NAP
------------------------------------------------------------------------------------------------------------------------------------
  36    3/31/2010    NAP                                                                        NAP
  37                 NAP                                                                        NAP
  39   12/31/2010    Sellar, Hazard, et. al.                               7,575   12/31/2006   World Savings & Loan
  40    1/31/2017    MCA Warehouse                                        28,312    1/31/2017   Frontier Radio, Inc.
  41   11/30/2012    Barlow Gymnastics                                    12,375   12/31/2009   The Network Address
------------------------------------------------------------------------------------------------------------------------------------
  42                 NAP                                                                        NAP
  43                 NAP                                                                        NAP
  44    8/31/2006    Kid's Land                                           12,467    1/31/2010   Koram Insurance Center
  45                 NAP                                                                        NAP
  46    3/31/2011    Hollywood Video                                       6,300   12/31/2013   Cherrywood Home Loans
------------------------------------------------------------------------------------------------------------------------------------
  47    1/31/2010    Quantum Group                                        40,555    7/31/2010   Terra Firma
  48                 NAP                                                                        NAP
  49   12/31/2005    Indiana State Lottery Commission                     27,864    5/31/2014   Hetrick Communications, Inc.
  50   10/31/2008    Aspen Sports                                          9,750    6/30/2008   Aspen Skiing Company dba Cirque Cafe
  51    8/31/2014    University OBGYN Assoc.                              11,462    6/30/2008   Pediatric Cardiology Assoc.
------------------------------------------------------------------------------------------------------------------------------------
  52    6/30/2008    Dollar Tree                                           9,900    1/31/2008   Lake Worth Minor Emergency Center
  53    8/31/2007    West Marine Products, Inc.                            9,000   12/31/2008   Coastal Capital Corp.
  54                 NAP                                                                        NAP
  55    3/31/2024    Ross Stores                                          25,976    1/31/2010   Big 5 Sporting Goods Stores, Inc.
  56
------------------------------------------------------------------------------------------------------------------------------------
  56a  10/27/2012    NAP                                                                        NAP
  56b  10/31/2012    NAP                                                                        NAP
  56c  10/27/2012    NAP                                                                        NAP
  56d  10/27/2012    NAP                                                                        NAP
  56e  12/31/2007    NAP                                                                        NAP
------------------------------------------------------------------------------------------------------------------------------------
  57                 NAP                                                                        NAP
  58
  58a                NAP                                                                        NAP
  58b                NAP                                                                        NAP
  59    9/30/2022    NAP                                                                        NAP
------------------------------------------------------------------------------------------------------------------------------------
  60   12/31/2009    Priority Care, Inc.                                  10,000    7/31/2008   Commodore Media of Norwalk
  61   10/31/2009    Pargo's (Ground Lease)                                6,097    9/23/2007   ERA Pacesetter
  62    1/31/2015    Showcase Cinemas 6 Theater                           20,000    4/30/2006   Tuesday Morning
  63   12/15/2004    Kier & Wright Civil Engineers                         7,737    6/30/2005   PIU Management, LLC
  64    1/13/2024    Blockbuster                                           5,906   11/11/2008   Winn Dixie Liquor Store
------------------------------------------------------------------------------------------------------------------------------------
  65    7/31/2008    Minuteman Media                                       3,240   12/31/2005   Opticare
  66    5/26/2009    Queen of Hearts Antiques                             32,000    1/31/2014   Body Plex
  67    1/31/2013    First Watch                                           3,593    7/6/2013    GPBE
  68    2/28/2014    The Imperial Electric Company                        66,517   11/30/2008   NAP
  69    7/31/2024    NAP                                                                        NAP
------------------------------------------------------------------------------------------------------------------------------------
  70   12/31/2016    Blockbuster Video                                     6,499    7/31/2007   Fast Boys Wings
  71    6/30/2005    Cal/Alhambra Furniture                               55,000    3/31/2019   NAP
  72    1/31/2009    Jennifer Guttierez                                    5,841    2/28/2007   Bennett's
  73                 NAP                                                                        NAP
  74                 NAP                                                                        NAP
------------------------------------------------------------------------------------------------------------------------------------
  75                 NAP                                                                        NAP
  76                 NAP                                                                        NAP
  77                 NAP                                                                        NAP
  78    8/31/2014    Baja Fresh (Michigan Mexi Grill)                      3,207    1/31/2014   Noodles & Company
  79                 NAP                                                                        NAP
------------------------------------------------------------------------------------------------------------------------------------
  80    8/31/2009    Keller Williams                                       5,933   12/31/2007   Dickey and Wakefield Dental
  81    4/30/2007    Packard Foundation (Cashin)                           5,115    5/14/2006   First American Title
  82    6/30/2006    Technology Park Atlanta, Inc.                        14,614    4/30/2011   The First Mortgage Group, LLC
  83    1/31/2014    Tim Donut U.S. Limited, Inc.                          2,453   12/31/2013   Southfield Palace Wine
  84    5/31/2014    Dollar Zone                                           5,432   11/20/2008   Lady of America Fitness
------------------------------------------------------------------------------------------------------------------------------------
  85                 NAP                                                                        NAP
  86                 NAP                                                                        NAP
  87    2/1/2014     North Meridian Surgery Center                         8,364    2/1/2014    Physiotherapy Associates
  88    8/31/2005    Fontana & Associates                                  3,129   10/31/2009   Robert B. Pickering/Keshner

  89                 NAP                                                                        NAP
------------------------------------------------------------------------------------------------------------------------------------
  90    4/30/2019    Maida's Boot Company                                  1,840   12/31/2013   Summit Cleaners
  91    6/30/2079    NAP                                                                        NAP
  92   10/31/2016    Frenze Bridal                                        16,369   10/31/2017   John A. Sindt, Inc.  (CPA)
  93    8/23/2017    NAP                                                                        NAP
  94    4/14/2009    North American Title Co.                              3,151    2/11/2009   NAP
------------------------------------------------------------------------------------------------------------------------------------
  95   11/30/2008    Natural Oasis Day Spa                                 3,750   10/31/2006   Blockbuster
  96                 NAP                                                                        NAP
  97    9/30/2007    XPEDX Paper                                           8,000   12/31/2005   Cokesbury Bookstores
  98                 NAP                                                                        NAP
  99                 NAP                                                                        NAP
------------------------------------------------------------------------------------------------------------------------------------
  100   1/31/2005    Summit Rehabilitation                                 2,500    5/31/2010   Starbucks
  101   4/30/2016    NAP                                                                        NAP
  102   4/30/2007    Maxfield Candy Company Inc                           22,250       MTM      Business Resource, Inc.
  103                NAP                                                                        NAP
  104   1/31/2017    NAP                                                                        NAP
------------------------------------------------------------------------------------------------------------------------------------
  105                NAP                                                                        NAP
  106                NAP                                                                        NAP
  107   7/3/2008     Spectrum Zyng                                         2,400   10/12/2013   Timberlake Pediatrics
  108   1/31/2014    Westphal West                                         2,519    11/6/2006   Zeppelin Development, Inc.
  109   6/30/2006    Hank & Bolt Sewing Center                             2,450    2/1/2007    Budget Rent-to-Own
------------------------------------------------------------------------------------------------------------------------------------
  110                NAP                                                                        NAP
  111  10/31/2012    Almquist/Cruse, DDS                                   2,370    8/31/2008   One Stop Mail Shop
  112                NAP                                                                        NAP
  113                NAP                                                                        NAP
  114                NAP                                                                        NAP
------------------------------------------------------------------------------------------------------------------------------------
  115                NAP                                                                        NAP
  116                NAP                                                                        NAP
  117   1/31/2022    Bath Truck Parts Inc.                                10,000    1/31/2007   NAP
  118   1/10/2010    Barbizon School                                       4,247    10/1/2017   Boston Aviation Services
  119                NAP                                                                        NAP
------------------------------------------------------------------------------------------------------------------------------------
  120  11/30/2014    Jero Enterprises dba AWT                             10,580   12/31/2006   Luther Taroian dba Protek Color Lab
  121   8/31/2009    Starbucks Coffee                                      1,228    6/30/2011   Check Into Cash
  122  12/31/2005    The Swamp Store                                       2,592    5/31/2009   La Locanda Restaurant
  123   2/28/2009    Trudi Manfredo/Carol Mos                              2,468   10/31/2006   Resource Lenders
  124  12/28/2006    The UPS Store                                         1,680    8/31/2014   Sprint Spectrum, LP
------------------------------------------------------------------------------------------------------------------------------------
  125                NAP                                                                        NAP
  126   2/28/2008    Braun Engineering                                     6,000    3/31/2009   SGO Roofing
  127   4/11/2019    NAP                                                                        NAP
  128   3/31/2011    NAP                                                                        NAP
  129   9/30/2005    PPG Auto Glass, LLC                                  10,000    7/31/2007   Consolidated Supply
------------------------------------------------------------------------------------------------------------------------------------
  130                NAP                                                                        NAP
  131   12/1/2006    Montgomery / Pfeifer                                  4,332    8/31/2004   Oriential Spa - Sun YGPK Corporation

                                                                            UPFRONT ACTUAL        ONGOING ACTUAL
                             LEASE           PERCENT           LEASED         REPLACEMENT            REPLACEMENT
  ID         SF            EXPIRATION         LEASED         AS-OF DATE       RESERVES ($)          RESERVES ($)
----------------------------------------------------------------------------------------------------------------

   1          22,583       5/31/2010          87.26%         6/15/2004             4,407                  4,407
   2          25,000       10/31/2009         95.79%         5/18/2004
   3          40,000        1/1/2019          98.11%         9/20/2004             8,419                  8,419
   4          90,254       1/31/2011          97.06%         7/17/2004
   5          41,684       12/31/2012        100.00%          5/1/2004             2,914                  2,914
----------------------------------------------------------------------------------------------------------------
   6                                          89.30%         9/15/2004                                    5,375
   7          43,004       1/31/2012          97.88%          5/1/2004
   8                                         100.00%          7/1/2004             3,243                  3,243
  8a                                         100.00%          7/1/2004
  8b                                         100.00%          7/1/2004
----------------------------------------------------------------------------------------------------------------
  8c                                         100.00%          7/1/2004
   9          19,238       2/28/2019          96.39%          6/3/2004
  10           3,680        7/6/2009         100.00%          7/2/2004
  11                                         100.00%          4/1/2004                                    2,649
  12           7,062       8/15/2019          92.30%         8/13/2004                                    2,250
----------------------------------------------------------------------------------------------------------------
  13          30,000       3/31/2013          96.44%          8/2/2004
  14                                          65.00%         4/30/2004                                   25,015
  14a                                         72.30%         4/30/2004
  14b                                         63.90%         4/30/2004
  14c                                         58.40%         4/30/2004
----------------------------------------------------------------------------------------------------------------
  15                                          67.30%         5/31/2004                                   53,623
  16                                         100.00%         10/1/2004
  16a                                        100.00%         10/1/2004
  16b                                        100.00%         10/1/2004
  17           5,360       8/15/2018          97.88%          7/1/2004             1,542                  1,542
----------------------------------------------------------------------------------------------------------------
  18           2,500       12/31/2023        100.00%         2/11/2004                                    1,800
  19          20,388       11/30/2018         90.13%          5/6/2004             3,385                  3,385
  20                                          97.19%          4/1/2004             2,358                  2,358
  20a          5,280       8/31/2008          85.08%          4/1/2004
  20b                                        100.00%          4/1/2004
----------------------------------------------------------------------------------------------------------------
  20c                                        100.00%          4/1/2004
  20d          1,330       9/30/2004         100.00%          4/1/2004
  20e                                        100.00%          4/1/2004
  20f                                        100.00%          4/1/2004
  21          23,609       5/31/2019         100.00%         6/14/2004                                    1,333
----------------------------------------------------------------------------------------------------------------
  22           3,000       5/31/2012          77.50%          8/1/2004
  38          57,600        1/1/2008          93.26%          9/1/2004             4,127                  4,127
  23           4,357       5/31/2007          96.58%          6/1/2004               677                    677
  24                                         100.00%          9/1/2004
  25           4,434       10/31/2013         92.44%         6/16/2004             1,109                  1,109
----------------------------------------------------------------------------------------------------------------
  26                                          98.31%          4/1/2004                                    1,549
  27                                         100.00%         8/27/2004
  28          70,176       2/28/2016         100.00%          4/1/2004
  29                                          95.10%         7/29/2004                                   12,180
  30          11,500       3/31/2007         100.00%         1/31/2004
----------------------------------------------------------------------------------------------------------------
  31          13,816       11/30/2012         99.15%          7/1/2004
  32          20,955       9/30/2009          90.27%         7/29/2004             2,643                  2,643
  33                                         100.00%         5/25/2004                                    1,550
  34                                          68.80%         5/25/2004                                      650
  35                                         100.00%         5/25/2004                                      220
----------------------------------------------------------------------------------------------------------------
  36                                         100.00%          2/1/2004
  37                                          82.32%         7/27/2004             1,741                  1,741
  39           6,854       8/31/2007          93.30%         5/20/2004            83,766
  40           3,496       1/31/2017         100.00%         4/12/2004                                    1,200
  41          10,204       4/30/2005          96.10%          5/6/2004                                    2,403
----------------------------------------------------------------------------------------------------------------
  42                                         100.00%         7/22/2004             3,125                  3,125
  43                                          94.80%         8/18/2004                                    7,050
  44           6,481       5/31/2005          90.27%          7/1/2004             2,810                  2,810
  45                                          57.30%          4/1/2004                                   10,944
  46           3,473       3/31/2009          93.41%         4/30/2004
----------------------------------------------------------------------------------------------------------------
  47          19,231       7/31/2009          79.80%          8/1/2004                                    2,455
  48                                             NAP               NAP
  49          11,953       6/30/2005          96.90%          6/1/2004
  50           9,348       10/31/2008        100.00%         4/27/2004               491                    491
  51           7,957       6/30/2007          91.30%         8/25/2004
----------------------------------------------------------------------------------------------------------------
  52           6,523       10/31/2007         95.95%         7/16/2004               957                    957
  53           4,500       8/31/2009         100.00%          6/7/2004
  54                                          95.60%         6/30/2004        85,500 LOC
  55          16,520       5/31/2007         100.00%         5/25/2004
  56                                         100.00%                                 850                    850
----------------------------------------------------------------------------------------------------------------
  56a                                        100.00%          6/1/2004
  56b                                        100.00%          6/1/2004
  56c                                        100.00%          6/1/2004
  56d                                        100.00%          6/1/2004
  56e                                        100.00%         6/15/2004
----------------------------------------------------------------------------------------------------------------
  57                                          94.76%         5/31/2004
  58                                          58.20%         4/30/2004                                   10,052
  58a                                         62.50%         4/30/2004
  58b                                         54.00%         4/30/2004
  59                                         100.00%          6/1/2004
----------------------------------------------------------------------------------------------------------------
  60          10,000       12/31/2011        100.00%         7/14/2004
  61           3,664       3/31/2007          92.17%         8/10/2004               799                    799
  62          18,000       1/15/2009          98.70%         8/23/2004                                    4,053
  63           6,834       8/14/2006          89.60%         6/30/2004                                    1,600
  64           3,200       1/13/2014         100.00%         4/29/2004
----------------------------------------------------------------------------------------------------------------
  65           3,000       8/31/2007         100.00%         7/14/2004
  66          30,942       1/31/2012          94.63%         6/30/2004                                    2,721
  67           3,306       1/31/2009          93.40%          8/1/2004
  68                                          89.10%         7/27/2004                                    1,930
  69                                         100.00%          8/6/2004
----------------------------------------------------------------------------------------------------------------
  70           4,040       2/28/2007         100.00%         7/15/2004
  71                                         100.00%         3/26/2004            19,062                  2,286
  72           5,678       12/31/2007        100.00%          6/2/2004
  73                                         100.00%         8/27/2004                                      900
  74                                          98.00%         8/11/2004            70,636                  1,079
----------------------------------------------------------------------------------------------------------------
  75                                          88.33%         6/23/2004
  76                                          81.58%          7/9/2004
  77                                          98.61%          5/1/2004                                      420
  78           2,706       11/30/2013        100.00%          6/8/2004
  79                                          88.09%         7/27/2004                                      395
----------------------------------------------------------------------------------------------------------------
  80           2,953       9/30/2012         100.00%         6/30/2004                                      456
  81           1,965       8/31/2009         100.00%         5/26/2004
  82           3,996       12/4/2006          80.50%          6/3/2004                                    1,041
  83           2,320       5/31/2009         100.00%          6/8/2004
  84           5,432       10/31/2013        100.00%         6/30/2004
----------------------------------------------------------------------------------------------------------------
  85                                          99.75%          5/6/2004                                      915
  86                                          97.30%         6/30/2004
  87           2,956        2/1/2014         100.00%         3/17/2004                                      426
  88           2,086       12/31/2004         86.36%          8/6/2004            99,400                    796

  89                                          92.87%         2/25/2004                                    3,785
----------------------------------------------------------------------------------------------------------------
  90           1,200       2/28/2009          78.35%          6/1/2004
  91                                         100.00%         6/26/2004
  92          10,042          MTM             83.13%         2/21/2004           350,000
  93                                         100.00%        12/10/2003
  94                                         100.00%         5/31/2004
----------------------------------------------------------------------------------------------------------------
  95           3,750       11/30/2008        100.00%         8/11/2004                                      351
  96                                         100.00%          5/1/2004
  97           5,000       9/30/2006          95.50%          6/1/2004                                      691
  98                                          93.16%          6/8/2004                                      341
  99                                          96.26%         6/30/2004
----------------------------------------------------------------------------------------------------------------
  100          2,000       8/31/2010         100.00%         6/30/2004
  101                                        100.00%          5/1/2004
  102         18,750          MTM             90.22%         5/31/2004           200,000
  103                                         81.00%         6/30/2004                                    6,614
  104                                        100.00%         6/21/2004
----------------------------------------------------------------------------------------------------------------
  105                                         95.00%         7/12/2004                                    2,067
  106                                         97.37%         5/13/2004
  107          2,200       9/15/2008         100.00%          7/1/2004
  108          2,375       6/30/2006         100.00%         6/25/2004                                      414
  109          2,450       3/31/2005         100.00%         5/31/2004
----------------------------------------------------------------------------------------------------------------
  110                                         93.00%          4/1/2004                                      698
  111          1,700       10/31/2008        100.00%          1/1/2004                                      172
  112                                        100.00%         3/24/2004                                      280
  113                                         92.18%         6/22/2004
  114                                         82.25%         6/20/2004
----------------------------------------------------------------------------------------------------------------
  115                                         99.07%         6/25/2004
  116                                         98.96%          5/1/2004                                      280
  117                                        100.00%         3/21/2004                                      499
  118          2,423       12/14/2005         91.74%         6/23/2004
  119                                        100.00%         4/25/2004
----------------------------------------------------------------------------------------------------------------
  120          5,973       6/30/2005         100.00%          8/4/2004
  121          1,228       8/30/2009         100.00%         7/15/2004                                      122
  122          2,391       12/31/2009        100.00%         6/23/2004                                      266
  123          2,275       11/30/2004        100.00%          6/1/2004
  124          1,680       2/28/2008         100.00%          6/8/2004
----------------------------------------------------------------------------------------------------------------
  125                                         94.44%         6/30/2004
  126          3,000       12/31/2009        100.00%         5/12/2004            12,168
  127                                        100.00%         4/12/2004
  128                                        100.00%          6/2/2004
  129          8,000       10/31/2005        100.00%         7/13/2004
----------------------------------------------------------------------------------------------------------------
  130                                         91.01%         5/20/2004                                      787
  131          2,441       5/31/2007         100.00%         7/23/2004

                                                              MONTHLY
               UPFRONT        MONTHLY       MONTHLY TAX      INSURANCE     ENVIRONMENTAL    ENGINEERING
  ID          TI/LC ($)      TI/LC ($)      ESCROW ($)       ESCROW ($)     REPORT DATE     REPORT DATE
------------------------------------------------------------------------------------------------------------

   1          1,648,503                         53,835           9,038        5/6/2004       5/5/2004
   2                                                                         4/23/2004       4/26/2004
   3          2,276,167        33,667          224,860                       2/16/2004       2/23/2004
   4                                                                         5/13/2004       7/30/2004
   5             12,500        12,500           49,916                       7/21/2004       5/12/2004
------------------------------------------------------------------------------------------------------------
   6                                            98,528                       7/14/2004       5/28/2004
   7                                                                         6/13/2004       6/13/2004
   8             33,333        33,333           41,280           2,857
  8a                                                                         10/29/2003     10/29/2003
  8b                                                                         10/29/2003     10/29/2003
------------------------------------------------------------------------------------------------------------
  8c                                                                         10/29/2003     10/29/2003
   9                                                                                         7/13/2004
  10                                                                         6/21/2004       6/21/2004
  11            720,000                         22,916           3,528        5/6/2004       5/6/2004
  12                            8,435           36,588           3,313        8/5/2004       8/2/2004
------------------------------------------------------------------------------------------------------------
  13                                                                         1/19/2004       1/26/2004
  14                                            41,011
  14a                                                                        5/21/2004       5/26/2004
  14b                                                                        5/27/2004       5/27/2004
  14c                                                                        5/26/2004       5/27/2004
------------------------------------------------------------------------------------------------------------
  15                                            41,747          11,982       5/28/2004       5/28/2004
  16
  16a                                                                         7/9/2003          NAP
  16b                                                                        7/16/2003          NAP
  17              3,333         3,333            5,540           1,316       5/17/2004       5/19/2004
------------------------------------------------------------------------------------------------------------
  18            380,000                          3,448           6,537       1/12/2004       1/9/2004
  19                                                                         5/10/2004       5/20/2004
  20              5,000         5,000           17,603
  20a                                                                        6/29/2004       4/14/2004
  20b                                                                        6/29/2004       4/14/2004
------------------------------------------------------------------------------------------------------------
  20c                                                                        6/29/2004       4/14/2004
  20d                                                                        6/29/2004       4/14/2004
  20e                                                                        6/29/2004       4/14/2004
  20f                                                                        6/29/2004       4/14/2004
  21                            4,483           24,436           4,953        4/4/2004       4/30/2004
------------------------------------------------------------------------------------------------------------
  22            469,000                         39,583           3,662       7/28/2004       7/28/2004
  38             60,000         5,000           13,908           3,853       4/24/2003       4/24/2003
  23              4,167         4,167           18,607           1,229        5/5/2004       5/6/2004
  24                                                                         11/4/2002          NAP
  25             75,000        50,625            5,855                       5/13/2004       5/13/2004
------------------------------------------------------------------------------------------------------------
  26                                             9,673             600       5/28/2004       5/22/2004
  27                                                                         3/12/2004       3/10/2004
  28                                                                         3/22/2004       3/22/2004
  29                                            16,000          12,500        7/6/2004       5/26/2004
  30                                                                          6/7/2004       6/7/2004
------------------------------------------------------------------------------------------------------------
  31            127,951                                                       6/7/2004       6/7/2004
  32            133,102                         28,596           2,604       7/16/2004       6/8/2004
  33            130,000         4,550           11,568             710       3/24/2004       3/23/2004
  34             70,000         1,950            4,729             262       3/24/2004       3/23/2004
  35                            1,000            3,024             558       3/24/2004       3/24/2004
------------------------------------------------------------------------------------------------------------
  36                            5,000           12,874           1,744       4/27/2004       4/26/2004
  37                                            19,585           5,259       9/22/2003       9/5/2003
  39                                            14,844                       4/22/2004       4/21/2004
  40                                            27,597                       6/30/2004       6/30/2004
  41            301,630                          7,600                       4/27/2004       4/26/2004
------------------------------------------------------------------------------------------------------------
  42                                             4,051                       3/15/2004       3/16/2004
  43                                            10,068           4,636       10/3/2003       12/1/2003
  44              8,333         8,333            7,069           2,112       6/21/2004       6/25/2004
  45                                            10,812                       5/26/2004       5/26/2004
  46              1,533         1,533            5,243                       5/20/2004       5/24/2004
------------------------------------------------------------------------------------------------------------
  47                           10,000           15,833           1,280       7/20/2004       7/20/2004
  48                                                                         6/22/2004       6/22/2004
  49            496,543                                                      6/21/2004       6/9/2004
  50                                             8,886           2,546       5/12/2004       5/12/2004
  51            300,000                          3,426           2,104       5/26/2004       5/24/2004
------------------------------------------------------------------------------------------------------------
  52            160,000                          9,776           1,633        4/2/2004       4/2/2004
  53                                            37,798                       5/24/2004       4/9/2004
  54                                                                         6/17/2004       7/19/2004
  55                                             3,203           4,037        5/7/2004       4/9/2004
  56              1,828         1,828           12,727
------------------------------------------------------------------------------------------------------------
  56a                                                                        12/30/2003     12/30/2003
  56b                                                                        12/30/2003     12/30/2003
  56c                                                                        12/30/2003     12/30/2003
  56d                                                                        12/30/2003     12/30/2003
  56e                                                                        12/30/2003     12/30/2003
------------------------------------------------------------------------------------------------------------
  57                                            15,970                        6/7/2004       6/7/2004
  58                                            15,969
  58a                                                                        5/26/2004       5/21/2004
  58b                                                                        5/26/2004       5/26/2004
  59                                                                         6/14/2003          NAP
------------------------------------------------------------------------------------------------------------
  60                                                                         5/21/2004       5/24/2004
  61              3,000         3,000                                        6/11/2004       6/4/2004
  62                            4,751           12,042           2,017       5/14/2004       5/14/2004
  63            125,000                          6,524           3,063       8/25/2003       8/25/2003
  64                                                                          6/7/2004       6/14/2004
------------------------------------------------------------------------------------------------------------
  65                                                                         5/21/2004       5/22/2004
  66                                                                         4/29/2004       4/29/2004
  67                                             4,778                       4/22/2004       4/22/2004
  68                           14,600           13,843           2,399       3/24/2004       3/24/2004
  69                                                                         7/22/2004       7/29/2004
------------------------------------------------------------------------------------------------------------
  70                                             2,733           1,213       4/20/2004       4/14/2004
  71                                            14,950           2,702       2/23/2004       2/25/2004
  72                                             6,577           1,333       4/12/2004       4/13/2004
  73                                             7,219           1,798       3/26/2004       3/26/2004
  74                                             4,817           1,228       2/11/2004       2/11/2004
------------------------------------------------------------------------------------------------------------
  75                                             2,479             392          NAP          6/15/2004
  76                                             2,868             527          NAP          7/6/2004
  77                                               804             245       5/27/2004       5/27/2004
  78                                                                          6/8/2004       4/29/2004
  79                                             8,870           1,484          NAP          3/30/2004
------------------------------------------------------------------------------------------------------------
  80             35,200         2,933            3,260             399          NAP          4/9/2004
  81                                                                         7/12/2004       7/14/2004
  82            150,000         4,166            5,692             356       6/11/2004       6/14/2004
  83                                                                         4/23/2004       4/23/2004
  84                                             6,017             858       5/19/2004       5/21/2004
------------------------------------------------------------------------------------------------------------
  85                                             3,991             501          NAP          6/3/2004
  86                                             1,586             865          NAP          5/19/2004
  87                                             2,939             605        4/4/2004       4/5/2004
  88            100,000          2892            7,033           1,309          NAP          5/10/2004

  89                                             5,820           4,473       12/22/2003     10/22/2003
------------------------------------------------------------------------------------------------------------
  90            100,000                          1,247             545        5/5/2004       5/5/2004
  91                                                                         7/11/2004       7/11/2004
  92                            5,615            7,006             931          NAP          1/22/2004
  93                                                                            NAP         11/12/2003
  94                             1675            1,736             243       5/13/2004       5/14/2004
------------------------------------------------------------------------------------------------------------
  95                            1,858            2,749             874          NAP          3/8/2004
  96                                                                            NAP          4/26/2004
  97             20,000         3,750            1,823           1,419       12/23/2002     12/23/2002
  98                                             3,527             396       5/28/2004       5/27/2004
  99                                                                            NAP          5/5/2004
------------------------------------------------------------------------------------------------------------
  100                                                                           NAP          3/24/2004
  101                                            4,040                       12/11/2003     12/10/2003
  102            50,000         2,680            4,842             904          NAP         11/12/2003
  103                                            4,763                       6/11/2004       6/11/2004
  104                                                                           NAP          5/4/2004
------------------------------------------------------------------------------------------------------------
  105                                            1,945           1,124       7/16/2004       8/9/2004
  106                                            4,204           1,477          NAP          6/14/2004
  107                                            3,000             349          NAP          6/1/2004
  108                           1,758            1,864             369       4/29/2004       4/19/2004
  109                                            2,516           1,061          NAP          5/11/2004
------------------------------------------------------------------------------------------------------------
  110                                            3,450             437       4/20/2004       4/17/2004
  111                             925              855             439          NAP          4/12/2004
  112                                              918             303          NAP          4/20/2004
  113                                                                           NAP          5/4/2004
  114                                            4,567             498          NAP          5/24/2004
------------------------------------------------------------------------------------------------------------
  115                                            6,476           2,210          NAP          5/20/2004
  116                                            1,027             181       5/27/2004       5/27/2004
  117                             558            2,316             373          NAP          4/23/2004
  118           280,000                                                         NAP          5/14/2004
  119                                            2,509           1,063          NAP          4/8/2004
------------------------------------------------------------------------------------------------------------
  120                          10,000                                           NAP         12/19/2003
  121                             834            1,373             106          NAP          5/18/2004
  122                             542            1,238             442          NAP          5/6/2004
  123                                                                           NAP          5/10/2004
  124            55,000                                                         NAP          4/5/2004
------------------------------------------------------------------------------------------------------------
  125                                              956             387          NAP          5/19/2004
  126                                              697             400          NAP          4/9/2004
  127                                                                        5/11/2004       5/7/2004
  128                                                                           NAP          5/12/2004
  129           100,000                                                         NAP          12/2/2003
------------------------------------------------------------------------------------------------------------
  130                                            4,132             367          NAP          5/5/2004
  131                                                                           NAP          6/1/2004

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2004-PWR5

FOOTNOTES TO APPENDIX B
-----------------------

(1) BSCMI - Bear Stearns Commercial Mortgage Inc.; PMCF - Prudential Mortgage
Capital Funding, LLC; WFB - Wells Fargo Bank, National Association; Nationwide -
Nationwide Life Insurance Company

(2) The Lincoln Square $49,936,265 pooled mortgage loan represents a 31.25% pari passu interest in a $159,796,048 first mortgage loan. All LTV, DSCR and Cut-off
Date Balance per Net Rentable Area SF/Unit numbers presented are based on the entire first mortgage loan.

(3) The World Apparel Center $37,230,000 pooled mortgage loan represents an approximate 17% pari passu interest in a $219,000,000 mortgage loan secured by the World Apparel Center Property. The Loan per SF, LTV, and DSCR numbers in this table are based on the total $219,000,000 mortgage loan.

(4) For details on the amortization of Lincoln Square, please refer to the amortization schedule in the Prospectus Supplement on Schedule A.

(5) Annual Debt Service Payments, Monthly Debt Service Payments, and DSCR for
loans are defined in the Prospectus Supplement.

(6) Appraised Value and LTV for the Sycamore Plaza Property is based on the
"Stabilized" value of $61.5 million as of October 1, 2004. The "Stabilized"
value assumes that the two planned pad sites are developed and leased based on the data provided. This includes the current owners being responsible for construction and delivery of the two new pad sites to the proposed restaurant tenants.

(7) Appraised Value and LTV for the West Bloomfield Medical Building Property is
based on the "Stabilized" value of $31.5 million as of July 1, 2004. The
"Stabilized" value assumes the occupancy has stabilzed. The occupancy as of
8/13/04 was 92.3%.

(8) Appraised Value and LTV for the Winslow Bay Commons Property is based on the
"Stabilized" value of $42.85 million as of January 13, 2004. The "Stabilized"
value assumes the occupancy has stabilzed. The occupancy as of 8/2/04 was 96.4%.

(9) Appraised Value and LTV for the BJ's Wholesale Club at Quartermaster Plaza
is based on the "Stabilized" value of $20.3 million as of October 1, 2004. The
"Stabilized" value assumes construction completion and occupancy stabilization.
The occupancy as of 9/1/04 was 100%.

(10) Appraised Value and LTV for the Triangle Plaza Property is based on the
"Stabilized" value of $17.8 million as of November 1, 2004. The "Stabilized"
value assumes occupancy stabilization at contract or market rent. The occupancy as of 6/16/04 was 92.4%. The "As-Is" value was $17,400,000 as of May 8, 2004.

(11) Appraised Value and LTV for the Bald Hill Plaza Property is based on the
"Stabilized" value of $16.45 million as of September 1, 2004. The "Stabilized"
value assumes occupancy stabilization. The occupancy as of 7/1/04 was 99.2%. The
"As-Is" value was $16,030,000 as of May 1, 2004.

(12) Appraised Value and LTV for the Dash Pointe Metropolitan Market Property is
based on the "Stabilized" value of $7.2 million as of August 1, 2004. The
"Stabilized" value assumes the occupancy has stabilzed. The occupancy as of
8/6/04 was 100%.

(13) Appraised Value and LTV for the North Orchard Plaza Property is based on the "Stabilized" value of $4.85 million as of August 19, 2004. The "Stabilized"
value assumes T.G.I Fridays is in occupancy and paying rent.

(14) Appraised Value and LTV for the 1420 & 1426 East Route 66 Property is based on the "Stabilized" value of $1.975 million as of May 14, 2004. The "Stabilized"
value assumes occupancy stabilization of 95%. The occupancy as of 7/15/04 was
100%. The "As-Is" value was $1,960,000 as of May 14, 2004.

(15) Appraised Value and LTV for the Executive Drive Industrial Property is
based on the "Stabilized" value of $2.15 million as of May 7, 2004. The
"Stabilized" value assumes the occupancy has stabilzed. The occupancy as of
7/13/04 was 100%.

(16) For the Lincoln Square Loan, the prepayment information is as follows:
Lockout for 3 years after the first payment date, then defeasance with U.S.
government securities; provided that the mortgage loan may be prepaid in whole but not in part on and after the 175th payment date with the payment of a yield maintenance premium; provided further that if the date that is 3 years from the first payment date has occurred, but the date that is 2 years from the startup day within the meaning of Section 860G(a)(9) of the Code for the REMIC Trust has
not occurred, the debt may be prepaid in whole (but not in part) prior to the
175th payment date upon payment of an amount equal to the greater of (a) a yield maintenance premium and (b) one percent (1%) of the outstanding principal balance of the Loan as of the Prepayment Date. The loan is freely prepayable on and after the anticipated repayment date.

(17) With regard to the Reisterstown Plaza Loan - The State of Maryland is
occupied by among others, the Public Safety Department (128,385 sq.ft.),
Baltimore City Community College (39,873 sq.ft.), and the Department of Health
and Mental Hygene (23,250 sq.ft.). The listed Lease Expiration date is that of the Public Safety Department lease, the largest occupant of the State of
Maryland space.

(18) With regard to the Gateway Center IV Loan - Prudential leases a total of
140,670 sq.ft. which includes 2,418 sq.ft. of basement storage space. The 5th floor (21,978 sq.ft.) has been subleased to Tompkins, McGuire, Wachenfeld &
Barry (expiring 12/31/14). The 6th and 9th floors (21,978 sq.ft. each) have been subleased to McCarter & English (expiring 02/29/08).

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX C

                 MORTGAGE LOAN NO. 1 -- 2941 FAIRVIEW PARK DRIVE

--------------------------------------------------------------------------------

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                                      C-1

                 MORTGAGE LOAN NO. 1 -- 2941 FAIRVIEW PARK DRIVE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            BSCMI
LOAN PURPOSE:                    Refinance
ORIGINAL BALANCE:                $74,000,000
CUT-OFF DATE BALANCE:            $74,000,000
FIRST PAYMENT DATE:              8/1/2004
INTEREST RATE:                   6.04950%
AMORTIZATION TERM:               Yrs. 1-2: Interest Only
                                 Yrs. 3-10: 336 months
ARD:                             No
ANTICIPATED REPAYMENT DATE:      NAP
MATURITY DATE:                   7/1/2014
EXPECTED MATURITY BALANCE:       $64,378,474
SPONSOR:                         Fairview Property Investments,
                                 L.L.C.
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 49-payment lockout from date of
                                 origination, with U.S. Treasury
                                 defeasance for the following 70
                                 payments, and open to
                                 prepayment without premium
                                 thereafter until loan maturity.

CUT-OFF DATE BALANCE PER SF:     $209.88

UP-FRONT RESERVES:               RE Taxes:        $53,835
                                 Insurance:       $9,038
                                 Replacement:     $4,407
                                 TI / LC:         $1,648,503
                                 Other: (1)       $1,600,362

ONGOING RESERVES:                RE Taxes:        $53,835 / month
                                 Insurance:       $9,038 / month
                                 Replacement:     $4,407 / month

LOCKBOX:                         Soft, Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                    NAP
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Office
PROPERTY SUB-TYPE:                Suburban
LOCATION:                         Falls Church, VA
YEAR BUILT/RENOVATED:             2000-2001 / 2004
PERCENT LEASED (AS OF):           87.3% (06/15/04)

NET RENTABLE AREA:                352,583

THE COLLATERAL:                   A 15-story trophy Class A
                                  office building with a
                                  five-story parking garage on a
                                  13.78-acre site in the Falls
                                  Church area of Fairfax County,
                                  Virginia.

OWNERSHIP INTEREST:               Fee

                                                         LEASE
MAJOR TENANTS                      % NRA    RENT PSF   EXPIRATION
-------------                      -----    --------   ----------
General Dynamics
Corporation                        39.5%     $31.51    11/30/2018
Howrey Simon Arnold &
White, LLP                         14.8%     $26.50    12/31/2016
EDS                                 6.4%     $27.50    05/31/2010

PROPERTY MANAGEMENT:              Fairview Property Investments,
                                  L.L.C.

U/W NET CASH FLOW:                $6,869,525
APPRAISED VALUE (AS OF):          $96,800,000 (04/26/04)
CUT-OFF DATE LTV RATIO:           76.4%
LTV RATIO AT MATURITY:            66.5%
U/W DSCR: (2)                     1.51x
--------------------------------------------------------------------------------
(1)  There is a free rent escrow of $1,560,237 for the law firm Howrey Simon
     Arnold & White, LLP which has free rent until August 2005 and $40,125 for
     American Freedom Mortgage which has free rent until December 2004.
(2)  The DSCR is based on the interest payments during the interest only period.
     The DSCR would be 1.25x, based on principal and interest payments commencing 08/01/2006 (after the interest only period).

THE 2941 FAIRVIEW PARK DRIVE LOAN.

     THE LOAN. The largest loan (the "2941 Fairview Park Drive Loan") is a
$74,000,000 first mortgage loan secured by the borrower's fee simple interest in a 15-story trophy Class A office building with a five-story parking garage on a
13.78-acre site located in the Falls Church area of Fairfax County, Virginia.

                                      C-2

     THE BORROWER. The borrower, 2941 Fairview Park Drive, LLC, owns no material assets other than 2941 Fairview Park Drive and related interests. The borrower is a single purpose entity whose managing member has two independent directors.
A non-consolidation opinion was delivered at closing. Fairview Property
Investments, L.L.C. , the property manager, and managing member of the borrowing entity, was formed in 1997 and is headed by a high net worth individual with a net worth in excess of $50,000,000. The borrower has owned the property since
1997. In 1998, the principal behind the borrowing entity purchased the remaining developable land at Fairview Park for approximately $37.5 million cash.

     THE PROPERTY. 2941 Fairview Park Drive is a 352,583 sq.ft., 15-story Class
A building along with a five-story parking garage in the Falls Church area of
Fairfax County, Virginia. The property was completed in 2001 and received various awards from both the design and construction industries. The property is part of Fairview Park, which when complete, will encompass over 3.6 million
sq.ft. of Class A office, residential, and retail space with waterfront dining and conference facilities. The property is located directly off of Fairview Park
Drive, in the northwest and southwest quadrants of the intersection of US Route
50 and the Capital Beltway (Interstate 495). There is an exit on I-495, for
Fairview Park, which leads directly into the office park.

     SIGNIFICANT TENANTS: As of June 15, 2004, the property was 87.3% leased by
13 tenants. Approximately 50% of the NRA, is leased to investment-grade rated tenants, including General Dynamics Corporation (A/A2/NR by S/M/F), Electronic
Data Systems (BBB-/Ba1/BBB- by S/M/F), and Sun Trust (A+/Aa3/AA- by S/M/F).

     General Dynamics Corporation (NYSE:GD, rated A/A2/NR by S/M/F) leases
139,109 sq.ft. (39.5% of the NRA) under leases for $31.51psf expiring in
November 2018 with two 5-year extension options. General Dynamics has businesses in aviation, mission-critical information systems and technologies, shipbuilding and marine systems, and land and amphibious combat systems. The company is a supplier of sophisticated defense systems to the United States and its allies.
It is headquartered at the mortgaged property, and employs approximately 69,400 people worldwide. General Dynamics currently has a market capitalization of over
$19.5 billion.

     Howrey Simon Arnold & White, LLP ("Howrey") leases 52,335 sq.ft. (14.8% of the NRA) under a lease for $26.50psf expiring in December 2016 with one 5-year extension option. Howrey is a law firm with over 500 attorneys and is headquartered in Washington, DC with branch offices in Houston, Texas; Chicago,
Illinois; Northern and Southern California; London and Brussels. The firm services broad areas of legal practice with principal emphasis on antitrust, global litigation and intellectual property. Howrey is the second most frequently mentioned law firm in the National Law Journal's 2001 "Who Defends
Corporate America" survey of the Fortune 250. Howrey is among the top ranked firms in IP Worldwide's survey of the largest and most influential intellectual property companies in the world. According to Howrey's year-end 2003 financials,
Howrey has over $40 million in working capital.

     Electronic Data Systems (NYSE: EDS, BBB-/Ba1/BBB- by S/M/F) leases 22,583
sq.ft. (6.4% of the NRA) under a lease for $27.50psf expiring in May 2010.
Electronic Data Systems Corporation ("EDS") is a provider of information technology and business process outsourcing services. EDS is a Fortune 100 company and supports Fortune 500 companies and governments in 60 countries. EDS employs more that 120,000 people and had 2003 revenues in excess of $20 billion.

     PROPERTY MANAGEMENT. The property is managed by Fairview Property
Investments, L.L.C., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE: None.

     RELEASE AND SUBSTITUTION OF PARCELS. Not Allowed.

                                      C-3

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                                      C-4

                    MORTGAGE LOAN NO. 2 -- SUMMIT LOUISVILLE

--------------------------------------------------------------------------------

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                                      C-5

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 2 -- SUMMIT LOUISVILLE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 WFB
LOAN PURPOSE:                         Acquisition
ORIGINAL BALANCE:                     $54,795,000
CUT-OFF DATE BALANCE:                 $54,795,000
FIRST PAYMENT DATE:                   07/01/2004
INTEREST RATE:                        5.38000%
AMORTIZATION TERM:                    Interest Only
ARD:                                  No
ANTICIPATED REPAYMENT DATE:           NAP
MATURITY DATE:                        06/01/2011
EXPECTED MATURITY BALANCE:            $54,795,000
SPONSORS:                             Prudential and PRISA III
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      24-payment lockout from the
                                      date of securitization, with
                                      U.S. Treasury Defeasance for
                                      the following 52 payments, and
                                      open to prepayment without
                                      premium thereafter until loan
                                      maturity.

CUT-OFF DATE BALANCE PER SF:          $160.59

UP-FRONT RESERVES:                    None

ONGOING RESERVES: (1)                 RE Taxes:     Springing
                                      Insurance:    Springing
                                      Replacement:  Springing
                                      TI / LC:      Springing

LOCKBOX:                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                        NAP
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Retail
PROPERTY SUB-TYPE:                    Anchored
LOCATION:                             Louisville, KY
YEAR BUILT/RENOVATED:                 2001 / NAP
PERCENT LEASED (AS OF):               95.8% (05/18/04)
NET RENTABLE AREA:                    341,213

THE COLLATERAL:                       A recently constructed anchored
                                      retail center located in
                                      Louisville, Kentucky.

OWNERSHIP INTEREST:                   Fee

                                                                LEASE
MAJOR TENANTS                           % NRA     RENT PSF    EXPIRATION
-------------                           -----     --------    ----------
Bed Bath & Beyond                        8.8%      $13.50     01/31/2012
Barnes & Noble                           7.3%      $16.00     02/29/2012
Old Navy                                 7.3%      $14.00     10/31/2009

PROPERTY MANAGEMENT:                  Bayer Properties, Inc.

U/W NET CASH FLOW:                    $5,692,127
APPRAISED VALUE (AS OF):              $84,000,000 (04/26/04)
CUT-OFF DATE LTV RATIO:               65.2%
LTV RATIO AT MATURITY:                65.2%
U/W DSCR:                             1.90x
--------------------------------------------------------------------------------

(1)  After an event of default under the mortgage loan documents, or if the debt service coverage ratio is less than 0.85x, the Summit Louisville borrower is required to make the following monthly deposits into the ongoing reserve accounts: (i) 1/12 of annual real estate taxes and insurance premiums; (ii)
     $32,000, or in place of the monthly deposit the Summit Louisville borrower may provide an evergreen letter of credit in the amount of $384,000, provided the letter of credit is increased by $384,000 on an annual basis less any disbursements, for tenant improvements, leasing commissions and related leasing expenses; and (iii) $4,265.17 for capital expenditures. The
     Summit Louisville borrower may cease making such monthly deposits if the event of default is cured, no longer exists or has been waived by the lender, as applicable, or if the debt service coverage ratio is equal to or greater than 0.85x for four (4) consecutive quarters.

THE SUMMIT LOUISVILLE LOAN.

     THE LOAN. The second largest loan (the "Summit Louisville Loan") is a
$54,795,000 first mortgage loan secured by the borrower's fee simple interest in a recently constructed anchored retail center located in Louisville, Kentucky.

     THE BORROWER. The borrower, Louisville Retail Company, L.L.C., owns no material assets other than the Summit Louisville and related interests. The borrower is a single purpose entity. A non-consolidation opinion was delivered at closing. As of December 2003, the sponsors, Prudential and PRISA III, have over 32 years of experience and manage a portfolio of over $21.8 billion on behalf of more than 400 institutional clients.

                                      C-6

     THE PROPERTY. The Summit Louisville is a recently constructed, 341,213 square foot, anchored retail center in Louisville, Kentucky. The collateral for the loan consists of the entire 40-acre parcel of land and its improvements consisting of nine single-story buildings built in November 2001 and over 1,900 surface parking spaces. The property is located in the Springhurst area at the northeast corner of Brownboro Road (KY 22) and Springdale Road, just west of
Interstate 265. The 2004 regional and local demographics estimated average household incomes of $76,736 and $75,097 and a population of 48,341 and 109,680 in the respective three- and five-mile radii.

     SIGNIFICANT TENANTS: As of May 18, 2004, the property was 95.8% leased.
Approximately 74.7% of the NRA is derived from nationally recognized retail tenants.

     Bed Bath & Beyond (NASDQ: BBBY; BBB/NR/NR by S/M/F) leases 30,116 sq.ft.
(8.8% of the NRA) under a lease for $13.50 psf expiring in January 2012. Founded in 1971, Bed Bath & Beyond, Inc. operates specialty department stores that feature moderately priced bed linens, bath accessories, kitchen textiles and other related housewares. As of February 28, 2004, Bed Bath & Beyond, Inc.
operated 575 Bed Bath &Beyond stores in 44 states and one territory, as well as
30 Harmon stores in three states and 24 Christmas Tree Shops stores in six states. During the fiscal year ended February 28, 2004, Bed Bath & Beyond, Inc.
had net income of $399.5 million, while net sales were $1.88 billion, an increase of 23% over 2002 sales of $1.5 billion.

     Barnes & Noble (NYSE: BKS; BB/Ba2/NR by S/M/F) leases 25,015 sq.ft. (7.3%
of the NRA) under a lease for $16.00 psf expiring in February 2012. Incorporated in 1993, Barnes & Noble Inc. is a national retailer of hardcover and paperback books, magazines and music. As of January 31, 2004, Barnes & Noble Inc. operated
842 stores in 49 states and the District of Columbia. Net sales for 2003 were
$1.63 billion, an increase of 15.1% over 2002 sales of $1.41 billion. Net income for 2003 was $151.85 million, an increase of 51.9% over 2002 net income of $99.9 million.

     Gap, Inc. (NYSE: GPS; BB+/Ba1/BB+ by S/M/F) leases 50,400 sq.ft. (14.8% of the NRA) under leases for Old Navy (25,000 sq.ft.; 7.3% of the NRA), The Gap
(17,400 sq.ft.; 5.1% of the NRA), and Banana Republic (8,000 sq.ft.; 2.3% of the
NRA). The Old Navy lease is at $14.00psf, the Gap lease is at $18.00psf, and the
Banana Republic lease is at $16.00psf. All three leases expire in October 2009.
Gap, Inc. is a global specialty retailer selling casual apparel and accessories.
Headquartered in San Francisco, California, Gap, Inc. operated 3,022 stores as of January 31, 2004. Net sales for 2003 were $5.97 billion, an increase of 21.5%
over 2002 sales of $4.91 billion. Net income for 2003 was $1.03 billion, an increase of 115.7% over 2002 net income of $477.5 million.

     PROPERTY MANAGEMENT. The property is managed by Bayer Properties, Inc.
("Bayer"), a third party management company headquartered in Birmingham, Alabama and founded in 1985. Bayer manages 21 similar retail properties located in
Alabama and Kentucky that account for its 4.0 million square foot portfolio.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      C-7

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                                      C-8

                      MORTGAGE LOAN NO. 3 -- LINCOLN SQUARE

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                                      C-9

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 3 -- LINCOLN SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                    BSCMI
LOAN PURPOSE:                            Refinance
ORIGINAL BALANCE: (1)                    $50,000,000
CUT-OFF DATE BALANCE: (1)                $49,936,265
FIRST PAYMENT DATE:                      05/01/2004
INTEREST RATE:                           5.99700%
AMORTIZATION TERM:                       Yrs. 1-30: 360 months (2)
ARD:                                     Yes
ANTICIPATED REPAYMENT DATE:              04/01/2019
MATURITY DATE:                           04/01/2036
EXPECTED MATURITY BALANCE: (1)           $36,787,583
SPONSOR:                                 Lawrence Ruben Company, Inc.
INTEREST CALCULATION:                    Actual/360
CALL PROTECTION:                         Lockout period of 37 payments
                                         from origination, then
                                         defeasance with U.S. Government
                                         Securities followed by yield
                                         maintenance, or prepayment as
                                         described in footnote 3.

CUT-OFF DATE BALANCE PER SF:(1)          $395.44

UP-FRONT RESERVES:                       RE Taxes:      $224,860
                                         Replacement:   $8,419
                                         TI / LC:       $2,276,167

ONGOING RESERVES:                        RE Taxes:      $224,860 / month
                                         Replacement:   $8,419 / month

                                         TI / LC:       $33,667 / month
LOCKBOX:                                 Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                         NAP
SINGLE ASSET/PORTFOLIO:                Single Asset
PROPERTY TYPE:                         Office
PROPERTY SUB-TYPE:                     Office/Retail
LOCATION:                              Washington, DC
YEAR BUILT/RENOVATED:                  2001 / NAP
PERCENT LEASED (AS OF):                98.1% (09/20/04)
NET RENTABLE AREA:                     404,095

THE COLLATERAL:                        A Class A office building with
                                       ground floor retail, located
                                       in the East End of the
                                       Washington, DC Central
                                       Business District.

OWNERSHIP INTEREST:                    Fee

                                                                LEASE
MAJOR TENANTS                            % NRA     RENT PSF   EXPIRATION
-------------                            -----     --------   ----------
Latham & Watkins                         45.3%      $46.56    01/2011 &
                                                               01/2016
GSA                                      11.9%      $45.31    07/24/2011
Landmark Theatre                         9.9%       $10.00    01/01/2019

PROPERTY MANAGEMENT:                   Lincoln Square Management, L.L.C.

U/W NET CASH FLOW:                     $15,486,121
APPRAISED VALUE (AS OF):               $220,000,000 (02/07/04)
CUT-OFF DATE LTV RATIO:(1)             72.6%
LTV RATIO AT ARD: (1)                  53.5%
U/W DSCR: (1)                          1.31x
--------------------------------------------------------------------------------

(1)  The $49,936,265 mortgage loan represents a 31.3% pari passu portion of a
     $159,796,048 first mortgage loan split into 3 pari passu notes. The two other notes (with an original loan amount of $60 and $50 million, respectively) are not included in the trust. All aggregate LTV, DSCR, debt service and loan PSF numbers in this table are based on the total
     $159,796,048 financing.
(2)  See the amortization schedule located on Schedule A to the Prospectus
     Supplement.
(3)  Lockout for 3 years after the first payment date, then defeasance with U.S.
     government securities; provided that the Lincoln Square Loan may be prepaid in whole but not in part on and after the 175th payment date with the payment of a yield maintenance premium; provided further that if the date that is three years from the first payment date has occurred, but the date that is two years from the startup day within the meaning of Section
     860G(a)(9) of the Code for the REMIC Trust has not occurred, the debt may be prepaid in whole (but not in part) prior to the 175th payment date upon payment of an amount equal to the greater of (a) a yield maintenance premium and (b) one percent (1%) of the outstanding principal balance of the Lincoln Square Loan as of the Prepayment Date. The Lincoln Square Loan
     is freely prepayable on and after the anticipated repayment date.

THE LINCOLN SQUARE LOAN

     THE LOAN. The third largest loan (the "Lincoln Square Loan") is a
$50,000,000 pari passu note that is part of a $160,000,000 (original balance)
first mortgage loan, secured by the borrower's fee simple interest in the property known as Lincoln Square in Washington, DC. The $60,000,000 A1 portion was recently securitized in the BSCMSI 2004-PWR4 deal and the $50,000,000 A3 portion is not yet securitized. The Lincoln Square Loan will be serviced

                                      C-10

pursuant to the pooling and servicing agreement for BSCMSI 2004-PWR4 by Wells
Fargo Bank, N.A. as master servicer and ARCap Servicing, Inc. as special servicer.

     THE BORROWER. The borrower, 555 11th Limited Partnership, owns no material assets other than Lincoln Square and related interests. The borrower is a single purpose entity whose managing member has two independent directors. A non-consolidation opinion was delivered at closing. The sponsor, Lawrence Ruben
Company, Inc., has owned the land since 1993 and developed the property in 2001.
Lawrence Ruben Company, Inc. is an experienced sponsor with a portfolio of over seven million square feet of office space and 1,000 luxury residential apartments. The total portfolio has an estimated value in excess of $1 billion, with an estimated $250 million in equity.

     THE PROPERTY. Lincoln Square is a 404,095 sq.ft. property with 333,180
sq.ft. of office, 70,915 sq.ft. of ground floor retail and a 320-space underground parking garage. The property occupies a city block and is well located with the Metro Center, the hub of the Washington, DC mass transit system, beneath the property with four entrances within one block of the property. The property is also located three blocks from The Mall, five blocks from Federal Triangle, two blocks from the Justice Department and cattycorner to the J. Edgar Hoover FBI Building.

     SIGNIFICANT TENANTS. As of September 20, 2004, the property was 98.1%
leased by over 10 tenants of which, approximately 18% of the NRA is leased to investment-grade rated tenants.

     Latham & Watkins leases 182,974 sq.ft. (45.3% of the NRA) under leases for
$46.56psf expiring in January 2011 and January 2016 with one and two 5-year extension options, respectively. Latham & Watkins, a large law firm, was founded in Los Angeles in 1934 by Dana Latham and Paul Watkins. The firm has grown to more than 1,500 lawyers worldwide. Latham & Watkins currently operates from 21 locations throughout the US, Europe, and Asia, with headquarters in Los Angeles and offices in Washington, DC, New York, Boston, Chicago, San Francisco, and
five other domestic locations. Offices outside the US include London, Moscow,
Frankfurt, Paris, and Tokyo.

     General Services Administration ("GSA"; implied rating of AAA) leases
47,991 sq.ft. (11.9% of the NRA) under a lease for $45.31psf expiring in July
2011. The GSA space is occupied by the Federal Bureau of Investigation ("FBI")
and Federal Law Enforcement Training Center ("FLETC"). The FBI is the
investigative arm of the US Department of Justice. The FLETC, a bureau of the
Department of Homeland Security, is the nation's lead organization for interagency training of Federal law enforcement personnel. Basic and advanced training is provided at the FLETC for personnel from over 70 federal agencies.
Over 40,000 students train at the various FLETC sites annually from all 50 states and from the U.S. Territories. These leases are not subject to annual appropriations risk.

     Landmark Theatre leases 40,000 sq.ft. (9.9% of the NRA) under a lease for
$10.00psf expiring in January 2019. The Landmark Theatre is a newly constructed
8-screen movie theater with stadium seating and Dolby Digital Surround sound.
Founded in 1974, Landmark Theatres now operates 57 theaters with 204 screens in
14 states and the District of Columbia. The theater has a coffee bar, a small bistro dining area and multiple auditoriums.

     PROPERTY MANAGEMENT. Lincoln Square Management, L.L.C., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. The borrower may incur additional subordinated, unsecured debt of up to $8 million from affiliates subject to delivery of an intercreditor and subordination agreement.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

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                                      C-11

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                                      C-12

                    MORTGAGE LOAN NO. 4 -- REISTERSTOWN PLAZA

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                                      C-13

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 4 -- REISTERSTOWN PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                       BSCMI

LOAN PURPOSE:                               Acquisition
ORIGINAL BALANCE:                           $49,650,000
CUT-OFF DATE BALANCE:                       $49,650,000
FIRST PAYMENT DATE:                         10/01/2004
INTEREST RATE:                              5.30000%
AMORTIZATION TERM:                          Interest Only
ARD:                                        No
ANTICIPATED REPAYMENT DATE:                 NAP
MATURITY DATE:                              09/01/2009
EXPECTED MATURITY BALANCE:                  $49,650,000
SPONSOR:                                    Inland Western Retail Real
                                            Estate Trust, Inc.
INTEREST CALCULATION:                       30/360
CALL PROTECTION:                            35-payment lockout from date
                                            of origination, subject to
                                            prepayment with a premium
                                            equal to the greater of 1% and
                                            yield maintenance for the
                                            following 23 payments and open
                                            to prepayment without premium
                                            thereafter until loan maturity.

CUT-OFF DATE BALANCE PER SF:                $62.72

UP-FRONT RESERVES:                          Other: (1)         $2,503,400

ONGOING RESERVES: (2)                       RE Taxes:          Springing
                                            Insurance:         Springing
                                            Replacements:      Springing
                                            Deferred
                                            Maintenance:       Springing

LOCKBOX:                                    Springing Hard (3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING                           Baa3 / BBB- / BBB
(MOODY'S/FITCH/DBRS):
SINGLE ASSET/PORTFOLIO:                 Single Asset
PROPERTY TYPE:                          Retail
PROPERTY SUB-TYPE:                      Anchored
LOCATION:                               Baltimore, MD
YEAR BUILT/RENOVATED:                   1961 / 2004
PERCENT LEASED (AS OF):                 97.1% (07/17/04)
NET RENTABLE AREA:                      791,661

THE COLLATERAL:                         An anchored retail power center
                                        located in Baltimore, Maryland.

OWNERSHIP INTEREST:                     Fee

                                                                   LEASE
MAJOR TENANT                               % NRA      RENT PSF   EXPIRATION
------------                               -----      --------   ----------
State of Maryland (4)                      30.3%       $12.51    05/31/2011
Home Depot                                 14.6%       $5.20     01/31/2033
National Wholesale
Liquidators                                11.4%       $4.00     01/31/2011

PROPERTY MANAGEMENT:                    Inland Northwest Management
                                        Corporation

U/W NET CASH FLOW:                      $6,373,818
APPRAISED VALUE (AS OF):                $94,000,000 (05/25/04)
CUT-OFF DATE LTV:                       52.8%

LTV RATIO AT MATURITY:                  52.8%
U/W DSCR:                               2.42x
--------------------------------------------------------------------------------

(1)  There are tenant holdbacks of 1) $253,400 for Modell's, and 2) $2,250,000 for Baltimore City Community College ("BCCC"), provided, however the BCCC holdback shall be reduced to $262,150 upon delivery of a fully-executed lease from BCCC (or an acceptable substitute tenant). The previously mentioned holdbacks will be released to the borrower once such tenants are in occupancy and paying rent.
(2)  Tax reserves spring if the borrower fails to provide evidence of payment.
     Insurance reserves spring if the borrower fails to provide evidence of payment or maintain a blanket insurance policy. Replacement reserves spring if the property is not maintained to lender satisfaction. Deferred maintenance reserves spring if any required repairs are not completed within nine months of closing or if the borrower fails to provide evidence of property maintenance.
(3)  Lockbox is triggered upon the DSCR falling below 1.75x. Thereafter, if the
     DSCR falls below 1.25x, the borrower will only receive enough cash flow to cover the lender approved budgeted expenses while the remainder of the funds are required to remain in the lender controlled cash management account. Additionally, upon (a) an event of default under the loan documents, or (b) a bankruptcy of the borrower or the property manager, a hard lockbox is established with money swept daily into the cash management account controlled by lender.
(4)  The State of Maryland is occupied by among others, the Public Safety
     Department (128,385 sq.ft.), Baltimore City Community College (39,873
     sq.ft.), and the Department of Health and Mental Hygene (23,250 sq.ft.).
     The listed Rent PSF is the weighted average of all the leases and the listed lease expiration date is that of the Public Safety Department lease, the largest occupant of the State of Maryland space.

                                      C-14

THE REISTERSTOWN PLAZA LOAN.

     THE LOAN. The fourth largest loan (the "Reisterstown Plaza Loan") is a
$49,650,000 first mortgage loan, secured by the borrowers' fee simple interest in the property known as Reisterstown Plaza in Baltimore, Maryland.

     THE BORROWERS. The borrowers, Inland Reisterstown SPE I, L.L.C. and Inland
Reisterstown SPE II, L.L.C., own no material assets other than Reisterstown
Plaza and related interests. The borrowers are single purpose entities whose managing members each have an independent director. A non-consolidation opinion was delivered at closing. The sponsor, Inland Western Retail Real Estate Trust,
Inc. ("IWEST"), is a real estate investment trust, and was incorporated in
Maryland in March 2003 to acquire and manage retail centers, principally multi-tenant shopping centers. As of March 31, 2004, IWEST owned a portfolio of nineteen properties located in California, Connecticut, Georgia, Illinois,
Indiana, Maryland, North Carolina, Oklahoma, South Carolina, Texas, and Utah,
containing an aggregate of approximately 2,900,000 square feet of gross leasable area. As of March 31, 2004, IWEST had over $729 million in assets and almost
$421 million in equity.

     THE PROPERTY. Reisterstown Plaza is a 791,661 sq.ft. anchored retail power center in Baltimore, Maryland. Reisterstown Plaza is located on Reisterstown
Road, a heavily traveled northwest/southeast retail corridor. Within a 3-mile and 5-mile radius of the property, the 2003 population was 159,599 and 367,938, respectively, and the average household income was $57,926 and $61,480, respectively. The property was originally constructed in 1961 but was redeveloped and repositioned in 2004. Approximately $36 million was spent on the redevelopment and new tenants have signed leases on over 152,000 sq.ft. (over $2 million in annual rent) since the repositioning commenced. According to a Reis market report for the second quarter of 2004, the West/Southwest Baltimore submarket vacancy rate was 6.6% and average asking rents were $21psf.

     SIGNIFICANT TENANTS. As of July 17, 2004, the property was 97.1% leased by over 75 tenants. Approximately 49% of the total leaseable square feet and approximately 47% of gross potential rent at Reisterstown Plaza is from investment-grade tenants, including the State of Maryland (G.O. Bond Ratings of
AAA/Aaa/NR by S/M/F), Home Depot (AA/Aa3/AA by S/M/F), Marshalls (A/A3/NR by
S/M/F), and Bank of America (A+/Aa2/AA- by S/M/F).

     State of Maryland leases 239,664 sq.ft. (30.3% of the NRA) under various leases with a weighted average rent of $12.51psf expiring at various times from
2006 to 2013 with various extension options. Among others, the largest State of
Maryland tenants include, Public Safety Department (128,385 sq.ft.), Baltimore
City Community College (39,873 sq.ft.), and the Department of Health and Mental
Hygiene (23,250 sq.ft.).

     Home Depot (NYSE: HD; AA/Aa3/AA by S/M/F) leases 115,289 sq.ft. (14.6% of the NRA) under a lease for $5.20psf expiring in January 2033 with six 5-year extension options. Home Depot operates warehouse-style retail stores selling building materials, home improvement supplies and lawn & garden products. As of
February 1, 2004, the company operated 1,707 stores in the U.S., Canada and
Mexico. Home Depot's 2003 annual revenue and net income were $64.8 billion and
$4.3 billion, respectively. Home Depot has the option to purchase its space as described below.

     National Wholesale Liquidators leases 90,254 sq.ft. (11.4% of the NRA)
under a lease for $4.00psf expiring in January 2011 with six 5-year extension options. Founded in 1984, National Wholesale Liquidators is a retail chain that sells brand name household goods at discount prices. Their stores are primarily located in eight states on the East Coast and Washington, DC.

     PROPERTY MANAGEMENT. The property is managed by Inland Northwest Management
Corporation, an affiliate of the borrowers.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. After the commencement of the 7th lease year (2/2010),
Home Depot has the option to purchase its leased premises for $6,500,000 and the proceeds will be held by the lender as additional collateral for the loan, and upon satisfaction of certain conditions the lender is required to release the
Home Depot space. In addition, the borrower may obtain the release of one or more non-income producing parcels that were not underwritten or given value in the appraisal subject to the satisfaction of certain conditions.

                                      C-15

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                                      C-16

                     MORTGAGE LOAN NO. 5 -- SYCAMORE PLAZA

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                                      C-17

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 5 -- SYCAMORE PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   BSCMI
LOAN PURPOSE:                           Acquisition
ORIGINAL BALANCE:                       $48,000,000
CUT-OFF DATE BALANCE:                   $48,000,000
FIRST PAYMENT DATE:                     09/01/2004
INTEREST RATE:                          5.43000%
AMORTIZATION TERM:                      Yrs. 1-3: Interest Only
                                        Yrs. 4-10: 336 months
ARD:                                    No
ANTICIPATED REPAYMENT DATE:             NAP
MATURITY DATE:                          08/01/2014
EXPECTED MATURITY BALANCE:              $42,169,629
SPONSORS:                               Rubin Pachulski Properties,
                                        Richard Pachulski and Nathan
                                        Rubin
INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        24-payment lockout from date of
                                        securitization, with U.S.
                                        Treasury defeasance for the
                                        following 93 payments, and open
                                        to prepayment without premium
                                        thereafter on the maturity date.

CUT-OFF DATE BALANCE PER SF:            $137.27

UP-FRONT RESERVES:                      RE Taxes:      $49,916
                                        Replacement:   $2,914
                                        TI / LC:       $12,500
ONGOING RESERVES:                       RE Taxes:      $49,916 / month
                                        Insurance:     Springing
                                        Replacement:   $2,914 / month (1)

                                        TI / LC:       $12,500 / month

LOCKBOX:                                Soft, Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                        NAP
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Retail
PROPERTY SUB-TYPE:                    Anchored
LOCATION:                             Cincinnati, OH
YEAR BUILT/RENOVATED:                 1966 / 1994-1995
PERCENT LEASED (AS OF):               100% (05/01/04)

NET RENTABLE AREA:                    349,678

THE COLLATERAL:                       An anchored retail center located
                                      in Cincinnati, Ohio.

OWNERSHIP INTEREST:                   Fee

                                                                LEASE
MAJOR TENANTS                           % NRA     RENT PSF    EXPIRATION
-------------                           -----     --------    ----------
Lazarus Furniture
Gallery                                 19.9%       $8.00     01/31/2010
Toys "R" Us                             13.2%       $9.90     01/31/2010
Dicks Clothing &                        11.9%      $12.50     12/31/2012
Sporting

PROPERTY MANAGEMENT:                  Rubin Pachulski Properties 36, LLC

U/W NET CASH FLOW:                    $4,063,029

APPRAISED VALUE (AS OF):              $61,500,000 (Stabilized 10/01/04)
CUT-OFF DATE LTV RATIO:               78.0%
LTV RATIO AT MATURITY:                68.6%
U/W DSCR: (2)                         1.54x
--------------------------------------------------------------------------------

(1)  Capped at $450,000.
(2)  The DSCR is based on the interest payments during the interest only period.
     The DSCR would be 1.22x, based on principal and interest payments commencing 09/01/2007 (after the interest only period).

THE SYCAMORE PLAZA LOAN

     THE LOAN. The fifth largest loan (the "Sycamore Plaza Loan") is a
$48,000,000 first mortgage loan, secured by the borrower's fee simple interest in the property known as Sycamore Plaza in Cincinnati, Ohio.

                                      C-18

     THE BORROWER. The borrower, RPP Sycamore, LLC, owns no material assets other than Sycamore Plaza and related interests. The borrower is a single purpose entity whose managing member has two independent directors. A non-consolidation opinion was delivered at closing. The sponsors, Rubin
Pachulski Properties ("RPP"), Richard Pachulski and Nathan Rubin, are
experienced real estate owners and operators. Their current portfolio is comprised of more than 15 properties including several limited service hotel, retail, office, apartment, and parking facilities valued at over $300 million.
RPP is a repeat sponsor of a BSCMI borrower.

     THE PROPERTY. Sycamore Plaza is a 349,678 sq.ft. anchored retail center in
Cincinnati, OH. Sycamore Plaza is well located at the intersection of Kenwood
Road, Montgomery Road and Interstate 71 in a desirable retail location opposite the 1.08 million sq.ft. Kenwood Towne Centre, the strongest super-regional mall in Cincinnati, with in-line sales in excess of $450psf. Within a 3-mile and
5-mile radius of the property, the 2003 population was 65,508 and 172,520, respectively, and the average household income was $76,759 and $71,906, respectively. The property was originally constructed in 1966 as a fully enclosed mall and was reconfigured and totally renovated from 1994-1995 as a specialty shopping center with several popular big box anchors. According to a
Reis market report for the second quarter of 2004, the NE Hamilton/Blue Ash submarket vacancy rate was 8.2% and average asking rents were $15psf.
Approximately 76% of the NRA at the property is leased to tenants at below market rents as many of them have been at this location since the late 1980's and early 1990's.

     SIGNIFICANT TENANTS. As of May 1, 2004, the property was 100% leased by over 18 tenants. Approximately 27% of the NRA and 21% of gross potential rent at
Sycamore Plaza is from investment grade tenants, including the Lazarus Furniture
Gallery (parent company is Federated Department Stores, NYSE: FD; BBB+/Baa1/BBB+
by S/M/F), Staples (BBB-/Baa2/BBB by S/M/F), Macaroni Grill (parent company is
Brinker International, NYSE: EAT BBB/Baa2/BBB+ by S/M/F), and Fifth Third Bank
(AA-/NR/AA- by S/M/F). Average sales for the tenants that reported sales for
2003 were $274psf with an occupancy cost of 7.9%.

     Lazarus Furniture Gallery leases 69,491 sq.ft. (19.9% of the NRA) under a lease for $8.00psf expiring in January 2010 with one 5-year extension option.
Federated Department Stores (NYSE: FD; BBB+/Baa1/BBB+ by S/M/F) is the parent company of Lazarus Furniture Gallery. Lazarus Furniture reported 2003 sales of
$278psf and an occupancy cost of 4.6% at the mortgaged property.

     Toys "R" Us leases 46,000 sq.ft. (13.2% of the NRA) under a lease for
$9.90psf expiring in January 2010 with four 5-year extension options. Toys R Us,
Inc. is a specialty retailer of toys, baby products and children's apparel. As of January 31, 2004, the company operated 1,501 stores worldwide. Toys "R" Us'
2003 annual revenue and net income were $11.6 billion and $88 million, respectively. Toys "R" Us reported 2003 sales of $236psf and an occupancy cost of 6.5% at the mortgaged property.

     Dicks Clothing & Sporting leases 41,684 sq.ft. (11.9% of the NRA) under a lease for $12.50psf expiring in December 2012 with four 5-year extension options. Dick's Clothing & Sporting is a full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel and footwear in a specialty store environment. As of July 2004, the company operated approximately 221 stores in 32 states throughout the Eastern half of the United
States. Dicks reported 2003 sales of $214psf and an occupancy cost of 9.7% at the mortgaged property.

     PROPERTY MANAGEMENT. The property is managed by Rubin Pachulski Properties
36, LLC, an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. A $4 million mezzanine loan is held by Rubicon, subject to an intercreditor agreement. The mezzanine loan has an interest rate of 12% and has the same scheduled maturity date as the first mortgage. No future debt is permitted.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                      C-19

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                                      C-20

                    MORTGAGE LOAN NO. 6 -- GATEWAY CENTER IV

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                                      C-21

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                    MORTGAGE LOAN NO. 6 -- GATEWAY CENTER IV
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                  PMCF
LOAN PURPOSE:                          Refinance
ORIGINAL BALANCE:                      $42,500,000
CUT-OFF DATE BALANCE:                  $42,399,177
FIRST PAYMENT DATE:                    07/01/2004
INTEREST RATE:                         5.87000%
AMORTIZATION TERM:                     360 months
ARD:                                   Yes
ANTICIPATED REPAYMENT DATE:            06/01/2014
MATURITY DATE:                         06/01/2034
EXPECTED MATURITY BALANCE:             $35,970,821

SPONSOR:                               Trust Under The Will of Robert
                                       S. Olnick

INTEREST CALCULATION:                  Actual/360

CALL PROTECTION:                       25-payment lockout from date of
                                       securitization, with U.S.
                                       Treasury defeasance for the
                                       following 87 payments, and open
                                       to prepayment without premium
                                       thereafter until the maturity
                                       date.

CUT-OFF DATE BALANCE PER SF:           $131.28

UP-FRONT RESERVES:                     RE Taxes:      $197,056

ONGOING RESERVES:                      RE Taxes:      $98,528 / month
                                       Insurance:     Springing (1)
                                       Replacement:   $5,375 / month
                                       TI / LC:       Springing (2)
LOCKBOX:                               Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                       NAP
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Office
PROPERTY SUB-TYPE:                   Urban
LOCATION:                            Newark, NJ
YEAR BUILT/RENOVATED:                1987 / NAP
WA PERCENT LEASED (AS OF):           89.3% (09/15/04)
NET RENTABLE AREA:                   322,521

THE COLLATERAL:                      A 15-story Class A office
                                     building within the Gateway
                                     Center Office Complex in the
                                     Newark, New Jersey Central
                                     Business District.

OWNERSHIP INTEREST:                  Fee

                                                          LEASE
MAJOR TENANTS                         % NRA    RENT PSF   EXPIRATION
-------------                         -----    --------   ----------
McCarter & English LLP                45.7%     $30.89    02/29/2008
Prudential Insurance Co.(3)           43.6%     $20.81    12/31/2014

PROPERTY MANAGEMENT:                 Hampton Management Co. LLC

U/W NET CASH FLOW:                   $4,453,282
APPRAISED VALUE (AS OF):             $61,400,000 (03/26/04)
CUT-OFF DATE LTV RATIO:              69.0%
LTV RATIO AT ARD:                    58.6%
U/W DSCR:                            1.48x
--------------------------------------------------------------------------------

(1)  Insurance reserves spring upon the occurrence of an event of default under the loan documents, if the borrower fails to provide evidence of payment, or if the borrower fails to maintain the current blanket policy.
(2)  If Prudential and/or McCarter & English fails to renew all or a portion of its lease or does not give notice of renewal nine months prior to the related lease expiration date, then, the borrower is required to establish a reserve in connection with re-leasing the vacated space in an amount equal to $10psf of the space to be vacated by the applicable tenant. In addition, approximately four months later, if the space has not been re-leased, the borrower must deposit an additional amount equal $10psf
     (total of $20psf) for the total vacated space. In both cases, in lieu of depositing cash, the borrower may post a letter of credit. Failure to make the cash deposit or post the letter of credit(s) will trigger the lockbox to sweep excess cash flow at the property.
(3)  Prudential leases a total of 140,670 sq.ft. which includes 2,418 sq.ft. of basement storage space. The 5th floor (21,978 sq.ft.) has been subleased to
     Tompkins, McGuire, Wachenfeld & Barry (expiring December 30, 2014). The 6th and 9th floors (21,978 sq.ft. each) have been subleased to McCarter &
     English (expiring February 29, 2008).

THE GATEWAY CENTER IV LOAN.

     THE LOAN. The sixth largest loan (the "Gateway Center IV Loan") is a
$42,500,000 first mortgage loan that is secured by the borrower's fee simple interest in the property known as Gateway Center IV in Newark, New Jersey.

     THE BORROWER. The borrower, Gateway IV LLC, is a single purpose entity which owns no material assets other than the mortgaged property and related interests. A non-consolidation opinion was delivered at closing. The borrower is ultimately controlled by the Olnick Organization, Inc. ("Olnick"). Olnick is a
privately held New York-based corporation that has been

                                      C-22

actively involved in the construction, ownership, management, and financing of real estate projects for more than 50 years. Olnick's current commercial holdings include approximately 100,000 sq.ft. of retail space, 1 million sq.ft.
of office space, a 3,000 space parking garage, and two hotels totaling approximately 625 rooms throughout New York, New Jersey and Ohio. In addition,
Olnick has a residential portfolio made up of approximately 5,450 apartment units throughout New York.

     THE PROPERTY. Gateway Center IV is a Class A office building located in downtown Newark, New Jersey, containing approximately 322,521 sq.ft.. It is the newest addition (1987) to the Gateway Center Complex, which is comprised of four interconnected office buildings totaling approximately 2.3 million sq.ft., a 250 room Hilton Hotel, and approximately 80,000 sq.ft. of retail space. According to the appraisal, the Gateway Center Complex has a central location and enclosed access to Newark's Penn Station (the major North-South rail hub of New Jersey
Transit and Amtrak). The tenants of Gateway Center IV have access to an adjacent parking garage, secured 24 hours a day, which offers them immediate and convenient access to their offices.

     SIGNIFICANT TENANTS. Based on a rent roll provided by the borrower date as of September 15, 2004, the property was approximately 89.3% leased.

     McCarter & English, LLP directly leases a total of approximately 147,232
sq.ft. (45.7% of the NRA) for $30.89psf expiring in February 2008. Additionally,
McCarter & English subleases approximately 21,978 sq.ft. on both the 6th and 9th floor from Prudential (expiring in February 2008), occupying a total of approximately 191,188 sq.ft. (59.3% of the NRA) in Gateway Center IV. McCarter &
English has two 5-year renewal options at $28.42psf with a nine month notice period. McCarter & English, formed in 1865, has over 280 attorneys and is the largest law firms in the State of New Jersey. Since 1865, the main office of
McCarter & English, LLP has been located in Newark.

     The Prudential Insurance Company of America ("Prudential") (NYSE: PRU;
A-/A3/A by S/M/F) leases approximately 140,670 sq.ft. (43.6% of the NRA) for
$21.81psf expiring December 2014. Prudential leases approximately 138,252 sq.ft.
on the 1st (partial), 3rd (partial), and the 5th through 9th floors, plus approximately 2,418 sq.ft. of basement storage space. The 6th and 9th floors have been subleased to McCarter & English, LLP ($22.05psf expiring February
2008). In addition, the 5th floor has been subleased to Tompkins, McGuire,
Wachenfeld & Barry, a law firm with approximately 60 attorneys ($24.00psf expiring December 2014). Prudential is one of the largest life insurance companies in the United States with approximately $470 billion in total assets under management. Headquartered in Newark, New Jersey, Prudential offers a variety of products within the financial services businesses, including life insurance, mutual funds, annuities, pension and retirement services, asset management, securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services. Prudential's occupied space consists of Prudential's Talent Assessment Group on the 1st floor, Prudential
Capital Group on the 7th floor and Prudential Mortgage Capital Company on the
8th floor. Prudential has four 5-year renewal options at fair market value with a nine month notice period.

     PROPERTY MANAGEMENT. The properties are managed by Hampton Management
Company, L.L.C., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. The loan documents permit non-managing member interests in the borrower and ownership interests in its managing member to be pledged as security for a mezzanine loan. Conditions include, but are not limited to, the following: (i) the combined LTV of the proposed mezzanine loan together with the Gateway Center IV Loan must not exceed 80%; (ii) the combined
DSCR must be at least 1.25x; (iii) the mezzanine loan must be subject and subordinate to the Gateway Center IV loan; (iv) the mezzanine lender must enter into an acceptable intercreditor agreement with lender; and (v) the lender must receive rating agency confirmation that the incurrence of the mezzanine loan will not result in the qualification, withdrawal or downgrade of the series
2004-PWR5 certificates.

     GROUND LEASE. None.

     RELEASE AND SUBSTITUTION OF PARCELS. Not Allowed.

                                      C-23

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                                      C-24

                   MORTGAGE LOAN NO. 7 -- WORLD APPAREL CENTER

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                                      C-25

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                   MORTGAGE LOAN NO. 7 -- WORLD APPAREL CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                  WFB

LOAN PURPOSE:                          Refinance
ORIGINAL BALANCE: (1)                  $37,230,000
CUT-OFF DATE BALANCE: (1)              $37,230,000
FIRST PAYMENT DATE:                    08/07/2004
INTEREST RATE:                         5.50200%
AMORTIZATION TERM: (2)                 Yrs. 1-3: Interest Only
                                       Yrs. 4-10: 360 months
ARD:                                   No
ANTICIPATED REPAYMENT DATE:            NAP
MATURITY DATE:                         07/07/2014

EXPECTED MATURITY BALANCE:(1)          $33,373,526

SPONSORS:                              Trizec Properties, Inc. and
                                       The Swig Company
INTEREST CALCULATION:                  Actual/360
CALL PROTECTION:                       Lockout until the earlier of
                                       06/18/2007 and 24 months after
                                       the start-up date of the last
                                       REMIC that holds a World
                                       Apparel Center Companion Loan,
                                       with U.S. Treasury defeasance
                                       thereafter.  Prepayable
                                       without premium from and after
                                       04/07/2014.

CUT-OFF DATE BALANCE PER SF:           $190.32

UP-FRONT RESERVES:                     None

ONGOING RESERVES: (3)                  RE Taxes:      Springing
                                       Insurance:     Springing

                                       Replacement    Springing

                                       TI / LC:       Springing

LOCKBOX:                               Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING                     A2 / AA- / A (high)
(MOODY'S/FITCH/DBRS):
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Office
PROPERTY SUB-TYPE:                Urban
LOCATION:                         New York, NY
YEAR BUILT/RENOVATED:             1970 / 1998-1999 and 2001-2002
PERCENT LEASED (AS OF):           97.9% (05/01/04)

NET RENTABLE AREA:                1,150,705

THE COLLATERAL:                   A 40-story Class A office
                                  building located in New York, NY.

OWNERSHIP INTEREST:               Fee

                                                           LEASE
MAJOR TENANTS                      % NRA     RENT PSF    EXPIRATION
-------------                      -----     --------    ----------
Jones Apparel Group                22.2%      $38.63     04/30/2012
J.P. Morgan Chase & Co.             6.3%      $21.48     10/31/2009
Levi Strauss                        3.7%      $50.71     01/31/2012

PROPERTY MANAGEMENT:              Trizec Holdings, Inc.

U/W NET CASH FLOW:                $29,608,163
APPRAISED VALUE (AS OF):          $395,000,000 (05/01/04)
CUT-OFF DATE LTV                  55.4%
RATIO: (1)
LTV RATIO AT MATURITY:(1)         49.7%
U/W DSCR: (1) (4)                 2.42x
--------------------------------------------------------------------------------

(1)  The $37,230,000 pooled loan represents an approximately 17% pari passu portion of a $219,000,000 mortgage loan secured by the World Apparel Center
     Property. The Loan per SF, LTV, and DSCR numbers in this table are based on the total $219,000,000 mortgage loan. The reserves described in the footnotes below apply to the entire $219,000,000 financing.
(2)  The loan is interest only for the first 36 months of the loan term, with principal and interest payments commencing on August 7, 2007. The total
     $219,000,000 loan amortizes on a 30-year schedule after the initial 36 month interest only period.
(3)  Upon the occurrence of an event of default under the loan documents or if the actual net cash flow (as defined in the loan documents) from the World
     Apparel Center Property is less than $25,500,000 (a "Trigger Event"), the
     World Apparel Center borrower is required to make the following monthly deposits into the ongoing reserve accounts: (i) 1/12 of annual real estate taxes and insurance premiums; (ii) $10,775 for capital expenditures; and
     (iii) $119,865 for tenant improvements, leasing commissions and similar costs. The World Apparel Center borrower may cease making such monthly deposits if the event of default is cured, no longer exists or has been waived by the lender, as applicable, or if the Actual Net Cash Flow is equal to or greater than $25,500,000 for two consecutive quarters.

     Whether or not a Trigger Event has occurred and is continuing, commencing on April 7, 2011 and continuing for the next 12 succeeding monthly payment dates, the World Apparel Center borrower shall make a monthly deposit in an amount equal to the product of $20 times the rentable square footage of the space demised at such time under the Jones Apparel Group Lease divided by
     12, so long as Jones Apparel Group has not renewed its lease or entered into a new lease pursuant to the loan agreement on or before April 7, 2011;
     provided, however, the World Apparel Center borrower shall not be required to make such monthly deposits in the event that as of April 7, 2011, the
     Jones Apparel Group Lease demises less than 30,000 sq.ft. of space and the
     World Apparel Center borrower has relet the approximately 222,867 remaining
     sq.ft..
(4)  The DSCR is based on the interest payments during the interest only period.
     The DSCR would be 1.98x, based on principal and interest payments commencing August 7, 2007 (after the interest only period).

                                      C-26

THE WORLD APPAREL CENTER LOAN

     THE LOAN. The seventh largest loan (the "World Apparel Center Loan") as evidenced by the Promissory Note A-3 (the "World Apparel Center Note") is a
$37,230,000 first mortgage loan secured by the borrower's fee simple interest in a 1,150,705 sq.ft. office/showroom property known as the World Apparel Center located in New York, New York. The World Apparel Center Loan was originated on
June 18, 2004 by Morgan Stanley Mortgage Capital Inc. and two other banks. The
World Apparel Center Loan represents an approximately 17% pari passu portion of a $219,000,000 (original balance) total mortgage loan. The three other mortgage loans secured by the property are each pari passu in right of payment to the
World Apparel Center Loan (collectively, the "World Apparel Center Companion
Loans"). The World Apparel Center Companion Loans have original principal balances of $73,000,000, $73,000,000 and $35,770,000, respectively, and the same interest rate, maturity date and amortization term as the World Apparel Center
Loan. Only the World Apparel Center Loan is included in the trust. The World
Apparel Center Loan and the World Apparel Center Companion Loans are serviced pursuant to the JPMCC 2004-LN2 Pooling and Servicing Agreement and the master servicer thereunder will remit collections and establish and maintain reserves, if any, on the World Apparel Center Loan.

     THE BORROWER. The borrower is 1411 TrizecHahn-Swig, L.L.C., a Delaware limited liability company that is a single purpose entity which owns no material assets other than the mortgaged property and related interests. A non-consolidation opinion was delivered at closing. The sponsors are Trizec
Properties, Inc. (NYSE: TRZ) and The Swig Investment Company. Trizec Properties,
Inc. is a publicly traded office REIT that has ownership interests in and manages a portfolio of 62 U.S. office properties containing approximately
42,000,000 sq.ft.. The Swig Investment Company is a private real estate investment company with more than sixty years of operating history that owns more than 7,000,000 sq.ft. of office space, 650,000 sq.ft. of industrial space and 1,500 full-service hotel rooms.

     THE PROPERTY. The World Apparel Center is located in the Midtown Manhattan business district of New York, New York, at 1411 Broadway, occupying the full city block from Broadway to Seventh Avenue and West 39th to West 40th Streets.
The property was originally constructed in 1970 and was subsequently renovated from 1998-1999 and 2001- 2002, with improvements including elevator renovation and modernization, chiller plant retrofit and complete facade maintenance as well as new building management and lighting control systems. The property consists of a 1,150,705 sq.ft., 40-story Class A office/showroom building.
Amenities at the property include a two-story lobby, a 150-space garage, 24/7 building access and security, onsite bank and newsstand and specially designed showroom space for fashion-industry tenants. Average year-end occupancy since
1997 is 97.9%.

     SIGNIFICANT TENANTS. Based on a rent roll provided by the borrower dated
May 2004, the property is approximately 97.9% leased to various tenants.

     Jones Apparel Group (NYSE: JNY; BBB/Baa2/NR by S/M/F) leases approximately
254,987 sq.ft. of space (22.2% of total NRA) under a lease that expires April
30, 2012. Jones Apparel is a leading designer and marketer of branded apparel, footwear and accessories. The company has been operating for 30 years.

     J.P. Morgan Chase & Co. (NYSE: JPM; A+/A1/A+/A(low) by S/M/F/D) leases approximately 72,383 sq.ft. of space (6.3% of total NRA) under a lease that expires October 31, 2009. J.P. Morgan Chase & Co. is the second largest financial services firm in the U.S., which was formed in 2001 by the merger of
Chase Manhattan and J.P. Morgan. J.P. Morgan Chase bought Bank One, the sixth-largest bank in the U.S., on July 1, 2004.

     Levi Strauss leases approximately 43,004 sq.ft. of space (3.7% of total
NRA) under a lease that expires January 31, 2012. Levis Strauss is the number one maker of brand-name clothing, selling jeans and sportwear under the Levi's,
Dockers, and Slates names in more than 100 countries.

     PROPERTY MANAGEMENT. The property is managed by Trizec Holdings, Inc., an affiliate of Trizec Properties, Inc.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                      C-27

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                                      C-28

                  MORTGAGE LOAN NO. 8 -- EVERGREEN A PORTFOLIO

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                                      C-29

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                  MORTGAGE LOAN NO. 8 -- EVERGREEN A PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                  BSCMI
LOAN PURPOSE:                          Acquisition
ORIGINAL BALANCE:                      $33,344,614
CUT-OFF DATE BALANCE:                  $33,062,202
FIRST PAYMENT DATE:                    03/01/2004
INTEREST RATE:                         5.57000%
AMORTIZATION TERM:                     357 months
ARD:                                   No
ANTICIPATED REPAYMENT DATE:            NAP
MATURITY DATE:                         11/01/2010
EXPECTED MATURITY BALANCE:             $30,006,207
SPONSORS:                              Bentley Forbes Group, Chad
                                       Wehba and Frederick Wehba,
                                       II, and GFW Trust

INTEREST CALCULATION:                  Actual/360

CALL PROTECTION:                       24-payment lockout from date
                                       of securitization, with U.S.
                                       Treasury defeasance for the
                                       following 48 payments, and
                                       open to prepayment without
                                       premium thereafter until loan
                                       maturity.

CUT-OFF DATE BALANCE PER SF:           $127.71
UP-FRONT RESERVES:                     RE Taxes:      $115,110
                                       Insurance:     $3,892
                                       TI/LC:         $33,333
                                       Replacement:   $3,243

ONGOING RESERVES:                      RE Taxes:      $41,280 / month
                                       Insurance:     $2,857 / month
                                       TI/LC: (1)     $33,333 / month
                                       Replacement:   $3,243 / month

LOCKBOX:                               Soft, Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                     NAP
SINGLE ASSET/PORTFOLIO:            Portfolio
PROPERTY TYPE:                     Office
PROPERTY SUB-TYPE:                 Suburban
LOCATION:                          Various, CA (See Summary Table)
YEAR BUILT/RENOVATED:              2001 - 2002 / NAP
OCCUPANCY (AS OF):                 100.0% (07/01/04)
NET RENTABLE AREA:                 258,879

THE COLLATERAL:                    Three single tenant office
                                   buildings located in the suburbs of
                                   Sacramento, California.

OWNERSHIP INTEREST:                Fee

                                                             LEASE
MAJOR TENANTS                        % NRA    RENT PSF     EXPIRATION
-------------                        -----    --------     ----------
See Summary Table

PROPERTY MANAGEMENT:               Evergreen Management Company, LLC

U/W NET CASH FLOW:                 $3,646,519
APPRAISED VALUE (AS OF):           $46,800,000 (08/18/03)
CUT-OFF DATE LTV RATIO:            70.6%
LTV RATIO AT MATURITY:             64.1%
U/W DSCR:                          1.59x
--------------------------------------------------------------------------------

(1)  Capped at $1.3 million.

THE EVERGREEN A PORTFOLIO LOAN

     THE LOAN. The eighth largest loan (the "Evergreen A Portfolio Loan") is a
$33,344,614 first mortgage loan, secured by the borrower's fee simple interest in three office buildings located in suburban Sacramento, California.

     THE BORROWERS. The borrowers, AGR1, LLC, VERZ2, LLC and DELRC, LLC, are three single purpose entities with two independent directors each and each having no material assets other than the property and related interests.
Non-consolidation opinions were delivered at closing. The sponsors are the
Bentley Forbes Group, two brothers, Chad Wehba and Frederick Wehba, II and GFW
Trust. Bentley Forbes Group is a national privately held real estate investment firm with over $1 billion of completed transactions by its principals throughout the United States since 1993. Bentley Forbes Group is an owner and operator of single tenant retail, office and industrial properties leased to major corporations nationwide. Its current portfolio includes 36 properties totaling
5.5 million sq.ft. Chad Wehba and

                                      C-30

Frederick Wehba, II report a combined net worth in excess of $27 million. The
GFW Trust, an entity controlled by and created for the benefit of the Wehba family, reports a net worth of $85 million.

     THE PROPERTIES. The three properties consist of 258,879 sq.ft. and are
100.0% occupied by national tenants such as Verizon Wireless (A+/NR/A by S/M/F),
Agilent Technologies, Inc. (BB/Ba2/NR by S/M/F), and Delta Dental. The portfolio is diversified by tenant and location. All three properties were constructed between 2001 and 2002, and are characterized by high quality build-out and attractive finishes. Approximately 40% of the portfolio's square footage is leased to investment grade tenants.

------------------------------------------------------------------------------------------------------------------------------------
                                            YEAR     SQUARE    APPRAISED                                       RENT      LEASE
      PROPERTY NAME          CITY    STATE  BUILT     FEET       VALUE       OCCUPANCY         TENANT           PSF    EXPIRATION
      -------------          ----    -----  -----     ----       -----       ---------         ------           ---    ----------

                           Rancho
3241 Kilgore Road          Cordova    CA     2002   102,289   $18,300,000      100.0%  Delta Dental           $18.12   02/28/2015

                           Rancho
10730 International Drive  Cordova    CA     2001    96,800   $17,600,000      100.0%  Verizon Wireless       $18.38   11/30/2008

                                                                                       Agilent
101 Creekside Ridge Court  Roseville  CA     2001    59,790   $10,900,000      100.0%  Technologies, Inc.     $20.87   12/31/2008
------------------------------------------------------------------------------------------------------------------------------------

     The 3241 Kilgore Road property consists of a single tenant office building containing 102,289 sq.ft. located in Rancho Cordova, California. The property was constructed in 2002 and is currently 100% occupied by Delta Dental. Delta
Dental is one of the nation's largest non-profit dental benefits company. As of
August 27, 2003, Delta Dental is comprised of 39 independent Delta Dental plans, operating in all 50 states, the District of Columbia and Puerto Rico. These member plans provide coverage to 42 million people, enrolled in 75,000 groups that are either administered locally or nationally through DeltaUSA.

     The 10730 International Drive property consists of one building containing
96,800 sq.ft. located in Rancho Cordova, California. The property was constructed in 2001 and is 100% occupied by Verizon Wireless (A+/NR/A by S/M/F).
A Fortune 20 company, Verizon Communications (NYSE: VZ) is one of the world's leading providers of communications services, with approximately $68 billion in annual revenues. Verizon companies are the largest providers of wireline and wireless communications in the United States based on the number of customers.
Verizon Communication has more than 200,000 employees, and Verizon Wireless is the largest national wireless provider with 37.5 million customers. Verizon has a termination option on 8/13/06 subject to 90 days notice and a fee of 3 months of rent, or approximately $450,000 ($4.60psf).

     The 101 Creekside Ridge Court property consists of a single tenant office building containing 59,790 sq.ft. located in Roseville, California. The property was constructed in 2001 and is 100% occupied by Agilent Technologies, Inc.
(BB/Ba2/NR by S/M/F). Agilent Technologies, Inc. (NYSE: A) delivers innovative technologies, solutions and services to a wide range of customers in communications, electronics, life sciences and chemical analysis. Agilent employs about 28,000 people and operates in over 30 countries. Agilent had a market capitalization of approximately $9.9 billion as of September 3, 2004.

     PROPERTY MANAGEMENT. The properties are managed by Evergreen Management
Company, LLC ("EMC"). EMC is a development and property management company established in 1983. Since then, EMC has developed in excess of 4.4 million
sq.ft. of office and retail space, and in addition it currently has 330,000
sq.ft. under construction. EMC currently manages 27 properties (41 buildings) in excess of 2.4 million sq.ft. with office buildings making up 89% of the square footage in the portfolio.

     ADDITIONAL INDEBTEDNESS. Each borrower's parent is a co-borrower with three other affiliated entities on $45,200,000 of mezzanine debt. The amount of mezzanine debt allocated to the equity interests of the borrowers owning the mortgaged properties is approximately $8,455,357. The mezzanine debt, which is allocated among the entities that own the mortgaged properties as well as six other properties that are not part of the collateral, is subject to an intercreditor agreement and is not secured by the mortgaged properties. The
Mezzanine Lender, Commercial

                                      C-31

Net Lease Realty, Inc., may not exercise enforcement actions under the intercreditor agreement without confirmation from the rating agencies that such enforcement would not cause the downgrade of the ratings of the certificates.

     GROUND LEASE. None.

     RELEASE OF PARCELS. The borrower may obtain the release of an individual property (excluding 3241 Kilgore Road) upon satisfaction of certain criteria set forth in the loan documents, including but not limited to, defeasance of 125% of the property's allocated loan amount and DSCR and LTV tests.

     SUBSTITUTION. The borrower may substitute a property upon satisfaction of certain criteria set forth in the loan documents, including but not limited to, the payment of a 1% fee, DSCR and LTV tests and rating agency confirmation of no downgrade.

                                      C-32

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                                      C-34

                  MORTGAGE LOAN NO. 9 -- FULLERTON METROCENTER

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                                      C-35

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                  MORTGAGE LOAN NO. 9 -- FULLERTON METROCENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 BSCMI

LOAN PURPOSE:                         Acquisition
ORIGINAL BALANCE:                     $28,050,000
CUT-OFF DATE BALANCE:                 $28,050,000
FIRST PAYMENT DATE:                   09/01/2004
INTEREST RATE:                        5.09000%
AMORTIZATION TERM:                    Interest Only
ARD:                                  No
ANTICIPATED REPAYMENT DATE:           NAP
MATURITY DATE:                        08/01/2009
EXPECTED MATURITY BALANCE:            $28,050,000

SPONSOR:                              Inland Western Retail Real
                                      Estate Trust, Inc.

INTEREST CALCULATION:                 30/360

CALL PROTECTION:                      35-payment lockout from date
                                      of origination, subject to
                                      prepayment with a premium
                                      equal to the greater of 1%
                                      and yield maintenance for the
                                      following 23 payments and
                                      open to prepayment without
                                      premium thereafter until loan
                                      maturity.

CUT-OFF DATE BALANCE PER SF:          $115.87
UP-FRONT RESERVES:                    Other: (1)         $695,000

ONGOING RESERVES: (2)                 RE Taxes:          Springing
                                      Insurance:         Springing
                                      Replacement:       Springing
                                      Deferred
                                      Maintenance:       Springing

LOCKBOX:                              Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING
(MOODY'S/FITCH/DBRS):               Baa2 / BBB+ / BBB (high)
SINGLE ASSET/PORTFOLIO:             Single Asset
PROPERTY TYPE:                      Retail
PROPERTY SUB-TYPE:                  Anchored
LOCATION:                           Fullerton, CA
YEAR BUILT/RENOVATED:               1988 / 2002
PERCENT LEASED (AS OF):             96.4% (06/03/04)
NET RENTABLE AREA:                  242,080

THE COLLATERAL:                     A 242,080 sq.ft. grocery anchored
                                    community power center in the City
                                    of Fullerton, Orange County, CA.

OWNERSHIP INTEREST:                 Leasehold

                                                              LEASE
MAJOR TENANTS                         % NRA     RENT PSF    EXPIRATION
-------------                         -----     --------    ----------
Sportmart, Inc.                       18.0%      $9.95      2/28/2006
Henry's Marketplace                   11.6%      $16.89     08/31/2019
Petsmart                              7.9%       $14.48     02/28/2019

PROPERTY MANAGEMENT:                Inland Pacific Management Corp.

U/W NET CASH FLOW:                  $3,682,237
APPRAISED VALUE (AS OF):            $52,300,000 (05/28/04)
CUT-OFF DATE LTV RATIO:             53.6%
LTV RATIO AT MATURITY:              53.6%
U/W DSCR:                           2.58x
--------------------------------------------------------------------------------

(1)  Tenant holdback for Henry's Marketplace and Big Island BBQ.
(2)  Tax reserves spring if the borrower fails to provide evidence of payment.
     Insurance reserves spring if the borrower fails to provide evidence of payment or maintain a blanket insurance policy. Replacement reserves spring if the property is not maintained to lender's satisfaction. Deferred maintenance reserves spring if any required repairs are not completed within six months of closing or if the borrower fails to provide evidence of property maintenance

THE FULLERTON METROCENTER LOAN

     THE LOAN. The ninth largest loan (the "Fullerton Metrocenter Loan") is a
$28,050,000 first mortgage loan, secured by the borrower's leasehold interest in the property known as Fullerton Metrocenter in Fullerton, California.

     THE BORROWER. The borrower, Inland Western Fullerton Metrocenter, L.L.C., owns no material assets other than Fullerton Metrocenter and related interests.
The borrower is a single purpose entity whose managing member has one independent director. A non-consolidation opinion was delivered at closing. The sponsor, Inland Western Retail Real Estate Trust, Inc. ("IWEST"), is a real estate investment trust, and was incorporated in Maryland in March 2003 to acquire

                                      C-36

and manage retail centers, principally multi-tenant shopping centers. As of
March 31, 2004, IWEST owned a portfolio of nineteen properties located in
California, Connecticut, Georgia, Illinois, Indiana, Maryland, North Carolina,
Oklahoma, South Carolina, Texas, and Utah, containing an aggregate of approximately 2,900,000 sq.ft. of gross leasable area. As of March 31, 2004,
IWEST had over $729 million in assets and almost $421 million in equity.

     THE PROPERTY. Fullerton Metrocenter is a 242,080 sq.ft. grocery-anchored community power center in Fullerton, Orange County, CA. Fullerton Metrocenter is
located at the intersection of Harbor Boulevard and Orangethorpe Avenue, primary north/south and east/west thoroughfares, respectively. It is within walking distance of several densely developed multifamily communities. Also, Fullerton
College is located one mile north of the center, and California State University
Fullerton located 2.5 miles to the northeast. Orange County is a wealthy, densely populated area. Between 2003 and 2008 the population in Orange County is expected to increase almost 8%, and the 2003 average household income was approximately $85,000. Compared to the six surrounding counties, Orange County has the highest median home price, and homes in the county have appreciated 23%
in value between 2003 and 2004.

     SIGNIFICANT TENANTS. As of June 3, 2004, the property was 96.4% leased by over 40 tenants. The center is shadow anchored by a 192,050 sq.ft. Target store
(A+/A2/A by S/M/F) and has several other investment grade and/or nationally recognized tenants. Target is not part of the collateral.

     Sportmart, Inc. leases 43,660 sq.ft. (18.0% of the NRA) under a lease for
$9.95psf expiring in February 2006 with one 2-year and two 5-year extension options. On August 4, 2003, The Sports Authority, Inc. and Gart Sports Company,
completed a merger that created the combined company, now known as The Sports
Authority, Inc. (NYSE: TSA). The Sports Authority, Inc. is headquartered in
Englewood, Colorado and operates approximately 385 stores in 45 states under The
Sports Authority, Gart Sports, Sportmart, and Oshman's names.

     Henry's Marketplace leases 28,092 sq.ft. (11.6% of the NRA) under a lease for $16.89psf expiring in August 2019 with three 5-year extension options. The parent company of Henry's, Wild Oats Markets, Inc. (NASDAQ: OATS), is one of the
largest natural foods supermarket chains in North America. As of March 1, 2004, the company operated 102 natural foods stores in 24 states and British Columbia under several names: Henry's Marketplace, Wild Oats Natural Marketplace, Sun
Harvest Farms, and Capers Community Market. Wild Oats Markets, Inc. employs about 8,300 people and has annual sales of approximately $1 billion.

     Petsmart (NASDAQ: PETM; BB-/Ba2/NR by S/M/F) leases 19,238 sq.ft. (7.9% of the NRA) under a lease for $14.48psf expiring in February 2019 with three 5-year extension options. Founded in 1987 in Phoenix, Arizona, PetsMart, Inc., is the
nation's leading retail supplier of products, services and solutions for the lifetime needs of pets. The company operates more than 660 pet superstores in the United States and Canada as well as a large pet supply catalog business, and a pet product website. PetsMart has annual sales of approximately $3 billion and a market capitalization of over $4.1 billion as of September 3, 2004.

     PROPERTY MANAGEMENT. The property is managed by Inland Pacific Management
Corp., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. The borrower's leasehold interest in the property exists by virtue of a ground lease and a ground sublease. The borrower delivered to lender estoppel certificates from the landlord and sub-landlord and an agreement from such parties affording Lender certain protections with respect to the ground lease and ground sublease.

     RELEASE OF PARCELS. Not Allowed.

                                      C-37

--------------------------------------------------------------------------------

                                 [MAP OMITTED]

--------------------------------------------------------------------------------

                                      C-38

             MORTGAGE LOAN NO. 10 -- TORREY HIGHLANDS VILLAGE CENTER

--------------------------------------------------------------------------------

                                [PICTURE OMITTED]

                                [PICTURE OMITTED]

--------------------------------------------------------------------------------

                                      C-39

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 10 -- TORREY HIGHLANDS VILLAGE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                    PMCF
LOAN PURPOSE:                            Refinance
ORIGINAL BALANCE:                        $27,000,000
CUT-OFF DATE BALANCE:                    $26,946,082
FIRST PAYMENT DATE:                      9/01/2004
INTEREST RATE:                           5.60000%
AMORTIZATION TERM:                       360 months
ARD:                                     No
ANTICIPATED REPAYMENT DATE:              NAP
MATURITY DATE:                           08/01/2014
EXPECTED MATURITY BALANCE:               $22,667,513
SPONSOR:                                 David S. Blatt
INTEREST CALCULATION:                    Actual/360
CALL PROTECTION:                         25-payment lockout from date of
                                         securitization, with U.S.
                                         Treasury defeasance for the
                                         following 89 payments, and open
                                         to prepayment without premium
                                         thereafter until the maturity
                                         date

CUT-OFF DATE BALANCE PER SF:             $299.45

UP-FRONT RESERVES:                       RE Taxes:       LOC (1)
                                         Insurance:      LOC (1)

ONGOING RESERVES:                        RE Taxes:       Springing (1)
                                         Insurance:      Springing (1)

                                         Replacement:    Springing (2)

LOCKBOX:                                 Springing Hard (3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                       NAP
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Retail
PROPERTY SUB-TYPE:                   Anchored
LOCATION:                            San Diego, CA
YEAR BUILT/RENOVATED:                2004 / NAP
OCCUPANCY RATE (AS OF):              100% (07/02/04)
UNITS:                               89,986

THE COLLATERAL:                      A newly-constructed anchored
                                     retail center located in San
                                     Diego, CA

OWNERSHIP INTEREST:                  Fee

                                                               LEASE
MAJOR TENANTS                          % NRA      RENT PSF   EXPIRATION
-------------                          -----      --------   ----------
Albertson's                            56.1%       $24.50    07/01/2024
Wells Fargo Bank                        5.3%       $40.20    06/27/2014
Golf, Etc.                              4.1%       $36.00    07/06/2009

PROPERTY MANAGEMENT:                 DSB Properties, Inc.

U/W NET CASH FLOW:                   $2,489,747
APPRAISED VALUE (AS OF):             $37,200,000 (04/07/04)
CUT-OFF DATE LTV RATIO:              72.4%
LTV RATIO AT MATURITY:               60.9%
U/W DSCR:                            1.34x
--------------------------------------------------------------------------------

(1)  In lieu of monthly deposits to a RE Tax and Insurance Reserve, the borrower delivered a letter of credit in the amount of $50,000. Real estate tax and insurance reserves spring if there is a continuing event of default under the loan documents or if the borrower fails to provide evidence of payment.
(2)  Replacement reserves, in an amount determined by lender, spring after the occurrence of an event of default under the loan documents, or upon lender's determination based on its annual inspection of the property that a replacement reserve be established.
(3)  The lockbox will be triggered (i) on May 10, 2005 if the borrower fails to complete the managing member substitution (described below under THE
     BORROWER), or (ii) upon an event of default under the loan documents, provided that, with respect to an event of default for non-payment of debt service, the borrower may cure such default without triggering the lockbox requirements up to two times during the term of the loan.

                                      C-40

THE TORREY HIGHLANDS VILLAGE CENTER LOAN

     THE LOAN. The tenth largest loan (the "Torrey Highlands Village Center
Loan") is a $27,000,000 first mortgage loan secured by the borrower's fee simple interest in an anchored retail center located in San Diego, California.

     THE BORROWER. The borrower, Laguna Crown, LLC, owns no material assets other than the mortgaged property and related interests. The borrower, a single-purpose entity, is required pursuant to the loan documents, not later than May 10, 2005, to (i) transfer its management and control to a special purpose managing member whose sole asset is its interest in the borrower, and
(ii) deliver to lender a non-consolidation opinion (collectively, a "Managing
Member Substitution"). The borrower and the loan sponsor, David S. Blatt, are fully liable on a recourse basis for 20% of the outstanding indebtedness secured by the mortgage until such time as the borrower completes the Managing Member
Substitution.

     THE PROPERTY. Torrey Highlands Village Center is a newly constructed, approximately 89,986 square foot retail center, anchored by Albertson's, located in San Diego, California. The property is situated in the planned community of
Torrey Highlands in San Diego County, with frontage and visibility along both
SR-56 and Camino Del Sur.

     SIGNIFICANT TENANTS: Based on a rent roll provided by the borrower dated as of July 2, 2004, the property was 100% leased.

     Albertson's (NYSE: ABS; BBB/Baa2/BBB by S/M/F) leases approximately 50,511
sq.ft. (56.1% of the total NRA) under a lease expiring July 1, 2024 with seven
5-year extension options. Albertson's, based in Boise, Idaho, is a retailer of food and drug merchandise in the United States. Albertson's operates approximately 2,300 retail stores in 31 states under the Albertson's,
Jewel-Osco, Savon, ACME, OscoDrug and Shaw's names.

     Wells Fargo Bank (AA/Aaa/AA by S/M/F) leases approximately 4,784 sq.ft.
(5.3% of the total NRA) under a lease that expires June 27, 2014 with three
5-year extension options. Wells Fargo Bank is a diversified financial services company providing banking, insurance, investments, mortgage and consumer finance from more than 6,000 stores, the internet and other distribution channels across
North America and abroad.

     Golf, Etc. leases approximately 3,680 sq.ft. (4.1% of the total NRA) under a lease that expires July 6, 2009 with one 5-year extension option. Golf, Etc.
is a comprehensive golf retail shop with approximately 65 operating franchises within the United States.

     PROPERTY MANAGEMENT. The property is managed by DSB Properties, Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. The borrower has the right to obtain a release of the multifamily units located on top of the mixed-use building at the property, which building is intended to be a two-unit condominium (i.e., four residential units on the second floor being one condominium unit (the "Residential Condo
Unit") and the entire ground floor being a separate retail condominium unit).
The borrower intends to record a condominium plan, which will apply only to the mixed-use building. Subject to the borrower's satisfaction of the criteria set forth in the loan documents, including that the borrower has at least a 50%
interest in the management and voting control at the building, the lender has agreed to not unreasonably withhold its consent to a release or re-conveyance to the borrower of the Residential Condo Unit.

                                      C-41

--------------------------------------------------------------------------------

                                 [MAP OMITTED]

--------------------------------------------------------------------------------

                                      C-42

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX D

--------------------------------------------------------------------------------

 [BEAR STEARNS LOGO]           September 24, 2004           [MERRIL LYNCH LOGO]

--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                                   ----------

                                 $1,147,860,000
                                  (APPROXIMATE)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-PWR5

                                   ----------

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        NATIONWIDE LIFE INSURANCE COMPANY
                            AS MORTGAGE LOAN SELLERS

                                   ----------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      PRINCIPAL/
                              INITIAL                                                                  NOTIONAL      ASSUMED FINAL
           APPROX. SIZE    PASS-THROUGH           RATINGS           SUBORDINATION          WAL          WINDOW       DISTRIBUTION
CLASS      (FACE) (1)(3)       RATE        (MOODY'S/FITCH/DBRS)        LEVELS          (YRS.)(2)      (MO.) (2)        DATE(2)
------------------------------------------------------------------------------------------------------------------------------------

 A-1        $108,000,000                      Aaa / AAA / AAA          12.750%            2.95           1-57          7/11/09
------------------------------------------------------------------------------------------------------------------------------------
 A-2        $157,000,000                      Aaa / AAA / AAA          12.750%            5.19          57-73         11/11/10
------------------------------------------------------------------------------------------------------------------------------------
 A-3        $135,000,000                      Aaa / AAA / AAA          12.750%            6.69          73-87          1/11/12
------------------------------------------------------------------------------------------------------------------------------------
 A-4         $97,000,000                      Aaa / AAA / AAA          12.750%            8.49          87-110        12/11/13
------------------------------------------------------------------------------------------------------------------------------------
 A-5        $591,596,000                      Aaa / AAA / AAA          12.750%            9.72         110-119         9/11/14
------------------------------------------------------------------------------------------------------------------------------------
 X-2       $1,208,110,000                     Aaa / AAA / AAA              n/a            5.86          12-96         10/11/12
------------------------------------------------------------------------------------------------------------------------------------
  B          $29,632,000                       Aa2 / AA / AA           10.375%            9.90         119-120        10/11/14
------------------------------------------------------------------------------------------------------------------------------------
  C           $9,357,000                   Aa3 / AA- / AA (low)         9.625%            9.98         120-120        10/11/14
------------------------------------------------------------------------------------------------------------------------------------
  D          $20,275,000                        A2 / A / A              8.000%            9.98         120-120        10/11/14
------------------------------------------------------------------------------------------------------------------------------------

(1)  Subject to a permitted variance of plus or minus 5%.
(2)  Based on the structuring assumptions, assuming 0% CPR, described in the
     Prospectus Supplement.
(3)  Notional amount for the X-2 class. BEAR, STEARNS & CO. INC. MERRILL LYNCH &
     CO. Co-Lead and Joint Bookrunning Manager Co-Lead and Joint Bookrunning
     Manager MORGAN STANLEY WELLS FARGO BROKERAGE SERVICES, LLC

BEAR, STEARNS & CO. INC.                                    MERRILL LYNCH & CO.

Co-Lead and Joint Bookrunning Manager      Co-Lead and Joint Bookrunning Manager

MORGAN STANLEY                               WELLS FARGO BROKERAGE SERVICES, LLC
CO-MANAGER                                                            CO-MANAGER

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo
Brokerage Services, LLC and Morgan Stanley & Co. Incorporated (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement Regarding
Assumptions as to Securities, Pricing Estimates, and Other Information (the
"Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      D-1

                          $1,147,860,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-PWR5

TRANSACTION FEATURES

o    Sellers:

     -----------------------------------------------------------------------
                                               NO. OF   CUT-OFF DATE   % OF
                        SELLERS                 LOANS    BALANCE ($)   POOL
     -----------------------------------------------------------------------
     Bear Stearns Commercial Mortgage, Inc.       25     522,658,631   41.9
     Prudential Mortgage Capital Funding, LLC     33     337,884,230   27.1
     Wells Fargo Bank, National Association       63     326,679,308   26.2
     Nationwide Life Insurance Company            10      60,452,472   4.8
     -----------------------------------------------------------------------
     TOTAL:                                      131   1,247,674,641  100.0%
     -----------------------------------------------------------------------

o    Loan Pool:

     o    Average Cut-off Date Balance: $9,524,234

     o    Largest Mortgage Loan by Cut-off Date Balance: $74,000,000

     o    Five largest and ten largest loans: 22.2% and 35.6% of pool, respectively

o    Credit Statistics:

     o    Weighted average underwritten debt service coverage ratio of 1.63x

     o    Weighted average cut-off date loan-to-value ratio of 67.2%; weighted average balloon loan-to-value ratio of 54.5%

o    Property Types:

                              [PIE CHART OMITTED]
                 Mixed Use                               0.9%
                 Other                                   0.8%
                 Retail                                 39.4%
                 Office                                 33.1%
                 Industrial                              8.2%
                 Multifamily                             5.6%
                 Hospitality                             4.8%
                 Self-Storage                            2.9%
                 Manufactured Housing Community          2.2%
                 Ground Leased Land                      2.0%

o    Call Protection:

     o    66.8% of the pool (83 loans) has a lockout period ranging from 24 to
          49 payments from origination, then defeasance provisions.

     o    21.2% of the pool (17 loans) has a lockout period ranging from 23 to
          47 payments from origination, then the greater of a prepayment premium or yield maintenance.

     o    6.7% of the pool (27 loans) has a lockout period of 27 payments or more from origination, then either yield maintenance or defeasance.

     o    1.3% of the pool (3 loans) has no lockout period, but prepayments require the greater of a prepayment premium or yield maintenance.

     o    4.0% of the pool (1 loan) has a lockout period of 37 payments, then provides for defeasance with U.S. Government Securities followed by yield maintenance, or prepayment premium as described in the Footnotes
          To Appendix B in the Prospectus Supplement.

o    Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo
Brokerage Services, LLC and Morgan Stanley & Co. Incorporated (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement Regarding
Assumptions as to Securities, Pricing Estimates, and Other Information (the
"Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      D-2

                          $1,147,860,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-PWR5

OFFERED CERTIFICATES

------------------------------------------------------------------------------------------------------------------------------------
                INITIAL
              CERTIFICATE                                                              PRINCIPAL        ASSUMED
               BALANCE OR                                                  AVERAGE     /NOTIONAL         FINAL            INITIAL
                NOTIONAL        SUBORDINATION          RATINGS              LIFE         WINDOW       DISTRIBUTION      PASS-THROUGH
CLASS         AMOUNT(1)(6)         LEVELS        (MOODY'S/FITCH/DBRS)     (YRS.)(2)    (MOS.)(2)         DATE(2)          RATE(3)
------------------------------------------------------------------------------------------------------------------------------------

A-1           $108,000,000         12.750%          Aaa / AAA / AAA          2.95        1-57            7/11/09
------------------------------------------------------------------------------------------------------------------------------------
A-2           $157,000,000         12.750%          Aaa / AAA / AAA          5.19        57-73          11/11/10
------------------------------------------------------------------------------------------------------------------------------------
A-3           $135,000,000         12.750%          Aaa / AAA / AAA          6.69        73-87           1/11/12
------------------------------------------------------------------------------------------------------------------------------------
A-4            $97,000,000         12.750%          Aaa / AAA / AAA          8.49       87-110          12/11/13
------------------------------------------------------------------------------------------------------------------------------------
A-5           $591,596,000         12.750%          Aaa / AAA / AAA          9.72       110-119          9/11/14
------------------------------------------------------------------------------------------------------------------------------------
X-2         $1,208,110,000           n/a            Aaa / AAA / AAA          5.86        12-96          10/11/12
------------------------------------------------------------------------------------------------------------------------------------
B              $29,632,000         10.375%           Aa2 / AA / AA           9.90       119-120         10/11/14
------------------------------------------------------------------------------------------------------------------------------------
C               $9,357,000          9.625%       Aa3 / AA- / AA (low)        9.98       120-120         10/11/14
------------------------------------------------------------------------------------------------------------------------------------
D              $20,275,000          8.000%            A2 / A / A             9.98       120-120         10/11/14
------------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (4)

------------------------------------------------------------------------------------------------------------------------------------
              INITIAL
            CERTIFICATE                                                                PRINCIPAL /       ASSUMED
            BALANCE OR                                                   AVERAGE        NOTIONAL          FINAL            INITIAL
             NOTIONAL       SUBORDINATION            RATINGS              LIFE           WINDOW        DISTRIBUTION     PASS-THROUGH
CLASS      AMOUNT(1) (5)       LEVELS         (MOODY'S/FITCH/DBRS)      (YRS.)(2)      (MOS.) (2)         DATE(2)          RATE(3)
------------------------------------------------------------------------------------------------------------------------------------

X-1       $1,247,674,641           n/a           Aaa / AAA / AAA           8.43           1-238           8/11/24
------------------------------------------------------------------------------------------------------------------------------------
E            $14,037,000        6.875%          A3 / A- / A (low)          9.98         120-120          10/11/14
------------------------------------------------------------------------------------------------------------------------------------
F            $15,595,000        5.625%       Baa1/ BBB+ / BBB (high)      10.49         120-141           7/11/16
------------------------------------------------------------------------------------------------------------------------------------
G             $9,358,000        4.875%           Baa2 / BBB / BBB         12.57         141-161           3/11/18
------------------------------------------------------------------------------------------------------------------------------------
H            $18,715,000        3.375%       Baa3 / BBB- / BBB (low)      14.28         161-174           4/11/19
------------------------------------------------------------------------------------------------------------------------------------
J             $4,679,000        3.000%        Ba1 / BB+ / BB (high)       14.48         174-174           4/11/19
------------------------------------------------------------------------------------------------------------------------------------
K             $4,679,000        2.625%            Ba2 / BB / BB           14.48         174-174           4/11/19
------------------------------------------------------------------------------------------------------------------------------------
L             $6,238,000        2.125%         Ba3 / BB- / BB (low)       14.48         174-174           4/11/19
------------------------------------------------------------------------------------------------------------------------------------
M             $4,679,000        1.750%          B1 / B+ / B (high)        14.48         174-174           4/11/19
------------------------------------------------------------------------------------------------------------------------------------
N             $4,679,000        1.375%              B2 / B / B            14.48         174-174           4/11/19
------------------------------------------------------------------------------------------------------------------------------------
P             $3,119,000        1.125%          B3 / B- / B (low)         14.48         174-174           4/11/19
------------------------------------------------------------------------------------------------------------------------------------
Q            $14,036,641        0.000%             NR / NR / NR           16.48         174-238           8/11/24
------------------------------------------------------------------------------------------------------------------------------------

Notes: (1) Subject to a permitted variance of plus or minus 5%.
       (2) Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.
       (3) The Class A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G, H, J, K, L, M,
           N, P and Q Certificates will each accrue interest at one of the following: (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage. The
           Class X-1 and X-2 Certificates will accrue interest at a variable rate.
       (4) Certificates to be offered privately pursuant to Rule 144A.
       (5) The Class X-1 Notional Amount is equal to the sum of all Certificate
           Balances outstanding from time to time.
       (6) The Class X-2 Notional Amount is as described herein.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo
Brokerage Services, LLC and Morgan Stanley & Co. Incorporated (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement Regarding
Assumptions as to Securities, Pricing Estimates, and Other Information (the
"Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      D-3

                          $1,147,860,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-PWR5

I.  ISSUE CHARACTERISTICS

Issue Type:                       Public: Classes A-1, A-2, A-3, A-4, A-5, X-2,
                                  B, C and D (the "Offered Certificates").
                                  Private (Rule 144A): Classes X-1, E, F, G, H,
                                  J, K, L, M, N, P and Q.

Securities                        Offered: $1,147,860,000 monthly pay,
                                  multi-class, sequential pay commercial
                                  mortgage REMIC Pass-Through Certificates,
                                  including eight principal and interest classes
                                  (Classes A-1, A-2, A-3, A-4, A-5, B, C and D)
                                  and one interest only class (Class X-2).

Mortgage Loan Sellers:            Bear Stearns Commercial Mortgage, Inc.
                                  ("BSCMI"); Prudential Mortgage Capital
                                  Funding, LLC ("PMCF"); Wells Fargo Bank,
                                  National Association ("WFB"); and Nationwide
                                  Life Insurance Company ("NLIC");

Co-lead Bookrunning Managers:     Bear, Stearns & Co. Inc. and Merrill Lynch,
                                  Pierce, Fenner & Smith Incorporated

Co-Managers:                      Wells Fargo Brokerage Services, LLC and Morgan
                                  Stanley & Co. Incorporated

Master Servicers: (1)             Prudential Asset Resources, Inc. (with respect
                                  to the mortgage loans sold by PMCF) Wells
                                  Fargo Bank, National Association (with respect
                                  to the mortgage loans sold by BSCMI, WFB and
                                  NLIC)

Special Servicer: (1)             Midland Loan Services, Inc.

Certificate Administrator:        Wells Fargo Bank, National Association

Trustee:                          LaSalle Bank National Association

Fiscal Agent:                     ABN AMRO Bank N.V.

Cut-Off Date:                     October 1, 2004 (2)

Expected Closing Date:            On or about October 19, 2004.

Distribution Dates:               The 11th of each month, commencing in November
                                  2004 (or if the 11th is not a business day,
                                  the next succeeding business day).

Minimum                           Denominations: $25,000 for the Class A-1, A-2,
                                  A-3, A-4 and A-5 Offered Certificates,
                                  $100,000 for the Class B, C and D Offered
                                  Certificates, and notional amounts of $1
                                  million for the Class X-2 Offered
                                  Certificates, all in multiples of $1.

Delivery:                         DTC, Euroclear and Clearstream.

ERISA/SMMEA Status:               Classes A-1, A-2, A-3, A-4, A-5, X-2, B, C and
                                  D are expected to be ERISA eligible. No Class
                                  of Certificates is SMMEA eligible.

Rating Agencies:                  The Offered Certificates will be rated by
                                  Moody's Investors Service, Inc., Fitch, Inc.
                                  and Dominion Bond Rating Services, Inc..

Risk Factors:                     THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                  NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                  "RISK FACTORS" SECTION OF THE PROSPECTUS
                                  SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                  THE PROSPECTUS.

(1)  The Lincoln Square Loan and the World Apparel Center Loan are principally serviced and administered under separate pooling and servicing agreements relating to the BSCMSI 2004-PWR4 and JPMCC 2004-LN2 securitizations, respectively. See "Summary of Split Loan Structures" below.

(2)  The Cut-Off Date is October 1, 2004 with respect to all Mortgage Loans except for seven Mortgage Loans which have payment dates other than the 1st of the month. Those Mortgage Loans' Cut-Off Dates are their respective payment date in October 2004.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo
Brokerage Services, LLC and Morgan Stanley & Co. Incorporated (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement Regarding
Assumptions as to Securities, Pricing Estimates, and Other Information (the
"Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      D-4

                          $1,147,860,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-PWR5

II. STRUCTURE CHARACTERISTICS

The Class A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G, H, J, K, L, M, N, P and Q
Certificates will each accrue interest at one of the following: (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or
(iv) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of mortgage loans.

IO STRUCTURE:

                                          Month   0     12     24     36     48     60     72     84     96       Maturity
             ---------------------    -----------  -----  -----  -----  -----  -----  -----  -----  -----  -----

Class A-1    Aaa/AAA/AAA                                                                                                   $108.0MM
             ---------------------    -----------  -----  -----  -----  -----  -----  -----  -----  -----  -----
             -----------------------    ---------  -----  -----  -----  -----  -----  -----  -----  -----  -----
Class A-2    Aaa/AAA/AAA                                                                                                   $157.0MM
             -----------------------    ---------  -----  -----  -----  -----  -----  -----  -----  -----  -----
             ------------------------    --------  -----  -----  -----  -----  -----  -----  -----  -----  -----
Class A-3    Aaa/AAA/AAA                                                                                                   $135.0MM
             ------------------------    --------  -----  -----  -----  -----  -----  -----  -----  -----  -----
             -------------------------    -------  -----  -----  -----  -----  -----  -----  -----  -----  -----
Class A-4    Aaa/AAA/AAA                                                                                                    $97.0MM
             -------------------------    -------  -----  -----  -----  -----  -----  -----  -----  -----  -----
             --------------------------    ------  -----  -----  -----  -----  -----  -----  -----  -----  -----
Class A-5    Aaa/AAA/AAA                                                                                                   $591.6MM
             --------------------------    ------  -----  -----  -----  -----  -----  -----  -----  -----  -----
             ---------------------------    -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
Class B      Aa2/AA/AA                                                                                                      $29.6MM
             ---------------------------    -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
             ----------------------------    ----  -----  -----  -----  -----  -----  -----  -----  -----  -----
Class C      Aa3/AA-/AA(low)                                                                                                 $9.4MM
             ----------------------------    ----  -----  -----  -----  -----  -----  -----  -----  -----  -----
             -----------------------------    ---  -----  -----  -----  -----  -----  -----  -----  -----  -----
Class D      A2/A/A                                                                                                         $20.3MM
             -----------------------------    ---  -----  -----  -----  -----  -----  -----  -----  -----  -----
             ------------------------------------  -----  -----  -----  -----  -----  -----  -----  -----  -----
Class E      A3/A-/A(low)                                                                                                   $14.0MM
             ------------------------------------  -----  -----  -----  -----  -----  -----  -----  -----  -----
             ------------------------------------  -----  -----  -----  -----  -----  -----  -----  -----  -----
Class F      Baa1/BBB+/BBB(high)                                                                                            $15.6MM
             ------------------------------------  -----  -----  -----  -----  -----  -----  -----  -----  -----
             ------------------------------------  -----  -----  -----  -----  -----  -----  -----  -----  -----
Class G      Baa2/BBB/BBB                                                                                                    $9.4MM
             ------------------------------------  -----  -----  -----  -----  -----  -----  -----  -----  -----
             ---------------------    -----------  -----  -----  -----  -----  -----  -----  -----  -----  -----
Class H      Baa3/BBB-/BBB(low)                                                                                             $18.7MM
             ---------------------    -----------  -----  -----  -----  -----  -----  -----  -----  -----  -----
             ---------------------    -----------  -----  -----  -----  -----  -----  -----  -----  -----  -----
Class J      Ba1/BB+/BB(high)                                                                                                $4.7MM
             ---------------------    -----------  -----  -----  -----  -----  -----  -----  -----  -----  -----
             ---------------------    -----------  -----  -----  -----  -----  -----  -----  -----  -----  -----
Class K      Ba3/BB-/BB                                                                                                      $4.7MM
             ---------------------    -----------  -----  -----  -----  -----  -----  -----  -----  -----  -----
             ---------------------    -----------  -----  -----  -----  -----  -----  -----  -----  -----  -----
Class L      Ba3/BB-/BB(low)                                                                                                 $6.2MM
             ---------------------    -----------  -----  -----  -----  -----  -----  -----  -----  -----  -----
             ---------------------    -----------  -----  -----  -----  -----  -----  -----  -----  -----  -----
Classes M-Q  B1/B+/B(high) to NR                                                                                            $26.5MM
             ---------------------    -----------  -----  -----  -----  -----  -----  -----  -----  -----  -----

--------                           ---------                      ---------
          X-1 + X-2 IO Strip                  X-1 Notional                   X-2 Notional
--------                           ---------                      ---------

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo
Brokerage Services, LLC and Morgan Stanley & Co. Incorporated (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement Regarding
Assumptions as to Securities, Pricing Estimates, and Other Information (the
"Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      D-5

                          $1,147,860,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-PWR5

                      CLASS X-1 AND X-2 NOTIONAL BALANCES:

The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates will equal:

o    during the period from the Closing Date through and including the
     Distribution Date occurring in October 2005, the sum of (a) the lesser of
     $94,949,000 and the Certificate Balance of the Class A-1 Certificates
     outstanding from time to time and (b) the aggregate of the Certificate
     Balances of the Class A-2 Class A-3, Class A-4, Class A-5, Class B, Class
     C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, and Class
     L Certificates outstanding from time to time;

o    during the period following the Distribution Date occurring in October 2005 through and including the Distribution Date occurring in October 2006, the sum of (a) the lesser of $36,063,000 and the Certificate Balance of the
     Class A-1 Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class
     A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
     J, Class K, and Class L Certificates outstanding from time to time;

o    during the period following the Distribution Date occurring in October 2006 through and including the Distribution Date occurring in October 2007, the sum of (a) the lesser of $131,883,000 and the Certificate Balance of the
     Class A-2 Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class A-5, Class
     B, Class C, Class D, Class E, Class F, and Class G Certificates outstanding from time to time, and (c) the lesser of $12,498,000 and the Certificate
     Balance of the Class H Certificates outstanding from time to time;

o    during the period following the Distribution Date occurring in October 2007 through and including the Distribution Date occurring in October 2008, the sum of (a) the lesser of $73,349,000 and the Certificate Balance of the
     Class A-2 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class A-5, Class B,
     Class C, Class D, and Class E Certificates outstanding from time to time and (c) the lesser of $14,870,000 and the Certificate Balance of the Class
     F Certificates outstanding from time to time;

o    during the period following the Distribution Date occurring in October 2008 through and including the Distribution Date occurring in October 2009, the sum of (a) the lesser of $59,203,000 and the Certificate Balance of the
     Class A-3 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the Class A-4, Class A-5, Class B, Class C, and
     Class D Certificates outstanding from time to time and (c) the lesser of
     $8,342,000 and the Certificate Balance of the Class E Certificates
     outstanding from time to time;

o    during the period following the Distribution Date occurring in October 2009 through and including the Distribution Date occurring in October 2010, the sum of (a) the lesser of $10,506,000 and the Certificate Balance of the
     Class A-3 Certificates outstanding from time to time, (b the Certificate
     Balance of the Class A-4, Class A-5, Class B, and Class C Certificates
     outstanding from time to time and (c) the lesser of $11,296,000 and the
     Certificate Balance of the Class D Certificates outstanding from time to time;

o    during the period following the Distribution Date occurring in October 2010 through and including the Distribution Date occurring in October 2011, the sum of (a) the lesser of $557,594,000 and the Certificate Balance of the
     Class A-5, Certificates outstanding from time to time, (b) the Certificate
     Balance of the Class B Certificates outstanding from time to time and (c)
     the lesser of $5,429,000 and the Certificate Balance of the Class C
     Certificates outstanding from time to time;

o    during the period following the Distribution Date occurring in October 2011 through and including the Distribution Date occurring in October 2012, the sum of (a) the lesser of $514,926,000 and the Certificate Balance of the
     Class A-5, Certificates outstanding from time to time and (b) the lesser of
     $22,432,000 and the Certificate Balance of the Class B Certificates
     outstanding from time to time; and

o    following the Distribution Date occurring in October 2012, $0.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo
Brokerage Services, LLC and Morgan Stanley & Co. Incorporated (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement Regarding
Assumptions as to Securities, Pricing Estimates, and Other Information (the
"Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      D-6

                          $1,147,860,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-PWR5

III. COLLATERAL CHARACTERISTICS

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                                     NO. OF           AGGREGATE
                                    MORTGAGE         CUT-OFF DATE         % OF
                                      LOANS           BALANCE ($)         POOL
--------------------------------------------------------------------------------
993,634 - 2,000,000                    19              28,225,696          2.3
2,000,001 - 3,000,000                  21              53,348,724          4.3
3,000,001 - 5,000,000                  26              98,777,027          7.9
5,000,001 - 7,000,000                  16              98,602,956          7.9
7,000,001 - 9,000,000                  10              78,725,558          6.3
9,000,001 - 11,000,000                  5              49,119,276          3.9
11,000,001 - 13,000,000                 2              23,967,987          1.9
13,000,001 - 15,000,000                11             155,725,774         12.5
15,000,001 - 17,000,000                 3              47,548,105          3.8
17,000,001 - 19,000,000                 3              54,010,908          4.3
19,000,001 - 21,000,000                 1              20,380,887          1.6
21,000,001 - 31,000,000                 6             150,229,099         12.0
31,000,001 - 41,000,000                 2              70,292,202          5.6
41,000,001 - 61,000,000                 5             244,720,442         19.6
61,000,001 - 74,000,000                 1              74,000,000          5.9
--------------------------------------------------------------------------------
TOTAL:                                131           1,247,674,610          0.0
--------------------------------------------------------------------------------
Min: 993,634             Max: 74,000,000                   Average: 9,524,234
--------------------------------------------------------------------------------

STATE
--------------------------------------------------------------------------------
                                     NO. OF           AGGREGATE
                                    MORTGAGE         CUT-OFF DATE         % OF
                                   PROPERTIES         BALANCE ($)         POOL
--------------------------------------------------------------------------------
California                            32              240,146,149         19.2
        Southern California           13              143,283,119         11.5
        Northern California           19               96,863,030          7.8
Virginia                               2              100,056,322          8.0
New Jersey                             9               87,791,614          7.0
New York                               5               75,545,117          6.1
Ohio                                   6               65,358,393          5.2
North Carolina                         6               64,227,045          5.1
Maryland                               2               59,113,011          4.7
Kentucky                               1               54,795,000          4.4
District of Columbia                   1               49,936,265          4.0
Texas                                 12               47,244,723          3.8
Other                                 70              403,461,003         32.3
--------------------------------------------------------------------------------
 TOTAL:                              146              1,247,674,6        100.0
--------------------------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------------------------
                                     NO. OF           AGGREGATE
                                    MORTGAGE         CUT-OFF DATE         % OF
                                   PROPERTIES         BALANCE ($)         POOL
--------------------------------------------------------------------------------
Retail                                 51             491,927,903          9.4
Office                                 26             413,545,163          3.1
Industrial                             22             102,602,007          8.2
Multifamily                            14              70,351,891          5.6
Hospitality                             8              59,672,757          4.8
Self-Storage                           10              35,989,051          2.9
Manufactured Housing
Community                               6              27,827,721          2.2
Ground Leased Land                      3              24,487,651          2.0
Mixed Use                               4              11,074,792          0.9
Other                                   2              10,195,710          0.8
--------------------------------------------------------------------------------
TOTAL:                                146            1,247,674,641        100.0
--------------------------------------------------------------------------------

MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                                     NO. OF           AGGREGATE
                                    MORTGAGE         CUT-OFF DATE         % OF
                                      LOANS           BALANCE ($)         POOL
--------------------------------------------------------------------------------
   4.2220% - 5.0000%                    4             45,603,914           3.7
   5.0001% - 5.2500%                    6             46,796,879           3.8
   5.2501% - 5.5000%                   20            249,046,189          20.0
   5.5001% - 5.7500%                   19            211,736,526          17.0
   5.7501% - 6.0000%                   34            287,465,668          23.0
   6.0001% - 6.2500%                   25            245,905,114          19.7
   6.2501% - 6.5000%                   17            145,455,000          11.7
   6.5001% - 7.5600%                    6             15,665,351           1.3
--------------------------------------------------------------------------------
TOTAL:                                131          1,247,674,641         100.0
--------------------------------------------------------------------------------
 Min: 4.2220                  Max: 7.5600              Wtd Avg: 5.7749
--------------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)
--------------------------------------------------------------------------------
                                     NO. OF           AGGREGATE
                                    MORTGAGE         CUT-OFF DATE         % OF
                                      LOANS           BALANCE ($)         POOL
--------------------------------------------------------------------------------
60                                      6            119,498,447           9.6
61 - 84                                 9            146,076,687          11.7
85 - 120                              105            867,192,993          69.5
121 - 240                              11            114,906,514           9.2
TOTAL:                                131          1,247,674,641         100.0
--------------------------------------------------------------------------------
 Min: 60                      Max: 240                      Wtd Avg: 116
--------------------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS)
--------------------------------------------------------------------------------
                                     NO. OF           AGGREGATE
                                    MORTGAGE         CUT-OFF DATE         % OF
                                      LOANS           BALANCE ($)         POOL
--------------------------------------------------------------------------------
52 - 60                                 6            119,498,447           9.6
61 - 84                                 9            146,076,687          11.7
85 - 120                              105            867,192,993          69.5
121 - 238                              11            114,906,514           9.2
 TOTAL:                               131          1,247,674,641         100.0
--------------------------------------------------------------------------------
 Min: 52                      Max: 238                      Wtd Avg: 113
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                                     NO. OF           AGGREGATE
                                    MORTGAGE         CUT-OFF DATE         % OF
                                      LOANS           BALANCE ($)         POOL
--------------------------------------------------------------------------------
 30.1 - 40.0                            5               9,219,979         0.7
 40.1 - 45.0                            3               8,611,279         0.7
 45.1 - 50.0                            1               8,083,719         0.6
 50.1 - 55.0                           17             189,097,683        15.2
 55.1 - 60.0                           12             112,676,635         9.0
 60.1 - 65.0                           15             102,649,378         8.2
 65.1 - 70.0                           14             204,400,976        16.4
 70.1 - 75.0                           36             313,844,031        25.2
 75.1 - 80.4                           28             299,090,961        24.0
TOTAL:                                131           1,247,674,641       100.0
--------------------------------------------------------------------------------
 Min: 30.1                    Max: 80.4                     Wtd Avg: 67.2
--------------------------------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)
--------------------------------------------------------------------------------
                                     NO. OF           AGGREGATE
                                    MORTGAGE         CUT-OFF DATE         % OF
                                      LOANS           BALANCE ($)         POOL
--------------------------------------------------------------------------------
 00.4 - 25.0                           11              62,377,627          5.0
 25.1 - 30.0                            1              17,371,400          1.4
 30.1 - 35.0                            2               3,279,806          0.3
 35.1 - 40.0                            5              46,571,053          3.7
 40.1 - 45.0                           10              43,455,765          3.5
 45.1 - 50.0                           13             107,813,872          8.6
 50.1 - 55.0                           24             297,819,096         23.9
 55.1 - 60.0                           17             141,897,815         11.4
 60.1 - 65.0                           31             254,607,329         20.4
 65.1 - 70.0                           11             221,708,622         17.8
 70.1 - 74.9                            6              50,772,256          4.1
 TOTAL:                               131           1,247,674,641        100.0
--------------------------------------------------------------------------------
  Min: 0.4                    Max: 74.9                     Wtd Avg: 54.5
--------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (X)
--------------------------------------------------------------------------------
                                     NO. OF           AGGREGATE
                                    MORTGAGE         CUT-OFF DATE         % OF
                                      LOANS           BALANCE ($)         POOL
--------------------------------------------------------------------------------
 1.10 - 1.20                            3             27,087,799           2.2
 1.21 - 1.30                           14             97,674,233           7.8
 1.31 - 1.40                           23            215,512,321          17.3
 1.41 - 1.50                           23            259,962,920          20.8
 1.51 - 1.60                           31            320,043,486          25.7
 1.61 - 1.70                            9             38,072,200           3.1
 1.71 - 1.80                            4             14,544,715           1.2
 1.81 - 1.90                            6             70,718,638           5.7
 1.91 - 2.00                            4             20,060,677           1.6
 2.01 - 2.10                            3             13,477,669           1.1
 2.11 - 2.20                            1              4,000,000           0.3
 2.21 - 2.30                            2              6,260,177           0.5
 2.31 - 3.24                            8            160,259,806          12.8
 TOTAL:                               131          1,247,674,641         100.0
--------------------------------------------------------------------------------
  Min: 1.10                   Max: 3.24                     Wtd Avg: 1.63
--------------------------------------------------------------------------------

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled pari passu companion loans are calculated in a manner that reflects the aggregate indebtedness evidenced by that mortgage loan and those related non-pooled pari passu companion loans collectively. In the case of four mortgaged loans, each of which has a related non-pooled subordinate mortgage loan, all numerical information does not reflect that subordinate indebtedness.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo
Brokerage Services, LLC and Morgan Stanley & Co. Incorporated (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement Regarding
Assumptions as to Securities, Pricing Estimates, and Other Information (the
"Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      D-7

                          $1,147,860,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-PWR5

IV.      LARGE LOAN DESCRIPTION

                                TEN LARGEST LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    CUT-OFF BALLOON/
                                                                      CUT-OFF DATE   % OF   UNITS/  LOAN PER   U/W    DATE    ARD
 NO.             PROPERTY NAME           CITY     STATE PROPERTY TYPE   BALANCE      POOL    SF      UNIT/SF  DSCR    LTV     LTV
------------------------------------------------------------------------------------------------------------------------------------

 1.  2941 Fairview Park Drive (1)    Falls Church   VA     Office      $74,000,000   5.9%  352,583   $209.88  1.51x  76.4%   66.5%
------------------------------------------------------------------------------------------------------------------------------------
 2.  The Summit Louisville           Louisville     KY     Retail      $54,795,000   4.4%  341,213   $160.59  1.90x  65.2%   65.2%
------------------------------------------------------------------------------------------------------------------------------------
 3.  Lincoln Square (2)              Washington     DC     Office      $49,936,265   4.0%  404,095   $395.44  1.31x  72.6%   53.5%
------------------------------------------------------------------------------------------------------------------------------------
 4.  Reisterstown Plaza              Baltimore      MD     Retail      $49,650,000   4.0%  791,661    $62.72  2.42x  52.8%   52.8%
------------------------------------------------------------------------------------------------------------------------------------
 5.  Sycamore Plaza (3)              Cincinnati     OH     Retail      $48,000,000   3.9%  349,678   $137.27  1.54x  78.0%   68.6%
------------------------------------------------------------------------------------------------------------------------------------
 6.  Gateway Center IV               Newark         NJ     Office      $42,339,177   3.4%  322,521   $131.28  1.48x  69.0%   58.6%
------------------------------------------------------------------------------------------------------------------------------------
 7.  World Apparel Center (4)(5)     New York       NY     Office      $37,230,000   3.0% 1,150,705  $190.32  2.42x  55.4%   49.7%
------------------------------------------------------------------------------------------------------------------------------------
 8.  Evergreen A Portfolio           Various        CA     Office      $33,062,202   2.7%  258,877   $127.71  1.59x  70.6%   64.1%
------------------------------------------------------------------------------------------------------------------------------------
 9.  Fullerton Metrocenter           Fullerton      CA     Retail      $28,050,000   2.3%  242,080   $115.87  2.58x  53.6%   53.6%
------------------------------------------------------------------------------------------------------------------------------------
10.  Torrey Highlands Village Center San Diego      CA     Retail      $26,946,082   2.2%   89,986   $299.45  1.34x  72.4%   60.9%
------------------------------------------------------------------------------------------------------------------------------------
            TOTAL/WEIGHTED AVERAGE                                    $444,008,725  35.6%                     1.78X  67.5%   60.1%
------------------------------------------------------------------------------------------------------------------------------------

(1)  The loan is interest only for the initial 24 months of the loan term and thereafter is scheduled to amortize based upon a 336-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization.
(2)  The $49,936,265 loan represents a 31.3% pari passu portion of a
     $159,796,048 first mortgage loan. All Loan per Unit/SF, DSCR and LTV numbers presented in the table are based on the entire first mortgage loan.
(3)  The loan is interest only for the initial 36 months of the loan term and thereafter is scheduled to amortize based upon a 336-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization.
(4)  The loan is interest only for the initial 36 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization.
(5)  The $37,230,000 loan represents a 17.0% pari passu portion of a
     $219,000,000 first mortgage loan. All Loan per Unit/SF, DSCR and LTV numbers presented in the table are based on the entire first mortgage loan.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo
Brokerage Services, LLC and Morgan Stanley & Co. Incorporated (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement Regarding
Assumptions as to Securities, Pricing Estimates, and Other Information (the
"Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      D-8

                          $1,147,860,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-PWR5

V.       SUMMARY OF SPLIT LOAN STRUCTURES

---------------------------------------------------------------------------------------------------------------------------------
      PROPERTY NAME         RELATED NOTES IN LOAN                 WHETHER NOTE IS HELD                    HOLDER OF NOTE
                           GROUP (ORIGINAL BALANCE)               BY SERIES 2004-PWR5
                                                                       TRUST FUND
---------------------------------------------------------------------------------------------------------------------------------

Lincoln Square             Senior A Notes (pari passu with each other)
                         --------------------------------------------------------------------------------------------------------
                                 $60,000,000                               No                        BSCMSI Series 2004 - PWR4

                         --------------------------------------------------------------------------------------------------------
                                 $50,000,000                              Yes                        BSCMSI Series 2004 - PWR5

                         --------------------------------------------------------------------------------------------------------
                               $50,000,000 (4)                           No (4)                              BSCMI (4)
                         --------------------------------------------------------------------------------------------------------
                           Subordinate B Note
                         --------------------------------------------------------------------------------------------------------
                                     None                                 N/A                                   N/A
---------------------------------------------------------------------------------------------------------------------------------
                           Senior A Notes (pari passu with each other)
                         --------------------------------------------------------------------------------------------------------
World Apparel Center             $73,000,000                               No                         JPMCC Series 2004 - LN2

                         --------------------------------------------------------------------------------------------------------
                                 $73,000,000                               No                          Unrelated Third Party
                         --------------------------------------------------------------------------------------------------------
                                 $37,230,000                              Yes                        BSCMSI Series 2004 - PWR5

                         --------------------------------------------------------------------------------------------------------
                                 $35,770,000                               No                           MSC Series 2004-IQ8

                         --------------------------------------------------------------------------------------------------------
                           Subordinate B Note
                         --------------------------------------------------------------------------------------------------------
                                     None                                  No                                   N/A
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
      PROPERTY NAME         WHETHER NOTE IS LEAD                   CURRENT MASTER SERVICER                    CURRENT SPECIAL
                              SERVICER FOR THE                      FOR HOLDER OF NOTE (2)                SERVICER FOR HOLDER OF
                            ENTIRE LOAN GROUP (1)                                                                NOTE (3)
---------------------------------------------------------------------------------------------------------------------------------

Lincoln Square             Senior A Notes (pari passu with each other)
                         --------------------------------------------------------------------------------------------------------
                                     Yes                               Well Fargo Bank,                    ARCap Servicing, Inc.
                                                                     National Association
                         --------------------------------------------------------------------------------------------------------
                                     No                                Well Fargo Bank,                   Midland Loan Services,
                                                                     National Association                          Inc.
                         --------------------------------------------------------------------------------------------------------
                                     No                                    N/A (4)                                N/A (4)
                         --------------------------------------------------------------------------------------------------------
                           Subordinate B Note
                         --------------------------------------------------------------------------------------------------------
                                     N/A                                     N/A                                    N/A
---------------------------------------------------------------------------------------------------------------------------------
                           Senior A Notes (pari passu with each other)
                         --------------------------------------------------------------------------------------------------------
World Apparel Center                 Yes                               GMAC Commercial                     Lennar Partners, Inc.
                                                                     Mortgage Corporation
                         --------------------------------------------------------------------------------------------------------
                                     No                                    N/A (4)                                N/A (4)
                         --------------------------------------------------------------------------------------------------------
                                     No                                Well Fargo Bank,                   Midland Loan Services,
                                                                     National Association                          Inc.
                         --------------------------------------------------------------------------------------------------------
                                     No                                Well Fargo Bank,                   Midland Loan Services,
                                                                     National Association                          Inc.
                         --------------------------------------------------------------------------------------------------------
                           Subordinate B Note
                         --------------------------------------------------------------------------------------------------------
                                     No                                       No                                    No
---------------------------------------------------------------------------------------------------------------------------------

(1)  Indicates whether the pooling and servicing agreement for the trust that holds the relevant note or tranche is also the pooling and servicing agreement under which the entire loan group is principally serviced and administered.
(2)  Indicates the identity of the master servicer for the holder of the relevant note, whether or not the same entity is the master servicer under the pooling and servicing agreement under which the entire loan group is principally serviced and administered.
(3)  Indicates the identity of the special servicer for the holder of the relevant note, whether or not the same entity is the special servicer under the pooling and servicing agreement under which the entire loan group is principally serviced and administered.
(4)  Not yet securitized.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo
Brokerage Services, LLC and Morgan Stanley & Co. Incorporated (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement Regarding
Assumptions as to Securities, Pricing Estimates, and Other Information (the
"Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      D-9

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the globally offered series 2004-PWR5
Commercial Mortgage Pass-Through Certificates, class A-1, A-2, A-3, A-4, A-5,
X-2, B, C and D, will be available only in book-entry form.

         The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days'
settlement.

         Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between member organizations of
Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

         As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

         All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                                      E-1

         Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including October 1, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

         Since the settlement is taking place during New York business hours,
DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due
to time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including October 1, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

                                      E-2

         Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

           o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their
                Clearstream or Euroclear accounts, in accordance with the
                clearing system's customary procedures;

           o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry
                certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

           o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

           1.     from a non-U.S. holder that is classified as a corporation for
                  U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor
                  form);

           2.     from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor
                  form);

           3.     from a non-U.S. holder that is classified as a partnership for
                  U.S. federal income tax purposes, a duly completed and
                  executed IRS Form W-8IMY (or any successor form) with all
                  supporting documentation (as specified in the U.S. Treasury
                  Regulations) required to substantiate exemptions from
                  withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

           4.     from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

                (a)   if the intermediary is a "qualified intermediary" within
                      the meaning of section 1.1441-1(e)(5)(ii) of the U.S.
                      Treasury Regulations (a "qualified intermediary"), a duly
                      completed and executed IRS Form W-8IMY (or any successor
                      or substitute form)--

                      (i)    stating the name, permanent residence address and
                             qualified intermediary employer identification
                             number of the qualified intermediary and the
                             country under the laws of which the qualified
                             intermediary is created, incorporated or governed,

                      (ii)   certifying that the qualified intermediary has
                             provided, or will provide, a withholding statement
                             as required under section 1.1441-1(e)(5)(v) of the
                             U.S. Treasury Regulations,

                      (iii)  certifying that, with respect to accounts it
                             identifies on its withholding statement, the
                             qualified intermediary is not acting for its own
                             account but is acting as a qualified intermediary,
                             and

                                      E-3

                      (iv)   providing any other information, certifications, or
                             statements that may be required by the IRS Form
                             W-8IMY or accompanying instructions in addition to,
                             or in lieu of, the information and certifications
                             described in section 1.1441-1(e)(3)(ii) or
                             1.1441-1(e)(5)(v) of the U.S. Treasury Regulations;
                             or

                (b)   if the intermediary is not a qualified intermediary (a
                      "nonqualified intermediary"), a duly completed and
                      executed IRS Form W-8IMY (or any successor or substitute
                      form)--

                      (i)    stating the name and permanent residence address of
                             the nonqualified intermediary and the country under
                             the laws of which the nonqualified intermediary is
                             created, incorporated or governed,

                      (ii)   certifying that the nonqualified intermediary is
                             not acting for its own account,

                      (iii)  certifying that the nonqualified intermediary has
                             provided, or will provide, a withholding statement
                             that is associated with the appropriate IRS Forms
                             W-8 and W-9 required to substantiate exemptions
                             from withholding on behalf of such nonqualified
                             intermediary's beneficial owners, and

                      (iv)   providing any other information, certifications or
                             statements that may be required by the IRS Form
                             W-8IMY or accompanying instructions in addition to,
                             or in lieu of, the information, certifications, and
                             statements described in section 1.1441-1(e)(3)(iii)
                             or (iv) of the U.S. Treasury Regulations; or

           5.     from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form
                  W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

         All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the
U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

         In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

           o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

           o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

           o    can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations
                (e.g., a corporation or a financial institution such as a bank).

         This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                      E-4

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

     Consider carefully the risk factors beginning on page 2 in this prospectus.

     The securities to be issued are mortgage backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage
Securities Inc.

     Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

     (1) A new trust fund will be established to issue each series of certificates.

     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

THE CERTIFICATES--

     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                  The date of this prospectus is June 11, 2004.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

     o    this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     o    the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 108 of this prospectus under the caption
"Glossary."

                                        i

        Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity

                                       ii

                                       iii

                              SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

   TITLE OF CERTIFICATES.......................Commercial/Multifamily Mortgage Pass-Through Certificates,
                                               issuable in series.

   DEPOSITOR...................................Bear.Stearns Commercial Mortgage Securities Inc., a Delaware
                                               corporation. Our telephone number is (212) 272-2000.

   DESCRIPTION OF CERTIFICATES; RATINGS........The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of a segregated pool of commercial or
                                               multifamily mortgage loans, or mortgage-backed securities
                                               that evidence interests in, or that are secured by
                                               commercial or multifamily mortgage loans. Each class or
                                               certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating
                                               agencies at the date of issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                               (1)  the name of the servicer and special servicer, the
                                                    circumstances when a special servicer will be appointed
                                                    and their respective obligations (if any) to make
                                                    advances to cover delinquent payments on the assets of
                                                    the trust fund, taxes, assessments or insurance
                                                    premiums;

                                               (2)  the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed
                                                    securities;

                                               (3)  the identity and attributes of each class within a
                                                    series of certificates, including whether (and to what
                                                    extent) any credit enhancement benefits any class of a
                                                    series of certificates;

                                               (4)  the tax status of certificates; and

                                               (5)  whether the certificates will be eligible to be
                                                    purchased by investors subject to ERISA or will be
                                                    mortgage related securities for purposes of SMMEA.

                                       1

                                  RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR
YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o    the perceived liquidity of the offered certificates;

     o    their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o    prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates.
In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

                                       2

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL
PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON
THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF
REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR
INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o    The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o    Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than

                                       3

anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled
"Yield and Maturity Considerations."

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o    the likelihood that principal prepayments on the related mortgage loans will be made;

     o    the degree to which the rate of prepayments might differ from that originally anticipated;

     o    the likelihood of early optional termination of the related trust fund; or

     o    the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the

                                       4

delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of Credit Support" and "Ratings."

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO
COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT
IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section
4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal
Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX
CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o    generally will not be subject to offset by losses from other activities;

     o    will be treated as unrelated business taxable income for a tax-exempt holder; and

     o    will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT
ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.
However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

                                       5

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a
REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE
TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED
ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates.
Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by
DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES
TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o    changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o    increases in interest rates, real estate tax rates and other operating expenses;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    acts of God and other factors beyond the control of the servicer.

     In the case of mortgage loans that represent participation interests in a mortgage loan, the trustee's or the servicer's enforcement rights may be limited in the event of default by the related borrower.

                                       6

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by

     o    adverse changes in population and employment growth, which generally creates demand for office space,

     o    local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

     o    the quality and management philosophy of management,

     o    the attractiveness of the properties to tenants and their customers or clients,

     o    the attractiveness of the surrounding neighborhood, and

     o    the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline

                                       7

in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of

     o    a tenant's voluntary decision not to renew a lease,

     o    bankruptcy or insolvency of these tenants, or

     o    these tenant's general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY
CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND
CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

     o    adverse changes in consumer spending patterns;

     o    local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o    alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

     o    the quality and management philosophy of management;

     o    the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o    the public perception of the safety of customers, at shopping malls and shopping centers, for example;

     o    the need to make major repairs or improvements to satisfy the needs of major tenants; and

     o    if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

     SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL
PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL
HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY
AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE
LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o    the amount of rent that can be charged for rental units;

     o    tenants' ability to pay rent;

     o    timeliness of rent payments;

     o    occupancy levels without a corresponding decrease in
          expenses--occupancy and rent levels may also be affected by construction of additional housing units;

                                       8

     o    local military base closings;

     o    construction of additional housing units;

     o    company relocations and closings; and

     o    national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code.
However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o    rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o    the income restrictions on tenants imposed by Section 42 of the
          Internal Revenue Code may reduce the number of eligible tenants;

     o    some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
          Section 42 property; and

     o    a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE
SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT
BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a
tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares

                                       9

allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage
Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things,

     o    a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o    competition from other hotels and motels,

     o    increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o    dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that

     o    hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o    the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o    it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property;
          and

     o    future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on

                                       10

the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL
RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY
NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity.
Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    value of the related mortgaged property;

     o    the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o    the financial condition and operating history of the borrower and the related mortgaged property;

     o    tax laws and rent control laws, with respect to some residential properties;

     o    Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o    prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES
OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in

                                       11

this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls.
Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the
Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the
Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO
THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A
COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS. Each
mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY
BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability
Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of

                                       12

the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL
TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and
Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT
THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE
AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT
MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans--General."

     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like
"intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                                       13

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of the following:

     o    various types of multifamily or commercial mortgage loans or participations in those mortgage loans;

     o    pass-through certificates or other mortgage-backed securities ("MBS")
          that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund.
The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o    residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o    commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o    mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus

                                       14

supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including

     o    its age;

     o    its condition;

     o    its design, including floor sizes and layout;

     o    its access to transportation; and

          o    the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated
               building systems such as

          o    fiber optic cables,

          o    satellite communications or

     o    other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including

     o    labor cost and quality;

     o    tax environment; and

     o    quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

                                       15

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o    the ability to lease space in the properties;

     o    the ability of tenants to meet their lease obligations;

     o    the possibility of a significant tenant becoming bankrupt or insolvent; and

     o    fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant
factors determining the value and successful operation of a multifamily rental property include the following:

     o    location of the property;

     o    the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o    the physical attributes of the multifamily building, such as its age and appearance; and

     o    state and local regulations affecting the property.

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

                                       16

     Some states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A
cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize.
Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after

                                       17

that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.
Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.
Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage
Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage
Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics,
Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise

                                       18

affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties.
Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufactured Housing Community Properties and
Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include

     o    driveways;

     o    visitor parking;

     o    recreational vehicle and pleasure boat storage;

     o    laundry facilities;

     o    community rooms;

     o    swimming pools;

     o    tennis courts;

     o    security systems; and

     o    health clubs.

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided

                                       19

financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides.
Manufactured housing community properties also compete against alternative forms of residential housing, including

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.
Manufactured housing community properties and recreational vehicle parks are
"special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and
Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

                                       20

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating
Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o    it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o    it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o    the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, i.e., the cost of replacing the property at the date;

                                       21

     o    the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o    upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled
"Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are
susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o    have had individual principal balances at origination of not less than
          $25,000;

     o    have had original terms to maturity of not more than 40 years; and

     o    provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o    provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o    provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o    be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o    prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related

                                       22

prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

     1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     2. the type or types of property that provide security for repayment of the mortgage loans;

     3. the earliest and latest origination date and maturity date of the mortgage loans;

     4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value
Ratio of the mortgage loans;

     6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

     7. with respect to mortgage loans with adjustable mortgage rates ("ARM
Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

     8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

     9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service
Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios;
and

     10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

     Mortgage-backed securities included in a trust fund may include:

     o    mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

     o    certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by

                                       23

          a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement.
The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the
MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

     1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

     2. the original and remaining term to stated maturity of the MBS, if applicable;

     3. the pass-through or bond rate of the MBS or the formula for determining those rates;

     4.  the payment characteristics of the MBS;

     5.  the MBS issuer, MBS servicer and MBS trustee, as applicable;

     6.  a description of the credit support, if any;

     7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage
Loans--Mortgage Loan Information in Prospectus Supplements"; and

     10. the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in

                                       24

some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by one or more other types of credit support arrangements. Other types of credit support arrangements may include letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk Factors--Risks Relating to the Mortgage Loans--Credit
support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

                                       25

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

                                       26

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o    be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o    equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o    converting to a fixed rate loan and thereby locking in the rate; or

     o    taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We

                                       27

will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR")
prepayment model or the standard prepayment assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the

                                       28

underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.
A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative

                                       29

amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan.
Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o    whether the offered certificate was purchased at a premium or a discount; and

     o    the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and
Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

                                       30

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

     o    amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

     o    Excess Funds; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware
corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383
Madison Avenue, New York, New York 10179. Our telephone number is (212)
272-2000. We do not have, nor do we expect in the future to have, any significant assets.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                                       31

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o    provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o    are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

     o    are stripped principal certificates;

     o    are stripped interest certificates;

     o    provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o    provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o    provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.
As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer.
Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available
Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of

                                       32

certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the
Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of
Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates

                                       33

may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a

                                       34

series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     1.   the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

     2.   the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

     3.   the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

     4.   the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

     5.   if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

     6.   if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a
          certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

                                       35

     7.   information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

     8.   if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

     9.   if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     10.  the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

     11.  if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

     12.  the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

     13.  if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

     14.  to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a
certificateholder, you should review the section in the prospectus titled
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific

                                       36

information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing
Agreements--Events of Default," "--Rights upon Event of Default" and
"--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o    the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o    the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the

                                       37

American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants'
records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o    we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

                                       38

     o    we, at our option, notify DTC of our intent to terminate the book-entry system through DTC with respect to those certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the preceding sentence,
DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

     If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports to certificateholders as if you were a registered certificateholder, provided that you deliver a written certification to the trustee or another party to the pooling and servicing agreement for the related series in a prescribed form confirming your beneficial ownership in the offered certificates and you agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the internet website of the trustee or another party to the pooling and servicing agreement. The parties to each pooling and servicing agreement are required to recognize as certificateholders only those persons in whose names the certificates of a series are registered on the books and records of the trustee or another certificate registrar.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial
Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179,
Attention: J. Christopher Hoeffel.

                                       39

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o    the original mortgage note endorsed, without recourse, to the order of the trustee or a copy of that note together with a lost note affidavit and indemnity;

     o    the original or a copy of the mortgage instrument together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

     o    an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o    original or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

     o    an original or copy of the lender's title insurance policy or, if a title insurance policy has not been issued (subject to certain timing requirements), a written commitment "marked up" at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue a policy; and

     o    in those cases where applicable, the original or a copy of the related ground lease.

     Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian,

                                       40

will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.
Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o    the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o    the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related

                                       41

mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party.
Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o    the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o    applicable law; and

     o    the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o    maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    attempting to collect delinquent payments; supervising foreclosures;
          negotiating modifications; conducting property inspections on a periodic or other basis;

     o    managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property;
          and

     o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates

                                       42

may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement.
The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees.
Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled
"--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

     1.   all payments on account of principal, including principal prepayments, on the mortgage loans;

                                       43

     2.   all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3.   all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise
          (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     4.   any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     5.   any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies";

     6.   any amounts paid under any cash flow agreement, as described under
          "Description of the Trust Funds--MBS--Cash Flow Agreements";

     7.   all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties;
          Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under
          "Description of the Certificates--Termination" (all of the foregoing, also liquidation proceeds);

     8.   any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses";

     9.   to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

     10.  all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     11.  any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12.  any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.   to make distributions to you on each distribution date;

                                       44

     2.   to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

     3.   to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

     4.   to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

     5.   to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and
          (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     6.   if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause
          (3) above made by it and the servicing expenses described in clause
          (4) above incurred by it while the advances remain outstanding and unreimbursed;

     7.   to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under
          "--Realization Upon Defaulted Mortgage Loans";

     8.   to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters
          Regarding the Servicer and the Depositor";

     9.   if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

     10.  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under
          "--Regarding the Fees, Indemnities and Powers of the Trustee";

     11.  if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12.  if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

     13.  to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

                                       45

     14.  to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     15.  if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
          Consequences--Federal Income Tax Consequences for REMIC
          Certificates--Taxes That May Be Imposed on the REMIC Pool";

     16.  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

     17.  to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     18.  to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

     19.  to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o    affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o    in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o    adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o    a material default on the mortgage loan has occurred or a payment default is imminent;

     o    the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o    the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other

                                       46

actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal
Aspects of Mortgage Loans".

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related Mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

                                       47

     o   there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal
Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

     o   the Internal Revenue Service grants an extension of time to sell the property or

     o   the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section
860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the
extent that income the trust fund receives from an REO property is subject to an
REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax
Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."

                                       48

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o   that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

     o   that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard.
Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions.
Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for

                                       49

losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

     o   the replacement cost of the improvements less physical depreciation;
         and

     o   the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest

                                       50

shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will require, on or before a specified date in each year, the servicer to cause a firm of independent public accountants to furnish to the trustee a statement. The statement should provide that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit
Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, which may include the pooling and servicing agreement, was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, neither the Audit Program for Mortgages serviced for FHLMC, nor paragraph
4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each pooling and servicing agreement will also require, on or before a specified date in each year, the servicer to furnish to the trustee a statement signed by one or more officers of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

     o   the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o   a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o   breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o   any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

                                       51

     o   any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates.
However, indemnification will not extend to any loss, liability or expense:

     o   that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o   those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o   that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o   that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o   any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o   any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

o        some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement.
You may do so only if the following conditions have been met:

     o   you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than
         25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o   you shall have offered to the trustee reasonable indemnity; and

     o   the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o   to cure any ambiguity;

     o   to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

                                       53

     o   to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o   to comply with any requirements imposed by the Internal Revenue Code;
         or

     o   for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o   reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o   adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o   modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

CERTAIN LIMITATIONS ON THE RIGHTS OF CERTIFICATEHOLDERS

     Except as otherwise specified in the prospectus supplement for a series, no certificateholders of a series will have the right under the related pooling and servicing  agreement to institute any proceeding  with respect to that agreement unless:

     o   that holder previously has given to the trustee written notice of default;

     o   except in the case of a default by the trustee, certificateholders entitled to not less than 25% of the voting rights for that series have made written request upon the trustee to institute that proceeding in

                                       54

         its own name as trustee under the related pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     o   the trustee for 60 days has neglected or refused to institute any such proceeding.

     No trustee, however, will be under any obligations to exercise any of the trusts or powers vested in it by a pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the certificateholders for the related series, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking and/or trustee relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

ELIGIBILITY OF THE TRUSTEE

     Unless otherwise specified in the related prospectus supplement, the trustee under each pooling and servicing agreement each must at all times be a corporation, bank, trust company or association that:

     o   is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;

     o   has a combined capital and surplus of at least $50,000,000; and

     o   is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     The trustee for each series and any of its respective affiliates may hold certificates of the related series in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, each trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee for a series will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which that trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of that trustee.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer.
If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required

                                       55

to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

     o   constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o   constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

     o   may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       56

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o   the nature and amount of coverage under the credit support;

     o   any conditions to payment thereunder not otherwise described in this prospectus;

     o   the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o   the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o   a brief description of its principal business activities;

     o   its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o   if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o   its total assets, and its stockholders' equity or policyholders'
         surplus, if applicable, as of a date that will be specified in the prospectus supplement.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of

                                       57

subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form
8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so

                                       58

specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the
Servicemembers Civil Relief Act, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the

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mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States
courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the

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United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o   the foreclosure sale was held while the debtor was insolvent; and

     o   the price paid for the foreclosed property did not represent
         (reasonably equivalent value).

     Although the reasoning and result of Durrett in respect of the Bankruptcy
Code was rejected by the United States Supreme Court decision of BFP v.
Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled
"--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.
Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that,

                                       62

until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.
Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o   if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o   if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o   if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

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     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o   the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o   the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o   if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o   the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

     o   the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the
UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

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     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.

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Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

     o   adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

     o   that any percentage rent due under the lease will not decline substantially;

     o   that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o   that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy
Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The
Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity

                                       66

may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy
Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     On February 5, 2001, the United States Bankruptcy Court for the Northern
District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the
February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the
Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o   a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

     o   in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act,
a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or
PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

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     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing.
On September 30, 1996, President Clinton signed into law the "Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,"
which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.
The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the
CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and
Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be
no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail some expense.

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     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective
October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans

                                       69

originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o   the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

     o   the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter.
Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o   hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o   the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

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In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United
States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield
(the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

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             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code Section 860D.
A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each
REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader,
Wickersham & Taft LLP, our counsel, has advised us that in the firm's opinion, assuming:

     o   the making of such an election;

     o   compliance with the pooling and servicing agreement; and

     o   compliance with any changes in the law, including any amendments to the
         Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of
Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section
860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as either as a financial asset securitization investment trust, or FASIT, or as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the sections in this prospectus titled "--Federal Income Tax Consequences for FASIT Certificates" and "--Federal
Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code and assets described in
Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated.
However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the
Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to
the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code and, if transferred to a
FASIT pursuant to the rules relating to FASITs, "permitted assets" under Section
860L(c)(1)(G) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

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     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal
Revenue Code.

TIERED REMIC STRUCTURES

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs
("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
Revenue Code and, "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

QUALIFICATION AS A REMIC

     In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the
Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified
Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is purchased by the REMIC pool within a three-month period thereafter pursuant to a fixed price contract in effect on the startup day.

     Qualified mortgages include the following:

     o   whole mortgage loans, such as the mortgage loans;

     o   certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

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     o   regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made, or in a FASIT holding at least
         95% of its assets as qualified mortgages;

     o   loans secured by timeshare interests; and

     o   loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

However, in general:

     o   the fair market value of the real property securing the mortgage
         (including any buildings and structural components) must be at least
         80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

     o   substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o   in exchange for any qualified mortgage within a three-month period thereafter; or

     o   in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1.  a mortgage in default or as to which default is reasonably foreseeable;

     2.  a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3.  a mortgage that was fraudulently procured by the mortgagor; and

     4.  a mortgage that was not in fact principally secured by real property
         (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the
REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three

                                       74

months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced promptly and appropriately as payments on the mortgage loans are received.
Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

     o   one or more classes of regular interests; or

     o   a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue
Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for
REMIC status occurs inadvertently and in good faith, and disqualification of the
REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986
Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal
Revenue

                                       75

Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal
Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference
Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest.
Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the
1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro

                                       76

rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee
Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a) the sum of:

         o   the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated redemption price at maturity; and

         o   the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

     over:

     (b) the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o   the yield to maturity of the regular certificate at the issue date;

     o   events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o   the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular

                                       77

certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.
Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading
"--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o   the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o   the interest compounds or is payable at least annually at current values of;

     o   one or more qualified floating rates;

     o   a single fixed rate and one or more qualified floating rates;

     o   a single objective rate; or

     o   a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

                                       78

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o   it bears a rate that qualifies as a variable rate under the OID regulations:

         o   that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points); or

         o   that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

or:

     o   it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through
1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o   is exceeded by the then-current principal amount of the regular certificate; or

     o   in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

                                       79

     The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the
Treasury regulations are issued, market discount would accrue either:

     o   on the basis of a constant interest rate or

     o   in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.
Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue
Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The
1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives

                                       80

to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o   interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o   the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.
However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.
The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

     o   if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o   in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

                                       81

     o   to the extent that the gain does not exceed the excess, if any, of:

         o    the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

         o    the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction
(subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under
Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a

                                       82

residual certificateholder are determined by allocating the REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

     o   the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o   all bad loans will be deductible as business bad debts; and

     o   the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made.
Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the
REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of

                                       83

disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life.
However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

         A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC pool's basis in its assets. Regulations have been issued addressing the tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b)
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If a residual certificateholder sells or otherwise disposes of its residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of REMIC residual certificates should consult with their own tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of
REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular
Certificates--Original Issue Discount"

                                       84

and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under
"Taxation of Regular Certificates--Deferred Interest."

     Market Discount . The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section
1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated
redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of
Regular Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular
Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue
Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o   120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o   the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period.
Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

                                       85

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal
Revenue Code Section 511. In addition, REMIC taxable income is subject to 30%
withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual
Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under
Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o   the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer; and

     o   the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on the agent.
However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified
Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by the Disqualified
Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating

                                       86

the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o   the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman on its behalf); and

     o   the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o   the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o   the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The
REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o   the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

                                       87

     o   the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o   the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United
         States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     o   the present value of any consideration given to the transferee to acquire the interest;

     o   the present value of the expected future distributions on the interest;
         and

     o   the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

     o   the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

     o   the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer;
         and

     o   the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United
States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o   the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

                                       88

     o   the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the
REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the
REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o   if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o   in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of
Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

                                       89

MARK-TO-MARKET REGULATIONS

     Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a
100% rate. Prohibited transactions generally include:

     1.  the disposition of a qualified mortgage other than pursuant to:

         o    a substitution within two years of the startup day for a defective
              (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the startup day;

         o    foreclosure, default or imminent default of a qualified mortgage;

         o    bankruptcy or insolvency of the REMIC pool; or

         o    qualified (complete) liquidation;

     2.  the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

     3.  the receipt of compensation for services; or

     4.  the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell
REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the
REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o   during the three months following the startup day;

     o   if made to a qualified reserve fund by a residual certificateholder;

     o   if in the nature of a guarantee;

     o   if made to facilitate a qualified liquidation or clean-up call; and

     o   if as otherwise permitted in Treasury regulations yet to be issued.

                                       90

     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization
upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the
REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section
860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the
REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit
Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o   the appointment of the tax matters person as provided in the preceding sentence; and

     o   the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced.

     In the case of a REMIC pool, the deductions may include deductions under
Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC.
Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable

                                       91

portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a
REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or other pass-through entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is not a United
States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means a citizen or resident of the United
States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States
Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     The Treasury Department issued regulations which prescribe new certification requirements to establish exemptions from withholding, backup withholding and information reporting rules. The regulations are generally effective for distributions made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o   are not United States Persons; or

     o   are United States Persons and classified as partnerships under the
         Internal Revenue Code, if any of their beneficial owners are not
         United States Persons,

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will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section
3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments
(including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder complies with some reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the regular certificate, or the certificateholder is otherwise an exempt recipient under applicable provisions of the Internal Revenue Code. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates
(including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed
Treasury regulations, in which the REMIC pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue
Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above)
allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC
Certificates--Qualification as a REMIC."

             FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO
                         WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue
Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of
Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject

                                       93

to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, including deductions under Internal Revenue Code
Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal
Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped
Certificates" and "--Premium and Discount--Recharacterization of Servicing
Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

     1.  A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section
         7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property"
         within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

     2.  A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of
         Internal Revenue Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     3.  A standard certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Internal Revenue Code Section
         860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of Internal Revenue
         Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

                                       94

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income.
Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However,
Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders.
In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.
If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped
Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal
Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by

                                       95

the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue
Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

     o   if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o   in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o   we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o   the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates--Recharacterization of
         Servicing Fees" above); and

     o   certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard
Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General,"
subject to the limitation described therein.

                                       96

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section
7701(i).

     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal
Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated
interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

     o   the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
         Section 1273(a)(3); or

     o   no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax
         Consequences for REMIC Certificates--Taxation of Regular
         Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), "obligation[s]
principally secured by an interest in real property" within the meaning of
Internal Revenue Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest
(including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section
856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Original
Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include

                                       97

the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The
OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o   one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped
         Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o   as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o   a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

                                       98

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o   the amount of servicing compensation received by a master servicer or special servicer, and

     o   all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a
"trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o   a custodian of a person's account,

     o   a nominee, and

     o   a broker holding an interest for a customer in street name.

     These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the prospectus supplement relating to a particular series of certificates, an election may be made to treat the related trust fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts, or FASITs, within the meaning of Internal Revenue Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with some conditions. With respect to each series of

                                       99

FASIT certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will advise us that in the firm's opinion, assuming the making of such an election, compliance with the pooling and servicing agreement and compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury Regulations thereunder, each FASIT pool will qualify as a
FASIT. In that case, the regular certificates will be considered to be regular interests in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificate will be considered the ownership interest in the FASIT pool. The prospectus supplement for each series of certificates will indicate whether one or more
FASIT elections will be made with respect to the related trust fund.

     No final Treasury regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any trust fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the federal income tax consequences of the election.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States
Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the
Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Foreign
Investors--Regular Certificates."

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

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                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose some requirements on employee benefit plans, and on some other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries some general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and Section 4975 of the Internal Revenue
Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have some specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Internal Revenue
Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

     o   has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o   has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in Section 3(33) of
ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue
Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, whether or not subject to ERISA, and entities whose underlying assets include plan assets, is not significant.
For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on

                                      101

ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing
Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar
Law.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in
Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

                                LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as "mortgage related securities", called non-SMMEA certificates, under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

                                      102

     Generally, only classes of offered certificates that meet the following criteria will be "mortgage related securities" for purposes of SMMEA:

     o   are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

     o   are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in SMMEA;
         and

     o   are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on real estate.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities under applicable law.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities", but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in qualifying "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     o   federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
         without limitation as to the percentage of their assets represented thereby;

     o   federal credit unions may invest in those securities; and

     o   national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

In this connection, the Office of the Comptroller of the Currency, called the
OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In

                                      103

the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2).

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a
(December 1, 1998), "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the Federal Deposit Insurance
Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That policy statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying", and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as
"mortgage related securities", no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.

                                      104

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods.
The methods are as follows:

     o   by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o   by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o   through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans)
may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement.
The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

     o   that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o   that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
         Section 15 of the Securities Act, against some civil liabilities, including

                                      105

         liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

         If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear,
Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits can be inspected and copied at the
Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C.
20549 and the SEC's regional offices at 233 Broadway, New York, New York 10279, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois
60661. Copies of these materials can be obtained at prescribed rates from the
Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C.
20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov.

                 INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement.
Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue, New York,
New York 10179, Attention: J. Christopher Hoeffel (212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                      106

                                     REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the
SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      107

                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates
(other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates)
on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o   the United States, any of its state or political subdivisions;

     o   any foreign government;

     o   any international organization;

     o   any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan
         Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o   any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal
         Revenue Code Section 1381(a)(2)(C); and

     o   any organization, other than a farmers' cooperative described in
         Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code Section
         511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

                                      108

     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

     Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

     Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a
U.S. Person.

     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or
applicable Similar Law.

     Service -- The Internal Revenue Service.

     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     SMMEA -- The Secondary Market Mortgage Enhancement Act of 1984, as amended.

     U.S. Person -- The term "U.S. Person" means a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

     o   for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

     o   for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

                                      109

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is a
Microsoft Excel(1) file. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the
Mortgage Pool" in, and on Appendix B to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

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(1)   Microsoft Excel is a registered trademark of Microsoft Corporation